 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1996

                                                REGISTRATION NO. 333-00513
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         AMERICAN GENERAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         TEXAS                        6719                    74-0483432
    (STATE OR OTHER            (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF                INDUSTRIAL            IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
     ORGANIZATION)                  NUMBER)
                              2929 ALLEN PARKWAY
                             HOUSTON, TEXAS 77019
                                (713) 522-1111
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                              JON P. NEWTON, ESQ.
                       VICE CHAIRMAN AND GENERAL COUNSEL
                         AMERICAN GENERAL CORPORATION
                              2929 ALLEN PARKWAY
                               HOUSTON, TX 77019
                                (713) 522-1111
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                       COPIES OF ALL COMMUNICATIONS TO:
         SCOTT N. WULFE, ESQ.                 THEODORE J. KOZLOFF, ESQ.
        VINSON & ELKINS L.L.P.          SKADDEN, ARPS, SLATE, MEAGHER & FLOM
         2300 FIRST CITY TOWER                    919 THIRD AVENUE
         HOUSTON, TEXAS 77002                 NEW YORK, NEW YORK 10022
            (713) 758-2222                         (212) 735-3500

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       CROSS REFERENCE SHEET PURSUANT TO
        ITEM 501(B) OF REGULATION S-K, SHOWING THE LOCATION IN THE PROXY STATEMENT/PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF FORM S-4.

    S-4 ITEM NUMBER AND CAPTION         LOCATION IN PROXY STATEMENT/PROSPECTUS
    ---------------------------         --------------------------------------
A.INFORMATION ABOUT THE TRANSACTION.

 1.Forepart of Registration
     Statement and Outside Front      Outside Front Cover Page of Proxy
     Cover Page of Prospectus.......   Statement/Prospectus
 2.Inside Front and Outside Back
     Cover Pages of Prospectus......  Available Information; Incorporation of
                                       Certain Documents by Reference; Table of
                                       Contents
 3.Risk Factors, Ratio of Earnings
     to Fixed Charges and Other       Summary; Summary Historical Financial Data
     Information....................   of American General; Summary Historical
                                       Financial Data of Independent; Summary Pro
                                       Forma Per Share and Other Data; Risk
                                       Factors
 4.Terms of the Transaction.........  Summary; The Proposed Merger; Description
                                       of American General Capital Stock;
                                       Comparison of Shareholder Rights
 5.Pro Forma Financial Information..  *
 6.Material Contacts with the
     Company Being Acquired.........  Summary; The Proposed Merger
 7.Additional Information Required
     for Reoffering by Persons and
     Parties Deemed to be
     Underwriters...................  *
 8.Interests of Named Experts and
     Counsel........................  Legal Matters; Experts
 9.Disclosure of Commission Position
     on Indemnification for
     Securities Act Liabilities.....  *

B.INFORMATION ABOUT THE REGISTRANT.

10.Information With Respect to S-3    Incorporation of Certain Documents by
     Registrants....................   Reference; Certain Information Regarding
                                       American General; Selected Historical
                                       Financial Data of American General
11.Incorporation of Certain           Incorporation of Certain Documents by
     Information by Reference.......   Reference
12.Information With Respect to S-2
     or S-3 Registrants.............  *
13.Incorporation of Certain
     Information by Reference.......  *
14.Information With Respect to
     Registrants Other Than S-3 or
     S-2 Registrants................  *

    S-4 ITEM NUMBER AND CAPTION         LOCATION IN PROXY STATEMENT/PROSPECTUS
    ---------------------------         --------------------------------------
C.INFORMATION ABOUT THE COMPANY BEING ACQUIRED.

15.Information With Respect to S-3    Incorporation of Certain Documents by
     Companies......................   Reference; Certain Information Regarding
                                       Independent; Selected Historical Financial
                                       Data of Independent
16.Information With Respect to S-2
     or S-3 Companies...............  *
17.Information With Respect to
     Companies Other Than S-2 or S-3
     Companies......................  *

D.VOTING AND MANAGEMENT INFORMATION.

18.Information if Proxies, Consents   Cover Page of Proxy Statement/Prospectus;
     or Authorizations Are to be       Incorporation of Certain Documents by
     Solicited......................   Reference; Summary; The Special Meeting;
                                       The Proposed Merger; Other Matters
19.Information if Proxies, Consents
     or Authorizations Are Not to be
     Solicited, or in an Exchange
     Offer..........................  *

--------
* Omitted because not required, inapplicable or answer is negative.

              [LOGO OF INDEPENDENT INSURANCE GROUP APPEARS HERE]

                                                          January 31, 1996

Dear Fellow Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of Independent Insurance Group, Inc. ("Independent"), to be held at the principal executive offices of Independent, One Independent Drive, Jacksonville, Florida 32276, at 10:00 a.m., local time, on February 29, 1996, and any adjournment or postponement thereof (the "Special Meeting"). A Notice of the Special Meeting, a proxy card, and a Proxy Statement/Prospectus containing information about the matters to be acted upon are enclosed. All holders of outstanding shares of Independent's voting common stock, par value $1.00 per share ("Independent Voting Common Stock"), and Independent's non-voting common stock, par value $1.00 per share ("Independent Non-Voting Common Stock") ("Independent Voting Common Stock" and "Independent Non-Voting Common Stock" are collectively referred to as the "Independent Common Stock"), as of the close of business on January 8, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting.

  At the Special Meeting, Independent's shareholders will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 19, 1995 and as amended as of January 25, 1996 (the "Merger Agreement"), by and among Independent, American General Corporation, a Texas corporation ("American General"), and AGC Life Insurance Company, a Missouri corporation and a wholly-owned subsidiary of American General ("AGC Life"). Pursuant to the Merger Agreement, Independent would be merged (the "Merger") with and into AGC Life, which would continue in existence as a wholly-owned subsidiary of American General.

  In the Merger, and as more fully described in the accompanying Proxy Statement/Prospectus and in the Merger Agreement included as an annex thereto, each share of Independent Common Stock outstanding prior to the effective time of the Merger (other than dissenting shares) will be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction (the "Exchange Ratio") of a share of common stock (together with the attached American General Preferred Share Purchase Rights), par value $.50 per share ("American General Common Stock"), of American General (the "Common Stock Consideration"), calculated by dividing (x) $27.50 by (y) the average of the closing sales prices of American General Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape during the ten consecutive NYSE trading days ending on (and including) the fifth NYSE trading day prior to the effective time of the Merger; (ii) a fraction of a share of 7% convertible preferred stock, par value $1.50 per share ("American General 7% Convertible Preferred Stock"), of American General (the "Convertible Preferred Stock Consideration"), equal to the Exchange Ratio; or (iii) cash in the amount of $27.50 (the "Cash Price"), without any interest thereon (the "Cash Consideration"). (Common Stock Consideration and Convertible Preferred Stock Consideration are collectively referred to as the "Stock Consideration.") Independent shareholders will be entitled to elect to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration with respect to shares held by them, but such elections will be subject to certain allocation procedures described more fully in the accompanying Proxy Statement/Prospectus and in the Merger Agreement included as an annex thereto, which provide generally that (i) no more than 50% of the Independent Common Stock may be converted into Cash Consideration and (ii) no more than 50% of the Independent Common Stock may be converted into Convertible Preferred Stock Consideration. The Merger is intended to qualify as a tax-free transaction to American General, AGC Life, Independent and, except to the extent they receive cash in the Merger, the Independent shareholders.

  The accompanying Proxy Statement/Prospectus provides a detailed description of the proposed Merger. We urge you to read and consider it carefully. A Form of Election/Letter of Transmittal with which you can elect to

                    Independent Insurance Group, Inc.

            One Independent Drive, Jacksonville, Florida 32276 receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration in exchange for your Independent Common Stock is being mailed to holders of record of Independent Common Stock with the accompanying Proxy Statement/Prospectus.

  American General, with assets of $60 billion and shareholders' equity of $5.5 billion as of September 30, 1995, is one of the nation's largest diversified financial services organizations. Headquartered in Houston, it is a leading provider of retirement annuities, consumer loans, and life insurance.

  INDEPENDENT'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The Board reached this decision after careful consideration of a number of factors, including the opinion of Alex. Brown & Sons Incorporated, Independent's financial advisor, to the effect that the consideration to be issued in the Merger is fair to Independent shareholders from a financial point of view. The full opinion of Alex. Brown, dated as of the date of the accompanying Proxy Statement/Prospectus, is included as Annex B to the accompanying Proxy Statement/Prospectus, and shareholders are urged to read the opinion in its entirety.

  The affirmative votes of (i) the holders of a majority of the shares of Independent Non-Voting Common Stock entitled to vote and (ii) the holders of a majority of the shares of Independent Voting Common Stock entitled to vote are required to approve the Merger Agreement. Each share of Independent Non-Voting Common Stock is entitled to one vote with respect to the approval and adoption of the Merger Agreement at the Special Meeting. Each share of Independent Voting Common Stock is entitled to one vote on all matters presented at the Special Meeting.

  In view of the importance of the action to be taken at the Special Meeting, we urge you to read the enclosed material carefully and to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope whether or not you plan to attend the Special Meeting. If you attend the Special Meeting, you may vote your shares personally whether or not you have previously submitted a proxy. Your prompt cooperation will be greatly appreciated.

                                          Sincerely yours,

                                          /s/ Wilford C. Lyon, Jr.

                                          Wilford C. Lyon, Jr.
                                          Chairman of the Board and Chief
                                           Executive Officer

  If you have questions or need assistance in voting your shares, you should contact Georgeson & Company Inc. at the phone numbers listed below.

                                     LOGO
                [Logo of Georgeson & Company Inc. appears here]

                               Wall Street Plaza
                           New York, New York 10005
                        Call Toll Free: (800) 223-2064
                In New York State, Call Collect: (212) 509-6240

                       INDEPENDENT INSURANCE GROUP, INC.
                             ONE INDEPENDENT DRIVE
                          JACKSONVILLE, FLORIDA 32276

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 29, 1996

                               ----------------

To The Shareholders of
Independent Insurance Group, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Independent Insurance Group, Inc., a Florida corporation ("Independent"), will be held on February 29, 1996, at 10:00 a.m., local time, at the principal executive offices of Independent, One Independent Drive, Jacksonville, Florida 32276, and any adjournments or postponements thereof (the "Special Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 19, 1995 and as amended as of January 25, 1996 (the "Merger Agreement"), by and among Independent, American General Corporation, a Texas corporation ("American General"), and AGC Life Insurance Company, a Missouri corporation and a wholly-owned subsidiary of American General ("AGC Life"). Pursuant to the Merger Agreement, Independent would be merged (the "Merger") with and into AGC Life, which would continue in existence as a wholly-owned subsidiary of American General. In the Merger, and as more fully described in the accompanying Proxy Statement/Prospectus and in the Merger Agreement included as an annex thereto, each share of Independent voting common stock, par value $1.00 per share ("Independent Voting Common Stock"), and each share of Independent non-voting common stock, par value $1.00 per share ("Independent Non-Voting Common Stock"), outstanding prior to the effective time of the Merger (other than dissenting shares) will be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction (the "Exchange Ratio") of a share of common stock (together with the attached American General Preferred Share Purchase Rights), par value $.50 per share ("American General Common Stock"), of American General (the "Common Stock Consideration"), calculated by dividing
  (x) $27.50 by (y) the average of the closing sales prices of American General Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape during the ten consecutive NYSE trading days ending on (and including) the fifth NYSE trading day prior to the effective time of the Merger; (ii) a fraction of a share of 7% convertible preferred stock, par value $1.50 per share ("American General 7% Convertible Preferred Stock") of American General (the "Convertible Preferred Stock Consideration"), equal to the Exchange Ratio; or (iii) cash in the amount of $27.50 (the "Cash Price"), without any interest thereon (the "Cash Consideration"). (Common Stock Consideration and Convertible Preferred Stock Consideration are collectively referred to as the "Stock Consideration.") Independent shareholders will be entitled to elect to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration with respect to shares held by them, but such elections will be subject to certain allocation procedures described more fully in the accompanying Proxy Statement/Prospectus and in the Merger Agreement included as an annex thereto, which provide generally that (i) no more than 50% of the Independent Common Stock may be converted into Cash Consideration and (ii) no more than 50% of the Independent Common Stock may be converted into Convertible Preferred Stock Consideration.

    2. To transact such other business as may properly come before the Special Meeting.

  Only holders of record of shares of Independent Voting Common Stock and Independent Non-Voting Common Stock as of the close of business on January 8, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. The list of Independent shareholders entitled to vote at the Special Meeting will be available for examination for ten days prior to the Special Meeting at the principal executive offices of Independent, One Independent Drive, Jacksonville, Florida 32276.

  Holders of Independent Voting Common Stock who object to the Merger will be entitled to dissenters' rights in accordance with the Florida Business Corporation Act ("FBCA"). A copy of the relevant provisions of the FBCA is included as Annex C to the enclosed Proxy Statement/Prospectus.

  YOUR VOTE IS IMPORTANT. PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ADDRESSED ENVELOPE ENCLOSED.

                                          By Order of the Board of Directors

                                          /s/ Kendall G. Bryan
                                          Kendall G. Bryan
                                          Secretary

                                          January 31, 1996

                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.
    FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROXY STATEMENT/PROSPECTUS SHALL NOT CONSTITUTE AN + +OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY + +SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR +
+SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE       +
+SECURITIES LAWS OF ANY SUCH STATE.                                            +
+                                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

               SUBJECT TO COMPLETION DATED JANUARY 31, 1996

                       INDEPENDENT INSURANCE GROUP, INC.
                                PROXY STATEMENT

                                  ----------

                          AMERICAN GENERAL CORPORATION
                                   PROSPECTUS

                                  ----------

  This Proxy Statement and Prospectus ("Proxy Statement/Prospectus") relates to the proposed merger (the "Merger") of Independent Insurance Group, Inc., a Florida corporation ("Independent"), with and into AGC Life Insurance Company ("AGC Life"), a Missouri corporation and wholly-owned subsidiary of American General Corporation, a Texas corporation ("American General"), pursuant to an Agreement and Plan of Merger, dated as of October 19, 1995 and as amended as of January 25, 1996 (the "Merger Agreement"), by and among Independent, American General and AGC Life.

  In the Merger, Independent would be merged with and into AGC Life, which would continue in existence as a wholly-owned subsidiary of American General, and each share of Independent's voting common stock, par value $1.00 per share ("Independent Voting Common Stock"), and each share of Independent's non-voting common stock, par value $1.00 per share ("Independent Non-Voting Common Stock" and, together with the "Independent Voting Common Stock," the "Independent Common Stock"), outstanding prior to the Merger (other than dissenting shares), will be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction (the "Exchange Ratio") of a share of common stock (together with the attached American General Preferred Share Purchase Rights), par value $.50 per share ("American General Common Stock"), of American General (the "Common Stock Consideration"), calculated by dividing (x) $27.50 by (y) the average of the closing sales prices of American General Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape during the ten consecutive NYSE trading days (each, a "Trading Day") ending on (and including) the fifth Trading Day prior to the effective time of the Merger (the "Average Closing Price"); (ii) a fraction of a share of 7% convertible preferred stock, par value $1.50 per share ("American General 7% Convertible Preferred Stock" and, together with the American General Common Stock, the "American General Stock"), of American General (the "Convertible Preferred Stock Consideration"), equal to the Exchange Ratio; or (iii) cash in the amount of $27.50 (the "Cash Price"), without any interest thereon (the "Cash Consideration"). (Common Stock Consideration and Convertible Preferred Stock Consideration are collectively referred to as "Stock Consideration" and Stock Consideration and Cash Consideration are collectively referred to as "Merger Consideration.") Independent shareholders will be entitled to elect to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration with respect to shares held by them, but such elections will be subject to certain allocation procedures described more fully in this Proxy Statement/Prospectus and in the Merger Agreement included as an annex hereto, which provide generally that (i) no more than 50% of the Independent Common Stock may be converted into Cash Consideration, and (ii) no more than 50% of the Independent Common Stock may be converted into Convertible Preferred Stock Consideration.

  On January 26, 1996, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of the American General Common Stock as reported on the NYSE Composite Tape was $35.88 per share and the closing price of the Independent Non-Voting Common Stock as reported by the Nasdaq National Market was $27.06 per share. There is no established trading market for the American General 7% Convertible Preferred Stock or the Independent Voting Common Stock.

  This Proxy Statement/Prospectus constitutes both the proxy statement of Independent relating to the solicitation of proxies by its Board of Directors for use at a special meeting of Independent shareholders to be held on February 29, 1996 to approve the Merger (the "Special Meeting") and the prospectus of American General included as part of a Registration Statement filed with the Securities and Exchange Commission (the "Commission") with respect to (i) the shares of American General Common Stock (including the attached American General Preferred Share Purchase Rights) and American General 7% Convertible Preferred Stock issuable in the Merger to holders of Independent Common Stock; and (ii) the shares of American General Common Stock (including the attached American General Preferred Share Purchase Rights) issuable upon conversion of the American General 7% Convertible Preferred Stock.

  A Form of Election/Letter of Transmittal with which Independent shareholders can elect to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration for their Independent shares is enclosed with this Proxy Statement/Prospectus.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being sent to Independent shareholders on or about January 31, 1996.

  IN REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INDEPENDENT SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS."

                                  ----------

 THE SECURITIES  TO WHICH  THIS PROXY  STATEMENT/PROSPECTUS RELATES  HAVE  NOT
  BEEN APPROVED OR  DISAPPROVED BY  THE SECURITIES  AND EXCHANGE  COMMISSION,
   ANY STATE SECURITIES  COMMISSION OR ANY  STATE INSURANCE DEPARTMENT,  NOR
    HAS THE  SECURITIES  AND  EXCHANGE  COMMISSION,  ANY  STATE  SECURITIES
     COMMISSION  OR  ANY  STATE  INSURANCE  DEPARTMENT  PASSED  UPON   THE
      ACCURACY  OR  ADEQUACY  OF  THIS  PROXY  STATEMENT/PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

     THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JANUARY 31, 1996.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN GENERAL OR INDEPENDENT. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF AMERICAN GENERAL OR INDEPENDENT SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. HOWEVER, IF ANY MATERIAL CHANGE OCCURS DURING THE PERIOD THAT THIS PROXY STATEMENT/PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROXY STATEMENT/PROSPECTUS WILL BE AMENDED AND SUPPLEMENTED ACCORDINGLY. ALL INFORMATION REGARDING AMERICAN GENERAL AND ITS SUBSIDIARIES IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN SUPPLIED BY AMERICAN GENERAL, AND ALL INFORMATION REGARDING INDEPENDENT AND ITS SUBSIDIARIES IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN SUPPLIED BY INDEPENDENT.

                             AVAILABLE INFORMATION

  American General and Independent are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith each files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, materials filed by American General may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104, and materials filed by Independent may be inspected at the offices of the Nasdaq National Market, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

  American General has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of American General Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                               ----------------

   FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR
      DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH
        CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE
                    ACCURACY OR ADEQUACY OF THIS DOCUMENT.

                               ----------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission by American General (File No. 1-7981) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    (1) Annual Report on Form 10-K for the fiscal year ended December 31,
  1994.

    (2) Proxy Statement relating to American General's 1995 annual meeting of shareholders.

    (3) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

    (4) Current Reports on Form 8-K dated February 14, 1995, March 22, 1995, April 14, 1995, May 9, 1995, June 21, 1995, July 14, 1995, August 23, 1995,
  August 24, 1995, October 20, 1995, October 26, 1995 and November 13, 1995.

    (5) The description of American General Common Stock contained in the Registration Statement on Form 8-B dated June 25, 1980, as amended by Amendment No. 1 on Form 8 dated December 22, 1983.

    (6) The description of American General Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A dated July 31, 1989, as amended by Amendment No. 1 on Form 8 dated August 7, 1989.

    (7) All documents subsequently filed by American General pursuant to
  Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the later of the last possible date on which elections may be made as described herein or the date of the final adjournment of the Special Meeting.

  The following documents filed with the Commission by Independent (File No. 0-9649) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    (1) Annual Report on Form 10-K for the fiscal year ended December 31,
  1994.

    (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

    (3) Current Report on Form 8-K dated November 2, 1995.

    (4) All documents subsequently filed by Independent pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the later of the last possible date on which elections may be made as described herein or the date of the final adjournment of the Special Meeting.

  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO AMERICAN GENERAL AND INDEPENDENT WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON. REQUESTS FOR SUCH DOCUMENTS RELATING TO AMERICAN GENERAL SHOULD BE DIRECTED TO AMERICAN GENERAL CORPORATION, 2929 ALLEN PARKWAY, HOUSTON, TEXAS 77019-2155, ATTENTION: INVESTOR RELATIONS, TELEPHONE NUMBER (713) 831-1949; AND DOCUMENTS RELATING TO INDEPENDENT SHOULD BE DIRECTED TO INDEPENDENT INSURANCE GROUP, INC., ONE INDEPENDENT DRIVE, JACKSONVILLE, FLORIDA 32276-3902, ATTENTION: INVESTOR RELATIONS, TELEPHONE NUMBER (904) 358-5470. TO ASSURE TIMELY DELIVERY OF SUCH DOCUMENTS, REQUESTS FOR SUCH DOCUMENTS SHOULD BE MADE NO LATER THAN FEBRUARY 22, 1996.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
AVAILABLE INFORMATION......................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................    3
SUMMARY OF PROXY STATEMENT/PROSPECTUS                                          6
 The Companies.............................................................    6
 The Special Meeting.......................................................    7
 The Proposed Merger.......................................................    9
SUMMARY HISTORICAL FINANCIAL DATA OF AMERICAN GENERAL......................   20
SUMMARY HISTORICAL FINANCIAL DATA OF INDEPENDENT...........................   21
SUMMARY PRO FORMA PER SHARE AND OTHER DATA.................................   22
CERTAIN INFORMATION REGARDING AMERICAN GENERAL.............................   24
 General...................................................................   24
 Recent Developments.......................................................   24
 Retirement Annuities......................................................   25
 Consumer Finance..........................................................   26
 Life Insurance............................................................   26
SELECTED HISTORICAL FINANCIAL DATA OF AMERICAN GENERAL.....................   28
CERTAIN INFORMATION REGARDING INDEPENDENT..................................   30
 General...................................................................   30
 Recent Developments.......................................................   30
 Subsidiaries..............................................................   30
 Products and Services.....................................................   30
SELECTED HISTORICAL FINANCIAL DATA OF INDEPENDENT..........................   31
SELECTED PRO FORMA PER SHARE AND OTHER DATA................................   33
MARKET PRICE DATA AND DIVIDENDS............................................   35
RISK FACTORS...............................................................   37
 Absence of Prior Public Trading Market for American General 7% Convertible
  Preferred Stock..........................................................   37
 Uncertainty as to Trading Market and Liquidity for American General 7%
  Convertible Preferred Stock after the Merger.............................   37
 Less Equity Appreciation for American General 7% Convertible Preferred
  Stock....................................................................   37
 Determination of Exchange Ratio...........................................   38
 Tax Consequences Involved in Making Elections.............................   38
THE SPECIAL MEETING........................................................   39
 General...................................................................   39
 Record Date...............................................................   39
 Quorum....................................................................   39
 Votes Required; Voting Rights.............................................   39
 Dissenters' Rights........................................................   40
 Solicitation of Proxies...................................................   40
THE PROPOSED MERGER........................................................   42
 General...................................................................   42

                                                                           PAGE
                                                                           ----
 Closing; Effective Time..................................................  42
 Conversion of Shares.....................................................  42
 Fractional Shares........................................................  42
 Shareholder Elections....................................................  42
 Certain Election Considerations..........................................  43
 Procedures for Shareholder Elections.....................................  43
 Allocation Rules.........................................................  44
   Allocation of Cash Available for Election..............................  44
   Allocation of American General 7% Convertible Preferred Stock Available
    for Election..........................................................  45
   Order of Allocation....................................................  46
   Illustration of Potential Unfavorable Effects of Allocation
    Procedures............................................................  46
   Submission of Multiple Election Forms..................................  46
 Exchange of Certificates.................................................  47
 Background of the Merger.................................................  47
 Recommendation of the Independent Board and Independent's Reasons for
  the Merger..............................................................  50
 Opinion of Independent's Financial Advisor...............................  51
   Independent Non-Voting Common Stock Performance........................  52
   Analysis of Selected Mergers and Acquisitions..........................  52
   Analysis of Purchase Price Premiums to Market Price....................  53
   Analysis of Selected Publicly Traded Companies.........................  53
   Analysis of American General 7% Convertible Preferred Stock............  54
   American General Common Stock Price Analysis...........................  54
   Other..................................................................  55
 American General's Reasons for the Merger................................  56
 Interests of Certain Persons in the Merger...............................  56
   General................................................................  56
   Indemnification of Independent's Directors and Officers................  56
   Severance Plan.........................................................  56
   Transition Incentive Compensation Agreements...........................  56
   Accelerated Vesting of Pensions........................................  57
 Plans for Independent after the Merger...................................  57
 The Merger Agreement.....................................................  57
   The Merger.............................................................  57
   Directors and Officers.................................................  57
   Charter and Bylaws.....................................................  57
   Representations and Warranties.........................................  58
   Conduct of Business Pending the Merger.................................  58
   Filings and Other Actions..............................................  60
   Other Acquisition Proposals............................................  60
   Expenses...............................................................  61
   Indemnification and Insurance..........................................  61
   Conditions to the Merger...............................................  61
   Termination............................................................  62

                                                                           PAGE
                                                                           ----
 Accounting Treatment.....................................................  64
 Regulatory Filings and Approvals.........................................  64
   Approval by Insurance Regulators.......................................  65
   Antitrust..............................................................  65
 State Anti-Takeover Statutes.............................................  65
 Operations After the Merger..............................................  66
 Certain Federal Income Tax Consequences of the Merger....................  66
   Receipt of Only American General Stock.................................  66
   Receipt of Cash and American General Stock.............................  67
   Receipt of Only Cash...................................................  67
   Additional Considerations..............................................  67
 Restrictions on Sales of Shares by Affiliates............................  69
 Stock Exchange Listing...................................................  69
 Dissenters' Rights.......................................................  69
DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK.............................  72
 American General Common Stock............................................  72
 American General Preferred Stock.........................................  72
 American General Preferred Share Purchase Rights.........................  73
 American General 7% Convertible Preferred Stock..........................  74
   General................................................................  74
   Dividends..............................................................  75
   Mandatory Conversion...................................................  76
   Redemption at the Option of American General...........................  76
   Conversion at the Option of the Holder.................................  78
   Conversion Adjustments.................................................  78
   Adjustment for Certain Mergers and Other Transactions..................  79
   Fractional Shares......................................................  80
   Liquidation Rights.....................................................  80
   Voting Rights..........................................................  80
   Miscellaneous..........................................................  82
 American General Series A Preferred Securities and Preferred Stock.......  82
 Certain Federal Income Tax Aspects Relating to the Ownership and
  Disposition of American General Common Stock and American General 7%
  Convertible Preferred Stock.............................................  84
   Dividends..............................................................  84
   Conversion.............................................................  85
   Adjustment of Conversion Price.........................................  85
   Back-Up Withholding....................................................  85
DESCRIPTION OF INDEPENDENT CAPITAL STOCK..................................  86
 General..................................................................  86
 Independent Voting Common Stock and Independent Non-Voting Common
 Stock....................................................................  86

                                                                           PAGE
                                                                           ----
 Independent Preferred Stock.............................................   87
 Shareholders' Agreement.................................................   87
 Exchange Agreements.....................................................   88
 Florida Anti-Takeover Law and Certain Charter Provisions................   88
   Dual Classes of Independent Common Stock..............................   88
   Restrictions on Transfers of Independent Voting Common Stock..........   88
   Independent Preferred Stock...........................................   88
   Florida Affiliated Transactions Statute...............................   88
   Florida Control-Share Acquisitions Statute............................   89
 Transfer Agent and Registrar............................................   90
COMPARISON OF SHAREHOLDER RIGHTS.........................................   90
 Authorized Capital Stock................................................   90
 Voting Rights...........................................................   91
 American General Preferred Share Purchase Rights........................   91
 Amendments to Charter and Bylaws........................................   91
 Preemptive Rights; Cumulative Voting....................................   91
 Boards of Directors.....................................................   91
 Removal of Directors....................................................   92
 Newly-Created Directorships and Vacancies...............................   92
 Nomination of Directors.................................................   92
 Shareholder Proposals...................................................   93
 Special Meetings of the Shareholders....................................   93
 Shareholder Action by Written Consent...................................   93
 Vote Required for Mergers...............................................   94
 Vote Required for Sales of Assets.......................................   94
 Anti-Takeover Statutes..................................................   95
 Dissenters' Rights......................................................   95
 Limitation on Director's Liability......................................   95
 Indemnification.........................................................   96
SECURITY OWNERSHIP.......................................................   97
 Security Ownership of Certain Beneficial Owners of American General.....   97
 Security Ownership of Certain Beneficial Owners, Directors and
  Management of Independent..............................................   98
LEGAL MATTERS............................................................   99
EXPERTS..................................................................   99
ANNEX A Agreement and Plan of Merger, dated as of October 19, 1995 and as amended as of January 25, 1996, by and among Independent Insurance
 Group, Inc., American General Corporation and AGC Life Insurance Company
ANNEX B Opinion of Alex. Brown & Sons Incorporated
ANNEX C Excerpts from the Florida Business Corporation Act Relating to
 Dissenters' Rights

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. It is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Annexes hereto which are a part of this Proxy Statement/Prospectus. Shareholders are encouraged to read carefully all of the information contained in this Proxy Statement/Prospectus.

  INDEPENDENT SHAREHOLDERS SHOULD CONSIDER CAREFULLY THE INFORMATION SET FORTH HEREIN UNDER THE HEADING "RISK FACTORS" IN ADDITION TO THE OTHER INFORMATION PRESENTED HEREIN.

THE COMPANIES

American General Corporation......  American General is one of the largest di-
                                     versified financial services organizations in the United States, with assets of $60 billion and shareholders' equity of $5.5 billion as of September 30, 1995. Head-quartered in Houston, Texas, it is a lead-ing provider of retirement annuities, con-sumer loans and life insurance to over eight million households. American General was incorporated as a general business corporation under the laws of the State of Texas in 1980 and is the successor to American General Insurance Company, an in-surance company incorporated under the laws of the State of Texas in 1926. The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its tele-phone number is (713) 522-1111. See "CER-TAIN INFORMATION REGARDING AMERICAN GENER-AL."

AGC Life Insurance Company........  AGC Life is a direct, wholly-owned subsidi-
                                     ary of American General. AGC Life was or-ganized under the laws of the State of Missouri in 1982 by American General to serve as an insurance holding company and is engaged in owning insurance subsidiar-ies and issuing and reinsuring insurance policies. The statutory home office of AGC Life is located at 222 Monroe Street, Jef-ferson City, Missouri 65101, and the mail-ing address of AGC Life is American Gen-eral Center, Nashville, Tennessee 37250-0001. Its telephone number is (615) 749-1000. See "CERTAIN INFORMATION REGARDING AMERICAN GENERAL."

Independent Insurance Group,        Independent, with assets of $1.4 billion
Inc...............................   and shareholders' equity of $336 million
                                     as of September 30, 1995, is the parent
                                     company for a group of operating subsidi-aries engaged in the sale and servicing of life, accident and health, and property and casualty insurance products. Independ-ent's operations are concentrated in the southeastern United States. Independent's operating subsidiaries are among the lead-ing providers in the United States of in-surance products utilizing the home serv-ice distribution method. According to the Life Insurers Conference,

                                     Independent ranks among the top ten compa-nies using the home service distribution method in terms of number of agencies, premiums and total assets. Independent was incorporated as a general business corpo-ration under the laws of the State of Florida in 1980 to serve as the parent of The Independent Life and Accident Insur-ance Company ("Independent Life"), an in-surance company incorporated under the laws of the State of Florida in 1920. The principal executive offices of Independent are located at One Independent Drive, Jacksonville, Florida 32276, and its tele-phone number is (904) 358-5151. See "CER-TAIN INFORMATION REGARDING INDEPENDENT."

Trading Markets and Market Price    Shares of Independent Non-Voting Common
Data..............................   Stock are listed and traded on the Nasdaq
                                     National Market under the symbol "INDHK."
                                     There is no established trading market for the Independent Voting Common Stock.
                                     Shares of American General Common Stock
                                     are listed and traded on the NYSE, the Pa-cific Stock Exchange, the London Stock Ex-change, the Basel Stock Exchange, the Ge-neva Stock Exchange and the Zurich Stock
                                     Exchange under the symbol "AGC." There are currently no issued or outstanding shares of American General 7% Convertible Pre-ferred Stock. The closing price of Inde-pendent Non-Voting Common Stock on July
                                     12, 1995, the last full trading day prior to the announcement by Independent that it was undertaking efforts to maximize share-holder value, as reported by the Nasdaq
                                     National Market, was $14 per share. The
                                     closing price of Independent Non-Voting
                                     Common Stock on October 18, 1995, the last full trading day prior to the public an-nouncement of the Merger, as reported by the Nasdaq National Market, was $23 per share. The closing price of American Gen-eral Common Stock on October 18, 1995, the last full trading day prior to the public announcement of the Merger, as reported by the NYSE Composite Tape, was $38.13 per share. On January 26, 1996, the most re-cent practicable date prior to the print-ing of this Proxy Statement/Prospectus, the closing price of Independent Non-Vot-ing Common Stock, as reported by the Nasdaq National Market, was $27.06 per share, and the closing price of American
                                     General Common Stock, as reported by the NYSE Composite Tape, was $35.88 per share.
                                     See "MARKET PRICE DATA AND DIVIDENDS."

THE SPECIAL MEETING

Time, Date and Place..............  The Special Meeting will be held on Febru-
                                     ary 29, 1996 at 10:00 a.m., at the princi-pal executive offices of Independent, One Independent Drive, Jacksonville, Florida 32276.

Purpose of the Special Meeting....  Holders of Independent Voting Common Stock
                                     and holders of Independent Non-Voting Com-mon Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement among Independent, American Gen-eral and AGC Life. Holders of Independent Voting Common Stock will also consider and vote upon all other matters as may prop-erly be brought before the Special Meet-ing. See "THE SPECIAL MEETING"; "THE PRO-POSED MERGER."

Record Date.......................  Only shareholders of record of Independent
                                     Common Stock at the close of business on January 8, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On such date, there were outstanding 5,688,775 shares of Indepen-dent Voting Common Stock and 7,475,725 shares of Independent Non-Voting Common Stock, held by 138 and 994 holders of rec-ord, respectively. See "THE SPECIAL MEET-ING--Record Date."

Voting Rights.....................  Each share of Independent Non-Voting Common
                                     Stock is entitled to one vote with respect to the approval and adoption of the Merger Agreement at the Special Meeting. For a discussion of to what extent holders of Independent Non-Voting Common Stock may vote on other matters at the Special Meet-ing, see "DESCRIPTION OF INDEPENDENT CAPI-TAL STOCK--Independent Voting Common Stock and Independent Non-Voting Common Stock." Each share of Independent Voting Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting. See "THE SPECIAL MEETING--Votes Required; Voting Rights."

Quorum; Votes Required............  The presence, in person or by proxy, at the
                                     Special Meeting of the holders of (i) a
                                     majority of the shares of Independent Non-
                                     Voting Common Stock outstanding and enti-tled to vote at the Special Meeting and
                                     (ii) a majority of the shares of Indepen-dent Voting Common Stock outstanding and entitled to vote at the Special Meeting will be necessary to constitute a quorum. The affirmative vote of (i) the holders of a majority of the shares of Independent Voting Common Stock entitled to vote and voting as a separate class and (ii) the holders of a majority of the shares of In-dependent Non-Voting Common Stock entitled to vote and voting as a separate class is required to approve the Merger Agreement.

Security Ownership of
 Independent's Management.........  As of the Record Date, the directors and executive officers of Independent (13 per-
                                     sons) owned beneficially an aggregate of
                                     3,673,579 shares of the Independent Voting
                                     Common Stock (constituting approximately
                                     64.6%
                                     of the outstanding shares) and 2,377,147 shares of Independent Non-Voting Stock (constituting approximately 31.8% of the outstanding shares). See "SECURITY OWNER-SHIP--Security Ownership of Certain Bene-ficial Owners, Directors and Management of Independent." Other than 6,000 shares held by an officer of American General, to the knowledge of American General, no execu-tive officer or director of American Gen-eral owns any shares of Independent Common Stock.

Revocability of Proxy.............  Any Independent shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) no-tifying in writing the Corporate Secretary of Independent at One Independent Drive, Jacksonville, Florida 32276, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

THE PROPOSED MERGER

General...........................  At the Effective Time (as defined below), pursuant to the Merger Agreement, Indepen-dent will be merged with and into AGC Life, which would continue in existence as a wholly-owned subsidiary of American Gen-eral.

Closing; Effective Time...........  The Merger will become effective upon the execution and filing of Articles of Merger with the Secretary of State of Florida in accordance with the Florida Business Cor-poration Act (the "FBCA") and with the Secretary of State of Missouri in accor-dance with The General and Business Corpo-ration Law of Missouri, or at such later time as may be designated in such filings as the effective time of the Merger (the "Effective Time"). Such filings will be made as soon as practicable after the date of the closing of the Merger (the "Clos-ing" or the "Closing Date"). The Closing will take place as soon as practicable following the approval of the Merger Agreement by Independent shareholders and the satisfaction or waiver of the other conditions to each party's obligation to consummate the Merger. See "THE PROPOSED MERGER--Closing; Effective Time."

Conversion of Shares..............  In the Merger, each share of Independent
                                     Common Stock outstanding prior to the Ef-fective Time (other than dissenting shares) will be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction of a share of American General Common Stock equal to the Exchange Ratio; (ii) a frac-tion of a share of American General 7% Convertible Preferred Stock equal to the Exchange Ratio; or (iii) $27.50 in cash. In the event that the Average Closing Price of American General Common Stock falls below $24.99 per share, which would result in an Exchange Ratio greater than 1.10, the

                                     Independent Board will consider
                                     resoliciting proxies. See "THE SPECIAL
                                     MEETING--Solicitation of Proxies."

Election Procedures; Form of        Subject to certain allocation procedures
Election..........................   described below, record holders of Inde-
                                     pendent Common Stock as of the Record Date will be entitled to elect to receive Com-mon Stock Consideration, Convertible Pre-ferred Stock Consideration and/or Cash
                                     Consideration in exchange for their shares of Independent Common Stock. All such elections are to be made pursuant to a Form of Election/Letter of Transmittal
                                     ("Election Form"), which is being mailed to holders of Independent Common Stock as of the Record Date along with this Proxy
                                     Statement/Prospectus. Shareholders who ac-quire shares of Independent Common Stock after the Record Date may obtain copies of the Election Form from Georgeson & Company
                                     Inc., the Information Agent, by calling
                                     (800) 223-2064, or in New York State,
                                     (212) 509-6240 (call collect).

Allocation of Merger                Shareholder elections as to the form of
Consideration.....................   Merger Consideration to be received will
                                     be subject to certain limitations de-
                                     scribed below under "THE PROPOSED MERGER--
                                     Procedures for Shareholder Elections" and
                                     "--Allocation Rules." Generally, the allo-cation provisions provide that (i) the to-tal Cash Consideration to be paid (includ-ing cash paid with respect to dissenting shares or in lieu of fractional shares) will not exceed the Cash Price multiplied by 50% of the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Ef-fective Time and (ii) no more than 50% of the aggregate number of shares of Indepen-dent Common Stock issued and outstanding prior to the Merger will be converted into Convertible Preferred Stock Consideration.

Election Deadline.................  To be effective, a Form of Election must be returned, properly completed and accompa-nied by the stock certificates as to which the election is being made (or a properly completed and executed Notice of Guaran-teed Delivery) in accordance with the in-structions therein, to First Chicago Trust Company of New York, as Exchange Agent, no later than 5:00 p.m., New York City time, on the business day that is two Trading Days prior to the Closing Date of the Merger (the "Election Deadline") (which date will be publicly announced by Ameri-can General as soon as practicable but in no event less than five Trading Days prior to the Closing Date). Elections will be revocable at any time prior to the Elec-tion Deadline. SHAREHOLDERS WHO DO NOT RE-TURN A VALIDLY COMPLETED FORM OF ELECTION/LETTER OF TRANSMITTAL PRIOR TO THE ELECTION DEADLINE WILL BE DEEMED TO HAVE ELECTED TO RECEIVE COMMON STOCK CON-SIDERATION IN

                                     EXCHANGE FOR THEIR SHARES OF INDEPENDENT
                                     COMMON STOCK.

Certain Election Considerations...  In making an election for Common Stock Con-
                                     sideration, Convertible Preferred Stock
                                     Consideration and/or Cash Consideration,
                                     Independent shareholders are urged to con-sider the following factors: (i) because the Exchange Ratio will be determined based on an average market price of the American General Common Stock during the ten Trading Days ending on and including the fifth Trading Day prior to the Effec-tive Time, no assurance can be given that the product of the Exchange Ratio and the market value of a share of American Gen-eral Common Stock will not be higher or lower than $27.50 at the Effective Time of the Merger; (ii) although American General has agreed to use all reasonable efforts to have the American General 7% Convert-ible Preferred Stock listed on the NYSE or the Nasdaq National Market, no assurance can be given that such shares will in fact be so listed, or, if listed, that an ac-tive trading market with respect to such shares will develop or be sustained (see "RISK FACTORS--Uncertainty as to Trading Market and Liquidity for American General 7% Convertible Preferred Stock after the Merger"); (iii) the terms of the American General 7% Convertible Preferred Stock were determined in negotiations between American General and Independent and be-cause there will have been no public mar-ket for the American General 7% Convert-ible Preferred Stock prior to the Effec-tive Time, no prediction or assurance is given as to whether at the Effective Time the market value of a share of American General 7% Convertible Preferred Stock will be higher, lower or the same as the market value of a share of American Gen-eral Common Stock; and (iv) there may be materially different tax consequences in-volved in electing to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration, as described below under "THE PROPOSED MERGER--Certain Federal Income Tax Conse-quences of the Merger." See "OPINION OF INDEPENDENT FINANCIAL ADVISOR--Analysis of American General 7% Convertible Preferred Stock" for a discussion of the valuation of the American General 7% Convertible Preferred Stock.

                                    NONE OF AMERICAN GENERAL, INDEPENDENT, THE
                                     AMERICAN GENERAL BOARD OR THE INDEPENDENT
                                     BOARD MAKES ANY RECOMMENDATION AS TO
                                     WHETHER SHAREHOLDERS SHOULD ELECT TO RE-
                                     CEIVE COMMON STOCK CONSIDERATION, CONVERT-
                                     IBLE PREFERRED STOCK CONSIDERATION AND/OR
                                     CASH CONSIDERATION IN THE MERGER. EACH
                                     SHAREHOLDER MUST MAKE HIS OR HER OWN DECI-
                                     SION WITH RESPECT TO ANY SUCH

                                     ELECTION. AS A RESULT OF THE ALLOCATION
                                     PROCEDURES DESCRIBED HEREIN, A SHAREHOLDER
                                     WHO ELECTS TO CONVERT (I) IN EXCESS OF AP-
                                     PROXIMATELY 50% OF HIS OR HER INDE- PEN-
                                     DENT COMMON STOCK INTO AMERICAN GENERAL 7%
                                     CONVERTIBLE PREFERRED STOCK AND/OR (II) IN
                                     EXCESS OF APPROXIMATELY 50% OF HIS OR HER
                                     INDEPENDENT COMMON STOCK INTO CASH MAY NOT
                                     RECEIVE THE CONSIDERATION HE OR SHE HAS
                                     ELECTED WITH RESPECT TO SUCH EXCESS. IF A
                                     SHAREHOLDER MAKES NO ELECTION, HE OR SHE
                                     WILL RECEIVE COMMON STOCK CONSIDERATION IN
                                     THE MERGER.

Fractional Shares.................  Fractional shares of American General Stock will not be issued in the Merger. Holders of Independent Common Stock will be paid cash in lieu of such fractional shares. See "THE PROPOSED MERGER--Fractional Shares."

American General 7% Convertible
Preferred Stock

 Dividends........................  The American General 7% Convertible Pre-
                                     ferred Stock will be entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference (which will be equal to the Av-erage Closing Price) from the date of ini-tial issuance, payable quarterly in ar-rears on each March 1, June 1, September 1, and December 1, or if any such date is not a business day, on the next succeeding business day (each a "Preferred Dividend Payment Date").

 Mandatory Conversion.............  On the Preferred Dividend Payment Date
                                     closest to the fifth anniversary of the
                                     Effective Time (the "Mandatory Conversion
                                     Date"), unless previously redeemed or con-verted, each share of American General 7% Convertible Preferred Stock will mandatorily convert into (i) one share of American General Common Stock, subject to adjustment in certain events and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date).

 Redemption at the Option of
   American General...............  Shares of American General 7% Convertible
                                     Preferred Stock are not redeemable prior to the date that is one year prior to the Mandatory Conversion Date (the "Initial Redemption Date"). At any time and from time to time on and after the Initial Re-demption Date, American General may redeem any or all of the outstanding shares of American General 7% Convertible Preferred Stock. Upon any such redemption, each holder will receive, in exchange for each share of American General 7% Convertible Preferred Stock, the number of shares of American General Common Stock equal to the quotient obtained by dividing (i) 101.75% of the Average Closing Price, declining as set forth herein to 100% of the Aver-age Closing Price until the Mandatory Con-version Date, plus all accrued and unpaid dividends thereon (the "Call Price") by
                                     (ii) the Current Market Price (as herein-after defined) of American General Common Stock on the applicable date of determina-tion, but in no event less than .8264 of a share of American General Common Stock.

 Conversion at the Option of the    At any time prior to the Mandatory Conver-
Holder............................   sion Date, unless previously redeemed,
                                     each share of American General 7% Convert-ible Preferred Stock is convertible at the option of the holder into .8264 of a share of American General Common Stock (the "Op-tional Conversion Rate"), which is equiva-lent to a conversion price of 121% of the Average Closing Price, subject to adjust-ment as described herein.

 Voting Rights....................  The holders of shares of American General
                                     7% Convertible Preferred Stock will have the right together with the holders of the American General Common Stock to vote in the election of Directors of American Gen-eral and upon each other matter coming be-fore any meeting of the holders of Ameri-can General Common Stock on the basis of 4/5 of one vote for each share of American General 7% Convertible Preferred Stock. On such matters, the holders of shares of American General 7% Convertible Preferred Stock and the holders of American General Common Stock will vote together as one class except as otherwise provided by law or the American General Restated Articles of Incorporation (the "American General Articles"). In addition, holders of shares of American General 7% Convertible Pre-ferred Stock will have additional voting rights with respect to certain other mat-ters.

 Liquidation Preference and         The shares of American General 7% Convert-
Ranking...........................   ible Preferred Stock will rank prior to
                                     the American General Common Stock as to
                                     the payment of dividends and distribution of assets upon liquidation. The liquida-tion preference of each share of American
                                     General 7% Convertible Preferred Stock is an amount equal to the sum of (i) the stated liquidation preference, which will be equal to the Average Closing Price, and
                                     (ii) all accrued and unpaid dividends
                                     thereon.

 Trading Market and Illiquidity...  American General has agreed to use all rea-
                                     sonable efforts to have the American Gen-eral 7% Convertible Preferred Stock listed on the NYSE or the Nasdaq National Market. However, no assurance can be given that such shares will in fact be so listed, or, if listed, that an active trading market with respect to such shares will develop or be sustained. The market for the Ameri-can General 7% Convertible Preferred Stock may be relatively illiquid, especially if relatively few holders of Independent Com-mon Stock elect to receive shares of Amer-ican General 7% Convertible Preferred Stock, which may adversely affect the market price of such shares prevailing from time to time and subject the market price of such shares to signif-icant fluctuations based on relatively small trading volume.

 Enhanced Dividend Yield; Less
   Equity Appreciation than
   American General Common Stock
   ...............................
                                    Dividends will accrue on the shares of
                                     American General 7% Convertible Preferred
                                     Stock at a higher rate than the rate at
                                     which dividends are currently paid on
                                     American General Common Stock. However,
                                     the opportunity for equity appreciation
                                     afforded by shares of American General 7%
                                     Convertible Preferred Stock will be less than that afforded by American General Common Stock because the Optional Conver-sion Rate will be equivalent to 121% of the Average Closing Price and American General may, at its option, redeem shares of American General 7% Convertible Pre-ferred Stock at any time on or after the Initial Redemption Date and may be ex-pected to do so if, among other circum-stances, the then Current Market Price of American General Common Stock exceeds the Call Price. In such event, a holder of a share of American General 7% Convertible Preferred Stock will receive less than one share of American General Common Stock, but no less than .8264 of a share of Amer-ican General Common Stock per share of American General 7% Convertible Preferred Stock. A holder who surrenders for conver-sion any shares of American General 7% Convertible Preferred Stock prior to their redemption will receive .8264 of a share of American General Common Stock per share of American General 7% Convertible Pre-ferred Stock. See "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--American General 7% Convertible Preferred Stock."

Recommendation of the Independent
Board of Directors and
Independent's Reasons for the
Merger............................  THE BOARD OF DIRECTORS OF INDEPENDENT (THE
                                     "INDEPENDENT BOARD") BELIEVES THAT THE
                                     MERGER IS FAIR TO AND IN THE BEST INTER-
                                     ESTS OF INDEPENDENT AND ITS SHAREHOLDERS
                                     AND RECOMMENDS THAT INDEPENDENT SHAREHOLD-
                                     ERS VOTE FOR THE APPROVAL AND ADOPTION OF
                                     THE MERGER AGREEMENT. At a meeting held on October 19, 1995, the Independent Board unanimously approved the Merger and re-solved to recommend that Independent shareholders vote for approval and adop-tion of the Merger Agreement. The Indepen-dent Board considered many factors in reaching its conclusion to approve the Merger Agreement and to recommend that In-dependent shareholders vote for approval and adoption of the Merger Agreement. See "THE PROPOSED MERGER--Recommen-dation of the Independent Board and In-dependent's Reasons for the Merger."

Approval by the American General
Board and American General's        The Board of Directors of American General
Reasons for the Merger............   (the "American General Board") has unani-
                                     mously approved the Merger Agreement and the issuance of the Stock Consideration in connection with the Merger. The Merger does not require the approval of the Amer-ican General shareholders. See "THE PRO-
                                     POSED MERGER--American General's Reasons for the Merger."

Opinion of Independent's            Alex. Brown & Sons Incorporated ("Alex.
Financial Advisor.................   Brown") has delivered a written opinion to
                                     the Independent Board, dated as of October
                                     19, 1995 and the date of this Proxy
                                     Statement/Prospectus, to the effect that the consideration to be received by the holders of Independent Common Stock pursu-ant to the Merger Agreement is fair, from a financial point of view, to such hold-ers. In rendering its opinion, Alex. Brown considered all the consideration options and determined that, as of the date of its fairness opinion, any mixture of the three consideration election options (subject to the potential liquidity issues concerning the American General 7% Convertible Pre-ferred Stock as discussed hereinafter--see
                                     "Opinion of Independent's Financial Advi-sor--Analysis of American General 7% Con-vertible Preferred Stock"), was fair from a financial point of view, although the three consideration election options were not necessarily equal. In selecting a con-sideration option, a shareholder should consider, among other factors, his or her
                                     (i) tax position, (ii) desire for cash,
                                     (iii) view as to the illiquidity of the
                                     American General 7% Convertible Preferred
                                     Stock, (iv) view as to the attractiveness of the American General Common Stock, (v) view as to general market conditions and
                                     (vi) specific circumstances. Alex. Brown's opinion is based on market, economic and other considerations as they existed and could be evaluated as of the date the opinion was delivered. The full opinion of Alex. Brown, dated as of the date of this Proxy Statement/Prospectus, is included as
                                     Annex B to this Proxy Statement/Prospec-tus, and shareholders are urged to read the opinion in its entirety. See "THE PRO-
                                     POSED MERGER--Opinion of Independent's Fi-nancial Advisor."

Interests of Certain Persons in     In considering the recommendation of the
the Merger........................   Independent Board with respect to the
                                     Merger Agreement, shareholders should be aware that certain members of Independ-ent's management and the Independent Board have certain interests in the Merger that are in addition to the interests of share-holders of Independent generally. See "SE-
                                     CURITY OWNERSHIP--Security Ownership of

                                     Certain Beneficial Owners, Directors and
                                     Management of Independent." The Indepen-dent Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. See "THE PROPOSED MERGER--Interests of Certain Persons in the Merger."

Conditions to the Merger..........  The respective obligations of Independent,
                                     AGC Life and American General to consum-mate the Merger are subject to a number of conditions, including, among others
                                     (i) the approval of the Merger by Indepen-dent shareholders; (ii) the filing or ob-taining of all authorizations, consents, approvals or declarations required by any governmental entity, including as required by the insurance laws and regulations of the States of Florida and Missouri; (iii) the absence of any preliminary or perma-nent injunction prohibiting the consumma-tion of the Merger; (iv) the Registration Statement having become effective and not being the subject of any stop order pro-ceedings; (v) the expiration or early ter-mination of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and no action having been instituted by the Department of Justice (the "DOJ") or the Federal Trade Commission (the "FTC"); (vi) the ap-proval for listing on the NYSE of the American General Common Stock issuable in the Merger; (vii) the use of all reason-able efforts by American General to have the American General 7% Convertible Pre-ferred Stock issuable in the Merger ap-proved for listing on the NYSE or the Nasdaq National Market; (viii) the receipt by each of Independent and American Gen-eral of opinions from their respective counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
                                     Section 368(a) of the Internal Revenue
                                     Code of 1986, as amended (the "Code"); and
                                     (ix) the receipt by Independent of an
                                     opinion from Alex. Brown, dated as of the closing date of the Merger, to the effect that the consideration to be received by Independent shareholders in the Merger is fair to such shareholders from a financial point of view. None of the foregoing con-ditions are irrevocable. Independent and American General may determine to modify or waive any condition to the consummation of the Merger, provided that no modifica-tion or waiver by Independent which re-quires shareholder approval under applica-ble law, the Independent Articles or the Independent Bylaws will occur unless such approval is obtained. In the event a modi-fication or waiver by Independent is con-templated which requires shareholder ap-proval under applicable law, a supplement to this Proxy
                                     Statement/Prospectus will be distributed to shareholders and proxies will be resol-icited. See "THE SPECIAL MEETING--Solici-tation of Proxies." Neither American Gen-eral nor Independent presently contem-plates waiving or modifying any of the foregoing conditions. See "THE PROPOSED MERGER--The Merger Agreement--Conditions to the Merger."

Other Acquisition Proposals.......  The Merger Agreement provides that, subject to certain exceptions, prior to the con-summation or termination of the Merger Agreement, Independent and its subsidiar-ies and representatives and agents will not initiate, solicit or encourage (in-cluding by way of furnishing information or assistance), or take certain other ac-tions to facilitate, any inquiries or the making of any proposals to purchase or ac-quire any equity securities or (except in the ordinary course of business) assets of, or merge or combine with, Independent or any of its subsidiaries (an "Acquisi-tion Proposal"), or to enter into discus-sions or negotiate with any person or en-tity with respect to an Acquisition Pro-posal or to endorse or obtain an Acquisi-tion Proposal, in each case subject to certain exceptions necessary to comply with the Independent Board's fiduciary ob-ligations to the Independent shareholders. See "THE PROPOSED MERGER--The Merger Agreement--Other Acquisition Proposals."

Termination.......................  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, (i) by mutual consent of Independent and American General; (ii) by the Board of Directors of either Ameri-can General or Independent, if the Merger shall not have been consummated on or be-fore March 30, 1996, provided that under certain circumstances such date may be ex-tended to June 30, 1996; (iii) by Indepen-dent or American General if there has been a breach by the other of any repre-sentation or warranty that has a material adverse effect or there has been a mate-rial breach of a covenant by the other that is not curable or, if curable, is not cured within thirty days after written no-tice of such breach; (iv) by the Board of Directors of either American General or Independent if a court of competent juris-diction or agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that certain conditions are satisfied; (v) by the Inde-pendent Board if, (a) prior to the Special Meeting, there is a third-party Acquisi-tion Proposal and to act otherwise would, based upon the written advice of

                                     Independent's counsel, cause the Indepen-dent Board to breach its fiduciary duties,
                                     (b) if the Average Closing Price of Ameri-can General Common Stock falls below $24.99 or (c) if American General issues stock in a transaction for which approval by its shareholders is required; and (vi) by the American General Board if the Inde-pendent Board takes action in relation to a third-party Acquisition Proposal, or if the Average Closing Price of American Gen-eral Common Stock falls below $26.71. See "THE PROPOSED MERGER--The Merger Agree-ment--Termination."

Termination Fees..................  If the Merger Agreement is terminated by either American General or Independent for certain reasons and a competing Acquisi-tion Proposal under which the Independent shareholders would receive in excess of $27.50 per share is outstanding, then un-der certain circumstances Independent has agreed to pay to American General a termi-nation fee of up to $14 million.

Regulatory Filings and              The consummation of the Merger is subject
Approvals.........................   to certain regulatory approvals, including
                                     approval by the Florida Department of In-surance and the Missouri Department of In-surance (for which notification of ap-proval was received on November 29, 1995 for Missouri and January 26, 1996 for
                                     Florida) and the expiration or early ter-mination of the relevant waiting period under the HSR Act (for which notice of early termination was received on November
                                     15, 1995). See "THE PROPOSED MERGER--Regu-latory Filings and Approvals."

Accounting Treatment..............  The Merger will be treated as a purchase by
                                     American General for accounting and finan-cial reporting purposes. See "THE PROPOSED MERGER--Accounting Treatment."

Certain Federal Income Tax
Consequences of the Merger........  The Merger is intended to qualify as a re-
                                     organization within the meaning of Section
                                     368(a) of the Code such that, for federal income tax purposes, the Merger will not result in the recognition of gain or loss by American General, AGC Life, Independent or, except to the extent they receive any cash in the Merger, the shareholders of Independent. Each party's obligation to effect the Merger is conditioned on the delivery of an opinion, in the case of In-dependent, from Skadden, Arps, Slate, Mea-gher & Flom, special counsel to Indepen-dent, and in the case of American General, from Vinson & Elkins L.L.P., special coun-sel to American General, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions, for federal income tax purposes the Merger constitutes a reorga-nization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Independent will not waive the condition requiring the receipt of such an opinion from its coun-sel. Shareholders are urged to consult their tax advisors as to the tax conse-quences of the Merger to them under feder-al, state, local or any other applicable law. See "THE PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

Dissenters' Rights................  Holders of Independent Non-Voting Common
                                     Stock do not have dissenters' rights in
                                     connection with the Merger because Inde-pendent Non-Voting Common Stock was traded on the Nasdaq National Market as of the Record Date. However, holders of Indepen-dent Voting Common Stock who comply with the requirements of Section 607.1320 of the FBCA may dissent from the Merger and obtain payment for the fair value of their Independent Voting Common Stock. Excerpts from the FBCA relating to dissenters' rights are attached to this Proxy Statement/Prospectus as Annex C. See "THE PROPOSED MERGER--Dissenters' Rights."

Comparison of Shareholder           The rights of Independent shareholders are
Rights............................   currently governed by the FBCA, the Inde-
                                     pendent Amended and Restated Articles of Incorporation (the "Independent Articles") and Independent's bylaws (the "Independent
                                     Bylaws"). Upon consummation of the Merger, Independent shareholders who receive Amer-ican General Stock in the Merger will be-come shareholders of American General, and their rights will be governed by the Texas
                                     Business Corporation Act ("TBCA"), the
                                     American General Articles and American
                                     General's bylaws (the "American General
                                     Bylaws"). For a summary of the material
                                     differences between the rights of Indepen-dent shareholders and the rights of Ameri-can General shareholders, see "COMPARISON
                                     OF SHAREHOLDER RIGHTS."

             SUMMARY HISTORICAL FINANCIAL DATA OF AMERICAN GENERAL

  The following table presents summary historical financial data of American General Corporation and its consolidated subsidiaries for the periods indicated. The historical financial data as of and for the five years ended December 31, 1994 was derived from American General's audited consolidated financial statements. The financial data as of and for the nine months ended September 30, 1995 and September 30, 1994 was derived from American General's unaudited quarterly financial statements, which, in the opinion of American General's management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such data. The data for the nine months ended September 30, 1995 and September 30, 1994 are not necessarily indicative of results of operations for the entire year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of American General included or incorporated by reference in this Proxy Statement/Prospectus.

                                   (IN MILLIONS,  EXCEPT PER SHARE DATA AND RATIO DATA)
                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                          ------------------    ---------------------------------------------
                          1995(a)     1994       1994       1993       1992    1991    1990
                          -------    -------    -------    -------    ------- ------- -------
Operating Results
Total revenues..........  $ 4,818    $ 3,711    $ 4,841    $ 4,829    $ 4,602 $ 4,395 $ 4,434
Income before income tax
 expense................      823        745        802(b)     602(c)     775     678     836(d)
Net income..............      536        478        513        204(e)     533     480     562
Per Share Data
Net income..............  $  2.59    $  2.27    $  2.45    $   .94(e) $  2.45 $  2.13 $  2.35
Dividends...............      .93        .87       1.16       1.10       1.04    1.00     .79(f)
Book value..............    26.94(g)   19.32(g)   17.05(g)   23.96(g)   21.33   19.86   18.57
High market price.......    38.88      30.50      30.50      36.50      29.38   22.50   25.32
Low market price........    27.50      24.88      24.88      26.25      20.13   14.00   11.75
Closing market price....    37.38      27.13      28.25      28.63      28.50   22.25   15.38
Average shares
 outstanding............    208.2      210.7      209.4      216.6      217.7   225.4   238.6
Coverage Ratios
Earnings to fixed
 charges................     2.52       2.80       2.40       2.13       2.37    2.06    2.20
Earnings to combined
 fixed charges and
 preferred stock
 dividends..............     2.45       2.80       2.40       2.13       2.37    2.06    2.20
                           SEPTEMBER 30,                     DECEMBER 31,
                          ------------------    ---------------------------------------------
                           1995       1994       1994       1993       1992    1991    1990
                          -------    -------    -------    -------    ------- ------- -------
Financial Position
Assets..................  $59,897(g) $45,384(g) $46,295(g) $43,982(g) $39,742 $36,105 $33,808
Corporate debt..........    1,914      1,660      1,836      1,686      1,987   1,981   2,053
Redeemable equity.......      743         44         47         -          -       -      296
Shareholders' equity....    5,512(g)   3,954(g)   3,457(g)   5,137(g)   4,616   4,329   4,138

--------
(a) Includes eight months of operations for American Franklin Company, which was acquired January 31, 1995.
(b) Includes $172 million of realized investment losses primarily from the capital gains offset program.
(c) Includes $300 million write-down of goodwill.
(d) Includes $216 million of realized investment gains from sale of substantially all of the common stock portfolio.
(e) Includes effect of $300 million write-down of goodwill and $46 million charge for cumulative effect of accounting changes.
(f) Excludes special dividends of $.61 per share.
(g) Includes the effect of SFAS 115. To facilitate analysis of period-to-period balances, the effect of SFAS 115, which was adopted at December 31, 1993, on reported balances is as follows:

                                                  SEPTEMBER 30,  DECEMBER 31,
                                                  -------------  --------------
                                                   1995   1994    1994    1993
                                                  ------ ------  ------  ------
   Increase (decrease) in assets................. $1,018 $ (621) $ (986) $1,040
   Increase (decrease) in shareholders' equity...    697   (531)   (950)    676
   Increase (decrease) in book value per share...   3.36  (2.58)  (4.65)   3.14

                SUMMARY HISTORICAL FINANCIAL DATA OF INDEPENDENT

  The following table presents summary historical financial data of Independent Insurance Group, Inc. and its consolidated subsidiaries for the periods indicated. The historical financial data as of and for the five years ended December 31, 1994 was derived from Independent's audited consolidated financial statements. The financial data as of and for the nine months ended September 30, 1995 and September 30, 1994 was derived from Independent's unaudited quarterly financial statements, which, in the opinion of Independent's management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such data. The data for the nine months ended September 30, 1995 and September 30, 1994 are not necessarily indicative of results of operations for the entire year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Independent included or incorporated by reference in this Proxy Statement/Prospectus.

                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,             YEARS ENDED DECEMBER 31,
                         ----------------- -------------------------------------------------------
                           1995     1994     1994     1993            1992         1991     1990
                         -------- -------- -------- --------        --------     -------- --------
Operating Results
Total revenues.......... $  251.9 $  268.8 $  354.7 $  471.6         $ 533.5       $548.7 $  540.2
Income (loss) from
 continuing operations
 before income tax
 expense................     17.6      9.1     15.7     (3.4)(a)(b)    (29.7)(b)     37.9     42.0
Net income (loss).......     12.0      7.0     11.1    (36.3)(a)(b)    (15.1)(b)     28.6     31.0
Per Share Data
Net income (loss)....... $    .92 $    .53 $    .84 $  (2.75)(a)(b)  $ (1.15)(b)   $ 2.18 $   2.34
Dividends...............      .18      .18      .24      .24             .88          .87      .83
Book value..............    25.49    21.17    20.30    24.00           25.96        27.95    25.95
High market price.......    27.00    16.75    16.75    18.25           22.75        21.25    22.63
Low market price........    11.00    13.50     9.75    13.75           13.50        16.25    13.25
Closing market price....    25.00    13.50    11.75    15.75           15.75        20.25    15.50
Average shares
 outstanding............     13.2     13.2     13.2     13.2            13.2         13.2     13.3
                           SEPTEMBER 30,                   DECEMBER 31,
                         ----------------- -------------------------------------------------------
                           1995     1994     1994     1993            1992         1991     1990
                         -------- -------- -------- --------        --------     -------- --------
Financial Position
Assets.................. $1,417.8 $1,388.6 $1,363.8 $1,478.0        $1,517.9     $1,450.5 $1,399.4
Notes payable...........      5.4      6.2      7.5      6.8             8.0          2.3     10.2
Shareholders' equity....    335.5    278.7    267.3    315.9           341.7        368.0    341.6

--------
(a) Includes restructuring charge of $23.0 million (pretax), increasing net loss by $14.9 million or $1.14 per share.
(b) Includes catastrophe losses from Hurricane Andrew of $9.7 million and $59.7 million (pretax) in 1993 and 1992, respectively, increasing net loss by $6.3 million or $.48 per share in 1993 and $38.8 million or $2.95 per share in 1992.

                   SUMMARY PRO FORMA PER SHARE AND OTHER DATA

  The following table presents the consolidated net income and book value per share of American General and Independent, on a pro forma basis for American General and an equivalent pro forma basis for Independent. The table also presents American General's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends on a pro forma basis. The American General Pro Forma A data was derived by combining American General's historical financial statements with those of American Franklin Company, acquired by American General on January 31, 1995, and a 40% interest in Western National Corporation, acquired on December 23, 1994, giving effect to these acquisitions under the purchase method of accounting for business combinations. The American General Pro Forma B data was derived by combining the American General Pro Forma A data with Independent's historical financial information, giving effect to the Merger under the purchase method of accounting. Equivalent pro forma information for Independent, with respect to holders of Independent Common Stock who receive American General Common Stock, is presented on an equivalent share basis, which reflects American General's Pro Forma B amounts multiplied by an assumed exchange ratio of .7692 per share which is based on an assumed Average Closing Price of $35.75, the closing price of American General Common Stock on January 25, 1996.

  The information set forth below should be read in conjunction with the Selected Pro Forma Per Share and Other Data, the respective audited and unaudited consolidated financial statements and related notes of American General and Independent incorporated herein by reference, and the unaudited pro forma financial information and notes thereto included in American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference.

                                  AMERICAN GENERAL               INDEPENDENT
                         ---------------------------------- ---------------------
                                    PRO FORMA A PRO FORMA B            EQUIVALENT
                         HISTORICAL  (a), (c)    (b), (c)   HISTORICAL PRO FORMA
                         ---------- ----------- ----------- ---------- ----------
Year Ended December 31,
 1994:
Per Share Data
  Net income............   $ 2.45     $ 2.77      $ 2.73      $  .84     $ 2.10
  Book value (at end of
   period)..............    17.05      17.05       17.48       20.30      13.45
  Dividends.............     1.16       1.16        1.16         .24        .89
Coverage Ratios
  Earnings to fixed
   charges..............     2.40       2.55        2.54
  Earnings to combined
   fixed charges and
   preferred stock
   dividends............     2.40       2.39        2.36
Nine Months Ended
 September 30, 1995:
Per Share Data
  Net income............   $ 2.59     $ 2.58      $ 2.57      $  .92     $ 1.98
  Book value (at end of
   period)..............    26.94      26.94       27.12       25.49      20.86
  Dividends.............      .93        .93         .93         .18        .72
Coverage Ratios
  Earnings to fixed
   charges..............     2.52       2.57        2.58
  Earnings to combined
   fixed charges and
   preferred stock
   dividends............     2.45       2.41        2.40

--------
(a) The unaudited consolidated pro forma results for the year ended December 31, 1994, and for the nine months ended September 30, 1995, are based on American General's historical results, adjusted to reflect the impact of the acquisitions of American Franklin Company on January 31, 1995, and a 40% interest in Western National Corporation on December 23, 1994, as if both had occurred on January 1, 1994. See American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference. Pro forma book value per share is calculated as if both acquisitions had occurred on the respective balance sheet dates.

(b) The unaudited consolidated pro forma results for the year ended December 31, 1994, and for the nine months ended September 30, 1995, are based on American General's Pro Forma A results (see Note (a) above), adjusted to reflect the impact of the Merger of Independent as if it had occurred on January 1, 1994. See American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference. Pro forma book value per share is calculated as if the Merger had occurred on the respective balance sheet dates.

  For purposes of calculating American General's Pro Forma B data, the acquisition price for Independent of $362 million is assumed to be financed by issuances of American General's common stock (25%), American General's 7% convertible preferred stock (25%), and cash (50%).

  American General plans to consolidate Independent's operations into those of its life insurance subsidiary, American General Life and Accident Insurance Company (AGLA). The consolidation is expected to take 18 to 24 months and, when completed, should result in a reduction in annual operating expenses of approximately $75 million. These operating expense savings are expected to result from the consolidation of Independent's home office into AGLA's Nashville home office, the consolidation of a substantial number of district offices, and the sale of the Independent home office building. The American General Pro Forma B data has not been adjusted to reflect the expected expense reductions, since the extent and timing of such expense reductions may vary from management's current expectations.

(c) The unaudited pro forma information is not necessarily indicative of American General's consolidated financial data had the acquisitions been consummated at the assumed dates (see Notes (a) and (b) above), nor is it necessarily indicative of American General's consolidated financial data for any future period.

                CERTAIN INFORMATION REGARDING AMERICAN GENERAL

GENERAL

  American General, with assets of $60 billion and shareholders' equity of $5.5 billion as of September 30, 1995, is the parent company of one of the nation's largest diversified financial services organizations. American General provides financial services directly to consumers, emphasizing personal service and frequent customer contact. American General's operating subsidiaries are leading providers of retirement annuities, consumer loans and life insurance. The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

RECENT DEVELOPMENTS

  On January 29, 1996, American General reported preliminary unaudited 1995 net income of $545 million, or $2.64 per share of American General Common Stock. Net income for 1994 was $513 million, or $2.45 per share. Net income for fourth quarter 1995 was $9 million, or $.05 per share, compared to $35 million, or $.18 per share for fourth quarter 1994. Results for 1995 were reduced by the following special fourth quarter aftertax charges: (1) $140 million, or $.67 per share, for an increase in the allowance for losses on consumer finance receivables; (2) $16 million, $.08 per share, for estimated liabilities to state life and health insurance guaranty funds resulting from past industry insolvencies; and (3) $6 million, or $.03 per share, for adverse policy lapse experience in a Canadian life insurance subsidiary. Fourth quarter 1994 net income was reduced by aftertax net realized investment losses and an increase in real estate reserves totaling $115 million, or $.56 per share.

  The following unaudited performance measures, adjusted to exclude the effect of SFAS 115 to facilitate analysis of period-to-period balances, compare American General's 1995 results with the comparable 1994 period: (1) revenues and deposits increased $2.3 billion to $10.5 billion, up 28%; (2) assets increased $12.2 billion to $59 billion, up 26%; (3) shareholders' equity increased $325 million to $4.7 billion, up 7%; and (4) book value per share increased 7% to $23.24 per share. Unaudited year-to-date and fourth quarter results for each segment (which are discussed in more detail in the segment sections below) are as follows:

  Retirement Annuities segment earnings for 1995 were $204 million, compared to $187 million for 1994. Retirement Annuities represented 32% of American General's segment earnings for the year ended December 31, 1995. Segment earnings for fourth quarter 1995 were $42 million, compared to $37 million for fourth quarter 1994. The 1995 earnings reflect strong sales, asset growth, and stable investment spreads during the year. Results for 1995 were adversely affected by a fourth quarter aftertax charge of $12 million for estimated state guaranty fund assessments.

  Consumer Finance segment earnings for 1995 were $85 million, compared to $245 million for 1994. Consumer Finance represented 13% of American General's segment earnings for the year ended December 31, 1995. This segment reported a loss of $92 million in fourth quarter 1995, compared to earnings of $67 million in fourth quarter 1994. American General conducts its consumer finance operations through American General Finance, Inc. and its subsidiaries ("AGF"). On January 10, 1996, American General announced that AGF would report an increase in the allowance for losses on finance receivables of $216 million in the fourth quarter of 1995. This action resulted in an aftertax charge of $140 million to American General's earnings in fourth quarter 1995, or $.67 per share.

  As a result of an unexpected rise in consumer finance receivable delinquencies beginning in third quarter 1995, American General commenced a comprehensive analysis of its consumer finance operations in the fourth quarter. Sixty-day delinquencies as a percentage of outstanding finance receivables as of December 31, 1994, March 31, 1995, June 30, 1995, September 30, 1995, and December 31, 1995 were 2.9%, 2.9%, 3.0%, 3.8%, and 4.1%, respectively. Charge offs for fourth quarter 1995 were approximately 6.0% of finance receivables compared to 3.2% in third quarter 1995 and 2.9% in fourth quarter 1994.

  American General's recently completed analysis indicated a need for an increase in the allowance for loan losses. The amount of the increase was determined by extensive internal analysis, together with credit loss development projections supplied by a nationally recognized credit consulting firm, and with the concurrence of American General's independent auditors. At December 31, 1995, the allowance for loan losses was approximately $492 million or 5.9% of finance receivables, compared to 2.9%, 3.0%, 3.1%, and 3.6% at December 31, 1994, March 31, 1995, June 30, 1995, and September 30, 1995,
respectively. The increased allowance represents American General's current estimate of the consumer finance segment's net credit losses on outstanding receivables.

  During the last few years, AGF has pursued a number of non-branch initiatives to expand beyond AGF's traditional branch office network. These initiatives generated high finance receivables growth but were followed by an unacceptable rise in delinquencies. Each of these initiatives has been analyzed recently, and underperforming programs have been restructured or discontinued. In addition, certain other actions have been taken, all with the objective of addressing AGF's overall credit quality issue.

  Life Insurance segment earnings for 1995 were $348 million, compared to $257 million for 1994. Life Insurance represented 55% of American General's segment earnings for the year ended December 31, 1995. Segment earnings for fourth quarter 1995 were $83 million, compared to $63 million for fourth quarter 1994. Segment results for 1995 were increased $98 million by the acquisition of The Franklin Life Insurance Company ("Franklin Life") on January 31, 1995. Earnings for 1995 were affected by aftertax charges in the fourth quarter of $3 million for estimated state guaranty fund assessments and $6 million for adverse policy lapse experience in a Canadian life insurance subsidiary. During 1995, the effect of declining investment yields and certain non-recurring consolidation and reserve charges were partially offset by reduced operating expenses.

  During fourth quarter 1995, American General reactivated its share buyback program and purchased 1.2 million shares of American General Common Stock at a cost of $40 million. Purchases under the program since 1987 total 98 million shares, or 33% of the shares then outstanding, for an aggregate cost of over $1.9 billion.

  On January 29, 1996, the Texas First Court of Appeals rendered a judgment and opinion in the matter of Avia Development Group-DFW, Inc. v. American General Realty Investment Corporation and American General Investment Corporation (No. 01-93-1027-CV V), which, by a two to one decision, affirmed the previously disclosed trial court's judgment in favor of Avia-DFW and against American General's subsidiaries, American General Realty Investment Corporation and American General Investment Corporation, in the amount of $47.3 million in actual damages and $129.2 million in punitive damages, plus post-judgment interest. American General intends to vigorously contest this matter through the appellate process and believes it has meritorious legal and factual arguments that should result in a reversal of the judgment. Nonetheless, in light of the uncertainties inherent in any litigation, no assurance can be given that this matter will not ultimately be resolved in a manner unfavorable to American General.

RETIREMENT ANNUITIES

  Retirement Annuities represented 27% of American General's segment earnings for the year ended December 31, 1994 and for the nine months ended September 30, 1995. The Variable Annuity Life Insurance Company ("VALIC"), American General's retirement annuity subsidiary with assets of $26 billion as of September 30, 1995, is a leading provider of tax-deferred retirement plans and annuities to employees of educational, health care and governmental organizations. Based on assets of $22 billion as of December 31, 1994, VALIC ranks as the 18th largest life insurance company in the United States.

  VALIC markets products in all 50 states and the District of Columbia to over one million customer accounts through a national network of approximately 850 sales representatives. These sales representatives are highly trained retirement specialists, providing personalized service to VALIC's customers.

  VALIC currently holds among the strongest claims-paying ability ratings in the life insurance industry. Management believes that these ratings provide VALIC with a significant competitive advantage.

  VALIC is committed to using advanced technologies to improve customer service. VALIC recently introduced a new product, Portfolio Director SM, which offers customers an array of 18 different investment options, as well as access to professional investment managers, in order to have more flexibility in creating a diversified retirement portfolio. VALIC has also introduced Portfolio Optimizer SM, an innovative software program developed exclusively for VALIC which helps customers allocate retirement funds among investment options.

  VALIC's strategy for future growth is centered on increasing the size and effectiveness of its sales force in order to enter new geographic territories and further penetrate existing markets.

CONSUMER FINANCE

  Consumer Finance represented 36% of American General's segment earnings for the year ended December 31, 1994 and 29% for the nine months ended September 30, 1995. AGF, with finance receivables of $8.4 billion as of September 30, 1995, is a leading provider of consumer and home equity loans, credit cards and credit-related insurance to individuals. With approximately 3.8 million customers and 1,400 branch offices, AGF ranks among the nation's largest consumer finance organizations. AGF offers personalized service through over 9,000 employees in 41 states, Puerto Rico and the U.S. Virgin Islands. AGF has traditionally focused on marketing to middle-income families with annual household incomes of $25,000 to $50,000 and with a head of household typically between the ages of 25 and 45.

  Management believes that AGF's competitive advantages are its branch office network, improved technology and strong credit ratings. AGF's branch office network gives it a local presence in approximately 900 communities, and AGF provides retail financing programs through approximately 20,000 merchants nationwide.

  AGF's strategy for future growth is centered on growing the branch office customer base and strengthening the retail dealer network, while providing a wider array of financial products and services to its customers.

LIFE INSURANCE

  Life Insurance represented 37% of American General's segment earnings for the year ended December 31, 1994 and 44% for the nine months ended September 30, 1995. American General's life insurance companies, with assets of $23 billion as of September 30, 1995, provide traditional and interest-sensitive life insurance and both fixed and variable annuity products to nearly five million households throughout all 50 states, the District of Columbia and Canada. This large customer base is served principally by American General Life and Accident Insurance Company ("AGLA"), American General Life Insurance Company ("AGL"), and, since January 1995, Franklin Life. Franklin Life was acquired to complement American General's existing life insurance distribution systems and further strengthen American General's positions in middle-income households, particularly in the Midwest. The $1.17 billion acquisition of Franklin Life increased segment assets and life insurance in force by approximately 45% and 35%, respectively. American General's life insurance companies meet the financial security needs of individual consumers, business owners and customers of financial institutions, and offer personalized service through a distribution system of approximately 14,000 sales representatives and general agents.

  Management believes that specialization is the key to success in the highly competitive life insurance marketplace. Each of American General's life insurance companies specializes in serving a different market segment. AGL serves the estate planning needs of middle- and upper-income households. Franklin Life provides individual life insurance to middle-income households, primarily in the Midwest. AGLA concentrates on meeting the basic life insurance needs of families with incomes of less than $50,000.

  Management believes that the life insurance companies' competitive advantages are a strong market presence, financial strength and a commitment to personalized customer service. The life insurance companies' strategy for future growth centers on growing internally by increasing the size and productivity of the distribution systems and externally by pursuing selective acquisitions.

            SELECTED HISTORICAL FINANCIAL DATA OF AMERICAN GENERAL

  The following table presents selected historical financial data of American General Corporation and its consolidated subsidiaries for the periods indicated. The historical financial data as of and for the five years ended December 31, 1994 was derived from American General's audited consolidated financial statements. The financial data as of and for the nine months ended September 30, 1995 and September 30, 1994 was derived from American General's unaudited quarterly financial statements, which, in the opinion of American General's management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of such data. The data for the nine months ended September 30, 1995 and September 30, 1994 are not necessarily indicative of results of operations for the entire year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of American General included or incorporated by reference in this Proxy Statement/Prospectus.

                                  (IN MILLIONS, EXCEPT PER SHARE DATA AND RATIO DATA)
                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                          ------------------    ---------------------------------------------
                          1995(a)      1994      1994       1993       1992    1991    1990
                          ---------   ------    -------    -------    ------- ------- -------
Operating Results
Premiums and other
 considerations.........  $ 1,297     $  891    $ 1,210    $ 1,252    $ 1,213 $ 1,168 $ 1,154
Net investment income...    2,291      1,860      2,493      2,437      2,327   2,178   2,064
Finance charges.........    1,113        907      1,248      1,083        994     977     946
Realized investment
 gains (losses).........        8          5      (172)(b)       8         18       8     216(c)
Equity in earnings of
 investee...............       31         -          -          -          -       -       -
Other...................       78         48         62         49         50      64      54
                          -------     ------    -------    -------    ------- ------- -------
    Total revenues......    4,818      3,711      4,841      4,829      4,602   4,395   4,434
                          -------     ------    -------    -------    ------- ------- -------
Insurance and annuity
 benefits...............    2,239      1,647      2,224      2,311      2,198   2,065   1,868
Operating costs and
 expenses...............      986        790      1,075        970        986     950   1,005
Provision for finance
 receivable losses......      261        147        214        163        135     137     118
Write-down of goodwill..       -          -          -         300(d)      -       -       -
Interest expense
  Corporate.............      123         82        110        108        116     132     175
  Consumer Finance......      386        300        416        375        392     433     432
                          -------     ------    -------    -------    ------- ------- -------
    Total benefits and
     expenses...........    3,995      2,966      4,039      4,227      3,827   3,717   3,598
                          -------     ------    -------    -------    ------- ------- -------
Income before income tax
 expense................      823        745        802        602        775     678     836
Income tax expense......      277        267        289        352        242     198     274
                          -------     ------    -------    -------    ------- ------- -------
Income before net
 dividends on preferred
 securities of
 subsidiaries...........      546        478        513        250        533     480     562
Net dividends on
 preferred securities of
 subsidiaries...........       10         -          -          -          -       -       -
                          -------     ------    -------    -------    ------- ------- -------
Income before cumulative
 effect.................      536        478        513        250        533     480     562
Cumulative effect of
 accounting changes.....       -          -          -         (46)        -       -       -
                          -------     ------    -------    -------    ------- ------- -------
    Net income..........  $   536     $  478    $   513    $   204(e) $   533 $   480 $   562
                          =======     ======    =======    =======    ======= ======= =======
Per Share Data
Net income..............  $  2.59     $ 2.27    $  2.45    $   .94(e) $  2.45 $  2.13 $  2.35
Dividends...............      .93        .87       1.16       1.10       1.04    1.00     .79(f)
Book value..............    26.94(g)   19.32(g)   17.05(g)   23.96(g)   21.33   19.86   18.57
Average shares
 outstanding............    208.2      210.7      209.4      216.6      217.7   225.4   238.6
Coverage Ratios
Earnings to fixed
 charges................     2.52       2.80       2.40       2.13       2.37    2.06    2.20
Earnings to combined
 fixed charges and
 preferred stock
 dividends..............     2.45       2.80       2.40       2.13       2.37    2.06    2.20

                          SEPTEMBER 30,                     DECEMBER 31,
                         ------------------    ---------------------------------------------
                          1995       1994       1994       1993       1992    1991    1990
                         -------    -------    -------    -------    ------- ------- -------
Financial Position
Assets.................. $59,897(g) $45,384(g) $46,295(g) $43,982(g) $39,742 $36,105 $33,808
Invested assets.........  41,747(g)  30,925(g)  30,697(g)  31,876(g)  27,814  25,025  23,057
Finance receivables.....   8,139      7,219      7,694      6,390      6,038   5,794   5,667
Debt (including short-
 term)
  Corporate.............   1,914      1,660      1,836      1,686      1,987   1,981   2,053
  Consumer Finance......   7,568      6,632      7,090      5,843      5,484   5,243   5,096
Redeemable equity.......     743         44         47         -          -       -      296
Shareholders' equity....   5,512(g)   3,954(g)   3,457(g)   5,137(g)   4,616   4,329   4,138

--------
(a) Includes eight months of operations for American Franklin Company, which was acquired January 31, 1995.
(b) Results primarily from the capital gains offset program. See "Management's Discussion and Analysis" within American General's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference.
(c) Results primarily from the sale of substantially all of the common stock portfolio.
(d) See "Management's Discussion and Analysis" and Note 1.7 of Item 8, both within American General's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference.
(e) Includes effect of $300 million write-down of goodwill (see Note (d) above) and $46 million charge for cumulative effect of accounting changes.
(f) Excludes special dividends of $.61 per share.
(g) Includes the effect of SFAS 115. To facilitate analysis of period-to-period balances, the effect of SFAS 115, which was adopted at December 31, 1993, on reported balances is as follows:

                                                SEPTEMBER 30,   DECEMBER 31,
                                                -------------  ---------------
                                                 1995   1994    1994     1993
                                                ------ ------  -------  ------
   Increase (decrease) in assets............... $1,018 $ (621) $  (986) $1,040
   Increase (decrease) in invested assets......  1,627   (964)  (1,387)  1,594
   Increase (decrease) in shareholders'
    equity.....................................    697   (531)    (950)    676
   Increase (decrease) in book value per
    share......................................   3.36  (2.58)   (4.65)   3.14

  See "Management's Discussion and Analysis" and Note 1.2 of Item 8, both within American General's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference.

                   CERTAIN INFORMATION REGARDING INDEPENDENT

GENERAL

  Independent, with assets of $1.4 billion and shareholders' equity of $336 million as of September 30, 1995, is the parent company for a group of operating subsidiaries engaged in the sale and servicing of life, accident/health and property/casualty insurance products. Independent's operations are concentrated in the southeastern United States. Independent's operating subsidiaries are among the leading providers in the United States of insurance products utilizing the home service distribution method. According to the Life Insurers Conference, Independent ranks among the top ten of all companies using the home service distribution method, in terms of number of agencies, premiums and total assets. Independent was incorporated as a general business corporation under the laws of the State of Florida in 1980 to serve as the parent of Independent Life, an insurance company incorporated under the laws of the State of Florida in 1920. The principal executive offices of Independent are located at One Independent Drive, Jacksonville, Florida 32276, and its telephone number is (904) 358-5151.

RECENT DEVELOPMENTS

  Revenue for the fourth quarter ended December 31, 1995 totaled $116.1 million, and grew $30.2 million over the comparable quarter in 1994. The growth includes an increase in realized investment gains of $31.4 million, primarily related to the liquidation of shares of common stock held in Independent's securities portfolio, and a decrease in life insurance premiums of $1.0 million.

  Net income for the fourth quarter ended December 31, 1995 totaled $20.9 million, or $1.59 per share, and was aided by realized investment gains as mentioned above. Excluding realized investment gains, Independent reported a net loss for the fourth quarter ended December 31, 1995 of $273 thousand, or $.02 per share compared with net income of $3.5 million, or $.26 per share in the comparable quarter in the prior year. Results for the fourth quarter ended December 31, 1995 were lowered an aggregate of approximately $3.7 million, or $.28 per share from an increase in estimated legal exposures, and as previously reported, from the impact of Hurricane Opal and costs for professional services related to the Merger.

                                           (IN MILLIONS, EXCEPT PER SHARE DATA)
                                           QUARTER ENDED
                                            DECEMBER 31,        YEAR ENDED
                                            (UNAUDITED)        DECEMBER 31,
                                          ---------------- ---------------------
                                                              1995
                                           1995     1994   (UNAUDITED)   1994
                                          ------- -------- ----------- ---------
Total revenue............................ $116.1  $  85.9    $368.0    $  354.7
Net income............................... $ 20.9  $   4.1    $ 32.9    $   11.1
Net income per share..................... $  1.59 $    .31   $  2.50   $     .84

SUBSIDIARIES

  Independent has two principal insurance subsidiaries, Independent Life and Independent Property and Casualty Insurance Company ("Independent Casualty"). Representing approximately 91% of Independent's total assets, Independent Life offers life, accident and health insurance products to individuals. Independent Casualty offers property and casualty insurance including fire insurance coverage for buildings and contents and limited homeowners and automobile insurance products. Independent's principal non-insurance subsidiaries are Independent Investment Advisory Services, Inc., which provides investment advisory services to its affiliates, and Independent Real Estate Management Corporation, which provides real estate management services to its affiliates.

PRODUCTS AND SERVICES

  The insurance coverages offered by Independent and its subsidiaries are generally typical of those offered by others in the industry. Life, accident and health, and property and casualty insurance products are marketed by Independent through its career agents. For the nine months ended September 30, 1995, life insurance premiums comprised 63% of total premiums while accident and health premiums and property and casualty premiums contributed 21% and 16% of total premiums. The primary marketing area for Independent's insurance operations is in the southeastern United States, with approximately 70% of premium income being derived from the states of Florida, Georgia, South Carolina and Alabama.

               SELECTED HISTORICAL FINANCIAL DATA OF INDEPENDENT

  The following table presents selected historical financial data of Independent Insurance Group, Inc. and its consolidated subsidiaries for the periods indicated. The financial data for the five fiscal years ended December 31, 1994 have been derived from the audited consolidated financial statements of Independent for such periods. The financial data for the nine months ended September 30, 1995 and September 30, 1994 are unaudited, but in the opinion of Independent reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of such data. The data for the nine months ended September 30, 1995 and September 30, 1994 are not necessarily indicative of results of operations for the entire fiscal year. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of Independent incorporated by reference in this Proxy Statement/Prospectus.

                                      (IN MILLIONS, EXCEPT PER SHARE DATA)
                         NINE MONTHS ENDED
                           SEPTEMBER 30,               YEARS ENDED DECEMBER 31,
                         ------------------  --------------------------------------------------------
                           1995      1994      1994      1993            1992         1991     1990
                         --------  --------  --------  --------        --------     -------- --------
Operating Results
Revenue and Earnings
 Life premiums.......... $  123.5  $  125.6  $  167.4  $  177.1        $  174.1     $  175.8 $  171.8
 Property and casualty
  premiums..............     30.8      35.8      45.7     100.1           151.5        164.1    159.6
 Accident and health
  premiums..............     41.8      44.9      58.5      94.5           101.4        103.9    107.6
                         --------  --------  --------  --------        --------     -------- --------
 Premium income.........    196.1     206.3     271.6     371.7           427.0        443.8    439.0
 Realized investment
  gains (losses)........     (2.2)      3.3       4.4      14.8            14.4          5.4       .5
 Net investment income..     51.0      51.3      68.5      73.7            82.1         88.9     87.3
 Other income...........      7.0       7.9      10.2      11.4            10.0         10.6     13.4
                         --------  --------  --------  --------        --------     -------- --------
 Total revenues.........    251.9     268.8     354.7     471.6           533.5        548.7    540.2
 Costs and expenses.....    234.3     259.7     339.0     475.0(a)(b)     563.2(b)     510.8    498.2
                         --------  --------  --------  --------        --------     -------- --------
 Income (loss) from con-
  tinuing operations be-
  fore income tax ex-
  pense.................     17.6       9.1      15.7      (3.4)          (29.7)        37.9     42.0
 Income tax expense.....      5.6       2.1       4.6      (2.5)          (12.7)        10.9     12.3
                         --------  --------  --------  --------        --------     -------- --------
 Income (loss) from con-
  tinuing operations....     12.0       7.0      11.1       (.9)          (17.0)        27.0     29.7
 Income from
  discontinued
  operations............       -         -         -         .5             1.9          1.6      1.3
 Gain on disposition of
  discontinued
  operations............       -         -         -        6.9              -            -        -
                         --------  --------  --------  --------        --------     -------- --------
 Income (loss) before
  cumulative effect of
  change in accounting
  principles............     12.0       7.0      11.1       6.5           (15.1)        28.6     31.0
 Cumulative effect of
  change in accounting
  principles............       -         -         -      (42.8)             -            -        -
                         --------  --------  --------  --------        --------     -------- --------
 Net income (loss)...... $   12.0  $    7.0  $   11.1  $  (36.3)(a)(b) $  (15.1)(b) $   28.6 $   31.0
                         ========  ========  ========  ========        ========     ======== ========
Per Share Data
 Income (loss) from con-
  tinuing operations.... $    .92  $    .53  $    .84  $   (.07)       $  (1.29)    $   2.05 $   2.24
 Income from discontin-
  ued operations........       -         -         -        .56             .14          .13      .10
                         --------  --------  --------  --------        --------     -------- --------
 Income (loss) before
  cumulative effect of
  change in accounting
  principles............      .92       .53       .84       .49           (1.15)        2.18     2.34
 Cumulative effect of
  change in accounting
  principles............       -         -         -      (3.24)             -            -        -
                         --------  --------  --------  --------        --------     -------- --------
 Net income (loss)...... $    .92  $    .53  $    .84  $  (2.75)(a)(b) $  (1.15)(b) $   2.18 $   2.34
                         ========  ========  ========  ========        ========     ======== ========
 Book value............. $  25.49  $  21.17  $  20.30  $  24.00        $  25.96     $  27.95 $  25.95
 Dividends..............      .18       .18       .24       .24             .88          .87      .83
                           SEPTEMBER 30,                     DECEMBER 31,
                         ------------------  --------------------------------------------------------
                           1995      1994      1994      1993            1992         1991     1990
                         --------  --------  --------  --------        --------     -------- --------
Financial Position
 Assets................. $1,417.8  $1,388.6  $1,363.8  $1,478.0        $1,517.9     $1,450.5 $1,399.4
 Investments............  1,116.8   1,026.5   1,019.5   1,091.8         1,118.4      1,096.1  1,050.3
 Notes payable..........      5.4       6.2       7.5       6.8             8.0          2.4     10.2
 Shareholders' equity...    335.5     278.7     267.3     315.9           341.7        368.0    341.6
 Unrealized gains (loss-
  es) on debt securi-
  ties--gross...........     18.9     (33.8)    (46.7)     38.9            11.2         28.1      9.9
 Unrealized gains on
  equity securities--
  gross.................     32.7      13.8      11.7      12.2            17.6         17.2      3.4

                           SEPTEMBER 30,                     DECEMBER 31,
                         ------------------  ------------------------------------------------
                           1995      1994      1994      1993      1992      1991      1990
                         --------  --------  --------  --------  --------  --------  --------
Other Data
 Life insurance in
  force................. $7,109.3  $7,507.7  $7,320.6  $7,735.5  $7,723.3  $7,397.4  $7,256.9
 Average shares out-
  standing..............     13.2      13.2      13.2      13.2      13.2      13.2      13.3
 Property and casualty
  combined ratio........    102.3%    108.6%    119.6%    168.6%    147.5%    105.9%    102.9%

--------
(a) Includes restructuring charge of $23.0 million (pretax), increasing net loss by $14.9 million or $1.14 per share.

(b) Includes catastrophe losses from Hurricane Andrew of $9.7 million and $59.7 million (pretax) in 1993 and 1992, respectively, increasing net loss by $6.3 million or $.48 per share in 1993 and $38.8 million or $2.95 per share in 1992.

  The effect on fourth quarter pretax income of Independent due to Hurricane Opal, as calculated through December 31, 1995, is $1.58 million. This result includes the expense of reinstatement premiums for catastrophe reinsurance coverage of $700,000. It also includes $400,000 of income generated from administering flood claims due to Opal that are related to the National Flood Insurance Program.

  Recently issued accounting standards not yet adopted by Independent include Statement of Position (SOP) 94-6, Statement of Financial Accounting Standards
(SFAS) No. 121 and SFAS No. 123. SOP 94-6, Disclosure of Certain Significant Risks and Uncertainties, requires additional disclosures but does not have an impact on financial position or results of operations. SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, is effective for 1996 and will require Independent to examine the undiscounted cash flow and carrying value of any real estate acquired through foreclosure. Such real estate represents less than 1% of Independent's assets, the majority of which has been acquired during the last three years. At acquisition, such property is recorded in accordance with accounting standards, which has typically been at current market value. The effect of SFAS No. 121 on Independent has not been quantified. SFAS No. 123, Accounting for Stock-Based Compensation, is effective for 1996 and will not impact Independent.

                  SELECTED PRO FORMA PER SHARE AND OTHER DATA

  The following table presents the consolidated net income, book value, and dividends per share of American General and Independent on a historical basis, a pro forma basis for American General, and an equivalent pro forma basis for Independent. The table also presents American General's ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of American General on both a historical and pro forma basis. The historical data for American General and Independent was derived from their respective audited and unaudited consolidated financial statements. The American General Pro Forma A data was derived by combining American General's historical financial statements with those of American Franklin Company, acquired by American General on January 31, 1995, and a 40% interest in Western National Corporation, acquired on December 23, 1994, giving effect to these acquisitions under the purchase method of accounting for business combinations. The American General Pro Forma B data was derived by combining the American General Pro Forma A data with Independent's historical financial information, giving effect to the Merger under the purchase method of accounting. Equivalent pro forma information for Independent, with respect to holders of Independent Common Stock who receive American General Common Stock, is presented on an equivalent share basis, which reflects American General's Pro Forma B amounts multiplied by an assumed exchange ratio of .7692 per share which is based on an assumed Average Closing Price of $35.75, the closing price of American General Common Stock on January 25, 1996.

  The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of American General and Independent incorporated herein by reference, and the unaudited pro forma financial information and notes thereto included in American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference. Additional pro forma financial information, including a balance sheet and income statement, are not presented herein since Independent does not fall within the definition of a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                                  AMERICAN GENERAL               INDEPENDENT
                         ---------------------------------- ---------------------
                                    PRO FORMA A PRO FORMA B            EQUIVALENT
                         HISTORICAL  (a), (c)    (b), (c)   HISTORICAL PRO FORMA
                         ---------- ----------- ----------- ---------- ----------
Year Ended December 31,
 1994:
Per Share Data
  Net income............   $ 2.45     $ 2.77      $ 2.73      $  .84     $ 2.10
  Book value (at end of
   period)..............    17.05      17.05       17.48       20.30      13.45
  Dividends.............     1.16       1.16        1.16         .24        .89
Coverage Ratios
  Earnings to fixed
   charges..............     2.40       2.55        2.54
  Earnings to combined
   fixed charges and
   preferred stock
   dividends............     2.40       2.39        2.36
Nine Months Ended Sep-
 tember 30, 1995:
Per Share Data
  Net income............   $ 2.59     $ 2.58      $ 2.57      $  .92     $ 1.98
  Book value (at end of
   period)..............    26.94      26.94       27.12       25.49      20.86
  Dividends.............      .93        .93         .93         .18        .72
Coverage Ratios
  Earnings to fixed
   charges..............     2.52       2.57        2.58
  Earnings to combined
   fixed charges and
   preferred stock
   dividends............     2.45       2.41        2.40

--------
(a) The unaudited consolidated pro forma results for the year ended December 31, 1994, and for the nine months ended September 30, 1995, are based on American General's historical results, adjusted to reflect the impact of the acquisitions of American Franklin Company on January 31, 1995, and a 40% interest in Western National Corporation on December 23, 1994, as if both had occurred on January 1, 1994. See American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference. Pro forma book value per share is calculated as if both acquisitions had occurred on the respective balance sheet dates. Pro forma dividends per share assume dividends are consistent with American General's historical dividend level.

(b) The unaudited consolidated pro forma results for the year ended December 31, 1994, and for the nine months ended September 30, 1995, are based on American General's Pro Forma A results (see Note (a) above), adjusted to reflect the impact of the Merger of Independent as if it had occurred on January 1, 1994. See American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference. Pro forma book value per share is calculated as if the Merger had occurred on the respective balance sheet dates. Pro forma dividends per share assume dividends are consistent with American General's historical dividend level.

   For purposes of calculating American General's Pro Forma B data, the acquisition price for Independent of $362 million is assumed to be financed by issuances of American General's common stock (25%), American General's 7% convertible preferred stock (25%), and cash (50%).

   American General plans to consolidate Independent's operations into those of its life insurance subsidiary, American General Life and Accident Insurance Company (AGLA). The consolidation is expected to take 18 to 24 months and, when completed, should result in a reduction in annual operating expenses of approximately $75 million. These operating expense savings are expected to result from the consolidation of Independent's home office into AGLA's Nashville home office, the consolidation of a substantial number of district offices, and the sale of the Independent home office building. The American General Pro Forma B data has not been adjusted to reflect the expected expense reductions, since the extent and timing of such expense reductions may vary from management's current expectations.

(c) The unaudited pro forma information is not necessarily indicative of American General's consolidated financial data had the acquisitions been consummated at the assumed dates (see Notes (a) and (b) above), nor is it necessarily indicative of American General's consolidated financial data for any future period.

                        MARKET PRICE DATA AND DIVIDENDS

  American General Common Stock is listed and traded on the NYSE, the Pacific Stock Exchange, the London Stock Exchange, the Basel Stock Exchange, the Geneva Stock Exchange and the Zurich Stock Exchange under the symbol "AGC." Currently, no shares of American General 7% Convertible Preferred Stock are issued or outstanding. Independent Non-Voting Common Stock is listed and traded on the Nasdaq National Market under the symbol "INDHK." Independent Voting Common Stock is closely-held and there is no public market in which such shares are traded. The table below sets forth, for the quarters indicated, (i) the quarterly per share cash dividends paid (a) to holders of American General Common Stock and (b) to holders of Independent Common Stock,
(ii) the high and low sales prices of American General Common Stock as reported by the NYSE Composite Tape and (iii) the high and low sales prices of Independent Non-Voting Common Stock, as reported by the Nasdaq National Market.

                                            DIVIDENDS
                                            DECLARED    PRICE OF
                              PRICE OF         PER     INDEPENDENT   DIVIDENDS
                          AMERICAN GENERAL  AMERICAN   NON-VOTING   DECLARED PER
                            COMMON STOCK     GENERAL  COMMON STOCK  INDEPENDENT
                          -----------------  COMMON   -------------    COMMON
                            HIGH     LOW      SHARE    HIGH   LOW      SHARE
                          -------- -------- --------- ------ ------ ------------
Year ended December 31,
 1990:
  First Quarter.........  $  20.13 $  14.07  $.1975   $22.00 $20.75     $.20
  Second Quarter........     25.32    17.69   .1975    22.63  20.75      .21
  Third Quarter.........     24.13    14.25   .1975    21.75  16.25      .21
  Fourth Quarter........     16.75    11.75   .1975    17.00  13.25      .21
Year ended December 31,
 1991:
  First Quarter.........  $  19.56 $  14.00  $  .25   $20.75 $16.25     $.21
  Second Quarter........     20.56    18.19     .25    21.25  19.50      .22
  Third Quarter.........     20.25    18.88     .25    21.00  16.75      .22
  Fourth Quarter........     22.81    19.50     .25    20.50  17.25      .22
Year ended December 31,
 1992:
  First Quarter.........  $  22.38 $  20.13  $  .26   $22.75 $18.25     $.22
  Second Quarter........     24.63    20.50     .26    22.25  18.00      .22
  Third Quarter.........     25.19    23.69     .26    20.75  14.50      .22
  Fourth Quarter........     29.38    23.63     .26    16.00  13.50      .22
Year ended December 31,
 1993:
  First Quarter.........  $  32.88 $  27.31  $ .275   $18.00 $15.25     $.06
  Second Quarter........     33.25    27.75    .275    18.25  13.75      .06
  Third Quarter.........     36.50    30.13    .275    17.50  13.75      .06
  Fourth Quarter........     34.75    26.25    .275    17.00  14.00      .06
Year ended December 31,
 1994:
  First Quarter.........  $  29.63 $  25.50  $  .29   $16.75 $15.00     $.06
  Second Quarter........     29.38    24.88     .29    16.25  14.00      .06
  Third Quarter.........     30.50    26.88     .29    14.75  13.50      .06
  Fourth Quarter........     28.88    25.63     .29    13.75   9.75      .06
Year ending December 31,
 1995:
  First Quarter.........  $  33.25 $  27.50  $  .31   $16.00 $11.00     $.06
  Second Quarter........     35.50    31.13     .31    15.00  11.50      .06
  Third Quarter.........     38.88    33.63     .31    27.00  13.81      .06
  Fourth Quarter........     39.13    31.00     .31    27.50  22.00      .06
Year ending December 31,
 1996:
  First Quarter (through
   January 26, 1996)....    $36.00   $33.25  $  --    $27.50 $27.00     $.06

  The closing price of Independent Non-Voting Common Stock on July 12, 1995, the last full trading day prior to the announcement by Independent that it was undertaking efforts to maximize shareholder value, as reported by the Nasdaq National Market, was $14 per share. The closing prices of Independent Non-Voting Common Stock and American General Common Stock on October 18, 1995, the last full trading day prior to the public announcement of the Merger were $23 per share, as reported by the Nasdaq National Market, and $38.125 per share, as reported by the NYSE Composite Tape, respectively. The closing prices of Independent Non-Voting Common Stock and American General Common Stock on January 26, 1996, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, were $27.06 per share, as reported by the Nasdaq National Market, and $35.88 per share, as reported by the NYSE Composite Tape, respectively. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

  American General has paid cash dividends on American General Common Stock in each year since 1929. The regular dividend has been increased in each of the last 20 years. As of the date of this Proxy Statement/Prospectus, American General has not declared its dividend for the first quarter of 1996 but expects that when declared it will be payable to holders of record as of February 16, 1996. Future payment of dividends on the American General Common Stock will depend on earnings, financial condition, capital requirements and other relevant factors. Because American General is a holding company, its capacity to pay dividends is limited by the ability of its subsidiaries to pay dividends. Since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Furthermore, certain non-insurance subsidiaries are restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1994, the amount available to American General for dividends from subsidiaries not limited by restrictions was $1.1 billion.

  Independent has paid cash dividends on Independent Common Stock in each year since 1937. Independent currently pays cash dividends quarterly at an annual rate of $.24 per share. Future payment of dividends on the Independent Common Stock, in the event that the Merger is not consummated, will depend on earnings, financial condition, capital requirements and other relevant factors. Because Independent is a holding company, its capacity to pay dividends is limited by the ability of its subsidiaries to pay dividends. Since many of Independent's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to Independent without prior regulatory approval is limited by applicable laws and regulations. In addition, The Independent Life and Accident Insurance Company, Independent's principal life insurance subsidiary ("Independent Life") has agreed with the Florida Insurance Department not to pay dividends to Independent in excess of $6,000,000 in each of 1995 and 1996 without the prior approval of the Florida Insurance Department. At December 31, 1994, the amount available to Independent for dividends from subsidiaries not limited by restrictions was $9.9 million. As of that date, Independent held liquid assets having a book value of $1.6 million, which were available to pay dividends.

  On January 26, 1996, there were approximately 28,300 holders of record of American General Common Stock. On January 26, 1996, there were approximately 988 and 137 holders of record of Independent Non-Voting Common Stock and Independent Voting Common Stock, respectively.

                                 RISK FACTORS

  In addition to the other information contained in this Proxy
Statement/Prospectus, the shareholders of Independent should consider the following factors in deciding whether to approve the Merger and in making their election as to which form of Merger Consideration they elect to receive in the Merger.

ABSENCE OF PRIOR PUBLIC TRADING MARKET FOR AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK

  The terms of the American General 7% Convertible Preferred Stock were determined in negotiations between American General and Independent. Because there will have been no issued or outstanding shares of American General 7% Convertible Preferred Stock prior to the Merger, and thus no public trading market for the American General 7% Convertible Preferred Stock, no prediction or assurance can be made as to whether the market value of a share of American General 7% Convertible Preferred Stock will be higher, lower, or equal to the market value of the American General Common Stock at the Effective Time.

UNCERTAINTY AS TO TRADING MARKET AND LIQUIDITY FOR AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK AFTER THE MERGER

  Application has been made to list the American General 7% Convertible Preferred Stock on the NYSE following the Merger. The NYSE has not yet approved the listing application, although it has indicated that it would likely approve the application if, following the Merger, there is a sufficient public float and number of beneficial holders of such stock to warrant trading on the NYSE. Although the NYSE retains discretion with respect to listing applications, it has indicated that, to qualify for listing on the NYSE, at minimum it will require that the American General 7% Convertible Preferred Stock be held by at least 100 beneficial owners and that there be at least 100,000 shares outstanding with an aggregate market value of at least $2 million (excluding, in each case, shares held by holders of more than 10% of the American General 7% Convertible Preferred Stock). Because the number of shares of American General 7% Convertible Preferred Stock that Independent shareholders elect to receive in the Merger will not be known until after the Election Deadline, the NYSE's final determination as to whether the American General 7% Convertible Preferred Stock will in fact be approved for listing on the NYSE will not be made until after the Merger. In addition, American General and Independent believe that if the American General 7% Convertible Preferred Stock is not approved for listing on the NYSE, it is highly unlikely that such shares could be approved for inclusion in the Nasdaq National Market. ACCORDINGLY, INDEPENDENT SHAREHOLDERS SHOULD BE AWARE THAT THE AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK MAY NOT BE APPROVED FOR LISTING ON THE NYSE OR THE NASDAQ NATIONAL MARKET FOLLOWING THE MERGER. The failure to be listed on either the NYSE or the Nasdaq National Market following the Merger would likely have an adverse effect on the liquidity of the American General 7% Convertible Preferred Stock. Furthermore, the market for the American General 7% Convertible Preferred Stock may be relatively illiquid even if it is listed on the NYSE or Nasdaq National Market, especially if relatively few holders of Independent Common Stock elect to receive shares of American General 7% Convertible Preferred Stock in the Merger. This illiquidity may adversely affect the market price of such shares prevailing from time to time and subject the market price of such shares to significant fluctuations based on relatively small trading volume.

LESS EQUITY APPRECIATION FOR AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK

  The opportunity for equity appreciation afforded by shares of American General 7% Convertible Preferred Stock will be less than that afforded by American General Common Stock because the Optional Conversion Rate will be equivalent to 121% of the Average Closing Price and American General may, at its option, redeem shares of American General 7% Convertible Preferred Stock at any time on or after the Initial Redemption Date and may be expected to do so if, among other circumstances, the then Current Market Price of American General Common Stock exceeds the Call Price. See "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--American General 7% Convertible Preferred Stock."

DETERMINATION OF EXCHANGE RATIO

  The Exchange Ratio will be determined based on an average market price of the American General Common Stock during the ten Trading Days ending on and including the fifth Trading Day prior to the Effective Time. Therefore, no assurance can be given that at the Effective Time the product of the Exchange Ratio and the market value of a share of American General Common Stock will not be higher or lower than $27.50.

TAX CONSEQUENCES INVOLVED IN MAKING ELECTIONS

  There may be materially different tax consequences involved in electing to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration. See "THE PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to holders of Independent Common Stock in connection with the solicitation of proxies by the Independent Board for use at the Special Meeting to be held at the principal executive offices of Independent, One Independent Drive, Jacksonville, Florida 32276, at 10:00 a.m. on February 29, 1996, and any adjournment or postponement thereof.

  At the Special Meeting, the holders of Independent Voting Common Stock and the holders of Independent Non-Voting Common Stock eligible to vote will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. Holders of Independent Voting Common Stock will also be asked to consider and vote upon such other business as may properly come before the Special Meeting.

RECORD DATE

  The Independent Board has fixed the close of business on January 8, 1996 as the record date (the "Record Date") for the determination of holders of Independent Common Stock entitled to notice of the Special Meeting. Under Florida law, all shareholders are entitled to notice of the Special Meeting. Only holders of Independent Common Stock as of the Record Date will be entitled to vote at the Special Meeting. On the Record Date, there were 5,688,775 shares outstanding of Independent Voting Common Stock and 7,475,725 shares outstanding of Independent Non-Voting Common Stock.

QUORUM

  The presence, in person or by proxy, at the Special Meeting of the holders of (i) a majority of the shares of Independent Non-Voting Common Stock outstanding and entitled to vote at the Special Meeting, and (ii) a majority of the shares of Independent Voting Common Stock outstanding and entitled to vote at the Special Meeting, will be necessary to constitute a quorum.

VOTES REQUIRED; VOTING RIGHTS

  The affirmative votes of (i) the holders of a majority of the shares of Independent Voting Common Stock entitled to vote and voting as a separate class and (ii) the holders of a majority of the shares of Independent Non-Voting Common Stock entitled to vote and voting as a separate class are required to approve the Merger Agreement. Each share of Independent Non-Voting Common Stock is entitled to one vote with respect to the approval and adoption of the Merger Agreement at the Special Meeting. For a discussion of to what extent holders of Independent Non-Voting Common Stock may vote on other matters presented at the Special Meeting, see "DESCRIPTION OF INDEPENDENT CAPITAL STOCK--Independent Voting Common Stock and Independent Non-Voting Common Stock." Each share of Independent Voting Common Stock is entitled to one vote with respect to all matters presented at the Special Meeting.

  If fewer shares of Independent Common Stock are voted in favor of the Merger than the number required for approval, it is expected that the Special Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes. If a motion to adjourn the meeting is presented for the purpose of allowing additional time to solicit proxies, shareholders providing proxies that are not voted against the Merger will be deemed to have conferred discretionary authority to vote for such adjournment, and shares voted against the Merger shall be voted against a motion to adjourn such meeting. See "--Solicitation of Proxies."

  Under the rules of the National Association of Securities Dealers, brokers who hold shares in "street name" have the authority to vote on certain matters when they do not receive instructions from beneficial owners. However, this authority does not extend to voting on the Merger Agreement. Accordingly, brokers who do not receive instructions will not be entitled to vote on the Merger Agreement. In tabulating the vote on the Merger, abstentions and broker non-votes will have the same effect as votes against the Merger.

  As of the Record Date, the directors and executive officers of Independent (13 persons) owned beneficially an aggregate of 3,673,579 shares of the Independent Voting Common Stock (constituting approximately 64.6% of the outstanding shares) and 2,377,147 shares of Independent Non-Voting Stock (constituting approximately

31.8% of the outstanding shares). See "SECURITY OWNERSHIP--Security Ownership of Certain Beneficial Owners, Directors and Management of Independent." Other than 6,000 shares held by an officer of American General, to the knowledge of American General, no executive officer or director of American General owns any shares of Independent Common Stock.

  Based on a Schedule 13D dated December 5, 1995, Tweedy, Browne Company L.P., a Delaware limited partnership ("TBC"), holds 637,055 shares of Independent Non-Voting Common Stock (approximately 8.56% of Independent Non-Voting Common Stock outstanding as of December 31, 1995). See "SECURITY OWNERSHIP--Security Ownership of Certain Beneficial Owners, Directors and Management of Independent.

DISSENTERS' RIGHTS

  Holders of Independent Non-Voting Common Stock do not have dissenters' rights in connection with the Merger because Independent Non-Voting Common Stock was traded on the Nasdaq National Market as of the Record Date. However, holders of Independent Voting Common Stock who comply with the applicable requirements of the FBCA may dissent from the Merger and obtain payment for the fair value of their Independent Common Stock. See "THE PROPOSED MERGER-- Dissenters' Rights" and the excerpted sections of the FBCA attached hereto as Annex C.

SOLICITATION OF PROXIES

  If a shareholder attends the Special Meeting, he or she may vote by ballot. However, many of Independent's shareholders may be unable to attend the Special Meeting. Therefore, the Independent Board is soliciting proxies so that each holder of Independent Voting Common Stock and Independent Non-Voting Common Stock on the Record Date has the opportunity to vote on the proposals to be considered at the Special Meeting on which each is entitled to vote.

  When a proxy is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy. If a shareholder does not return a signed proxy or vote in person at the Special Meeting, his or her shares will not be voted. Shareholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted. If a holder of Independent Voting Common Stock or Independent Non-Voting Common Stock returns a signed proxy, but does not indicate how his or her shares are to be voted, the shares represented by the proxy will be voted FOR approval and adoption of the Merger Agreement.

  The Independent Board does not know of any matters other than those described in the notice of the Special Meeting that are to come before the Special Meeting. If any other matters are properly brought before the Special Meeting, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the Merger or soliciting additional proxies in favor of the proposal to adopt and approve the Merger Agreement, one or more of the persons named on the proxy card will vote the shares represented by such proxy upon such matters as determined in their best judgment and consistent with the voting rights of such shares as provided by the Independent Bylaws and the FBCA; provided, however, that no proxy that is voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked or withdrawn prior to such reconvened meeting. See "-- Votes Required; Voting Rights."

  Any Independent shareholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying in writing the Corporate Secretary of Independent at One Independent Drive, Jacksonville, Florida 32276, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the Special Meeting. Additional proxy cards are available from the Information Agent. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

  In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Independent in person or by telephone, telegram or other means of communications. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Independent has retained Georgeson & Company Inc., a proxy solicitation firm, to act as Information Agent in connection with the election by Independent shareholders of the type of consideration to be received in the Merger and to assist with soliciting and tabulating proxies for the Special Meeting at an estimated expense of approximately $9,000, plus reasonable out-of-pocket expenses. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Independent will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. Independent will bear all costs and expenses of this solicitation other than expenses incurred in connection with printing and mailing of this Proxy Statement/Prospectus, which will be shared equally by Independent and American General.

  SHAREHOLDERS SHOULD NOT SEND IN ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS. PROXY CARDS SHOULD BE SENT TO GEORGESON & COMPANY INC. SHARE CERTIFICATES SHOULD BE SENT WITH THE ENCLOSED FORM OF ELECTION/LETTER OF TRANSMITTAL TO FIRST CHICAGO TRUST COMPANY OF NEW YORK, AS EXCHANGE AGENT.

                              THE PROPOSED MERGER

GENERAL

  The following is a brief summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is included in this Proxy Statement/Prospectus as Annex A and is incorporated herein by reference. A description of the relative rights, privileges and preferences of Independent Common Stock on the one hand, and American General Stock, on the other, including certain material differences between the rights of holders of such stock, is set forth under "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK"; "DESCRIPTION OF INDEPENDENT CAPITAL STOCK" and "COMPARISON OF SHAREHOLDER RIGHTS."

CLOSING; EFFECTIVE TIME

  The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place as promptly as practicable following the Special Meeting and after the last of the regulatory approvals and other conditions set forth in the Merger Agreement are satisfied or waived. The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of Florida in accordance with the FBCA and Articles of Merger with the Secretary of State of Missouri in accordance with The General and Business Corporation Law of Missouri, or at such later time as may be designated in such filings as the effective time of the Merger (the "Effective Time"). Such filings will be made as soon as practicable after the Closing. The Closing will take place as soon as practicable following the approval of the Merger Agreement by Independent shareholders and the satisfaction or waiver of the other conditions to each party's obligation to consummate the Merger.

CONVERSION OF SHARES

  Each share of Independent Common Stock outstanding prior to the Effective Time (other than dissenting shares) will be converted into, exchanged for and represent the right to receive any of the following: (i) a fraction of a share of American General Common Stock equal to the Exchange Ratio; (ii) a fraction of a share of American General 7% Convertible Preferred Stock equal to the Exchange Ratio; or (iii) $27.50 in cash. Independent shareholders will be entitled to elect to receive any proportion of Common Stock Consideration, Convertible Preferred Stock Consideration or Cash Consideration in exchange for their shares, provided that all elections will be subject to the procedures described below with respect to the allocation of available Cash Consideration and Convertible Preferred Stock Consideration. For a description of the terms of the American General 7% Convertible Preferred Stock, see "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--American General 7% Convertible Preferred Stock." In the event that the Average Closing Price of American General Common Stock falls below $24.99 per share, which would result in an Exchange Ratio greater than 1.10, the Independent Board will consider resoliciting proxies. See "THE SPECIAL MEETING--Solicitation of Proxies."

FRACTIONAL SHARES

  No fractional shares of American General Stock will be issued in the Merger, and such fractional shares will not entitle the owners thereof to any rights of a holder of American General Stock. Instead, each record holder of Independent Common Stock who would otherwise have been entitled to receive a fraction of a share of American General Stock upon surrender of certificates representing Independent Common Stock for exchange will, upon surrender of Independent Common Stock certificates, be entitled to receive a cash payment (without interest) equal to the product of such fraction multiplied by the Average Closing Price. Beneficial holders of Independent Common Stock who do not own their shares of record should consult with the record holder of such shares with regard to the receipt of the consideration to be received upon the exchange of their Independent Common Stock certificates in the Merger.

SHAREHOLDER ELECTIONS

  Each record holder of shares of Independent Common Stock issued and outstanding immediately prior to the Election Deadline (as hereinafter defined) will be entitled to submit a request specifying the percentage of his or her shares of Independent Common Stock which such record holder desires to have converted into (i) Common Stock Consideration (a "Common Stock Election"), (ii) Convertible Preferred Stock Consideration (a "Convertible Preferred Stock Election") and/or (iii) Cash Consideration (a "Cash Election"), or to indicate that such record holder has no preference as to the receipt of Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration for such shares (a "Non-Election"). A Common Stock Election and a Convertible Preferred Stock Election are collectively referred to as a "Stock Election."

  Each record holder making a Cash Election will be entitled to submit a request specifying the percentage of such holder's shares, if any, with respect to which a Cash Election was made ("Cash Election Shares") but which are not converted into Cash Consideration, he or she desires to have converted into Common Stock Consideration and/or Convertible Preferred Stock Consideration. Each record holder making a Convertible Preferred Stock Election will be entitled to submit a request specifying the percentage of such holder's shares, if any, with respect to which a Convertible Preferred Stock Election was made, but which are not converted into Convertible Preferred Stock Consideration, he or she desires to have converted into Common Stock Consideration and/or Cash Consideration. Shares of Independent Common Stock in respect of which a Non-Election is made ("Non-Election Shares") shall be deemed to be shares in respect of which a Common Stock Election has been made.

CERTAIN ELECTION CONSIDERATIONS

  In making an election for Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration, Independent shareholders are urged to consider the following factors: (i) because the Exchange Ratio will be determined based on an average market price of the American General Common Stock during the ten Trading Days ending on and including the fifth Trading Day prior to the Effective Time, no assurance can be given that the product of the Exchange Ratio and the market value of a share of American General Common Stock will not be higher or lower than $27.50 at the Effective Time of the Merger; (ii) although American General has agreed to use all reasonable efforts to have the American General 7% Convertible Preferred Stock listed on the NYSE or the Nasdaq National Market, no assurance can be given that such shares will in fact be so listed, or, if listed, that an active trading market with respect to such shares will develop or be sustained (See "RISK FACTORS-- Uncertainty as to Trading Market and Liquidity for American General 7% Convertible Preferred Stock after the Merger"); (iii) the terms of the American General 7% Convertible Preferred Stock were determined in negotiations between American General and Independent and because there will have been no public market for the American General 7% Convertible Preferred Stock prior to the Effective Time, no prediction or assurance is given as to whether at the Effective Time the market value of a share of American General 7% Convertible Preferred Stock will be higher, lower or the same as the market value of a share of American General Common Stock; and (iv) there may be materially different tax consequences involved in electing to receive Common Stock Consideration, Convertible Preferred Stock Consideration and/or Cash Consideration, as described below under "THE PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger." See "Opinion of Independent Financial Advisor--Analysis of American General 7% Convertible Preferred Stock" for a discussion of the valuation of the American General 7% Convertible Preferred Stock.

  NONE OF AMERICAN GENERAL, INDEPENDENT, THE AMERICAN GENERAL BOARD OR THE INDEPENDENT BOARD MAKES ANY RECOMMENDATION AS TO WHETHER SHAREHOLDERS SHOULD ELECT TO RECEIVE COMMON STOCK CONSIDERATION, CONVERTIBLE PREFERRED STOCK CONSIDERATION AND/OR CASH CONSIDERATION IN THE MERGER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO ANY SUCH ELECTION. AS A RESULT OF THE ALLOCATION PROCEDURES DESCRIBED HEREIN, A SHAREHOLDER WHO ELECTS TO CONVERT (I) IN EXCESS OF APPROXIMATELY 50% OF HIS OR HER INDEPENDENT COMMON STOCK INTO AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK AND/OR (II) IN EXCESS OF APPROXIMATELY 50% OF HIS OR HER INDEPENDENT COMMON STOCK INTO CASH MAY NOT RECEIVE THE CONSIDERATION HE OR SHE HAS ELECTED WITH RESPECT TO SUCH EXCESS. IF A SHAREHOLDER MAKES NO ELECTION, HE OR SHE WILL RECEIVE COMMON STOCK CONSIDERATION IN THE MERGER.

PROCEDURES FOR SHAREHOLDER ELECTIONS

  Independent shareholders will be required to make their elections by completing and mailing the Form of Election/Letter of Transmittal enclosed with this Proxy Statement/Prospectus ("Election Form") to the Exchange Agent. To be effective, an Election Form must be (i) properly completed, signed and submitted to the

Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two Trading Days prior to the closing date of the Merger, which date shall be publicly announced by American General as soon as practicable but in no event less than five Trading Days prior to the Closing Date, (the "Election Deadline") and (ii) accompanied by the certificates representing the shares of Independent Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). Independent will use all reasonable efforts to make an Election Form available to all persons who become holders of record of Independent Common Stock between the date of mailing of this Proxy Statement/Prospectus and the Election Deadline. Additional Election Forms may be obtained from the Information Agent.

  Independent shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Election Forms have been properly completed, signed and submitted or revoked. The decision of Independent (or the Exchange Agent, as the case may be) in such matters will be conclusive and binding. Neither Independent nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent.

  A holder of shares of Independent Common Stock who does not submit an effective Election Form prior to the Election Deadline will be deemed to have made a Non-Election. Shares of Independent Common Stock with respect to which a Non-Election has been made will be converted into the right to receive Common Stock Consideration without regard to the preference of the holder of such shares. If Independent or the Exchange Agent determines that any purported Stock Election or Cash Election was not effectively made, such purported Stock Election or Cash Election will be deemed to be of no force and effect and the shareholder making such purported Stock Election or Cash Election will, for purposes hereof, be deemed to have made a Non-Election and will be converted into Common Stock Consideration.

  An election may be revoked but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of Independent Common Stock which have been submitted to the Exchange Agent in connection with an election will be returned without charge to the holder thereof in the event such election is so revoked and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Election Form is thereafter submitted in accordance with the above, such shares will be deemed to be Non-Election Shares.

  In the event that the Merger Agreement is terminated pursuant to the provisions thereof and any shares of Independent Common Stock have been transmitted to the Exchange Agent pursuant to the provisions thereof, such shares shall be returned as promptly as practicable without charge to the person submitting the same. See "--The Merger Agreement--Termination."

ALLOCATION RULES

  The following is a summary of the allocation rules with respect to the cash and American General 7% Convertible Preferred Stock available for election as Merger Consideration, as set forth in the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference.

 ALLOCATION OF CASH AVAILABLE FOR ELECTION

  The Merger Agreement provides that the maximum cash consideration that can be paid in the Merger is the Cash Price multiplied by 50% of the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Effective Time, less the amount of cash needed to be paid in lieu of fractional shares and with respect to dissenting shares (the "Cash Available for Election"). Assuming an insignificant number of dissenting shares and the maximum payment with respect to shareholders in lieu of fractional shares, the Cash Available for Election is presently estimated to be approximately $181 million.

However, if certain representations are not obtained from each person deemed to own, immediately prior to the Closing, 5% or more of the Independent Common Stock, then the Cash Available for Election may be reduced by up to the value of the Independent Common Stock owned by such persons who do not provide such representations. Such representations have been obtained from all persons deemed to own, as of the date of this Proxy Statement/Prospectus, 5% or more of the Independent Common Stock. In the event that the product of the aggregate number of Cash Election Shares and the Cash Price exceeds the Cash Available for Election, the Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

      (i) the Exchange Agent will determine the quotient obtained by dividing the Cash Available for Election by the product of (A) the Cash Price and (B) the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (the "Guaranteed Cash Percentage");

      (ii) the Exchange Agent will distribute to each shareholder who has elected to have such number of his or her shares converted into Cash Consideration which as a percentage of the total number of shares of Independent Common Stock held by such holder (the "Elected Cash Percentage") is equal to or less than the Guaranteed Cash Percentage, Cash Consideration for each of the Cash Election Shares of such shareholder;

      (iii) the Exchange Agent will distribute to each shareholder whose Elected Cash Percentage is greater than the Guaranteed Cash Percentage, Cash Consideration (A) for that number of Cash Election Shares equal to the product of the number of shares of Independent Common Stock owned by such record holder and the Guaranteed Cash Percentage, and (B) for that number of Cash Election Shares equal to the product of the number of Cash Election Shares which were not converted into Cash Consideration pursuant to clause (A) above and the quotient determined by dividing (x) the Cash Available for Election less the aggregate amount of Cash Consideration paid to all shareholders pursuant to clauses (ii) and (iii)(A) above by (y) the product of the Cash Price and the aggregate number of Cash Election Shares which were not entitled to be converted into Cash Consideration pursuant to clause
    (iii)(A) above; and

      (iv) all other Cash Election Shares which were not able to be converted into Cash Consideration pursuant to the above will be converted into such Stock Consideration as each record holder of such shares directs, and in the absence of such direction, such shares shall be treated as Non-Election Shares.

 ALLOCATION OF AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK AVAILABLE FOR ELECTION

  The Merger Agreement provides that no more than 50% of the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Merger may be converted into Convertible Preferred Stock Consideration. In the event that the aggregate number of shares of Independent Common Stock in respect of which Convertible Preferred Stock Elections are made (the "Convertible Preferred Stock Election Amount") exceeds 50% of the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, the Convertible Preferred Stock Election Shares shall be converted into the right to receive Convertible Preferred Stock Consideration and/or other Merger Consideration in the following manner:

      (i) the Exchange Agent will distribute to each Independent
    Shareholder who elects to convert 50% or less of his Independent Common Stock into Convertible Preferred Stock Consideration, the full Convertible Preferred Stock Consideration elected by such party;

      (ii) the Exchange Agent will distribute to each Independent
    Shareholder who elects to convert more than 50% of his Independent Common Stock into Convertible Preferred Stock Consideration,
    Convertible Preferred Stock Consideration

        (A) for that number of Convertible Preferred Stock Election Shares equal to 50% of the number of shares of Independent Common Stock owned by such record holder, and

        (B) for that number of Convertible Preferred Stock Election Shares equal to the product of (1) the number of Convertible Preferred Stock Election Shares owned by such shareholder which were not converted into Convertible Preferred Stock Consideration pursuant to the above and (2) the quotient obtained by dividing (x) 50% of the aggregate number of shares of Independent Common Stock issued and outstanding immediately prior to the Merger less the aggregate amount of Convertible Preferred Stock Election Shares converted to Convertible Preferred Stock Consideration pursuant to clauses (i) and (ii)(A) above by (y) the aggregate number of Convertible Preferred Stock Election Shares which were not entitled to be so converted pursuant to clause (ii)(A) above; and

      (iii) all other Convertible Preferred Stock Election Shares will be converted into such other Merger Consideration as each record holder of such shares directs, subject to the above, and in the absence of such direction, such shares will be treated as Non-Election Shares.

 ORDER OF ALLOCATION

  In the event that it is necessary to allocate both the Cash Election Shares and the Convertible Preferred Stock Election Shares, the Convertible Preferred Stock Election Shares will be allocated first. Such order of allocation was selected to facilitate the process of computing the Cash Available for Election.

 ILLUSTRATION OF POTENTIAL UNFAVORABLE EFFECTS OF ALLOCATION PROCEDURES

  The table below illustrates the most unfavorable allocation that a holder of 100 shares of Independent Common Stock might experience, assuming the elections specified in the table and assuming that (i) the shareholder requests that shares that cannot be converted into American General 7% Convertible Preferred Stock or cash because of the application of the allocation procedures described above be converted into cash or American General 7% Convertible Preferred Stock, respectively, (ii) no cash is paid to dissenters and (iii) payments on account of fractional shares are negligible.

         NUMBER OF SHARES ELECTED TO BE      NUMBER OF SHARES ACTUALLY CONVERTED
                 CONVERTED INTO                              INTO
     -------------------------------------- --------------------------------------
     AMERICAN GENERAL                       AMERICAN GENERAL
      7% CONVERTIBLE       AMERICAN GENERAL  7% CONVERTIBLE       AMERICAN GENERAL
     PREFERRED STOCK  CASH   COMMON STOCK   PREFERRED STOCK  CASH   COMMON STOCK
     ---------------- ---- ---------------- ---------------- ---- ----------------
            70         30          0               50         50          0
            30         70          0               50         50          0
            70         20         10               50         40         10
            20         70         10               40         50         10
            40         40         20               40         40         20

  The table above is not representative of the results applicable to a shareholder who requests that his or her shares of Independent Common Stock that are subject to application of the allocation procedures described above be converted into shares of American General Common Stock.

 SUBMISSION OF MULTIPLE ELECTION FORMS

  For the purpose of applying the allocation provisions described above, the Exchange Agent will be entitled to assume that the shares of Independent Common Stock submitted by an Independent shareholder pursuant to a given Election Form represent all the shares of Independent Common Stock owned of record by such shareholder, and the Exchange Agent will not aggregate such shares with other shares of Independent Common Stock owned by such record holder that are transmitted pursuant to another Election Form. Accordingly, Independent shareholders should be aware that transmitting shares pursuant to different Election Forms could, under some circumstances, result in some of the shares of Independent Common Stock owned by such shareholder being subject to allocation treatment that is less favorable than the allocation treatment that would have been applied had such shares been submitted with a single Election Form.

EXCHANGE OF CERTIFICATES

  Upon surrender of each certificate representing shares of Independent Common Stock, the Exchange Agent will pay to the holder of such certificate, as soon as practicable after the Effective Time, the applicable Merger Consideration (and cash in lieu of fractional shares) and such certificate will thereafter be cancelled. Until so surrendered and exchanged, each such certificate that prior to the Effective Time represented shares of Independent Common Stock (other than certificates representing dissenting shares) will represent solely the right to receive the Merger Consideration (and cash in lieu of fractional shares). No interest will be paid or accrue on the Merger Consideration.

  After the Effective Time, there will be no transfers on the stock transfer books of AGC Life of any shares of Independent Common Stock. If, after the Effective Time, certificates formerly representing shares of Independent Common Stock are presented to AGC Life or the Exchange Agent, they will be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of dissenting shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional shares), as provided above.

  No dividends or other distributions declared or made after the Effective Time with respect to shares of American General Stock will be paid to the holder of any unsurrendered certificate with respect to the shares of American General Stock such holder is entitled to receive, and no cash payment in lieu of fractional shares will be paid, until the holder of such certificate surrenders such certificate in accordance with the provisions of the Merger Agreement.

  At the Effective Time, all shares of Independent Common Stock that are owned by Independent as treasury stock and any shares of Independent Common Stock owned by American General, AGC Life or any other direct or indirect subsidiary of American General (other than 3,000 shares of Independent Common Stock held in a separate account of a subsidiary of American General) will be cancelled and retired and will cease to exist, and no payment or other consideration will be made in respect thereof.

BACKGROUND OF THE MERGER

  During the early 1990's, sellers of life insurance through the home service distribution system were confronted with demographic and economic changes which resulted in virtually stagnant growth in revenues. In addition, in 1992, claims arising out of Hurricane Andrew resulted in a substantial decrease in the statutory capital and surplus of Independent, which substantially inhibited the pursuit of a strategy of growth of Independent through acquisition. Moreover, in the aftermath of Hurricane Andrew, Independent also was forced to decrease its regular quarterly dividend from $.22 per share to $.06 per share. In these circumstances, Independent's management began to question the feasibility of enhancing shareholder value over the long term through internal processes. As a result, in early 1995, management of Independent asked Alex. Brown to consider the prospects for combining with another company. After considering such prospects, in March 1995, Alex. Brown reported that, based on Independent's low stock price relative to its book value, the general level of merger and acquisition activity in the life insurance industry and the potential synergies of a business combination, the prospects were good for producing a significant enhancement in shareholder value through a combinatory transaction. In the course of these discussions, Alex. Brown and management concluded that the potential cost savings inherent in combinations with other insurance companies were likely to produce values in excess of those which might be achieved through combinations with acquirors whose interests were primarily financial. In reaching this conclusion, Independent's management and Alex. Brown considered the potential for elimination of redundant functions, potential for consolidation of operations with companies offering similar products and the potential to realize cost efficiencies in its agency force through consolidation.

  Shortly thereafter, Alex. Brown and the management of Independent identified six companies in the insurance industry, including American General, for whom they believed Independent would represent an attractive acquisition candidate based on the potential synergies of a strategic combination. Each of the companies sells life insurance through the home service distribution system. As a result, Alex. Brown and Independent's management believe that these companies might be able to realize synergies and cost efficiencies through the elimination of redundant back-office functions and the consolidation of insurance operations. Alex. Brown, at the direction and with the cooperation of management, contacted each of the six parties to assess its interest in a potential transaction involving Independent. Prospective acquirors were advised that the Independent Board had made no determination as to whether to proceed with such a transaction. Each of the six parties expressed an interest in a possible transaction involving Independent. In connection with Independent's agreement to provide confidential information concerning Independent, each of the six companies executed a confidentiality agreement pursuant to which each agreed to (a) keep confidential information concerning Independent and (b) customary "standstill" provisions limiting, for a period of at least two years following the execution of the confidentiality agreement, the freedom of action of each of the parties with respect to proposals to acquire Independent and certain other actions that would affect control of Independent. Following execution of the confidentiality agreements in April and May 1995, each of the six parties conducted a preliminary due diligence investigation of Independent, including a review of an actuarial appraisal (the "Actuarial Report") of Independent Life, Independent's major operating subsidiary. At the invitation of Alex. Brown on behalf of Independent, each of the six parties, including American General, submitted written, non-binding indications of interest to acquire Independent. The indications of interest from the parties that went on to the next stage of the process to submit binding bids indicated price levels ranging from a low of approximately $17.09 per share of Independent Common Stock to a high of approximately $26.63 per share of Independent Common Stock. One other party provided an indicated price range of $300 million ($22.79 per share) to $400 million ($30.38 per share) for Independent; however, that party declined to participate in the next stage of the bidding process, stating that, after further consideration of its strategic plans, it did not believe that Independent would be a good fit.

  After reviewing the preliminary indications of interest, on July 12, 1995, the Independent Board authorized Alex. Brown and management to conduct additional investigation into alternatives for maximizing shareholder value, including investigating the terms on which Independent might be combined with another company. The Independent Board placed no restrictions on Alex. Brown or management concerning prospective acquirors or types of transactions that might be reviewed. In light of Alex. Brown's and management's determination that the best price would be achieved by a combination with another company in the insurance industry, Alex. Brown continued to focus on acquirors within the insurance industry and did not seek out or respond positively to other potential acquirors. After the close of trading on July 12, 1995, Independent issued a press release (the "Press Release") stating that the Independent Board had authorized management to look into various methods for maximizing shareholder value, including investigating the terms on which Independent might be combined with another company, and that Independent had retained Alex. Brown as its financial advisor. The Press Release emphasized that the process was in a preliminary stage and that there could be no assurance that any transaction involving Independent would take place. The closing price of Independent Non-Voting Common Stock on July 12, 1995 was $14.00 per share, as reported by the Nasdaq National Market.

  Subsequent to the issuance of the press release, a number of additional parties, including one non-insurance company, expressed interest in acquiring Independent. One additional party (an insurance company) entered into a confidentiality agreement, reviewed information regarding Independent and submitted a written, non-binding indication of interest to acquire Independent within the range of the indications previously received by Independent. All seven entities that submitted written, non-binding indications of interest were offered the opportunity to complete further, on-site due diligence with Independent and to hold meetings with management of Independent. Five parties completed on-site due diligence and held meetings with Independent's management. Two parties declined the opportunity to continue in the process, complete on-site due diligence or negotiate with Independent's management.

  On September 8, 1995, with the approval of the Independent Board and on its behalf, Alex. Brown sent a letter (the "Procedures Letter") to each of the five parties that had expressed an interest in pursuing an acquisition transaction involving Independent and that had completed on-site due diligence, inviting each of the parties to submit a firm offer to acquire all of the outstanding Independent Common Stock. The Procedures Letter set forth certain procedures and guidelines to be followed in connection with the submission of offers. Among other things, the Procedures Letter stated that while Independent would consider and evaluate all forms of consideration, it was Independent's strong preference for its shareholders to be able to elect to receive at least

50% of the consideration for their Independent Common Stock in the form of voting equity securities that would be accorded tax-free treatment, with the remaining consideration to be in the form of cash or additional equity securities, at the election of the Independent shareholder. The Procedures Letter set a deadline of September 28, 1995 for the submission of firm offers.

  During the week of September 25, 1995, Alex. Brown received bids from four of the five parties that had been invited to make a firm offer, including American General. The bids ranged from a low of approximately $21.58 per share of Independent Common Stock to a high of approximately $26.97 per share of Independent Common Stock and included a bid by American General of $26.50 per share of Independent Common Stock. Two parties offered all cash bids and two parties offered a combination of cash and common stock. Each bid differed as to the form of consideration offered, proposed purchase price adjustments, structure, conditions and other material terms so that the bids could not be comparable analyzed based on price alone. No non-insurance companies submitted binding bids. Following the receipt of bids by Independent, one bidder began to articulate increasing concern with the exposure of Independent to lawsuits and proceedings in Alabama that permit punitive damages disproportionate to the actual damages alleged and ultimately advised Independent that it was withdrawing its bid. After submission of bids, Alex. Brown undertook discussions with each of the remaining bidders to clarify their bids and to seek improvements in their terms, including the form of consideration, structure and closing contingencies. These discussions resulted in certain parties, including American General, making improvements in their proposals. In addition to increasing its cash offer price and the equivalent amount of American General Common Stock, in response to a request from Independent, American General offered to make available for election by Independent shareholders a new series of convertible preferred stock of American General which had not been offered in its original bid. Alex. Brown and Independent's management analyzed the various offers based on a variety of factors, including the proposed purchase price, form of consideration, structure, closing contingencies and other factors.

  On October 11, 1995, the Independent Board met with representatives of Alex. Brown and Independent's legal advisors. During the course of this meeting, Alex. Brown representatives reviewed developments since the Independent Board had authorized the investigation, including the bidding history, the identity and financial attributes of each of the bidders and responded to questions from various members of the Independent Board. The Independent Board then authorized management of Independent and Alex. Brown to undertake further negotiations with the three remaining bidders. These negotiations, conducted by Alex. Brown, ultimately resulted in American General further increasing its proposed offer price to $27.50 per share of Independent Common Stock and increasing the dividend yield on the convertible preferred stock from 6.75% to 7%. Following a review of the final proposals with Independent's financial and legal advisors, on October 12, 1995, the management of Independent determined that the bid of $27.50 per share of Independent Common Stock offered by American General, which was the highest bid received in dollar terms, represented the most attractive offer.

  Shortly after management's determination that the bid from American General was the most attractive offer, Alex. Brown and a senior management team from Independent, led by the Chairman of the Board of Independent and including the President, Chief Financial Officer, General Counsel and others, met with senior executives of American General and conducted an on-site due diligence review of the business and financial affairs of American General.

  From October 12 through October 19, 1995, representatives of American General and Independent had numerous meetings by telephone and in person in which various terms of the Merger Agreement were negotiated, including the terms of the American General 7% Convertible Preferred Stock, the rights of each party to terminate the Merger Agreement in certain circumstances, the termination fees and various other provisions.

  On the morning of October 19, 1995 representatives of Alex. Brown met with the Independent Board and its legal advisors and reviewed the proposed transaction with American General, including the terms of the Merger Agreement which management had negotiated with American General. During this meeting, Alex. Brown representatives once again reviewed the bidding history and current status of the bids and responded to questions from members of the Independent Board. Alex. Brown delivered a written opinion to the effect that, in its opinion, the Merger Consideration to be received by the Independent shareholders in the Merger was fair to the shareholders of Independent, from a financial point of view.

  Following this discussion, the Independent Board approved the Merger Agreement providing for a transaction on the terms previously negotiated with American General, and the Merger Agreement was executed by each of American General and Independent on October 19, 1995. Immediately following the execution of the Merger Agreement, Independent and American General issued press releases announcing execution of the Merger Agreement.

RECOMMENDATION OF THE INDEPENDENT BOARD AND INDEPENDENT'S REASONS FOR THE
MERGER

  The Independent Board has determined that the Merger is fair to and in the best interests of Independent and its shareholders. At a meeting held on October 19, 1995, the Independent Board unanimously approved the Merger Agreement and resolved to recommend that the shareholders of Independent vote for approval and adoption of the Merger Agreement.

  In reaching its conclusion to approve the Merger Agreement and to recommend that shareholders vote for approval and adoption of the Merger Agreement, the Independent Board considered many factors including, but not limited to the following:

    (i) the substantial decrease in the statutory capital and surplus of Independent resulting from claims arising out of Hurricane Andrew, which decrease substantially inhibited the pursuit of a strategy of growth through acquisition;

    (ii) the recognition by Independent's management of the difficulties and risks inherent in attempting to enhance shareholder value over the long-term through internal processes due to a reduction in capital and surplus as a result of Hurricane Andrew, a shift in premium mix to products with lower profit margins, a lack of overall premium growth, and high costs relative to other companies using the home service distribution method;

    (iii) American General's business, assets, management, competitive position and prospects, which the Independent Board believes, on a combined basis with those of Independent, would represent a good strategic fit between the two companies as both companies offer similar product lines in overlapping markets;

    (iv) the financial condition, results of operations and cash flows of each of Independent and American General, on an historical basis, before giving effect to the Merger;

    (v) historical market prices and trading information with respect to each of Independent Non-Voting Common Stock and American General Common Stock;

    (vi) the treatment of the Merger as a "tax-free reorganization" for federal income tax purposes (see "--Certain Federal Income Tax Consequences of the Merger");

    (vii) the potential efficiencies and synergies to be realized by the combined operations of Independent and American General, which are expected to result from the consolidation of district offices, the consolidation of Independent's home office into AGLA's Nashville office, the consolidation of field sales forces, elimination of manager, clerical and agent positions and other economies that are expected to produce a favorable impact on the long-term value of American General as well as enhance the competitive position of the combined entity;

    (viii) the regulatory approvals required to consummate the Merger (see "--Regulatory Filings and Approvals") and the prospects for receiving all such approvals;

    (ix) the opinion and analysis of Alex. Brown described under "--Opinion of Independent's Financial Advisor"; and

    (x) the compatibility of the business and operating strategies of both companies.

  These factors were considered collectively by the Independent Board, without giving specific weight to any particular factor, in connection with its assessment of the strategic and operational benefits and risks of the Merger as well as the range of value of each of Independent and American General on a stand-alone basis and the value of the combined entity on a pro forma basis. Based on this analysis, the Independent Board concluded that (i) the Merger Consideration was within the range of fair value to Independent and holders of Independent Common Stock and (ii) the Merger would result in an increase in long-term value for Independent's shareholders due to the strategic and operational benefits and synergies described above.

  THE INDEPENDENT BOARD RECOMMENDS THAT INDEPENDENT SHAREHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF INDEPENDENT'S FINANCIAL ADVISOR

  Independent retained Alex. Brown to provide certain investment banking advice and services in connection with the Merger, including rendering its opinion as to whether the consideration to be received by the holders of the Independent Common Stock is fair, from a financial point of view, to such holders. Independent retained Alex. Brown to act as Independent's financial advisor in connection with the Merger and related matters based upon Alex. Brown's expertise in mergers and acquisitions, knowledge of the life insurance industry and familiarity with Independent.

  At the October 19, 1995 meeting of the Independent Board, representatives of Alex. Brown reviewed the proposed transaction with American General and rendered its written opinion to the Independent Board that, as of such date, based upon the facts and circumstances as they existed at the time, and subject to certain assumptions, factors and limitations set forth in such opinion, the consideration to be received by the holders of the Independent Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Alex. Brown also delivered a written opinion that, as of the date of this Proxy Statement/Prospectus, based upon the facts and circumstances as they existed at the time, and subject to assumptions, factors and limitations set forth in such opinion, the consideration to be received by the holders of the Independent Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. No limitations were imposed by the Independent Board upon Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinions. The procedures followed and the analyses performed by Alex. Brown in connection with its opinion dated as of the date of this Proxy Statement/Prospectus were substantially similar to those procedures followed and analyses performed by Alex. Brown in connection with its opinion dated October 19, 1995, which are summarized below.

  The full text of Alex. Brown's written opinion, dated as of the date of this Proxy Statement/Prospectus (the "Alex. Brown Opinion"), which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Independent shareholders are urged to read the Alex. Brown Opinion in its entirety. In rendering its opinion, Alex. Brown considered all the consideration options and determined that, as of the date of its fairness opinion, any mixture of the three consideration election options (subject to the potential liquidity issues concerning the American General 7% Convertible Preferred Stock as discussed hereinafter--see "Opinion of Independent's Financial Advisor-- Analysis of American General 7% Convertible Preferred Stock"), was fair from a financial point of view, although the three consideration election options were not necessarily equal. In selecting a consideration option, a shareholder should consider, among other factors, his or her (i) tax position, (ii) desire for cash, (iii) view as to the illiquidity of the American General 7% Convertible Preferred Stock, (iv) view as to the attractiveness of the American General Common Stock, (v) view as to general market conditions and
(vi) specific circumstances. Alex. Brown's opinion is based on market, economic and other considerations as they existed and could be evaluated as of the date the opinion was delivered. The Alex. Brown Opinion addresses only the fairness, from a financial point of view, of the consideration to be received by Independent shareholders pursuant to the Merger Agreement and does not constitute a recommendation to any Independent shareholder as to how such shareholder should vote at the Special Meeting or which form of consideration such shareholder should elect to receive in the Merger. The Alex. Brown Opinion was rendered to the Independent Board for its consideration in determining whether to approve the Merger Agreement. The discussion of the Alex. Brown Opinion in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of the Alex. Brown Opinion. A condition to Independent's obligation to close the Merger is that the opinion of Alex. Brown will be updated as of the date of closing of the Merger.

  In its consideration of the Merger, Alex. Brown: (i) reviewed certain publicly available financial information concerning Independent and American General, (ii) held discussions with members of the senior management of Independent and American General regarding the business and prospects of Independent and American General, respectively, (iii) reviewed the reported price and trading activity for the Independent Non-Voting Common Stock and the American General Common Stock, (iv) compared certain financial and stock market information for Independent and for American General with similar information for certain other life insurance and consumer finance companies whose securities are publicly traded, (v) reviewed the financial terms of certain recent business combinations which Alex. Brown deemed comparable in whole or in part, (vi) reviewed the Actuarial Report and (vii) performed such other studies and analyses and considered such other factors, including the terms of the Merger Agreement and the process by which Independent reviewed its strategic alternatives, as it deemed appropriate.

  As described in its opinion, Alex. Brown did not independently verify the information described above and assumed the accuracy and completeness thereof. Alex. Brown assumed that such information reflected the best currently available estimates and judgments of management of Independent and of American General as to the likely future financial performance of Independent and of American General, respectively. In addition, Alex. Brown neither made an independent evaluation or appraisal of the assets of Independent or American General, nor was it furnished with any evaluation or appraisal, other than the Actuarial Report described above. Alex. Brown's opinion was based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion and as updated as of the date of this Proxy Statement/Prospectus.

  The following is a brief summary of the analyses performed by Alex. Brown in connection with its written opinion to the Independent Board, with respect to the fairness of the Merger Consideration, from a financial point of view.

 INDEPENDENT NON-VOTING COMMON STOCK PERFORMANCE

  Alex. Brown's analysis of the price performance of Independent Non-Voting Common Stock consisted of an historical analysis of closing prices and trading volumes from January 1, 1992 to October 17, 1995 and Independent's indexed price performance relative to the Standard & Poor's Composite Index of 500 stocks (the "S&P 500") and relative to selected insurers, which included American General Corporation, American National Insurance Company, Home Beneficial Corporation, Jefferson-Pilot Corporation, The Liberty Corporation, Providian Corporation, Torchmark Corporation and Unitrin, Inc. (the "Selected Insurers"). For the period January 1, 1992 through July 12, 1995, this analysis indicated an average closing price per share of the Independent Non-Voting Common Stock of $15.63, a high closing price per share of $22.25, a low closing price per share of $9.75, and average daily trading volume of 11,376 shares. This analysis reflects the period prior to the issuance, following the close of the market on July 12, 1995, of a press release by Independent stating that the Independent Board had authorized Independent's management to look into methods of maximizing shareholder value, including investigating the terms on which Independent might be combined with another company (the "Press Release"). For the period subsequent to the Press Release (July 13, 1995 to October 17, 1995), this analysis indicated an average closing price per share of the Independent Non-Voting Common Stock of $23.39 a high closing price per share of $26.25, a low closing price per share of $19.25, and average daily trading volume of 37,422 shares. Additionally, this analysis indicated that for the period January 1, 1992 to July 12, 1995, prior to the issuance of the Press Release, the closing value of the S&P 500 increased 34.5% and the closing index value of the Selected Insurers increased 28.8% compared to a decrease in the closing price of the Independent Non-Voting Common Stock of Independent of 30.9%. Alex. Brown noted that the Independent Voting Common Stock is not traded.

 ANALYSIS OF SELECTED MERGERS AND ACQUISITIONS

  Alex. Brown performed an analysis of selected recent merger and acquisition transactions involving companies in the life insurance industry that, in Alex. Brown's judgment, were generally comparable, in whole or in part, to the Merger. Alex. Brown reviewed a total of 10 mergers and acquisitions which were consummated between April 1991 and August 1995. The transactions included (acquiree/acquiror): Alexander Hamilton Life

Insurance Company of America/Jefferson-Pilot Corporation, Laurentian Capital Corporation/American Annuity Group, Inc., Victory Life Insurance Company/Americo Life, Inc., Lamar Financial Group, Inc./Life Partners Group, Inc., The Franklin Life Insurance Company/American General Corporation, American Income Holding, Inc./Torchmark Corporation, USLICO Corporation/NWNL Companies, Inc., Academy Insurance Group, Inc./Capital Holding Corporation, Old American Insurance Company/Kansas City Life Insurance Company, and Durham Corporation/Capital Holding Corporation. Alex. Brown noted that the range of purchase price to latest available operating earnings multiples (i) when operating earnings are measured in accordance with generally accepted accounting principles ("GAAP") ranged from 6.9x to 22.1x with a median of 14.7x, versus a transaction multiple in the Merger of 28.9x and (ii) when operating earnings are measured in accordance with statutory accounting principles ranged from 8.6x to 23.5x with a median of 15.2x, versus a transaction multiple in the Merger of 39.3x. Alex. Brown also noted the range of purchase price to book value multiples (i) when book value is measured in accordance with GAAP ranged from 0.6x to 2.8x with a median of 1.1x, versus a transaction multiple in the Merger of 1.1x and (ii) when book value is measured in accordance with statutory accounting principles ranged from 1.5x to 3.2x with a median of 2.1x, versus a transaction multiple in the Merger of 2.8x. Alex. Brown noted that the median multiples for the transactions reviewed are in a broad range and are therefore subject to different interpretations.

 ANALYSIS OF PURCHASE PRICE PREMIUMS TO MARKET PRICE

  Alex. Brown noted that the per share value of the consideration to be received in the Merger represents a premium of 96.4% over the closing market price of the Independent Non-Voting Common Stock on the date of issuance of the Press Release and a premium of 124.5% over the closing market price of the Independent Non-Voting Common Stock thirty days prior to the date of the Press Release. Alex. Brown also reviewed the purchase price premiums over closing market price in selected recent merger and acquisition transactions involving other companies in the life insurance industry. Alex. Brown reviewed a total of nine mergers and acquisitions which were consummated between April 1991 and September 1995. The transactions included (acquiree/acquiror): Financial Benefit Group, Inc./AmVestors Financial Corporation, Laurentian Capital Corporation/American Annuity Group, Inc., Kemper Corporation/Zurich Insurance Group, American Income Holding, Inc./Torchmark Corporation, USLICO Corporation/NWNL Companies, Inc., The Statesman Group, Inc./Conseco Capital Partners II L.P., United Investors Management Company/Torchmark Corporation, Colonial Companies, Inc./UNUM Corporation, and Durham Corporation/Capital Holding Corporation.

  Alex. Brown noted that the purchase price per share in each of the other transactions represented a premium over the closing per share market price of the acquired securities one day prior to the first public announcement of the transaction, or announcement of the possibility of a transaction, which ranged from 1.3% to 31.9% with a median of 19.7%. Alex. Brown also noted that the purchase price per share in each of the other transactions represented a premium over the closing market price of the acquired securities thirty days prior to the first public announcement of the transaction, or announcement of the possibility of a transaction, which ranged from 10.3% to 44.0% with a median of 27.0%.

 ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES

  Alex. Brown compared certain trading and financial statement data for Independent with certain corresponding information for the Selected Insurers. Alex. Brown noted that the Selected Insurers traded at price to trailing twelve month operating earnings (defined as income from continuing operations minus realized investment gains, tax-effected at 35%) multiples ranging from 9.9x to 18.8x with a median 11.8x, versus a transaction multiple in the Merger of 28.9x. In addition, Alex. Brown noted that the Selected Insurers trade at prices to estimated calendar 1995 earnings (based upon the compilation of publicly available research estimates through the Institutional Brokerage Estimates System ("I/B/E/S")) multiples ranging 9.9x to 15.5x with a median of 11.2x, versus a transaction multiple in the Merger of 27.5x. Alex. Brown also noted that the Selected Insurers trade at prices to estimated calendar 1996 earnings (based on I/B/E/S) multiples ranging from 9.1x to 13.3x with a median of 10.2x, versus a transaction multiple in the Merger of 22.9x. In addition, Alex. Brown noted that the Selected Insurers traded at a price to GAAP book value multiple ranging from 0.70x to 2.04x, with a median of 1.37x, versus a transaction multiple in the Merger of 1.12x. Finally, Alex. Brown noted that the median multiples for the Selected Insurers are based on a broad range of multiples and, therefore, are subject to different interpretations.

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

  Alex. Brown further observed that historical five year earnings per share growth for the Selected Insurers ranged from (3.1%) to 13.1% with a median of 10.8% compared to (22.7%) for Independent. The latest twelve months operating return on equity (defined as operating income/average equity) for the Selected Insurers ranged from 7.4% to 19.5% with a median of 9.4% compared to 4.2% for Independent. Alex. Brown noted that the latest twelve months operating margin (defined as operating income/(revenue-pretax realized gains)) for the Selected Insurers ranged from 6.4% to 18.1% with a median of 11.6% compared to 3.7% for Independent. Finally, Alex. Brown observed that the dividend yield for Independent, based on the $14.00 per share closing stock price for the Independent Non-Voting Common Stock on July 12, 1995, the date of the Press Release, was 1.7% compared to a range of 2.1% to 4.3% and a median of 3.0% for the Selected Insurers.

 ANALYSIS OF AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK

  Alex. Brown reviewed the terms of the American General 7% Convertible Preferred Stock offered as an optional portion of consideration in the Merger. Additionally, Alex. Brown reviewed the terms of currently outstanding convertible preferred securities issued by American General and considered the credit quality of American General in regards to its issuance of preferred stock. Additionally, Alex. Brown reviewed the terms, yields and trading values for selected preferred stocks that were similar to the American General 7% Convertible Preferred Stock. The selected preferred stocks included Advanta Corp.'s 6 3/4% Convertible Class B Preferred Stock (Series 1995); Alco Standard Corporation's Convertible Preferred Stock, Series BB; Browning-Ferris Industries, Inc.'s 7 1/4% Automatic Common Exchange Securities; and United Companies Financial Corporation's 6 3/4% Preferred Redeemable Increased Dividend Equity Securities. Alex. Brown noted that while these selected preferred stocks were similar in certain respects to the American General 7% Convertible Preferred Stock, none of these selected preferred stocks were comparable in all respects. Alex. Brown was of the view that the terms of the American General 7% Convertible Preferred Stock were similar to, or better than, the terms offered on similar securities issued by other corporations. Alex. Brown indicated that, subject to the liquidity issues discussed below, the $27.50 liquidation preference of the fraction of a share of American General 7% Convertible Preferred Stock exchangeable for each share of Independent Common Stock approximated market value. Alex. Brown also noted that, although the American General 7% Convertible Preferred Stock to be issued in the merger will be registered and American General has agreed to use reasonable efforts to list the American General 7% Convertible Preferred Stock on the NYSE or the Nasdaq National Market, there is a possibility that the market for the American General 7% Convertible Preferred Stock will be less liquid than the market for many other similar preferred stocks and that the value of a share of the American General 7% Convertible Preferred Stock may be less, on a relative basis, than that of shares of similar convertible preferred securities with more liquid markets.

 AMERICAN GENERAL COMMON STOCK PRICE ANALYSIS

  Alex. Brown reviewed certain financial and non-financial information, and performed certain analyses relating to American General. These analyses included (i) a review of American General's stock price and trading volume activity from January 1, 1992 through October 17, 1995, (ii) a review of American General's stock price performance from January 1, 1992 through October 17, 1995 relative to the S&P 500 and an index of selected companies (Transamerica Corporation, American National Insurance Company, Lincoln National Corporation, Jefferson-Pilot Corporation, Providian Corporation, Torchmark Corporation, and Unitrin, Inc., (collectively the "Selected Companies")), (iii) a review of price to operating earnings multiples, price to book value multiples and dividend yields of American General and the Selected Companies. In its review of American General's stock trading from January 1, 1992 through October 17, 1995, Alex. Brown observed a closing price on October 17, 1995 of $38.125 per share, a high closing price per share of $38.375, a low closing price per share of $20.25 and an average closing price per share of $28.61. Alex. Brown observed that American General's stock outperformed the S&P 500 and the index of Selected Companies over this time period. In its review of price to earnings and price to book value multiples, Alex. Brown observed that the price to latest twelve months operating income for the Selected Companies ranged from 9.9x to 16.6x with a median of 11.7x compared to 11.9x for American General. Alex. Brown also noted that the price to 1996 estimated earnings (based on I/B/E/S estimates) for the Selected Companies ranged from 9.1x to 13.3x with a median of 10.2x compared to 10.2x for American General. Alex. Brown noted that the price to GAAP book value multiples for the Selected Companies ranged from 0.70x to 2.04x with a median of 1.22x compared to 1.44x for American General. Alex. Brown further noted that American General had a dividend yield of 3.3% compared to a range of 2.1% to 4.3% and a median of 2.9% for the Selected Companies.

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

 OTHER

  In the course of its review of the Actuarial Report, Alex. Brown analyzed such report and made certain adjustments to the actuarial valuation contained therein, which it believed were necessary and beyond its scope, to reflect as of December 31, 1994 the value of Independent and its insurance and non-insurance subsidiaries (including those not included in the Actuarial Report) on a consolidated basis. Such adjustments included reductions to include a range of discounts not reflected in the Actuarial Report but often applied by buyers of insurance companies to reflect their reluctance to pay for anticipated new business, less aggressive assumptions than those utilized in the Actuarial Report as to the minimum amount of capital required to be held in the form of surplus, and possible less profitable loss ratios for accident and health business. Upward adjustments were made for the net assets of subsidiaries not reflected in the Actuarial Report. Valuation reference ranges were computed using discount rates ranging from 10% to 14%. This analysis by Alex. Brown resulted in a reference range per share of $15.75 to $22.39 in a scenario not taking into effect any possible cost savings. This analysis resulted in a reference range per share of $22.61 to $32.30 in a revised overhead expense scenario, in which $27.3 million in annual overhead expenses (referenced in the Actuarial Report) would be eliminated over a five-year period. Alex. Brown noted that its reference ranges do not reflect any potential value of Independent's home office building in excess of its carrying value and certain other potential liabilities of Independent, including potential exposure to litigation in Alabama and potential exposure to catastrophes.

  The summary set forth above does not purport to be a complete description of the analyses performed and factors considered by Alex. Brown in arriving at its opinion. Alex. Brown believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting portions of the above summary, without considering all factors and analyses, could create an incomplete view of the process underlying the analyses performed, and factors considered, by Alex. Brown in delivering its opinion. In performing its analyses, Alex. Brown made numerous assumptions with respect to the performance of the industries, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Independent and American General. The analyses performed by Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses.

  Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold or combined. Furthermore, no opinion is being expressed as to the prices at which the American General securities to be delivered in the Merger may trade at any time.

  Alex. Brown is a nationally recognized investment banking firm, engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Alex. Brown has provided various financing and financial advisory services to Independent and received customary fees for rendering such services. Alex. Brown has, in the past, acted as placement agent in a private placement of debt securities for a subsidiary of Independent. In addition, Alex. Brown acts as a market-maker for the Independent Non-Voting Common Stock. Alex. Brown regularly publishes research reports regarding the insurance and consumer finance industries and the businesses and securities of publicly traded companies in those industries, including Independent and American General. In the ordinary course of its business, Alex. Brown may actively trade the equity securities of Independent and American General for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Alex. Brown has served as a co-manager on two recent public offerings of securities for American General.

  Pursuant to the terms of the engagement letter, dated February 21, 1989, as amended February 2, 1995, between Independent and Alex. Brown, Alex. Brown received an annual retainer fee of $50,000. Independent also agreed to pay Alex. Brown a fee of $750,000 upon delivery of its initial opinion, which fee is payable without regard to the conclusions set forth in such opinion. In addition, Independent agreed to pay Alex. Brown an additional fee of $2,283,673 upon consummation of the Merger as compensation for financial advisory services. Alex. Brown will be paid $150,000 for the delivery of each additional opinion related to the Merger. Fees for such additional opinions will be credited against the additional fee referenced above and are payable without regard to the conclusions set forth in such opinions. In addition, Independent has also agreed to

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

reimburse Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial and advisory services, including fees and disbursements of its legal counsel. Independent has agreed to indemnify Alex. Brown and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, relating to, or arising out of, its engagement.

AMERICAN GENERAL'S REASONS FOR THE MERGER

  The American General Board unanimously approved the Merger Agreement and the issuance of the Stock Consideration in connection with the Merger. The Merger does not require the approval of the American General shareholders. In reaching its conclusion to approve the Merger Agreement, the American General Board determined that the Merger is consistent with and in furtherance of the long-term business strategy of American General. The American General Board believes that the acquisition of Independent will be an excellent geographic and strategic fit with American General's existing life insurance business. When the plan to consolidate Independent's operations into those of American General's life insurance subsidiary, American General Life and Accident Insurance Company ("AGLA"), is completed, American General expects a reduction in annual operating expenses of $75 million. See "--Plans for Independent After the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

 GENERAL

  Certain directors and executive officers of Independent have interests in the Merger that are in addition to the interests of Independent and its shareholders generally. See "SECURITY OWNERSHIP--Security Ownership of Certain Beneficial Owners, Directors and Management of Independent." The Independent Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement.

 INDEMNIFICATION OF INDEPENDENT'S DIRECTORS AND OFFICERS

  The Merger Agreement provides that AGC Life will indemnify the directors and officers of Independent, to the extent such indemnification was available prior to the Merger pursuant to (i) the FBCA; (ii) the Independent Articles;
(iii) the Independent Bylaws; (iv) similar organizational documents of any of Independent's subsidiaries; or (v) pursuant to the terms of any indemnification agreements entered into between Independent and any of Independent's directors and/or officers with respect to matters occurring prior to the Effective Time, and to continue for not less than six years from the Effective Time the current directors' and officers' liability insurance maintained by Independent, or the equivalent thereof, with respect to matters occurring prior to the Effective Time, provided that in no event shall American General or AGC Life be required to pay for such coverage any amount per annum in excess of 200% of the aggregate premiums paid for such coverage on an annualized basis in 1995.

 SEVERANCE PLAN

  Independent has a management severance plan. The management plan provides that (i) the top tier (Wilford C. Lyon, Jacob F. Bryan IV, Boyd E. Lyon, Sr., and Kendall G. Bryan) will receive 2.5 times their annual base salary not to exceed 290% of the Base Amount as defined in Section 2806(b)(3) of the Code in order to avoid the excise tax imposed by Section 4999 of the Code; (ii) the second tier (ten participants, including Michael C. Lyon, William G. Howard and David A. Skup) will receive their annual base salary; and (iii) the third tier (47 participants, including Guy Marvin III) will receive one-half their annual base salary or one week's salary for every full year of service plus one week's salary, whichever is greater, provided, however, that if a participant is offered a position which is accepted by the participant, only one-half of the severance will be paid. If no position is offered by American General or if one is offered by American General and rejected by the participant, the full amount of the severance becomes due. Payment of severance to a participant is conditioned upon such participant remaining with Independent until a date to be set by Independent and can be taken as a lump-sum or salary continuation, which includes the continuation of certain benefits.

 TRANSITION INCENTIVE COMPENSATION AGREEMENTS

  In connection with the announcement by Independent that the Independent Board had authorized Independent's management to look into various methods of maximizing shareholder value, the Independent Board determined that it was in the best interest of Independent to provide an incentive to several members of

Independent's senior management to contribute to the continued success of Independent during the period beginning on July 12, 1995 and ending on a date to be set by Independent which is not more than six months after the date on which the Effective Time occurs (the "Transition Period"). Accordingly, Independent has entered into Transition Incentive Compensation Agreements (the "Incentive Agreements") with nine members of its senior management, including Guy Marvin, III, (the "Covered Managers"). Pursuant to the Incentive Agreements, if a Covered Manager is terminated during the Transition Period for any reason other than for cause, death or disability, such Covered Manager will receive a severance benefit equal to one and one-half times the Covered Manager's annual base compensation as of July 1, 1995. If a Covered Manager
(i) remains in the continuous service of Independent during the Transition Period and, if offered, accepts a permanent position with American General or one of its subsidiaries or (ii) dies or becomes disabled during the Transition Period, he will receive a severance payment equal to three-fourths such Covered Manager's annual base compensation as of July 1, 1995. If a Covered Manager remains in the continuous service of Independent during the Transition Period such Covered Manager will receive a severance payment equal to one and one-half times such Covered Manager's annual base compensation as of July 1, 1995. Such Covered Managers are also eligible as third tier participants under the Severance Plan described above.

 ACCELERATED VESTING OF PENSIONS

  Pursuant to Independent's Senior Executive ERISA Excess Plan, upon the approval of the Merger Agreement by Independent shareholders, certain members of Independent's senior management will receive 100% vesting of benefits.

PLANS FOR INDEPENDENT AFTER THE MERGER

  American General plans to consolidate Independent's operations into those of AGLA which is expected to continue to be based in Nashville, Tennessee. AGLA is an indirect wholly-owned subsidiary of American General that utilizes employee agents to sell and service life and health insurance. The consolidation is expected to take 18 to 24 months and, when completed, should result in a substantial reduction in annual operating expenses. American General will maintain a presence in Jacksonville, Florida subsequent to the Merger through district sales offices.

THE MERGER AGREEMENT

  The following is a summary of the material provisions of the Merger Agreement not summarized elsewhere in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached as Annex A to this Proxy
Statement/Prospectus and is incorporated herein by reference. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

 THE MERGER

  The Merger Agreement provides that, as soon as practicable following the approval of the Merger Agreement by Independent's shareholders, and the satisfaction or waiver of the other conditions to each party's obligation to consummate the Merger, Independent will be merged with and into AGC Life in accordance with the FBCA and The General and Business Corporation Law of Missouri, the separate corporate existence of Independent will cease, and AGC Life will continue as the surviving corporation ("Surviving Corporation") in the Merger.

 DIRECTORS AND OFFICERS

  Pursuant to the Merger Agreement, the directors and officers of AGC Life immediately prior to the Effective Time, will be the directors and officers, respectively, of the Surviving Corporation following the Merger.

 CHARTER AND BYLAWS

  Pursuant to the Merger Agreement, the Articles of Incorporation and Bylaws of AGC Life as in effect immediately prior to the Effective Time will be the Articles of Incorporation and Bylaws, respectively, of the Surviving Corporation following the Merger until thereafter amended as provided by law, the Articles of Incorporation and Bylaws of the Surviving Corporation.

 REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various customary representations and warranties of each of Independent and American General as to (i) due organization, (ii) capitalization, (iii) ownership of subsidiaries, (iv) authority relative to the Merger Agreement, (v) consents and approvals, (vi) compliance with applicable laws, (vii) the accuracy of documents and reports filed with the Commission, (viii) statutory financial statements, (ix) the absence of certain changes, (x) the absence of undisclosed liabilities, (xi) the absence of undisclosed litigation, (xii) the absence of defaults, violations, breaches or conflicts with any agreements, governmental authorizations or charter documents, (xiii) taxes, (xiv) title to property,
(xv) the accuracy of the information contained in reports filed with the departments of insurance for all applicable domiciliary states, and the conduct of insurance business by each of American General and Independent and their respective insurance subsidiaries in compliance with applicable law,
(xvi) regulatory filings, (xvii) investments, (xviii) reserves , (xix) the accuracy of the information provided for inclusion in this Proxy Statement/Prospectus and the Registration Statement, (xx) no brokers being entitled to fees in connection with the Merger other than as disclosed, (xxi) environmental matters, and (xxii) full disclosure.

  American General has also made representations and warranties as to (i) the ownership by American General and its subsidiaries of Independent Common Stock and (ii) its reliance upon its independent investigation of Independent and the warranties contained in the Merger Agreement and the absence of liability on the part of the directors, officers and other representatives of Independent and its subsidiaries for statements made to American General prior to the execution of the Merger Agreement.

  Independent has also made representations and warranties as to (i) the absence of redemptions of Independent Common Stock since January 1, 1995, except for exchanges of Independent Voting Stock for Independent Non-Voting Stock on a share for share basis, (ii) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (iii) labor relations and other employee matters, (iv) related party transactions, (v) the identification of affiliates and the delivery of a letter agreement from affiliates in connection with Rule 145 under the Securities Act, (vi) the receipt of an opinion of Alex. Brown to the effect that the consideration to be received by the Independent shareholders in the Merger is fair from a financial point of view, (vii) obligations of Independent and its subsidiaries under futures, option contracts, swaps, or similar instruments ("Derivatives"), and (viii) material contracts to which Independent or its subsidiaries is a party or by which any of them is bound.

  The respective representations and warranties of each of Independent and American General will terminate at the Effective Time, other than the representation and warranty of American General that it has conducted its own independent review of Independent, has relied solely upon its own investigation and analysis and the warranties contained in the Merger Agreement and agrees, to the fullest extent permitted by law, that none of Independent, its subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to American General based upon any information provided or made available, or statements made, to American General prior to the execution of the Merger Agreement.

 CONDUCT OF BUSINESS PENDING THE MERGER

  Pursuant to the Merger Agreement, Independent and American General have agreed that, during the period from the date of the Merger Agreement until the Effective Time, except as contemplated by the Merger Agreement or the Independent disclosure letter or as mutually consented to, each of Independent, AGC Life and American General and each of their respective subsidiaries will conduct its business in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their respective business organizations and relationships with third parties. In addition, each of Independent and American General have agreed not to, and not to permit any subsidiary to: (i) amend its articles of incorporation or bylaws (unless, in case of American General, it would not have any adverse impact on the transactions contemplated by the Merger Agreement or would not amend or modify the terms of the capital stock of American General), (ii) split, combine or reclassify any shares of its capital stock (unless, in the case of American General, it agrees to appropriate adjustment to the Exchange Ratio), (iii) pay or declare any dividends or other distributions (except for regular quarterly dividends), (iv) repurchase, redeem or otherwise acquire any shares of capital stock of Independent or permit their respective subsidiaries to do so, (v) take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, or permit their respective subsidiaries to do so, (vi) allow any of their respective insurance subsidiaries to conduct transactions in specified investments except in compliance with relevant investment policies and all applicable insurance laws and regulations, or (vii) except to the extent necessary to comply with the requirements of applicable laws and regulations, take, or agree to take, any action that would make any of its representations and warranties inaccurate in any material respect at any time prior to the Effective Time or omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect (provided that each of Independent and American General is permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time) or take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any conditions to the Merger not being satisfied.

  Pursuant to the Merger Agreement, Independent has also agreed that, during the period from the date of the Merger Agreement until the Effective Time, Independent will not, and will not permit any subsidiary to: (i) merge or consolidate with any other person or, except in the ordinary course of business, acquire a material amount of assets of any other person, (ii) sell, lease, license or otherwise surrender, relinquish or dispose of any material facility owned or leased by it or any of its subsidiaries or any assets or property which are material to it and its subsidiaries, taken as a whole, except pursuant to existing disclosed contracts or commitments or in the ordinary course of business consistent with past practice, (iii) issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security, or incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, or amend or otherwise increase, accelerate the payment of vesting of amounts payable or to become payable under or fail to make any required contribution to, any Independent employee benefit plan, except in the ordinary course of business consistent with past practice or as otherwise permitted by the Merger Agreement, (iv) make any change in any accounting method or accounting practice followed by it or any of its subsidiaries, except in specified circumstances, or (v) settle any material audit, make or change any material tax election or file amended tax returns.

  In addition, Independent has agreed not to, and to not permit any subsidiary to (i) grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents (except in the ordinary course of business consistent with past practice for any increase in the compensation of employees who are not directors, officers or agents), (ii) enter into or amend any employment agreement or other employment arrangement, except in the ordinary course of business consistent with past practice, (iii) enter into any agreement to purchase, or to lease for a term exceeding one year, any real property, provided that Independent, or any of its subsidiaries, may as a tenant, or a landlord, renew any existing lease for a term not exceeding eighteen months, or (iv) release any third party from its obligations or grant any consent under any existing standstill provision relating to any Acquisition Proposal or otherwise under any confidentiality agreement or other agreement, or fail to enforce fully any such agreement.

  Pursuant to the Merger Agreement, American General has agreed that, from the date of the Merger Agreement until the Effective Time, it will not and will not permit any subsidiary to: (i) issue any shares of capital stock or other securities (except for issuances of shares in the ordinary course pursuant to any American General stock options) in connection with any transaction requiring shareholder approval unless American General first notifies Independent in writing of such transaction and provides Independent with information with respect thereto, (ii) merge or consolidate with any other person or, except in the ordinary course of business, acquire a material amount of assets of any other person, if such merger, consolidation or acquisition could reasonably be expected to have a material impact on the ability of American General to consummate the transactions contemplated by the Merger Agreement, (iii) issue shares of any class or series of stock, or any security convertible at the option of the holder thereof into shares of any class or series of stock ranking senior to the American General 7% Convertible Preferred Stock as to dividends or as to the distribution of assets upon the liquidation of American General, and (iv) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of the American General Articles or any of the resolutions contained therein which would materially and adversely affect any right, preference, privilege or voting power of the American General 7% Convertible Preferred Stock or of the holder thereof.

  In addition, from the date of the Merger Agreement until the Effective Time, Independent has agreed that each of Independent and each Independent subsidiary will (i) invest available cash only in corporate bonds (other than bonds issued by public utilities) rated no higher than A1 nor lower than Baa3 by Moody's Investor Services, Inc. or no higher than A+ nor lower than BBB- by Standard & Poors Corporation, with maturities of not fewer than five nor more than ten years, (ii) maintain amounts in short-term investments equal to the dividend amounts specified in the Merger Agreement, (iii) cease making mortgage loans or purchasing mortgage-backed securities, and (iv) neither purchase nor issue any Derivatives and use all reasonable efforts to sell, closeout or otherwise liquidate, in an orderly fashion, any such Derivatives which Independent owns.

 FILINGS AND OTHER ACTIONS

  Pursuant to the Merger Agreement, the parties have agreed that each of Independent, American General and AGC Life will (i) promptly prepare and file all requisite applications and notifications with the Florida Department of Insurance, the Missouri Department of Insurance, and the insurance departments of any other applicable states and make all filings and submissions under the HSR Act, (ii) use all reasonable efforts to timely make all necessary filings and timely seek all necessary consents, approvals, permits or authorizations from the date of the Merger Agreement until the Effective Time, and (iii) use all reasonable efforts to take all other actions, make all filings, registrations and submissions, and do all things necessary or appropriate to consummate the transactions contemplated by the Merger Agreement as soon as practicable.

 OTHER ACQUISITION PROPOSALS

  The Merger Agreement provides that, from the date of the Merger Agreement until the termination thereof, neither Independent nor any of its subsidiaries will initiate, solicit or encourage (including by way of furnishing information or assistance), any proposal to purchase or acquire any equity securities or (except in the ordinary course of business) assets of, or merge or combine with Independent or any of its subsidiaries (each such proposal, an "Acquisition Proposal"). Independent has also agreed not to take any other action to facilitate any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Acquisition Proposal, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any of the officers, directors or employees of Independent or any of Independent's subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Independent or any of Independent's subsidiaries to take any such action.

  Independent has agreed to provide American General with prompt notice of its receipt of an Acquisition Proposal from any third party. Notwithstanding the foregoing, however, the Independent Board is not prohibited from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire Independent pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, or to acquire a substantial portion of the assets of Independent or any of Independent's subsidiaries, if, and only to the extent that (A) the Independent Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Independent Board to comply with its fiduciary duties to Independent's shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Independent (x) provides written notice to American General to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in the Confidentiality Agreement dated April 26, 1995 by and between Independent and American General, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. In addition, Independent has agreed to cease and terminate any existing activities, discussions or negotiations with any parties with respect to any possible Acquisition Proposal, and to send a written notice to each party with which it has had discussions during the 30 days prior to the date of Merger Agreement to the effect that the Independent Board no longer seeks the making of any Acquisition Proposal.

 EXPENSES

  The Merger Agreement provides that, except in the event of the termination payments described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses except that those expenses incurred in connection with printing and mailing of this Proxy Statement/Prospectus, as well as the filing fees relating to the Registration Statement and the HSR Act, will be shared equally by Independent and American General.

 INDEMNIFICATION AND INSURANCE

  The Merger Agreement provides that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of Independent or its subsidiaries (the "Indemnified Parties") as provided in the Independent Articles or the Independent Bylaws or similar organizational documents of any of its subsidiaries as in effect as of the date of the Merger Agreement or pursuant to any indemnification agreements between any of the Indemnified Parties and Independent with respect to matters occurring prior to the Effective Time will survive the Merger and will continue in full force and effect for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation. In addition, AGC Life has agreed to maintain in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by Independent (provided that American General may substitute therefor policies of equivalent coverage) with respect to matters occurring prior to the Effective Time, provided that in no event shall American General or AGC Life be required to pay for such coverage any amount per annum in excess of 200% of the aggregate premiums paid for such coverage on an annualized basis in 1995. These obligations survive the consummation of the Merger and are intended to benefit each of the Indemnified Parties.

 CONDITIONS TO THE MERGER

  The Merger Agreement provides that the respective obligations of Independent, AGC Life and American General to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of each of the following conditions: (i) the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of Independent shareholders, (ii) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and no action shall have been instituted by the DOJ or the FTC challenging or seeking to enjoin the Merger, which action shall not have been withdrawn or terminated, (iii) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger, (iv) all filings, permits, authorizations, consents, and approvals or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity shall have been filed or obtained, and the appropriate forms shall have been executed, filed and approved as required by the corporate and insurance laws and regulations of the states of Florida and Missouri, (v) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, (vi) the shares of American General Common Stock issuable in the Merger shall have been approved for listing on the NYSE, and
(vii) American General shall have used all reasonable efforts to have the shares of American General 7% Convertible Preferred Stock issuable to Independent's shareholders pursuant to the Merger Agreement authorized for listing on either the NYSE or the Nasdaq National Market.

  The obligation of Independent to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Time of the following additional conditions: (i) each of American General and AGC Life shall have performed in all material respects its obligations contained in the Merger Agreement required to be performed

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

by it at or prior to the Effective Time, (ii) all representations and warranties of American General and AGC Life contained in the Merger Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects in each case at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date) except as otherwise permitted,
(iii) Independent shall have received a certificate of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of American General to the effect that the conditions in clauses (i) and (ii) have been satisfied, (iv) Independent shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom, special counsel to Independent, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and (v) Independent shall have received an opinion from Alex. Brown to the effect that the consideration to be received by Independent shareholders in the Merger is fair to such shareholders from a financial point of view.

  The obligations of American General and AGC Life to effect the Merger are subject to the satisfaction or waiver on or prior to the Effective Time of the following additional conditions: (i) Independent shall have performed in all material respects its obligations contained in the Merger Agreement required to be performed by it at or prior to the Effective Time, (ii) all representations and warranties of Independent contained in the Merger Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects in each case at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date), except as otherwise permitted, (iii) American General and AGC Life shall have received a certificate of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of Independent to the effect that the conditions in clauses (i) and (ii) of this paragraph have been satisfied, and (iv) American General shall have received an opinion from Vinson & Elkins L.L.P., special counsel to American General, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

 TERMINATION

  The Merger Agreement provides that it may be terminated and the Merger abandoned at any time prior to the Effective Time, (i) by mutual consent of Independent and American General, (ii) by the Board of Directors of either American General or Independent, if the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of Independent at the Special Meeting, or if the Merger shall not have been consummated by March 30, 1996, which date may be extended by written notice of either American General or Independent to a date no later than June 30, 1996, if the Merger shall not have been consummated as a direct result of the failure to obtain certain regulatory approvals, provided that the terminating party is not in material breach of its representations, warranties or covenants, (iii) by the Board of either American General or Independent if a court of competent jurisdiction or agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and non-appealable provided certain conditions are satisfied, (iv) by the Independent Board if (a) there has been a breach by American General or AGC Life of any representation or warranty which would have or would be likely to have a material adverse effect on American General, (b) there has been a material breach of any covenants or agreements by American General, which breach is not curable or, if curable, is not cured within thirty days notice, or (c) prior to the Special Meeting, if the Independent Board has withdrawn, modified or changed in a manner adverse to American General or AGC Life its approval or recommendation of the Merger Agreement or the Merger in order to approve and permit Independent to execute an agreement relating to an Acquisition Proposal in circumstances where, based on a written opinion of Independent's outside counsel, the failure to do so would result in a breach of the fiduciary duties of the Independent Board (subject to Independent's negotiation with American General to attempt to adjust the Merger Agreement to permit Independent to proceed with the Merger); and (v) by the Board of American General if (a) there has been a breach by Independent of any representation or warranty which would have or would be reasonably likely to have a material adverse effect on Independent,
(b) there has been a material breach of any covenants or agreements by Independent, which breach is not curable or, if curable, is not cured within thirty days notice or (c) the Independent Board shall have withdrawn, modified or changed in a manner adverse to American General or AGC Life its approval or recommendation of the Merger Agreement or the Merger or taken action in relation to an Acquisition Proposal.

  The Merger Agreement further provides that, pending the Closing, American General will not issue any capital stock in connection with any transaction requiring shareholder approval unless American General first notifies Independent and provides it with certain information. Thereafter, Independent shall have the right, by giving notice to American General prior to 5:30 p.m., New York time, on the tenth Trading Day following receipt of such notice, to terminate the Merger Agreement.

  In addition, the Merger Agreement may be terminated at any time prior to the Effective Time (i) by Independent if the Average Closing Price is less than $24.99 and (ii) by American General if the Average Closing Price is less than $26.71.

  In the event of termination of the Merger Agreement by either Independent or American General as described above, the Merger will be abandoned and there will generally be no liability or obligation on the part of Independent, American General or their respective subsidiaries, officers or directors except for (i) certain specified obligations including without limitation those relating to financial advisory and brokerage fees and expenses of the Merger, (ii) damages occasioned by a party which is in material breach of its representations, warranties, covenants or agreements, and (iii) under the circumstances set forth in the paragraph below.

  Pursuant to the Merger Agreement, under the circumstances set forth below, Independent agrees to make certain termination payments to American General as follows:

    (i) if an Acquisition Proposal which provides that Independent's shareholders will receive in excess of $27.50 per share is then outstanding and

      (A) the Board of Directors of Independent withdraws or modifies or changes in a manner adverse to American General or AGC Life its approval or recommendation of the Merger Agreement or the Merger in order to permit Independent to execute a definitive agreement relating to such Acquisition Proposal and Independent is unable to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under the Merger Agreement) has not been satisfied and is unlikely to be satisfied by the Closing Date, or

      (B) the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of Independent at the Special Meeting and Independent is unable to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under the Merger Agreement) has not been satisfied and is unlikely to be satisfied by the Closing Date, or

      (C) the Merger Agreement and the Merger receives the requisite vote for approval and adoption by the shareholders of Independent at the Independent Special Meeting, but Alex. Brown refuses or states that it will refuse to deliver the fairness opinion, and Independent is unable to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under Merger Agreement) has not been satisfied and is unlikely to be satisfied by the Closing Date, then Independent shall pay American General the sum of $14,000,000 in cash (the "Termination Payment").

    (ii) if an Acquisition Proposal which provides that Independent's shareholders will receive in excess of $27.50 per share is then outstanding and

      (A) the Board of Directors of Independent withdraws or modifies or changes in a manner adverse to American General or AGC Life its approval or recommendation of the Merger Agreement or the Merger in order to permit Independent to execute a definitive agreement relating to such Acquisition Proposal and Independent is able to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under the Merger Agreement) has not been satisfied and is unlikely to be satisfied as of the Closing Date, or

      (B) the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of Independent at the Special Meeting and Independent is able to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under the Merger Agreement) has not been satisfied and is unlikely to be satisfied by the Closing Date, or

      (C) the Merger Agreement and the Merger receives the requisite vote for approval and adoption by the shareholders of Independent at the Special Meeting, but Alex. Brown refuses or states that it will refuse to deliver the fairness opinion, and Independent is able to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under the Merger Agreement) has not been satisfied and is unlikely to be satisfied by the Closing Date, then Independent shall pay American General one-half the Termination Payment.

    (iii) if an Acquisition Proposal which provides that Independent's shareholders will receive in excess of $27.50 per share is not then outstanding and the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of Independent at the Special Meeting and all other conditions to the consummation of the Merger have been satisfied or are likely to be satisfied (other than the conditions with respect to shareholder approval, receipt of a fairness opinion from Alex. Brown, the accuracy as of the Effective Time of Independent's representations and warranties and the performance by Independent of its obligations under the Merger Agreement), then Independent shall reimburse American General for its out-of-pocket expenses reasonably incurred in connection with the Merger, such reimbursement not to exceed one-third of the Termination Payment.

  All such termination payments shall be made as promptly as practicable but not later than three business days after such termination, and such payments shall be made by wire transfer of immediately available funds to an account designated by American General.

ACCOUNTING TREATMENT

  The Merger will be treated as a purchase by American General for accounting and financial reporting purposes. Under the purchase method of accounting, the assets and liabilities of Independent will be recorded on the consolidated books of American General at their fair values at the Effective Time.

REGULATORY FILINGS AND APPROVALS

  The regulatory filings and approvals described below must be made before the Merger can be effected and may take a significant period of time to obtain. Although Independent and American General believe that such approvals will be obtained, there can be no assurance that this will be the case or that such approvals will be obtained in a timely manner or that such approvals will not be conditioned temporarily or otherwise encumbered.

 APPROVAL BY INSURANCE REGULATORS

  Before the Merger can be effected, Independent and American General will be required to obtain the prior approvals of the Florida Department of Insurance and the Missouri Department of Insurance, respectively, pursuant to applicable laws and regulations. Independent and American General have made the necessary filings with the Florida Department of Insurance and the Missouri Department of Insurance to obtain these approvals and are prepared to make any additional filings where necessary. Notification of approval was received from the Missouri Department of Insurance on November 29, 1995 and from the Florida Department of Insurance on January 26, 1996.

 ANTITRUST

  The Merger is subject to the expiration or termination of the 30-day waiting period under the HSR Act and no action having been instituted by the DOJ or the FTC which is not withdrawn or terminated prior to the Effective Time. The HSR Act, and the rules and regulations thereunder, provide that certain merger transactions (including the Merger) may not be consummated until required information and materials have been furnished to the DOJ and the FTC and certain waiting periods have expired or been terminated. Independent and American General made their respective filings with the DOJ and the FTC on November 2, 1995, and received notice of early termination of the waiting period on November 15, 1995.

  The DOJ and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. Notwithstanding the expiration of the HSR waiting period, any time before or after the Effective Time, the FTC, the DOJ or others can take action under the antitrust laws, including seeking to enjoin the consummation of the Merger, or seeking the divestiture by American General of all or any part of the stock or assets of Independent. There can be no assurances that a challenge to the Merger on antitrust grounds will not be made, or if such a challenge is made, that it would not be successful.

  Any pre-acquisition notices regarding the competitive impact of the Merger will be timely filed with various insurance departments in non-domiciliary states where both Independent and American General insurance subsidiaries transact business. Otherwise, after the Merger, any of these insurance subsidiaries would be subject to a possible order (i) requiring the insurer to cease transacting a line or lines of business or (ii) denying the license application of the insurer.

STATE ANTI-TAKEOVER STATUTES

  Section 607.0901 of the FBCA prohibits business combination transactions involving a Florida corporation (such as Independent) and an "Interested Shareholder" (defined generally as any person that directly or indirectly beneficially owns 10% or more of the outstanding voting stock of the subject corporation), unless special requirements are met or certain exceptions apply, including that the majority of the disinterested members of the board of directors of the subject corporation approved the acquisition of shares by such Interested Shareholder. Because the Independent Board has approved the Merger Agreement and the transactions contemplated thereby, the provisions of
Section 607.0901 are not applicable to the Merger. See "DESCRIPTION OF INDEPENDENT CAPITAL STOCK--Florida Anti-Takeover Law and Certain Charter Provisions--Florida Affiliated Transactions Statute."

  Section 607.0902 of the FBCA generally denies voting rights to shares purchased by an acquiring person who has obtained or anticipates obtaining a specified level of voting control in shares of an issuing public corporation as part of a control-share acquisition, except to the extent that such voting rights are conferred by resolution of the shareholders of the issuing public corporation. A vote of the shareholders to confer voting power under the statute must meet the criteria set forth in the statute, including the requirement for approval by a majority of all votes entitled to be cast by each voting group entitled to vote separately, excluding all interested shares. Because the statute specifically exempts both a merger effected in compliance with the FBCA and a transaction approved by the board of directors of the issuing public corporation, the provisions of Section 607.0902 are not applicable to the Merger. See "DESCRIPTION OF INDEPENDENT CAPITAL STOCK-- Florida Anti-Takeover Law and Certain Charter Provisions--Florida Control-Share Acquisitions Statute."

  Independent, directly or through subsidiaries, conducts business in a number of other states throughout the United States, some of which have also enacted anti-takeover laws. Independent and American General do not know whether any of these laws, by their terms, apply to the Merger and have not attempted to comply with any such laws. Should any person seek to apply any such state anti-takeover laws, Independent and American General will take such action as then appears appropriate, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state anti-takeover statutes is applicable to the Merger, and an appropriate court does not determine that it is inapplicable or invalid as applied to the Merger, Independent and American General might be required to file certain information with, or receive approvals from, the relevant state authorities. In addition, if enjoined, Independent and American General might be delayed in, or prevented from, consummating the Merger.

OPERATIONS AFTER THE MERGER

  As a result of the Merger, the separate existence of Independent and the Independent Board will terminate, but the directors of American General and AGC Life will continue in office. The Merger Agreement does not contain any provisions either (i) obligating American General to employ any officer or employee of Independent following the Merger or (ii) requiring the election or nomination of any specified individuals or any specified number of persons to the board of directors of either AGC Life or American General.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  The following is a discussion of the material federal income tax consequences of the Merger under existing federal income tax law, which is subject to change, possibly retroactively. Insofar as such discussion relates to matters of law and legal conclusions, such discussion is the opinion of each of Skadden, Arps, Slate, Meagher & Flom, counsel to Independent, and Vinson & Elkins L.L.P., counsel to American General. This discussion assumes that shareholders hold Independent Common Stock as capital assets as of the effective date of the Merger. This discussion does not discuss all aspects of federal income taxation which may be relevant to particular shareholders in light of their personal circumstances, such as holders whose stock or options were acquired pursuant to the exercise of an employee stock option or otherwise as compensation, nor to shareholders who are subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers and foreign persons), nor does it discuss any aspects of state, local or foreign tax law. Each shareholder is advised to consult his own tax advisor as to the federal, state, local and foreign income and other tax consequences of the Merger.

  The obligation of Independent to consummate the Merger is conditioned upon the receipt by Independent of an opinion from Skadden, Arps, Slate, Meagher & Flom, and the obligation of American General to consummate the Merger is conditioned upon the receipt by American General of an opinion from Vinson & Elkins L.L.P., in each case substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions, the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In accordance with such opinions, for federal income tax purposes, Independent, American General and AGC Life will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code and no gain or loss will be recognized by Independent, American General or AGC Life by reason of the Merger. Independent will not waive the condition requiring the receipt of such an opinion from its counsel.

  The federal income tax consequences to a shareholder will depend on whether the shareholder receives only American General Stock, a combination of American General Stock and cash, or any cash in exchange for the shareholder's Independent Common Stock pursuant to the Merger.

 RECEIPT OF ONLY AMERICAN GENERAL STOCK

  A shareholder who receives solely American General Stock in exchange for Independent Common Stock will not recognize gain or loss upon such exchange (except to the extent cash is received in lieu of fractional shares). Accordingly, (i) the aggregate tax basis of the American General Stock received by the shareholder

(allocated in the case of a shareholder who receives shares of both American General Common Stock and American General 7% Convertible Preferred Stock in proportion to their respective fair market values) will be the same as the aggregate tax basis of the Independent Common Stock surrendered in exchange therefor pursuant to the Merger (adjusted with respect to fractional shares) and (ii) the holding period of the American General Stock will include the holding period of the Independent Common Stock surrendered in exchange therefor pursuant to the Merger.

  A shareholder who receives cash in lieu of fractional shares will be treated as having received such fractional shares pursuant to the Merger and then as having exchanged such fractional shares for cash in a redemption by American General. The amount of any capital gain or loss attributable to such deemed redemption of fractional shares will be equal to the difference between the cash received in lieu of fractional shares and the ratable portion of the tax basis of the Independent Common Stock surrendered that is allocated to such fractional shares.

 RECEIPT OF CASH AND AMERICAN GENERAL STOCK

  Subject to the exception described below in "--Additional Considerations," a shareholder who receives a combination of American General Stock and cash in exchange for Independent Common Stock will recognize capital gain, but not loss, with respect to each block of Independent Common Stock surrendered (shares of Independent Common Stock acquired at the same time in a single transaction) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash and the fair market value of American General Stock received that is allocable to such block of Independent Common Stock over the tax basis of such block) and (ii) the amount of cash received allocable to such block of Independent Common Stock. For purposes of such calculation, the aggregate amount of cash and American General Stock received by a shareholder will be allocated proportionally among the shares of Independent Common Stock surrendered. The aggregate tax basis of the American General Stock received by a shareholder (allocated in the case of a shareholder who receives shares of both American General Common Stock and American General 7% Convertible Preferred Stock in proportion to their respective fair market values) will be the same as the aggregate tax basis of the Independent Common Stock surrendered in exchange therefor pursuant to the Merger, decreased by the total amount of cash received and increased by the amount of gain recognized. The holding period of the American General Stock will include the holding period of the Independent Common Stock surrendered.

  Shareholders who have different blocks of Independent Common Stock may wish to investigate submitting separate Transmittal Letters for each block in order to claim the receipt of different mixes of consideration with respect to each block. This may result in a more favorable calculation of recognized gain under the foregoing rules, but may also reduce the aggregate amount of cash consideration received by a shareholder because of the rules governing the allocation of cash available for election.

 RECEIPT OF ONLY CASH

  Subject to the exception described below in "--Additional Considerations," a shareholder who receives solely cash in exchange for Independent Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the aggregate tax basis of the Independent Common Stock surrendered. Gain or loss must be calculated separately for each block of Independent Common Stock held by a shareholder.

 ADDITIONAL CONSIDERATIONS

  With respect to shareholders who receive cash in the Merger, it is possible that, under certain circumstances, the gain recognized could be treated as dividend income rather than capital gain unless the requirements of Section 302 of the Code are satisfied. In order to determine whether those requirements are satisfied, a shareholder is treated as receiving American General Stock in the Merger (instead of the cash actually received) and then receiving cash from American General in a hypothetical redemption of those shares. The hypothetical redemption will satisfy the requirements under
Section 302 if it either (i) is "not essentially equivalent to a dividend" or (ii) has the effect of a "substantially disproportionate" redemption of American General Stock. Whether such cash received by a shareholder in such hypothetical redemption of American General Stock is "not essentially equivalent to a dividend" depends on the individual facts and circumstances of each shareholder but in any event must result in a meaningful reduction of a shareholder's proportionate interest in the American General Stock. Alternatively, the hypothetical redemption of the American General Stock will be "substantially disproportionate" if the ratio of the shareholder's ownership of American General Stock after the hypothetical redemption is less than 80% of the ratio of American General Stock hypothetically owned by the shareholder after the Merger but before the redemption. If the receipt of cash is treated as having the effect of a dividend, only the portion of the recognized gain that is not in excess of the shareholder's ratable share of the accumulated earnings and profits of American General will be taxable as a dividend.

  In applying the foregoing tests, there must be taken into account not only actual ownership of stock but also stock constructively owned by a shareholder by reason of certain attribution rules under Section 318 of the Code. Under these rules, a shareholder is treated as owning the stock owned by certain family members, stock subject to an option to acquire such stock, stock owned by certain estates and trusts of which the shareholder is a beneficiary, and stock owned by certain affiliated entities. Under certain circumstances, an individual who actually owns no American General Stock but pursuant to Section 318 of the Code constructively owns American General Stock by reason of attribution from family members may avoid such attribution by filing a timely agreement with the Internal Revenue Service under Section 302(c)(2) of the Code and the regulations thereunder. Because of the complexity of these rules, each holder of Independent Common Stock who believes these rules might apply to him is urged to contact his own tax advisor.

  In addition, shareholders who receive American General 7% Convertible Preferred Stock could be subject to special rules under Section 306 of the Code on the sale, exchange, redemption or other disposition thereof if the receipt of cash in lieu of such stock would have been treated as a dividend under the Section 302 rules described above. Each shareholder is encouraged to consult his or her own tax advisors on the potential application of Section 306 to the receipt of American General 7% Convertible Preferred Stock.

  Under recent statutory proposals released by President Clinton on January 22, 1996, certain types of preferred stock, which could be interpreted to include American General 7% Convertible Preferred Stock that is received by stockholders in exchange for their Independent Common Stock in the Merger, will be treated as taxable "other property" rather than as tax-free stock consideration. The transitional rule contained in the proposed legislation states that the legislation would not apply to any stock issued pursuant to a written agreement that was (subject to customary conditions) binding on December 7, 1995, and at all times thereafter before the stock was issued. On January 25, 1996, certain terms of the American General 7% Convertible Preferred Stock relating to voting rights were amended in order to meet certain requirements for listing on the NYSE, although neither American General nor Independent views these amendments as material for purposes of the transitional rule. Accordingly, although it is uncertain whether the proposed legislation will be enacted and, if enacted, whether it will contain transitional relief that will apply to American General 7% Convertible Preferred Stock, it presently appears that the proposed legislation is not intended to apply to the Merger because the Merger Agreement, having supplied all material terms, was executed and, therefore, binding on October 19, 1995.

  EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER.

  For a description of certain tax consequences relating to the ownership and disposition of American General Stock issuable in the Merger, see "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--Certain Federal Income Tax Aspects Relating to the Ownership and Disposition of American General Common Stock and American General 7% Convertible Preferred Stock."

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

  The shares of American General Stock issuable in connection with the Merger have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate, as such term is defined under the Securities Act for purposes of Rule 145 (an "Affiliate"), of Independent or American General at the time of the Special Meeting. Affiliates may not sell their shares of American General Stock acquired in connection with the Merger except pursuant to (i) an effective Registration Statement under the Securities Act covering such shares, (ii) the conditions contemplated by paragraph (d) of Rule 145, or (iii) any other applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be Affiliates of Independent or American General generally include individuals or entities that may be deemed to control, be controlled by or be under common control with Independent or American General, and may include officers, directors and principal shareholders of Independent or American General.

STOCK EXCHANGE LISTING

  The obligations of the parties to the Merger Agreement to consummate the Merger are subject to the shares of American General Common Stock to be issued in connection with the Merger being authorized for listing on the NYSE and the use of all reasonable efforts by American General to have the American General 7% Convertible Preferred Stock to be issued in connection with the Merger authorized for listing on either the NYSE or the Nasdaq National Market. No assurance can be given that such shares will in fact be so listed, or, if listed, that an active trading market with respect to such shares will develop or be sustained. See "RISK FACTORS--Uncertainty as to Trading Market and Liquidity for American General 7% Convertible Preferred Stock After the Merger" and "--The Merger Agreement--Conditions to the Merger."

DISSENTERS' RIGHTS

  Holders of Independent Non-Voting Common Stock do not have dissenters' rights in connection with the Merger because Independent Non-Voting Common Stock is traded on the Nasdaq National Market as of the Record Date. However, holders of Independent Voting Common Stock who comply with the requirements of Sections 607.1320 of the FBCA may dissent from the Merger and obtain payment for the fair value of their Independent Common Stock. Such fair value is exclusive of any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. The appraised value of shares of Independent Common Stock of a dissenting shareholder may be either greater or less than the consideration that a shareholder of Independent is entitled to receive in the Merger.

  The following is a summary of the statutory procedure to be followed by a holder of Independent Voting Common Stock in order to dissent from the Merger and enforce his right to receive fair value for his shares of Independent Voting Common Stock if the Merger is approved and consummated. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of such provisions, which is set forth as Annex C to this Proxy Statement/Prospectus.

  Any holder of Independent Voting Common Stock electing to exercise dissenters' rights with respect to the Merger must deliver to Independent before the Special Meeting, or at such Special Meeting but before the vote on the Merger is taken, a written notice of such shareholder's intent to demand payment of the fair value of such shareholder's Independent Voting Common Stock if the Merger is consummated. This written objection must be in addition to and separate from any proxy or vote against the Merger. A VOTE BY A SHAREHOLDER IN FAVOR OF THE MERGER WITH RESPECT TO ANY SHARES OF INDEPENDENT VOTING COMMON STOCK WILL CAUSE SUCH SHAREHOLDER'S DISSENTERS' RIGHTS WITH RESPECT TO SUCH SHARES TO BE LOST. Because a signed proxy card left blank will, unless revoked, be voted FOR the Merger, in order to be assured that such shareholder's Independent Voting Common Stock is not voted in favor of the Merger, a shareholder electing to exercise dissenter rights who votes by proxy must not leave the proxy card blank but must (i) vote AGAINST the Merger or (ii) ABSTAIN from voting for or against the Merger. Neither a vote against the Merger nor a proxy card directing such vote nor an abstention will satisfy the requirement that a written objection to the transaction be delivered to Independent before the vote upon the Merger.

  Within ten days after the date on which the shareholders' vote authorizing such action is taken, Independent (or AGC Life, if the time period referred to is after the Effective Time) will give written notice of such authorization to each shareholder who filed a written notice of intent to demand payment for his shares, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

  Within twenty days after the giving of notice to him, any shareholder who elects to dissent must file with Independent (or AGC Life, if the time period referred to is after the Effective Time) a written notice of such election, stating his name and address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the twenty day period will be bound by the terms of the Merger. Each shareholder demanding payment shall submit the certificate or certificates representing his or her shares of Independent Voting Common Stock to Independent (or AGC Life, if the time period referred to is after the Effective Time) simultaneously with the filing of such election to dissent. A shareholder may dissent as to less than all of the shares as to which he has a right to dissent, held by him of record or that he owns beneficially.

  Upon filing an election to dissent, each dissenting shareholder will cease to have any of the rights of a shareholder. Such shareholder will have only the right to be paid the fair value of his shares and any other rights provided by Section 607.1320. A notice of election to dissent may be withdrawn by the shareholder at any time before an offer is made by Independent (or AGC Life, if the time period referred to is after the Effective Time) to pay an amount which Independent (or AGC Life, if the time period referred to is after the Effective Time) considers to be the fair value of Independent Voting Common Stock owned by such shareholder. After such offer is made, a notice of election may be withdrawn only if Independent (or AGC Life, if the time period referred to is after the Effective Time) consents thereto. If a notice of election to dissent is withdrawn, or the Merger is abandoned or rescinded or the shareholders revoke the authority to effect the Merger, or no demand or petition for the determination of fair value by a court has been made or filed within the required time period, or a court shall determine that the shareholder is not entitled to receive payment for his shares, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of Independent (or AGC Life, if the time period referred to is after the Effective Time), the fair value thereof in cash as determined by the board of directors of Independent (or AGC Life, if the time period referred to is after the Effective Time) as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

  Within ten days after the expiration of the period within which shareholders may file their notices of election to dissent, or within ten days after the Merger is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), Independent (or AGC Life, if the time period referred to is after the Effective Time) will make a written offer to each shareholder who has filed such notice of election to pay for his shares at a specified price which Independent (or AGC Life, if the time period referred to is after the Effective Time) considers to be their fair value. Such offer shall be accompanied by (i) the balance sheet of Independent (or AGC Life, if the time period referred to is after the Effective Time) as of the latest available date but not more than twelve months prior to the making of such offer; and (ii) the profit and loss statement of Independent (or AGC Life, if the time period referred to is after the Effective Time) for the twelve-month period ended on the date of such balance sheet. If within thirty days after the making of such offer, any shareholder accepts the offer by Independent (or AGC Life, if the time period referred to is after the Effective Time), payment therefor shall be made within ninety days after the making of such offer or the consummation of the Merger, whichever is later. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in such shares.

  If Independent (or AGC Life, if the time period referred to is after the Effective Time) fails to make such offer within such period of ten days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for such shares, Independent

(or AGC Life, if the time period referred to is after the Effective Time) will, within thirty days after receipt of a written demand from any dissenting shareholder, given within 60 days after the Merger was effected (or at its election at any time within such period of 60 days), file an action in any court of competent jurisdiction in Duval County, Florida requesting that the fair value of such shares be determined. If Independent (or AGC Life, if the time period referred to is after the Effective Time) fails to institute the proceeding, any dissenting shareholder may do so in the name of Independent (or AGC Life, if the time period referred to is after the Effective Time). All dissenting shareholders whose demands remain unsettled are required to be made parties to such proceeding. The jurisdiction of the court in the appraisal proceeding is plenary and exclusive, and all shareholders who are proper parties to the proceeding will be entitled to judgment against Independent (or AGC Life, if the time period referred to is after the Effective Time) for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more person(s) as appraisers to receive evidence and recommend a decision on the question of fair value. Independent (or AGC Life, if the time period referred to is after the Effective Time) will pay each dissenting shareholder the amount found to be due within ten days after the final determination of the proceedings. Upon payment, the dissenting shareholder will cease to have any interest in such shares. The court has the discretion to include a fair rate of interest.

  The costs and expenses of any such dissent proceeding will be determined by the court and will be assessed against Independent (or AGC Life, if the time period referred to is after the Effective Time), but costs and expenses may be apportioned and assessed against all or some of the dissenting shareholders to whom Independent made an offer to pay for the shares, in such amounts as the court deems equitable, to the extent that the court finds such dissenting shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment after receiving an offer of payment from Independent. The court may also assess Independent (or AGC Life, if the time period referred to is after the Effective Time) the reasonable compensation and expenses of the appraisers. If the fair value of the shares, as determined by the court, materially exceeds the amount offered by Independent (or AGC Life, if the time period referred to is after the Effective Time) or if no offer was made, the court may award to any dissenting shareholder that is a party such sum as it determines to be reasonable compensation to any attorney or expert employed by such shareholder.

                 DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK

AMERICAN GENERAL COMMON STOCK

  American General is authorized to issue 300,000,000 shares of American General Common Stock, par value $.50 per share. As of December 31, 1995, there were outstanding 203,948,246 shares of American General Common Stock.

  Holders of American General Common Stock are entitled to receive dividends when, as and if declared by the American General Board out of any funds legally available therefore, and are entitled upon liquidation, after claims of creditors and preferences of any series of American General Preferred Stock, to receive pro rata the net assets of American General.

  The holders of American General Common Stock are entitled to one vote for each share held. Directors of American General are elected for a one-year term expiring upon the annual meeting of shareholders of American General. The holders of American General Common Stock do not have cumulative voting rights.

  The holders of American General Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by American General. The holders of American General Common Stock have no conversion rights and the American General Common Stock is not subject to redemption by either American General or a shareholder.

  The American General Common Stock is listed and traded on the NYSE, Pacific Stock Exchange, London Stock Exchange, Basel Stock Exchange, Geneva Stock Exchange and Zurich Stock Exchange under the symbol "AGC." First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the American General Common Stock. Its address is P.O.Box 2500, Jersey City, New Jersey 07303-2500, and its telephone number is (800) 519-3111.

AMERICAN GENERAL PREFERRED STOCK

  Pursuant to the American General Articles, the American General Bylaws and the TBCA, the American General Board, or an authorized committee thereof, has the authority, without further shareholder action, to issue up to 60,000,000 shares of American General Preferred Stock, par value $1.50 per share ("American General Preferred Stock"), in one or more series and in such amounts and for such consideration, as may be determined from time to time by resolution of the American General Board, or an authorized committee thereof, and to fix before the issuance of any shares of American General Preferred Stock of a particular series, the number of shares constituting that series and the distinctive designation of that series; the dividend rate (or method of determining the same); the voting rights; conversion or exchange provisions; redemption provisions; repurchase obligations; sinking fund availability; rights upon liquidation, dissolution or winding-up; restrictions upon American General with respect to the creation of debt or the issuance of additional American General Preferred Stock or other stock ranking senior with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up; restrictions upon American General with respect to the issuance of, payment of dividends upon, or the making of other distributions with respect to, or the acquisition or redemption of, shares of stock ranking pari passu with or junior to such series of American General Preferred Stock; the priority of such series of American General Preferred Stock in relation to other series of American General Preferred Stock; and any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof. The holders of any series of American General Preferred Stock shall not have any preemptive rights to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by American General.

  As of the date hereof, American General has no American General Preferred Stock outstanding; however, American General does have Rights (as defined below) outstanding and has designated 5,000,000 shares of American General Series A Preferred Stock (as defined below) for issuance upon exchange of the American General Series A Preferred Securities (as defined below). A description of the Rights and the American General

Series A Preferred Stock is provided below. See "--American General Preferred Share Purchase Rights" and "--American General Series A Preferred Securities."

AMERICAN GENERAL PREFERRED SHARE PURCHASE RIGHTS

  On July 27, 1989, the American General Board authorized the issuance of one preferred share purchase right (a "Right") for each share of American General Common Stock outstanding on August 7, 1989 and for each share of American General Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination Date (as each such term is defined below). A Right is attached to each share of American General Common Stock and entitles the registered holder to purchase from American General one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of American General (the "American General Junior Preferred Shares") at a price of $120 per one one-hundredth of an American General Junior Preferred Share, subject to certain adjustments.

  The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The Rights are not exercisable or transferable separately from the shares of American General Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding American General Common Stock and any other shares of capital stock of American General entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of American General's assets, liquidation, dissolution or winding up of American General (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

  In the event American General is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of American General Common Stock (or under certain circumstances, Common Stock-equivalent American General Junior Preferred Shares) having a market value of two times the exercise price of the Rights.

  At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the American General Board may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of American General Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

  At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the American General Board may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the "Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the American General Board in its sole discretion may establish.

  The purchase price payable, and the number of American General Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the American General Junior Preferred Shares.

  The number of outstanding Rights and the number of one one-hundredths of an American General Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of American General or other transaction involving American General which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of American General or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by American General as described above.

  The terms of the Rights may be amended, including extending the expiration date, by the American General Board without the consent of the holders of the Rights, except in certain circumstances.

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire American General on terms not approved by the American General Board. The Rights should not interfere with any merger or other business combination approved by the American General Board since the Rights may be redeemed by American General at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock.

  The American General Junior Preferred Shares will be non-redeemable and rank junior to all other series of American General Preferred Stock. Each whole American General Junior Preferred Share will be entitled to receive a quarterly preferential dividend in an amount equal to the greater of (i) $0.25 or (ii) subject to certain adjustments, 100 times the dividend declared on each share of American General Common Stock. In the event of the liquidation, dissolution or winding up of American General, each whole American General Junior Preferred Share will be entitled to receive a preferential liquidation payment in an amount equal to the greater of (i) $1.50, or (ii) 100 times the aggregate amount to be distributed per share to holders of American General Common Stock, plus, in either case, an amount equal to all accrued and unpaid dividends thereon. In the event of any merger, consolidation or other transaction in which American General Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole American General Junior Preferred Share will be entitled to receive 100 times the amount received per each share of American General Common Stock. Each whole American General Junior Preferred Share will be entitled to 100 votes on all matters submitted to a vote of the shareholders of American General, and American General Junior Preferred Shares will generally vote together as one class with the American General Common Stock and any other voting capital stock of American General on all matters submitted to a vote of shareholders of American General.

  If such registration is then required by applicable law, American General will use its best efforts to cause the offer and sale of American General Junior Preferred Shares issuable upon exercise of the Rights to be registered pursuant to the Securities Act at any such time as the Rights become exercisable.

  The foregoing description of the Rights and the American General Junior Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part, and the Statement of Resolution Establishing Series of Shares of American General Junior Preferred Shares.

AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK

 GENERAL

  In connection with the Merger Agreement, the American General Board has adopted a Statement of Resolution Establishing 7% Convertible Preferred Stock (the "7% Designation"), authorizing the issuance of the maximum number of shares of the American General 7% Convertible Preferred Stock issuable pursuant to the Merger. The summary of certain terms and provisions of the American General 7% Convertible Preferred Stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the American General Articles and the 7% Designation. The form of 7% Designation is attached as an exhibit to the Merger Agreement which is included in Annex A hereto. In addition, the American General Articles are filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus forms a part.

 DIVIDENDS

  Holders of shares of American General 7% Convertible Preferred Stock will be entitled to receive, when and as declared by the American General Board of Directors out of funds legally available therefor, cash dividends from the date of initial issuance of the shares of American General 7% Convertible Preferred Stock at the rate per annum of 7% of the Average Closing Price, payable quarterly in arrears on each March 1, June 1, September 1 and December 1 (each, a "Dividend Payment Date"), or, if any such date is not a business day, on the next succeeding business day; provided, however, that with respect to any dividend period during which a redemption occurs, American General may, at its option, declare accrued dividends to, and pay such dividends on, the date fixed for redemption, in which case such dividends will be payable in cash to the holders of shares of American General 7% Convertible Preferred Stock as of the record date for such dividend payment and would not be included in the calculation of the related Call Price as set forth below. The first dividend period will be from the date of initial issuance of the shares of American General 7% Convertible Preferred Stock to but excluding the first Dividend Payment Date thereafter that is at least eleven days after the Effective Time, and the first dividend will be payable on such Dividend Payment Date. Dividends will cease to accrue on shares of American General 7% Convertible Preferred Stock on the Mandatory Conversion Date or on the date of their earlier conversion or redemption.

  Dividends will be payable to holders of record as they appear on the stock register of American General. The record date for each such payment shall be not less than 10 nor more than 50 days preceding the corresponding Dividend Payment Date, as shall be fixed by the American General Board of Directors. Dividends payable on shares of American General 7% Convertible Preferred Stock for any period less than or more than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. Dividends will accrue whether or not there are funds legally available for the payment thereof and whether or not such dividends are declared. Accrued but unpaid dividends on shares of American General 7% Convertible Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable, but no interest will accrue on accumulated but unpaid dividends.

  The shares of American General 7% Convertible Preferred Stock will rank on a parity as to payment of dividends and distribution of assets upon liquidation, with the Series A Preferred Stock (as hereinafter defined) and any other preferred stock of American General that by its terms ranks on such parity with the American General 7% Convertible Preferred Stock.

  If accumulated dividends have not been paid in full on the American General 7% Convertible Preferred Stock, then, subject to the next sentence, American General shall not (a) declare or pay any dividend on any Dividend Pari Passu Security or Dividend Junior Security (each as defined below) or (b) redeem, purchase, retire or otherwise acquire for consideration shares of any Dividend Junior Security (or rights to purchase such Dividend Junior Security), other than (i) purchases or acquisitions of shares of any Dividend Junior Security in connection with the satisfaction by American General or any of its majority-owned subsidiaries of its obligations under any employee benefit plan or the satisfaction by American General of its obligations pursuant to any contract requiring American General to purchase any Dividend Junior Security,
(ii) as a result of a reclassification of any Dividend Junior Security or the exchange or conversion of one class or series of any Dividend Junior Security for another class or series of any Dividend Junior Security, (iii) redemptions or purchases of any Rights or the declaration and payment of a dividend or distribution of similar share purchase rights in the future or (iv) the purchase of fractional shares of any Dividend Junior Security pursuant to the conversion or exchange provisions of such Dividend Junior Security or the security being converted or exchanged, (c) redeem, purchase, retire or otherwise acquire for consideration any Dividend Pari Passu Security (or rights, options or warrants to purchase such Dividend Pari Passu Security), or
(d) permit any subsidiary of American General to purchase or otherwise acquire for consideration any shares of stock of American General unless American General could, pursuant to the foregoing, purchase or otherwise acquire such shares at such time and in such manner. The preceding sentence, however, shall not apply to, or prohibit (a) dividends as a result of a reclassification of Dividend Pari Passu Securities or Dividend Junior Securities, (b) dividends of any Rights, (c) dividends or distributions of similar share purchase rights in the future, (d) dividends or distributions in shares of American

General Common Stock or another class or series of capital stock of American General that is junior to the American General 7% Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of American General, or (e) dividends with respect to Dividend Pari Passu Securities in accordance with the following sentence. If full accumulated dividends have not been paid upon the shares of American General 7% Convertible Preferred Stock and any other class or series of Dividend Pari Passu Securities, all dividends declared upon shares of American General 7% Convertible Preferred Stock and any other such class or series of Dividend Pari Passu Securities shall, if declared, be declared pro rata so that the amount of cash dividends declared per share on the American General 7% Convertible Preferred Stock and such other class or series of Dividend Pari Passu Securities shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of American General 7% Convertible Preferred Stock and such other class or series of Dividend Pari Passu Securities bear to each other.

  The term "Dividend Pari Passu Security" means any preference stock or preferred stock or other capital stock of American General and any guarantee entered into by American General in respect of any preference stock or preferred stock of any affiliate of American General ranking pari passu with the American General 7% Convertible Preferred Stock as to the payment of dividends. "Dividend Junior Security" means American General Common Stock, Series A Junior Participating Preferred Stock of American General and any other class or series of capital stock of American General and any guarantee entered into by American General in respect of any preference stock or preferred stock of any affiliate of American General ranking junior to the American General 7% Convertible Preferred Stock as to the payment of dividends.

 MANDATORY CONVERSION

  On the Mandatory Conversion Date, each outstanding share of American General 7% Convertible Preferred Stock will, unless previously either redeemed or converted at the option of the holder into American General Common Stock, as described below, mandatorily convert into (a) shares of American General Common Stock at the Common Equivalent Rate (as defined below) in effect on such date and (b) the right to receive cash in an amount equal to all accrued and unpaid dividends on such shares of American General 7% Convertible Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payments of dividends, subject to the right of American General to redeem the shares of American General 7% Convertible Preferred Stock on or after the Initial Redemption Date, and before the Mandatory Conversion Date, as described below, and subject to the conversion of the shares of American General 7% Convertible Preferred Stock at the option of the holder at any time before the Mandatory Conversion Date, as described below. The "Common Equivalent Rate" is initially one share of American General Common Stock for each share of American General 7% Convertible Preferred Stock and is subject to adjustment as described below. Dividends will cease to accrue on the Mandatory Conversion Date with respect to the shares of American General 7% Convertible Preferred Stock then outstanding.

  Because the price of the American General Common Stock is subject to market fluctuations, the value of the American General Common Stock that may be received by holders of shares of American General 7% Convertible Preferred Stock upon their mandatory conversion may be more or less than the Average Closing Price.

 REDEMPTION AT THE OPTION OF AMERICAN GENERAL

  Shares of American General 7% Convertible Preferred Stock are not redeemable by American General before the Initial Redemption Date. At any time and from time to time on or after that date until immediately before the Mandatory Conversion Date, American General will have the right to redeem, in whole or in part, the outstanding shares of American General 7% Convertible Preferred Stock. Upon any such redemption, American General will deliver to the holder thereof in exchange for each share of American General 7% Convertible Preferred Stock subject to redemption the greater of (a) the number of shares of American General Common Stock determined by dividing the Call Price (as defined below) in effect on the redemption date by the Current Market Price (as defined below) of the American General Common Stock, determined as of the second trading day immediately preceding the Notice Date (as defined below), or (b) 0.8264 of a share of American General Common Stock (the "Minimum Redemption Rate"), which is subject to adjustment in the manner described below. Dividends will cease to accrue on the shares of American General 7% Convertible Preferred Stock on the date fixed for their redemption.

  The Call Price of each share of American General 7% Convertible Preferred Stock is the sum of (a) 101.75% of the Average Closing Price on and after the Initial Redemption Date, to and including the date immediately preceding the first Preferred Dividend Payment Date after the Initial Redemption Date; 101.17% of the Average Closing Price on and after such first Preferred Dividend Payment Date, to and including the date immediately preceding the second Preferred Dividend Payment Date after the Initial Redemption Date; 100.58% of the Average Closing Price on and after such second Preferred Dividend Payment Date, to and including the date immediately preceding the third Preferred Dividend Payment Date after the Initial Redemption Date; and the Average Closing Price on and after such third Preferred Dividend Payment Date, to and including the date immediately preceding the Mandatory Conversion Date; and (b) all accrued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date).

  The "Current Market Price" per share of the American General Common Stock on any date of determination means the lesser of (a) the average of the daily closing sales prices of the American General Common Stock as reported on the NYSE for the 15 consecutive trading days ending on and including such date of determination and (b) the closing sale price of the American General Common Stock as reported on the NYSE for such date of determination; provided, however, that, with respect to any redemption of shares of American General 7% Convertible Preferred Stock, if any event resulting in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such 15-day period and ending on the applicable redemption date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event. The "Notice Date" with respect to any notice given by the Company in connection with a redemption of the shares of American General 7% Convertible Preferred Stock means the earlier of the date of the public announcement of such redemption or the date of commencement of mailing of such notice to the holders of shares of American General 7% Convertible Preferred Stock.

  If fewer than all the outstanding shares of American General 7% Convertible Preferred Stock are to be called for redemption, the shares to be redeemed shall be selected by American General from outstanding shares of American General 7% Convertible Preferred Stock by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the American General Board of Directors in its sole discretion to be equitable.

  American General will provide notice of any redemption of shares of American General 7% Convertible Preferred Stock to holders of record thereof to be redeemed not less than 20 nor more than 60 days before the date fixed for redemption. Any such notice will be provided by mail, sent to the holders of record of the shares of American General 7% Convertible Preferred Stock to be called for redemption at each such holder's address as it appears on the stock register of American General, first class postage prepaid; provided, however, that failure to give such notice or any defect therein will not affect the validity of the proceeding for redemption of any shares of American General 7% Convertible Preferred Stock to be redeemed except as to the holder to whom American General has failed to give such notice or whose notice was defective. On and after the redemption date, all rights of the holders of the shares of American General 7% Convertible Preferred Stock called for redemption will terminate except the right to receive the redemption price and to receive dividends on such shares previously declared and payable to the holders of record of such shares as of a prior date. A public announcement of any call for redemption will be made by American General before, or at the time of, the mailing of such notice of redemption.

  Each holder of shares of American General 7% Convertible Preferred Stock called for redemption must surrender the certificates evidencing such shares to American General at the place designated in the notice of redemption and will thereupon be entitled to receive certificates for shares of American General Common Stock and cash for any fractional share amount.

 CONVERSION AT THE OPTION OF THE HOLDER

  The shares of American General 7% Convertible Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of American General Common Stock at a rate of 0.8264 of a share of American General Common Stock for each share of American General 7% Convertible Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as described below. The right to convert shares of American General 7% Convertible Preferred Stock called for redemption will terminate immediately before the close of business on the redemption date for such shares.

  Conversion of shares of American General 7% Convertible Preferred Stock at the option of the holder may be effected by the delivery of certificates evidencing such shares of American General 7% Convertible Preferred Stock, together with written notice of conversion and a proper assignment of such certificates to American General or in blank (and, if applicable, the cash payment described in the following paragraph), to the office of the transfer agent for the American General 7% Convertible Preferred Stock or to any other office or agency maintained by American General for that purpose and otherwise in accordance with conversion procedures established by American General. Each optional conversion will be deemed to have been effective immediately before the close of business on the date on which the foregoing requirements have been satisfied. The conversion will be at the Optional Conversion Rate in effect at such time and on such date.

  Holders of shares of American General 7% Convertible Preferred Stock at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares of American General 7% Convertible Preferred Stock on the corresponding Dividend Payment Date notwithstanding the optional conversion of such shares following such record date and before such Dividend Payment Date. However, shares of American General 7% Convertible Preferred Stock surrendered for conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend attributable to the current quarterly dividend period payable on such date minus the amount of the dividends, if any, payable on such date on the number of shares of American General Common Stock issuable in connection with such conversion (unless such shares of American General 7% Convertible Preferred Stock are subject to redemption on a redemption date on or after such record date and on or prior to such Dividend Payment Date). A holder of shares of American General 7% Convertible Preferred Stock called for redemption on or after the record date for any dividend payment and on or prior to the Dividend Payment Date for such dividend will receive the dividend on such shares of American General 7% Convertible Preferred Stock payable on that Dividend Payment Date and will be able to convert such shares after the record date for such dividend without paying the above cash amount to American General upon conversion. Except as provided above, upon any optional conversion of shares of American General 7% Convertible Preferred Stock, American General will make no payment or allowance for unpaid dividends, whether or not in arrears, on such shares, or for previously declared dividends or distributions on the shares of American General Common Stock issued upon such conversion.

 CONVERSION ADJUSTMENTS

  The Common Equivalent Rate, the Minimum Redemption Rate and the Optional Conversion Rate are each subject to adjustment as appropriate in certain circumstances, including if American General (a) pays a stock dividend or makes a distribution with respect to its American General Common Stock in shares of American General Common Stock; (b) subdivides or splits its outstanding American General Common Stock; (c) combines its outstanding American General Common Stock into a smaller number of shares; (d) issues by reclassification of its shares of American General Common Stock any shares of American General Common Stock; (e) issues certain rights or warrants to all holders of its American General Common Stock; or (f) pays a dividend or distributes to all holders of its American General Common Stock evidences of its indebtedness, cash or other assets (including capital stock of American General but excluding any Excluded Dividends (as defined below), and dividends and distributions referred to in clause (a) above). "Excluded Dividends" means (a) any dividend, distribution or issuance of rights or warrants referred to in clauses (a) or (c) of the preceding sentence, (b) any regular cash dividend on the American General Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the American General Common Stock (after accounting for any appropriate anti-dilution adjustments), and (c) in the case of any other dividend or distribution (cash or otherwise), that portion thereof which, when combined with the per share fair market value of all other dividends and distributions paid by American General on American General Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (after accounting for any appropriate anti-dilution adjustments and excluding cash dividends and distributions for which a prior adjustment to the Common Equivalent Rate, the Minimum Redemption Rate and Optional Conversion Rate was previously made), does not exceed 15% of the Current Market Price per share of the American General Common Stock on the trading date immediately preceding the date of declaration of such dividend or distribution. In addition, American General will be entitled (but will not be required) to make upward adjustments in the Common Equivalent Rate, the Minimum Redemption Rate, the Optional Conversion Rate and the Call Price as American General, in its discretion, determines to be advisable, in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its shareholders will not be taxable. All adjustments to the Common Equivalent Rate, the Minimum Redemption Rate and the Optional Conversion Rate will be calculated to the nearest .01 of a share of American General Common Stock. No such adjustment will be required unless such adjustment will require an increase or decrease of at least 1% therein; provided, however, that any adjustments which, by reason of the foregoing, are not required to be made will be carried forward and taken into account and any subsequent adjustment.

  Whenever the Common Equivalent Rate, the Minimum Redemption Rate and the Optional Conversion Rate are adjusted as provided in the preceding paragraph, American General will file with the transfer agent for the shares of American General 7% Convertible Preferred Stock a certificate with respect to such adjustment, make a prompt public announcement thereof and mail a notice to holders of the shares of American General 7% Convertible Preferred Stock providing specified information with respect to such adjustment. At least ten business days before taking any action that could result in certain adjustments in the Common Equivalent Rate, the Minimum Redemption Rate and the Optional Conversion Rate, American General will notify each holder of shares of American General 7% Convertible Preferred Stock concerning such proposed action.

 ADJUSTMENT FOR CERTAIN MERGERS AND OTHER TRANSACTIONS

  In case of any consolidation or merger to which American General is a party (other than a consolidation or merger in which American General is the surviving or continuing corporation and in which the shares of American General Common Stock outstanding immediately before the consolidation or merger remain unchanged), or in the case of any sale or transfer to another corporation of all or substantially all of the assets of American General, or in the case of a statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of American General 7% Convertible Preferred Stock shall, after consummation of such transaction, be subject to (a) conversion at the option of the holder into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of American General Common Stock into which such share of American General 7% Convertible Preferred Stock might have been converted immediately before consummation of such transaction, (b) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of American General Common Stock into which such share of American General 7% Convertible Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately before the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of American General 7% Convertible Preferred Stock other than previously declared dividends payable to a holder of record as of a prior date, and (c) redemption on any redemption date on or after the Initial Redemption Date in exchange for the kind and amount of securities, cash or other property receivable upon consummation of such transaction by a holder of the number of shares of American General Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share of American General 7% Convertible Preferred Stock immediately before consummation of such transaction, assuming that, if the Notice Date for such redemption is not before such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of American General Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash or other property receivable upon consummation of such transaction for each non-electing share will be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of American General 7% Convertible Preferred Stock will be convertible or redeemable after consummation of such transaction will be subject to adjustment as described above under "Conversion Adjustments" following the date of consummation of such transaction. American General may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

 FRACTIONAL SHARES

  No fractional shares of American General Common Stock will be issued upon redemption or conversion of shares of American General 7% Convertible Preferred Stock. In lieu of any fractional share otherwise issuable with respect to the aggregate number of shares of American General 7% Convertible Preferred Stock of any holder that are redeemed or converted on any redemption date or upon mandatory conversion or any optional conversion, such holder will be entitled to receive an amount in cash equal to the same fraction of the (a) Current Market Price of the American General Common Stock, determined as of the second trading day immediately preceding the Notice Date, in the case of redemption, or (b) Closing Price (as defined in the 7% Designation) of the American General Common Stock determined (i) as of the fifth trading day immediately preceding the Mandatory Conversion Date, in the case of mandatory conversion, or (ii) as of the second trading day immediately preceding the effective date of conversion, in the case of an optional conversion by a holder.

 LIQUIDATION RIGHTS

  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of American General, and subject to the rights of holders of any other series of Preferred Stock, the holders of outstanding shares of American General 7% Convertible Preferred Stock are entitled to receive for each share of American General 7% Convertible Preferred Stock an amount equal to the Average Closing Price, plus accrued and unpaid dividends thereon, out of the assets of American General available for distribution to shareholders, before any distribution of assets is made to holders of American General Common Stock or any other capital stock ranking junior to the American General 7% Convertible Preferred Stock upon liquidation, dissolution or winding-up.

  If, upon any voluntary or involuntary liquidation, dissolution or winding-up of American General, the assets of American General are insufficient to permit the payment of the full preferential amounts payable with respect to the shares of American General 7% Convertible Preferred Stock and all other series of preferred stock ranking on a parity as to distribution of assets upon liquidation, the holders of shares of American General 7% Convertible Preferred Stock and of all other such series of Preferred Stock will share ratably in any distribution of assets of American General in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of American General 7% Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by American General. A consolidation or merger of American General with or into one or more other corporations, or a sale, lease or exchange of all or substantially all of the assets of American General, will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of American General.

 VOTING RIGHTS

  The holders of shares of American General 7% Convertible Preferred Stock will have the right with the holders of American General Common Stock to vote in the election of Directors and upon each other matter coming before any meeting of the holders of American General Common Stock on the basis of 4/5th of a vote for each share of American General 7% Convertible Preferred Stock held. In addition, American General will be entitled (but will not be required) to make upward adjustments in the Common Equivalent Rate, the Minimum Redemption Rate, the Optional Conversion Rate and the Call Price as American General, in its discretion, determines to be advisable, in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Company to its shareholders will not be taxable. The holders of shares of American General 7% Convertible Preferred Stock and the holders of shares of American General Common Stock will vote together as one class on such matters, except as otherwise provided by law or by the American General Articles.

  If full cumulative dividends on the American General 7% Convertible Preferred Stock are not paid for six quarterly dividend periods, the number of directors of American General constituting the entire Board of Directors shall be increased by two persons and the holders of shares of American General 7% Convertible Preferred Stock, voting separately as a class together with the holders of shares of all other series of capital stock of American General ranking on a parity with the American General 7% Convertible Preferred Stock as to the payment of dividends and having the then present right to elect one or more directors as a result of a dividend arrearage but not then entitled to other separate voting rights to elect one or more directors in the event of such an arrearage ("Class Voting Stock"), shall have the right to elect such directors to fill such positions. Such right, when vested, will continue until all dividends in arrears and payable on the shares of American General 7% Convertible Preferred Stock have been paid in full, whereupon the terms of office of all persons previously elected as directors by the holders of shares of American General 7% Convertible Preferred Stock and such other Class Voting Stock shall forthwith terminate and the number of the American General Board of Directors shall be reduced accordingly.

  The American General 7% Convertible Preferred Stock provides that:

    (i) so long as any shares of American General 7% Convertible Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the outstanding shares of American General 7% Convertible Preferred Stock and all other shares of preferred stock of American General ranking on a parity with the American General 7% Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation that would be affected equally by the action described in clause (A) or (B) below and that are entitled to vote on such matter (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), given in person or by proxy, at any special or annual meeting, or by written consent as permitted by law and the American General Articles and Bylaws, shall be necessary to permit, effect or validate any of the following: (A) the amendment, alteration or repeal of any of the provisions of the American General Articles (or of the resolutions establishing the American General 7% Convertible Preferred Stock), which would materially and adversely affect any right, preference, privilege or voting power of the American General 7% Convertible Preferred Stock, provided, however, that any such amendment, alteration or repeal that would authorize, create or issue any additional shares of stock (whether or not already authorized) ranking on a parity with or junior to the American General 7% Convertible Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, shall be deemed not to materially and adversely affect such rights, preferences, privileges or voting power, and provided further, however, that any such amendment, alteration or repeal may authorize, create or issue additional shares of stock ranking senior to the American General 7% Convertible Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, if such action is approved in the manner set forth in subparagraph (ii) below; or
  (B) the consummation of a merger or consolidation of American General with any other corporation, unless each holder of shares of American General 7% Convertible Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the surviving corporation the same number of shares, with substantially the same rights and preferences (except as set forth above under

  "--Adjustments for Certain Mergers and Other Transactions"), as correspond to the shares of American General 7% Convertible Preferred Stock so held;

    (ii) so long as any shares of American General 7% Convertible Preferred Stock remain outstanding, no class or series of stock ranking senior to the American General 7% Convertible Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, may be authorized, created or issued unless American General shall have obtained the consent of either
  (A) the holders of at least two-thirds of the outstanding shares of American General 7% Convertible Preferred Stock and all other shares of preferred stock of American General ranking on parity with the American General 7% Convertible Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation that are entitled to vote on such matter (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), or (B) the holders of a majority of the outstanding shares of American General 7% Convertible Preferred Stock, voting separately as a class, in each case given in person or by proxy, at any special or annual meeting, or by written consent as permitted by law and the American General Articles and Bylaws; and

    (iii) if the holders of the American General 7% Convertible Preferred Stock are entitled by law to vote on any matter other than as set forth above in subparagraphs (i) or (ii) above, then (A) if such holders are entitled to vote on such matter together with another series of preferred stock of American General, the vote required with respect to such matter shall be the vote of a majority of the outstanding shares of American General 7% Convertible Preferred Stock and all such other series of preferred stock entitled to vote thereon (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), and (B) if such holders are entitled to vote as a separate class with respect to such matter, the vote required with respect to such matter shall be a majority of the outstanding American General 7% Convertible Preferred Stock.

  The provisions set forth in paragraphs (i) and (ii) above shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, (A) all outstanding shares of American General 7% Convertible Preferred Stock shall have been redeemed or converted pursuant to the terms of the American General 7% Convertible Preferred Stock, or (B) all outstanding shares of American General 7% Convertible Preferred Stock are scheduled to be redeemed or converted within two months and sufficient shares of American General Common Stock and cash, if any, necessary for such redemption or conversion shall have been deposited with a bank or trust company in accordance with the terms of the American General 7% Convertible Preferred Stock.

 MISCELLANEOUS

  Upon issuance, the shares of American General 7% Convertible Preferred Stock will be fully paid and non-assessable. Holders of shares of American General 7% Convertible Preferred Stock have no preemptive rights. American General will at all times reserve and keep available out of its authorized and unissued American General Common Stock, solely for issuance upon the conversion or redemption of shares of American General 7% Convertible Preferred Stock, such number of shares of American General Common Stock as will from time to time be issuable upon the conversion or redemption of all the shares of American General 7% Convertible Preferred Stock then outstanding. Shares of American General 7% Convertible Preferred Stock redeemed for, or converted into, American General Common Stock or otherwise reacquired by American General will resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series, and will be available for subsequent issuance.

AMERICAN GENERAL SERIES A PREFERRED SECURITIES AND PREFERRED STOCK

  American General Delaware, L.L.C., a Delaware limited liability company and an affiliate of American General ("American General Delaware"), has issued 5,000,000 shares of 6% Convertible Monthly Income

Preferred Securities, Series A (the"American General Series A Preferred Securities"), representing preferred limited liability company interests in American General Delaware. All of the common limited liability company interests in American General Delaware are owned directly or indirectly by American General. The proceeds from the offering of the American General Series A Preferred Securities were used by American General Delaware to purchase from American General its 6% Series A Convertible Junior Subordinated Debentures due 2025 (the "Series A Junior Subordinated Debentures").

  Holders of the American General Series A Preferred Securities are entitled to receive cumulative cash distributions from American General Delaware at the annual rate of 6% of the liquidation preference of $50 per Series A Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year.

  In the event of the liquidation, dissolution or winding-up of American General Delaware, holders of American General Series A Preferred Securities are entitled to receive for each Series A Preferred Security a liquidation preference of $50 plus an amount equal to any accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends (as hereinafter defined), to the date of payment, subject to certain limitations.

  Each Series A Preferred Security is convertible at the option of the holder, at any time prior to the expiration of such conversion rights as discussed below (the "Conversion Expiration Date"), into shares of American General Common Stock, at the rate of 1.2288 shares of American General Common Stock for each Series A Preferred Security (equivalent to a conversion price of $40.69 per share of American General Common Stock), subject to adjustment in certain circumstances. On and after May 31, 2000, American General Delaware may, at its option, cause the conversion rights of holders of the American General Series A Preferred Securities to expire if certain conditions are then satisfied.

  The American General Series A Preferred Securities are redeemable at the option of American General Delaware, in whole or in part, from time to time, on or after May 31, 2003, at a cash redemption price equal to the liquidation preference for such American General Series A Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends, to the date fixed for redemption. The American General Series A Preferred Securities do not have a stated maturity date, although they are subject to mandatory redemption upon repayment of the principal of the Series A Junior Subordinated Debentures at stated maturity (May 31, 2025), earlier redemption or otherwise, including as a result of acceleration thereof.

  In addition, the American General Series A Preferred Securities are subject to exchange, in whole but not in part, for shares of Series A Cumulative Convertible Preferred Stock, par value $1.50 per share, of American General ("American General Series A Preferred Stock"), at the rate of one share of American General Series A Preferred Stock for each Series A Preferred Security, upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding American General Series A Preferred Securities following the failure of holders of American General Series A Preferred Securities to receive dividends in full (including arrearages) for 15 consecutive months. The American General Series A Preferred Stock will have dividend, liquidation, optional redemption and conversion provisions and certain other terms substantially similar to those of the American General Series A Preferred Securities, except that, among other things, the holders of American General Series A Preferred Stock will have the right (voting together with holders of certain other series of capital stock of American General including, under certain circumstances, with the holders of American General 7% Convertible Preferred Stock) to elect two additional directors of American General whenever dividends on the American General Series A Preferred Stock are in arrears for 18 or more consecutive months, no interest will accumulate or be payable on any dividend arrearages on the American General Series A Preferred Stock and the American General Series A Preferred Stock will not be subject to mandatory redemption. The American General Series A Preferred Stock, if issued, would be pari passu with the American General 7% Convertible Preferred Stock as to the payment of dividends and distribution of assets upon liquidation of American General.


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

  American General has irrevocably and unconditionally guaranteed, on a subordinated basis and to the extent provided in the applicable guarantee, the payment of dividends by American General Delaware on the American General Series A Preferred Securities (but only if and to the extent declared from funds of American General Delaware legally available therefor), the redemption price payable with respect to American General Series A Preferred Securities (but only to the extent payable out of funds of American General Delaware legally available therefor) and payments on liquidation, dissolution or winding-up with respect to the American General Series A Preferred Securities (but only to the extent that assets of American General Delaware are available for distribution to holders of the American General Series A Preferred Securities) (the "Guarantee"). The Guarantee is unsecured and is subordinate to all other liabilities of American General (other than certain other guarantees) and ranks pari passu with the most senior preferred stock issued by American General, including the American General 7% Convertible Preferred Stock.

  Interest on the Series A Junior Subordinated Debentures is payable monthly in arrears but such interest payment period may be extended from time to time by American General to a period not exceeding 60 consecutive months (an "Extension Period"), in which event monthly dividend payments on the American General Series A Preferred Securities by American General Delaware would be deferred but would continue to accumulate monthly and certain additional dividends ("Additional Dividends"), intended to provide monthly compounding on dividend arrearages, would also accumulate. Prior to the termination of any Extension Period of less than 60 consecutive months, American General may further extend the interest payment period as long as such Extension Period, as further extended, does not exceed 60 consecutive months and does not extend beyond the stated maturity date or date of redemption of the Series A Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (including compounded interest), American General may select a new Extension Period, subject to the preceding sentence. No interest will be due during an extended interest payment period until the end of such period. At the end of any such Extension Period, American General will be required to pay all accrued and unpaid interest (including compounded interest) and upon such payment American General Delaware should be able to pay all accumulated and unpaid dividends on the American General Series A Preferred Securities (including Additional Dividends). If American General were to exercise its rights to extend an interest payment period on the Series A Junior Subordinated Debentures, it has agreed, subject to certain exceptions, to not pay any dividends on any of its capital stock, which would include the American General 7% Convertible Preferred Stock.

CERTAIN FEDERAL INCOME TAX ASPECTS RELATING TO THE OWNERSHIP AND DISPOSITION OF AMERICAN GENERAL COMMON STOCK AND AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK

  The following is a summary of the material federal income tax consequences of the ownership and disposition of American General Common Stock and American General 7% Convertible Preferred Stock under existing federal income tax law, which is subject to change, possibly retroactively. Insofar as such summary relates to matters of law and legal conclusions, such summary represents the opinion of Vinson & Elkins L.L.P., counsel to American General. This summary assumes that shareholders will hold American General Common Stock and American General 7% Convertible Preferred Stock as capital assets. This summary does not discuss all aspects of federal income taxation which may be relevant to particular shareholders who are subject to special treatment under the federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers and foreign persons), nor does it discuss any aspects of state, local or foreign tax law. Each shareholder is advised to consult his own tax advisor as to the federal, state, local and foreign income and other tax consequences of the ownership and disposition of American General Common Stock and American General 7% Convertible Preferred Stock.

 DIVIDENDS

  Dividends paid on the American General 7% Convertible Preferred Stock or American General Common Stock will be taxable as ordinary income to the extent of American General's current and accumulated "earnings and profits" (as defined for federal income tax purposes). To the extent that a distribution on American General 7% Convertible Preferred Stock or American General Common Stock exceeds the current and accumulated

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

earnings and profits of American General, such distribution will be treated as a nontaxable return of capital which reduces the holder's basis in its American General 7% Convertible Preferred Stock or American General Common Stock; any such distribution in excess of a holder's basis will be treated as gain from the sale or exchange of a capital asset. American General does not expect, however, that dividends paid on the American General 7% Convertible Preferred Stock or American General Common Stock will exceed its current and accumulated earnings and profits. Subject to certain limitations, dividends received by corporate holders of the American General 7% Convertible Preferred Stock or American General Common Stock out of such earnings and profits generally will qualify for the dividends received deduction allowable to corporations under Section 243 of the Code.

 CONVERSION

  In general, no gain or loss will be recognized for federal income tax purposes on conversion of American General 7% Convertible Preferred Stock solely into shares of American General Common Stock, except with respect to any cash received in lieu of fractional shares of American General Common Stock (pursuant to either mandatory conversion or optional redemption). If dividends on the American General 7% Convertible Preferred Stock were in arrears at the time of conversion, however, a portion of the American General Common Stock received in exchange for American General 7% Convertible Preferred Stock could be viewed under Section 305(c) of the Code as a distribution with respect to the American General 7% Convertible Preferred Stock, taxable as a dividend. The tax basis for American General Common Stock received on conversion will be equal to the tax basis of the American General 7% Convertible Preferred Stock converted, reduced by the portion of basis allocable to any fractional share exchanged for cash. The holding period of the shares of American General Common Stock will include the holding period of such American General 7% Convertible Preferred Stock.

 ADJUSTMENT OF CONVERSION PRICE

  An adjustment in the conversion rates of the American General 7% Convertible Preferred Stock pursuant to certain anti-dilution provisions contained in the terms of the American General 7% Convertible Preferred Stock, or the failure to make such an adjustment, may, in certain circumstances, be treated as a constructive distribution to holders of American General 7% Convertible Preferred Stock or to holders of American General Common Stock under Section 305 of the Code.

 BACK-UP WITHHOLDING

  Under Section 3406 of the Code and applicable Treasury regulations, a noncorporate holder of American General 7% Convertible Preferred Stock or American General Common Stock may be subject to back-up withholding at the rate of 31 percent with respect to dividends paid or proceeds received from a sale or exchange of American General 7% Convertible Preferred Stock or American General Common Stock, as the case may be. The payor will be required to withhold the tax if (a) the payee fails to furnish a taxpayer identification number ("TIN") to the payor or establish an exemption from backup withholding, (b) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (c) there has been a notified payee under reporting with respect to interest, dividends or original issue discount described in
Section 3406(c) of the Code or (d) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

  EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF AMERICAN GENERAL COMMON STOCK OR AMERICAN GENERAL 7% CONVERTIBLE PREFERRED STOCK.


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

                   DESCRIPTION OF INDEPENDENT CAPITAL STOCK

GENERAL

  The authorized capital stock of Independent presently consists of 7,500,000 shares of Independent Voting Common Stock; 15,000,000 shares of Independent Non-Voting Common Stock and 20,000,000 shares of preferred stock, par value $0.10 per share (the "Independent Preferred Stock"). There were 5,688,775 shares of Independent Voting Common Stock and 7,475,725 shares of Independent Non-Voting Common Stock outstanding as of the Record Date. No shares of Independent Preferred Stock were outstanding as of the Record Date.

  The following summaries of the terms of Independent Voting Common Stock, Independent Non-Voting Common Stock, and Independent Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the Independent Articles, the Independent Bylaws and the FBCA. For information as to how to obtain the Independent Articles and the Independent Bylaws, see "AVAILABLE INFORMATION." Shares of Independent Voting Common Stock and Independent Non-Voting Common Stock are fully-paid and nonassessable. Neither the holders of Independent Voting Common Stock nor the holders of Independent Non-Voting Common Stock have any cumulative voting, pre-emptive, subscription, redemption or sinking fund rights. Independent Non-Voting Common Stock is listed and traded on the Nasdaq National Market under the symbol "INDHK." There is no established trading market for Independent Voting Common Stock. For a discussion of the material differences between the rights of holders of Independent Common Stock and the rights of holders of American General Stock, see "COMPARISON OF SHAREHOLDER RIGHTS."

INDEPENDENT VOTING COMMON STOCK AND INDEPENDENT NON-VOTING COMMON STOCK

  Except for voting rights, Independent Voting Common Stock and Independent Non-Voting Common Stock are identical in all respects. The holders of Independent Voting Common Stock are entitled to one vote per share. The holders of Independent Non-Voting Common Stock have no voting rights except in certain limited circumstances specified in the Independent Articles or the FBCA including, but not limited to, the following: (i) the right to vote separately as a class with respect to any proposed amendment to the Independent Articles that adversely affects the rights of holders of Independent Non-Voting Common Stock including, but not limited to, any amendment otherwise requiring shareholder approval that would (a) increase or decrease the aggregate number of authorized shares of Independent Non-Voting Common Stock; (b) effect an exchange, reclassification or cancellation of all or part of the shares of Independent Non-Voting Common Stock; (c) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of Independent Non-Voting Common Stock; (d) change the designations, preferences, limitations or relative rights of the shares of Independent Non-Voting Common Stock; (e) change the shares of Independent Non-Voting Common Stock into the same or a different number of shares of another class; (f) create a new class of shares having rights and preferences prior and superior to the shares of Independent Non-Voting Common Stock or increase the rights and preferences of any class having rights and preferences prior to or superior to the shares of Independent Non-Voting Common Stock; (g) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to shares of Independent Non-Voting Common Stock and (h) cancel or otherwise affect dividends on the shares of Independent Non-Voting Common Stock which have accrued but have not been declared; (ii) the right to vote together with the holders of Independent Voting Common Stock with respect to any merger or consolidation the terms of which are more favorable (other than as to voting rights) to the holders of Independent Voting Common Stock than to the holders of Independent Non-Voting Common Stock;(iii) the right to vote separately as a class on a plan of merger if the plan contains a provision which, if contained in a proposed amendment to the Independent Articles, would entitle the class or series to vote as a separate voting group on the amendment pursuant to the provisions set forth in clause (i) above; and (iv) in certain other circumstances specified by the FBCA.

  Subject to preferences that may be applicable to any then outstanding Independent Preferred Stock, holders of Independent Voting Common Stock are entitled to receive ratably such cash dividends when, if, and as may be declared by the Independent Board out of funds legally available therefor and only if at such time an equal per share dividend shall be declared and paid to the holders of Independent Non-Voting Common Stock, and vice versa. No stock dividend, split-up or other similar distribution of shares of authorized but unissued Independent Common Stock can be made unless it is payable to holders of Independent Voting Common Stock in Independent Voting Common Stock and to holders of Independent Non-Voting Common Stock in Independent Non-Voting Common Stock, and no distribution can be made to the holders of one of such classes unless a distribution is made to the holders of the other class in the same proportion and at the same time.

  In the event of any liquidation, dissolution or winding-up of Independent, the holders of Independent Voting Common Stock and the holders of Independent Non-Voting Common Stock will be entitled to share pro rata in the net assets of Independent remaining, if any, after payment or provision for payment in respect of the debts and other liabilities of Independent and subject to liquidation preferences that may be applicable to any then outstanding Independent Preferred Stock.

INDEPENDENT PREFERRED STOCK

  The Independent Articles authorize the Independent Board to issue, from time to time and without further shareholder action, one or more series of Independent Preferred Stock, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. Because of its broad discretion with respect to the creation and issuance of new series of Independent Preferred Stock without shareholder approval, the Independent Board could adversely affect the voting power of the holders of Independent Voting Common Stock. Except with respect to the relative rights, preferences and limitations that may be fixed by the Independent Board, pursuant to the Independent Articles, all shares of Independent Preferred Stock are to be identical.

  Dividends on Independent Preferred Stock are to be declared and paid or set apart for payment before any dividends can be declared and paid or set apart for payment on Independent Voting Common Stock and Independent Non-Voting Common Stock with respect to the same period. Dividends on Independent Preferred Stock are cumulative only if and to the extent determined by resolution of the Independent Board.

  In the event of any liquidation, dissolution or winding-up of the affairs of Independent, the holders of Independent Preferred Stock shall have preference and priority over the holders of Independent Voting Common Stock and the holders of Independent Non-Voting Common Stock for the payment of the amount to which each outstanding series of Independent Preferred Stock may be entitled in accordance with the terms and rights thereof and each holder of Independent Preferred Stock would be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside before any payments can be made to the holders of Independent Voting Common Stock or to the holders of Independent Non-Voting Common Stock.

SHAREHOLDERS' AGREEMENT

  Holders of more than 90% of the issued and outstanding shares of Independent Voting Common Stock have entered into a shareholders' agreement (the "Shareholders' Agreement") prohibiting the parties thereto from transferring shares of Independent Voting Common Stock held by them except under certain circumstances. The excepted transfers include: (i) transfers pursuant to an offer which has been approved by the Independent Board, (ii) transfers pursuant to the written consent of holders of a majority of the shares of Independent Voting Common Stock subject to the Shareholders' Agreement and
(iii) transfers to Independent in connection with the exchange of such shares for an equal number of shares of Independent Non-Voting Common Stock. For purposes of the Shareholders' Agreement, the Independent Board has approved transfers of Independent Common Stock pursuant to the Merger Agreement. The Shareholders' Agreement has an initial term ending on November 10, 1996 and is renewable for two additional five-year terms by the approval of the holders of a majority of the Independent Voting Common Stock subject thereto, prior to the expiration of each successive term.

EXCHANGE AGREEMENTS

  Independent has entered into Exchange Agreements with holders of more than 90% of the outstanding shares of Independent Voting Common Stock pursuant to which holders may, at any time on or prior to December 31, 2006, exchange shares of Independent Voting Common Stock for an equal number of shares of Independent Non-Voting Common Stock without payment of any additional consideration. All of the principal shareholders, officers and directors of Independent are parties to these Agreements. See "SECURITY OWNERSHIP--Security Ownership of Certain Beneficial Owners, Directors and Management of Independent."

FLORIDA ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

  Certain provisions of the FBCA, the Independent Articles and the Independent Bylaws may have the effect of delaying, making more difficult or preventing a change in control or acquisition of Independent by means of a tender offer, a proxy contest or otherwise. These provisions as summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Independent first to negotiate with Independent. Independent believes that the benefits derived from requiring the proponent of an unfriendly or unsolicited proposal to negotiate with Independent outweigh the disadvantages of discouraging such proposals because, among other things, negotiations with respect to such proposals could result in an improvement of their terms.

 DUAL CLASSES OF INDEPENDENT COMMON STOCK

  Independent Common Stock is divided into Independent Voting Common Stock and Independent Non-Voting Common Stock. Except for certain limited circumstances discussed above, the holders of Independent Non-Voting Common Stock have no voting rights.

 RESTRICTIONS ON TRANSFERS OF INDEPENDENT VOTING COMMON STOCK

  The Independent Articles give Independent the option to purchase shares of Independent Voting Common Stock that are offered for sale. If any holder of Independent Voting Common Stock desires to transfer his shares, he must first obtain a bona fide written offer to purchase from the prospective purchaser and then present it to Independent, which has thirty days to accept the offer upon the same terms, conditions and price or to assign its right to do so to anyone Independent designates. This restriction does not apply to a gift, sale or devise of shares of Independent Voting Common Stock by a shareholder to any member of such shareholder's family. This provision applies to all transferees of Independent Voting Common Stock. The Independent Board has waived Independent's right to purchase shares of Independent Voting Common Stock to the extent such shares are sold pursuant to the Merger Agreement.

 INDEPENDENT PREFERRED STOCK

  As described above, the Independent Board is authorized to provide for the issuance of shares of Independent Preferred Stock in one or more series and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. Although the Independent Board has no present intention of doing so, it could issue a series of Independent Preferred Stock that could, depending on its terms, either impede or facilitate the consummation of a merger, tender offer or other takeover attempt.

 FLORIDA AFFILIATED TRANSACTIONS STATUTE

  Independent is also subject to the provisions of Section 607.0901 of the FBCA. In general, the statute requires that certain affiliated transactions ("Affiliated Transactions") between the corporation and any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation (an "Interested Shareholder") be approved by the affirmative vote of the holders of two-thirds of the corporation's voting shares (other than the shares beneficially owned by the Interested Shareholder), in addition to any affirmative vote required by any other section of the FBCA or by the corporation's articles of incorporation.

  For purposes of this statute, Affiliated Transactions include: (i) any merger or consolidation of the corporation or any subsidiary of the corporation with the Interested Shareholder or an affiliate thereof; (ii) any sale, lease, exchange, transfer or other disposition to or with the Interested Shareholder or any affiliate thereof of assets of the corporation having an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the corporation's assets, outstanding shares, earning power or net income; (iii) the issuance or transfer by the corporation or any subsidiary of the corporation (in one transaction or a series of transactions) of any shares of the corporation or any subsidiary of the corporation which have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all the outstanding shares of the corporation to the Interested Shareholder or any affiliate thereof except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation;
(iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement, or understanding (whether or not in writing) with, the Interested Shareholder or any affiliate thereof; (v) any reclassification of securities (including, without limitation, any stock split, stock dividend, or other distribution of shares in respect of shares, or any reverse stock split) or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction, with the Interested Shareholder or any affiliate thereof, which has the effect, directly or indirectly (in one transaction or a series of transactions during any 12-month period), of increasing by more than 5% the percentage of the outstanding voting shares of the corporation or any subsidiary of the corporation beneficially owned by the Interested Shareholder; or (vi) any receipt by the Interested Shareholder or any affiliate thereof of the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guaranties, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

  The two-thirds voting requirement does not apply to Affiliated Transactions when any one of the following seven requirements are met: (i) the Affiliated Transaction has been approved by a majority of the disinterested directors;
(ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (iii) the Interested Shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date of the Affiliated Transaction; (iv) the Interested Shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) the corporation is an investment company registered under the Investment Company Act of 1940; (vi) in the Affiliated Transaction, consideration shall be paid to the holders of each class or series of voting shares and certain conditions shall have been met including, without limitation, (a) compliance with restrictions on the amount of the consideration paid; (b) compliance with restrictions on the type of consideration paid; (c) compliance with restrictions on the reduction of dividends by the corporation during the previous three years; (d) compliance with restrictions on transactions between the corporation and the Interested Shareholder pursuant to which the Interested Shareholder receives any benefit (except proportionately as a shareholder of the corporation) of loans, advances, guaranties or other financial assistance from or through the corporation; and (e) the mailing of a proxy statement describing the Affiliated Transaction to holders of voting shares of the corporation at least twenty-five days before the consummation of such Affiliated Transaction; or
(vii) the corporation has elected, in compliance with the FBCA, not to be governed by this statute.

  Because the Independent Board has approved the Merger Agreement and the transactions contemplated thereby, the provisions of Section 607.0901 are not applicable to the Merger.

 FLORIDA CONTROL-SHARE ACQUISITIONS STATUTE

  Independent is also subject to the provisions of Section 607.0902 of the FBCA. In general, the statute denies voting rights to shares purchased by an acquiring person who has obtained or anticipates obtaining a specified level of voting control in shares of an issuing public corporation as part of a control-share acquisition, except to the extent that such voting rights are conferred by resolution by the shareholders of the issuing public corporation. A vote of the shareholders to confer voting power under the statute must meet the criteria set forth in the statute, including the requirement for approval by a majority of all votes entitled to be cast in each voting group entitled to vote separately, excluding all interested shares. For purposes of the statute, an "issuing public corporation" is a corporation which has more than 100 shareholders, has its principal offices and place of business or substantial assets in the State of Florida, and either has (i) more than 10% of its shareholders resident in Florida; or (ii) more than 10% of its shares owned by residents of Florida; or
(iii) 1000 shareholders resident in Florida. Provisions of this statute become effective when a person acquires or intends to acquire stock which, when added to all other shares owned by such person or in respect of which such person may exercise or direct voting power, either alone or as part of a group, would entitle such person to exercise at least 20% of the voting power of the issuing public corporation. The statute does not apply to acquisitions of any shares of an issuing public corporation (i) pursuant to a merger or share exchange effected in compliance with the FBCA or (ii) which have been approved by the board of directors of such issuing public corporation.

  Because the statute specifically exempts both a merger effected in compliance with the FBCA and a transaction approved by the board of directors of the issuing public corporation, the provisions of Section 607.0902 are not applicable to the Merger.

TRANSFER AGENT AND REGISTRAR

  Chemical Mellon Securities Trust Company is the transfer agent and registrar for Independent Common Stock. Its address is Four Station Square, Pittsburgh, Pennsylvania 15219-1173, and its telephone number is (800) 756-3353.

                       COMPARISON OF SHAREHOLDER RIGHTS

  The rights of shareholders of Independent are currently governed by the FBCA, the Independent Articles and the Independent Bylaws. Upon consummation of the Merger, Independent shareholders who receive Stock Consideration will become shareholders of American General and their rights will be governed by the TBCA, the American General Articles and the American General Bylaws, which differ in certain material respects from the FBCA, the Independent Articles and the Independent Bylaws. The following is a summary of certain differences between the rights of Independent shareholders and those of American General shareholders. See "DESCRIPTION OF INDEPENDENT CAPITAL STOCK" and "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK."

  The following summary does not purport to be a complete description of the rights of shareholders of Independent or the rights of shareholders of American General or a comprehensive comparison of such rights, and is qualified in its entirety by reference to the FBCA and the TBCA, to the Independent Articles and the Independent Bylaws, and to the American General Articles and the American General Bylaws. The American General Articles and Bylaws are filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part. For more information regarding reviewing or obtaining a copy of the charter documents or bylaws of either company, see "AVAILABLE INFORMATION."

AUTHORIZED CAPITAL STOCK

  The authorized capital stock of Independent consists of 7,500,000 shares of Independent Voting Common Stock, 15,000,000 shares of Independent Non-Voting Common Stock and 20,000,000 shares of Independent Preferred Stock. As of December 31, 1995, there were outstanding 5,688,775 shares of Independent Voting Common Stock and 7,475,725 shares of Independent Non-Voting Common Stock and no shares of Independent Preferred Stock. The authorized capital stock of American General consists of 300,000,000 shares of American General Common Stock and 60,000,000 shares of American General Preferred Stock. As of December 31, 1995, there were outstanding 203,948,246 shares of American General Common Stock and no shares of American General Preferred Stock.

VOTING RIGHTS

  As described more fully above under "DESCRIPTION OF INDEPENDENT CAPITAL STOCK," the holders of Independent Non-Voting Common Stock have no voting rights except in certain limited circumstances. All holders of American General Common Stock have the right to one vote per share with respect to all matters submitted to a vote of American General shareholders.

  As described more fully above under "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--American General 7% Convertible Preferred Stock," holders of American General 7% Convertible Preferred Stock will generally be entitled to vote together as a single class with holders of American General Common Stock on all matters requiring a shareholder vote, on the basis of 4/5 of a vote per share of American General 7% Convertible Preferred Stock. In addition, holders of American General 7% Convertible Preferred Stock will be entitled to vote separately as a class with respect to certain matters, including rights to elect additional directors to the American General Board in the event of specified dividend arrearages.

AMERICAN GENERAL PREFERRED SHARE PURCHASE RIGHTS

  As described more fully above under "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--American General Preferred Share Purchase Rights," American General has adopted a shareholder rights plan under which it has granted to all holders of American General Common Stock certain rights to acquire shares of American General Junior Preferred Shares which may have certain anti-takeover effects.

AMENDMENTS TO CHARTER AND BYLAWS

  Under the FBCA, the Independent Articles and the Independent Bylaws, an amendment to the Independent Articles generally would require the approval of the holders of a majority of the shares of each class entitled to vote thereon and a majority of the total shares entitled to vote thereon. Under the FBCA, the holders of a class of securities have the right to vote separately as a class with respect to any charter amendments that would alter certain terms of such class specified in the FBCA. Under the TBCA and the American General Articles, an amendment to the American General Articles generally would require the approval of the holders of two-thirds of the shares entitled to vote thereon, or, if any class is entitled to vote separately thereon, the approval of the holders of two-thirds of the shares of such class entitled to vote thereon and two-thirds of the total shares entitled to vote thereon.

  Under the FBCA and the Independent Articles, the Independent Board and the Independent shareholders are each empowered to adopt, alter, amend or repeal the Independent Bylaws, except that the Independent Board is prohibited from taking such action in relation to any bylaw with respect to which the shareholders have specifically provided that such bylaw is not subject to amendment or repeal by the Independent Board. Under the American General Articles, except as expressly provided in the American General Bylaws, the American General Board may alter, amend or repeal the American General Bylaws without shareholder approval, although bylaws made by the American General Board, and the power conferred upon the American General Board to amend such bylaws, may be altered or repealed by the shareholders. The American General Bylaws provide that, unless otherwise provided in the American General Articles, the power to alter, amend, or repeal the Bylaws or adopt new bylaws is vested in the American General Board, subject to repeal or change by action of the affirmative vote of the holders of at least 75% of the then outstanding shares of all classes entitled to vote generally in the election of directors, voting together as a single class.

PREEMPTIVE RIGHTS; CUMULATIVE VOTING

  Neither the shareholders of Independent nor the shareholders of American General have any preemptive rights to acquire unissued shares of the corporation's capital stock, or any rights to cumulate votes with respect to the election of directors.

BOARDS OF DIRECTORS

  The Independent Board currently consists of eleven members, which is subject to change by action of the Independent Board provided that, pursuant to the Independent Articles, the Independent Board shall consist of at least five members. The American General Board consists of ten directors, which is subject to change by action of the American General Board provided that, pursuant to the American General Bylaws, the American General Board shall consist of at least three members but no more than 25 members. Members of the Board of Directors of each of Independent and American General are elected at each annual meeting of shareholders for terms expiring at the succeeding annual meeting. Neither Independent nor American General has a classified board of directors.

REMOVAL OF DIRECTORS

  Under the FBCA, the shareholders of a corporation may remove one or more directors with or without cause unless the articles of incorporation provide otherwise. However, if a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him or her. The Independent Bylaws provide that any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of Independent Voting Common Stock represented in person or by proxy at a meeting of shareholders called for that purpose.

  Under the TBCA, a corporation's bylaws or articles of incorporation may provide that at any meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a specified portion, but not less than a majority, of the shares then entitled to vote in an election of directors. Subject to the rights of any class or series of stock having a preference over the American General Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the American General Bylaws provide that any director may be removed, with or without cause, by the affirmative vote of the holders of at least 75% of the combined voting power of the outstanding shares of all classes of stock entitled to vote generally in an election of directors, voting together as a single class.

NEWLY-CREATED DIRECTORSHIPS AND VACANCIES

  Under the FBCA, except as noted below, whenever a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. The Independent Bylaws provide that if any vacancy shall occur in the Independent Board by reason of death, resignation, removal or otherwise, the remaining directors shall continue to act and such vacancy may be filled by a majority of the remaining directors, though less than a quorum, subject to the right of the shareholders to replace a removed director at the meeting of shareholders during which such removal occurred.

  Under the TBCA and the American General Bylaws, subject to the rights of any holders of a class or series of stock having a preference over the American General Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any vacancy on the American General Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the American General Board then in office, even though less than a quorum, provided that any director so elected shall hold office only for the remainder of the term of the director whose departure caused the vacancy. A directorship created by reason of an increase in the number of directors by action of the American General Board may be filled by the American General Board for a term of office continuing only until the next election of directors (whether at an annual or special shareholders meeting), provided that the American General Board shall not fill more than two such directorships during the period between two successive annual meetings of shareholders.

NOMINATION OF DIRECTORS

  Pursuant to the Independent Bylaws, nominations of persons for election as directors of the corporation may be made at a shareholders' meeting only (i) by or at the direction of the Independent Board, (ii) by any nominating committee or person appointed by the Independent Board or (iii) by any Independent shareholder entitled to vote for the election of directors at the meeting who delivers to the Corporate Secretary of Independent notice of such nomination not less than fifty days nor more than seventy-five days prior to the meeting, provided, however, that in the event that less than sixty-five days' notice of the date of the meeting is given, notice by the shareholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was made. Such notice of nomination must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees.

  Subject to the rights of any class or series of stock having a preference over the American General Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, pursuant to the American General Bylaws, nominations of persons for election as directors of the corporation may be made by the board of directors or a committee appointed by the board of directors or by any shareholder entitled to vote for the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary of American General not later than sixty days nor more than ninety days prior to any meeting of shareholders called for the election of directors, except that in the event that less than seventy days notice of the date of the meeting is given to shareholders, such written notice shall be delivered not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to shareholders. Each such notice must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees.

SHAREHOLDER PROPOSALS

  Pursuant to the Independent Bylaws, in order for an Independent shareholder to have a proposal considered at an annual meeting of shareholders, the shareholder must deliver notice of such proposal to the Corporate Secretary of Independent not less than fifty days nor more than seventy-five days prior to the meeting, provided, however, that in the event that less than sixty-five days' notice of the date of the annual meeting is given to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed to Independent shareholders. The proposing shareholder's notice shall set forth with respect to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of Independent that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. The American General Bylaws do not address the issue of shareholder proposals other than with respect to director nominations, as described above.

SPECIAL MEETINGS OF THE SHAREHOLDERS

  Under the FBCA and the Independent Bylaws, special meetings of the shareholders may be called by the Chairman of the Board, the Independent Board or the President, and shall be called by the President or Vice President or the Corporate Secretary upon the written request of the holders of not less than 10% of the shares entitled to vote at the meeting.

  Under the TBCA and the American General Bylaws, special meetings of the shareholders shall be called by the Chairman of the Board, the President, or the Secretary upon the written request of the holders of at least 10% of the shares entitled to vote at the meeting.

SHAREHOLDER ACTION BY WRITTEN CONSENT

  Unless a corporation's charter or bylaws provide otherwise, the FBCA allows any action required to be taken, or which may be taken, at an annual or special meeting of shareholders to be taken without a meeting, without prior notice and without a vote so long as the written consent of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted is delivered to the corporation. Neither the Independent Articles nor the Independent Bylaws address the issue relating to the action by shareholders without a meeting. However, the rules of the Nasdaq National Market, on which Independent Non-Voting Common Stock is listed for trading, generally prohibit listed corporations from taking action by written consent.

  The TBCA provides that any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting if all shareholders entitled to vote with respect to the action consent in writing to such action or, if the corporation's articles of incorporation so provide, if a consent in writing shall be signed by the holders of shares having not less than the minimum number of votes necessary to take such action at a meeting of shareholders. The American General Articles do not contain such a provision.

VOTE REQUIRED FOR MERGERS

  Unless the articles of incorporation or the board of directors requires a greater vote, the FBCA generally requires the affirmative vote of the holders a majority of the shares in each class entitled to vote to approve a merger. The FBCA does not require shareholders of the surviving corporation to vote in a merger if after the merger (i) the articles of incorporation of the surviving corporation will not differ from its articles of incorporation before the merger and (ii) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger. Other than provisions which specify when the holders of Independent Non-Voting Common Stock have the right to vote together with the Independent Voting Common Stock, the Independent Articles do not contain any provisions relating to shareholder approval of mergers.

  Unless the board of directors requires a greater vote, the TBCA generally requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve a merger, or if any class of shares is entitled to vote as a class on the approval of a merger, the affirmative vote of the holders of at least two-thirds of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. The TBCA does not require a vote by the shareholders of the surviving corporation if after the merger (i) the articles of incorporation of the surviving corporation will not differ from its articles of incorporation before the merger; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (iii) the voting power of the number of voting shares outstanding immediately after the merger, plus the voting power of the number of voting shares issuable as a result of the merger, will not exceed by more than 20% the voting power of the total number of voting shares of the surviving corporation before the merger; (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger; and (v) the board of directors of the surviving corporation adopts a resolution approving the plan of merger. The American General Articles do not contain any provisions relating to shareholder approval of mergers.

VOTE REQUIRED FOR SALES OF ASSETS

  Unless the articles of incorporation or the board of directors, requires a greater vote, the FBCA generally requires the affirmative vote of the holders of a majority of the shares entitled to vote to approve the sale, lease, exchange or other disposition of all or substantially all the corporation's assets if other than in the usual and regular course of business. The FCBA does not require shareholder approval for a sale of assets in the usual and regular course of business, unless the articles of incorporation provide otherwise. The Independent Articles do not contain any provisions relating to shareholder approval of such dispositions.

  The TBCA generally requires the affirmative vote of the holders of at least two-thirds of the shares entitled to vote to approve the sale, lease, exchange or other disposition of all or substantially all the corporation's assets if other than in the usual and regular course of business, or if any class of shares is entitled to vote as a class on the approval of a sale, lease, exchange or other disposition of all or substantially all the corporation's assets, the vote required for approval of such transaction is the affirmative vote of the holders of at least two-thirds of the shares in each such class and the affirmative vote of the holders of at least two-thirds of the shares otherwise entitled to vote. The TBCA does not require shareholder approval of a sale of assets in the usual and regular course of business unless otherwise specified in the articles of incorporation. Under the TBCA, a sale of assets shall be deemed to be in the usual and regular course of business if the corporation shall, directly or indirectly, either continue to engage in one or more businesses or apply a portion of the consideration received in connection with the transaction to the conduct of a business in which it engages following the transactions. The American General Articles do not contain any provisions relating to shareholder approval of such dispositions.

ANTI-TAKEOVER STATUTES

  For a description of the FBCA's anti-takeover provisions, see "DESCRIPTION OF INDEPENDENT CAPITAL STOCK--Florida Anti-Takeover Law and Certain Charter Provisions." The TBCA has no similar anti-takeover provisions.

DISSENTERS' RIGHTS

  Under the FBCA, a dissenting shareholder of a corporation participating in certain transactions, under varying circumstances, may receive cash in the amount of the fair value of his or her shares (as determined by agreement or by a court) in lieu of the consideration otherwise receivable in any such transaction. Unless the articles of incorporation provide otherwise, dissenters' rights are not available with respect to a plan of merger or share exchange or a proposed sale or exchange of property to holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were (i) registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (ii) held of record by not fewer than 2,000 shareholders. The FBCA also provides dissenters' rights in connection with (i) sales of substantially all of a corporation's assets,
(ii) amendments to the articles of incorporation that may adversely affect certain rights of preferences of shareholders and (iii) control-share acquisitions. See "THE PROPOSED MERGER--Dissenters' Rights."

  Under the TBCA, a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares. However, dissenters' rights are not available with respect to a plan of merger in which there is a single surviving corporation or with respect to any plan of exchange if (1) the shares held by the shareholder are part of a class, shares of which are listed on a national securities exchange or held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange and (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for his or her shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class of shares that are(i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange or (ii) held of record by not less than 2,000 holders and (b) cash in lieu of fractional shares otherwise entitled to be received.

LIMITATION ON DIRECTOR'S LIABILITY

  The FBCA provides that directors are not personally liable for monetary damages to the corporation or any other person, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of or failure to perform those duties constitutes: (a) a violation of the criminal law (unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the director would be liable for authorizing an unlawful distribution; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

  The American General Articles, in accordance with Texas law, provide that a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent the director is found liable for
(i) a breach of the director's duty or loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend. In addition, the American General Articles provide that any repeal or amendment of the foregoing provisions by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment, and that, in addition to the circumstances in which the director of the corporation is not liable as set forth in the preceding sentences, the director shall not be liable to the fullest extent permitted by any provisions of the statutes of Texas later enacted that further limits the liability of a director.

INDEMNIFICATION

  The Independent Bylaws provide that Independent will indemnify any person who (i) is party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she is or was a director or officer of Independent or is or was serving at the request of Independent as a director or officer of another corporation against certain costs if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Independent, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; or (ii) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Independent to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of Independent or is or was serving at the request of Independent as a director or officer of another corporation against certain costs actually and reasonably incurred, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Independent, except that no indemnification shall be made available where such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty unless the court determines such person is fairly and reasonably entitled to indemnification for such expenses the court deems proper.

  Under the TBCA, a corporation has the power to indemnify directors, officers, employees and agents of the corporations against certain liabilities and to purchase and maintain liability insurance for those persons. The American General Bylaws provide that American General will indemnify any person who was or is a named defendant or respondent or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or any appeal of such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of American General, or is or was serving at the request of American General as a director, officer or employee of another foreign or domestic corporation, against judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, (i) in the case of conduct in his or her official capacity as a director of American General, to be in the best interests of American General, and (ii) in all other cases, to be not opposed to the best interests of American General, except that no indemnification shall be made available where such person is found liable for willful or intentional misconduct in the performance of his or her duty to American General.

                              SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF AMERICAN GENERAL

  American General does not know of any person that owns more than five percent of the American General Common Stock, except for those listed below. The percentage ownership has been calculated based on the number of issued and outstanding shares of American General Common Stock as of December 31, 1995.

                                                         SHARES
  NAME AND ADDRESS                                    BENEFICIALLY  PERCENT OF
 OF BENEFICIAL OWNER                                     OWNED        CLASS
 -------------------                                  ------------  ----------
 INVESCO PLC
  11 Devonshire Square
  London EC2M 4YR
  England............................................ 14,661,175(1)    7.2%
 Fayez Sarofim & Co.
  ("Sarofim Co.") and
  Fayez S. Sarofim
  Two Houston Center
  Suite 2907
  Houston, Texas..................................... 12,079,430(2)    5.9%

--------
(1) Based on a Schedule 13G dated February 10, 1995. INVESCO PLC and certain of its subsidiaries report shared voting and investment power with respect to all of the shares reported in the table.
(2) Based on a Schedule 13G dated February 14, 1995. Mr. Sarofim is chairman, president and principal shareholder of Sarofim Co. He reports that through Sarofim Co., Sarofim Trust Co. (each of which is a registered investment adviser) and certain trusts of which Mr. Sarofim is trustee, he may be deemed to share investment power with respect to all of the shares reported in the table. He shares voting power with Sarofim Co. and Sarofim Trust Co. with respect to not more than 10,241,347 of such shares. Such investment power, voting power, or both, also may be deemed to be shared with clients of Sarofim Co. or Sarofim Trust Co., or with trustees, other fiduciaries, clients or others. The shares reported in the table exclude 5,800 shares owned by family members of Mr. Sarofim, but as to which Mr. Sarofim and Sarofim Co. disclaim beneficial ownership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT OF INDEPENDENT

  The following table shows as to each class of equity securities of Independent, the number of shares owned beneficially, directly or indirectly, by each director and executive officer, and by all directors and executive officers of Independent as a group (13 persons), as of December 31, 1995. In some instances more than one beneficial owner is listed for the same securities. To the extent that shares held beneficially by spouses or relatives of such officers and directors are included, such officers and directors disclaim beneficial ownership.

                                  SHARES BENEFICIALLY
                                         OWNED              PERCENT OF CLASS
                                  ----------------------    -------------------
    NAME OF                                      NON-                    NON-
 ENEFICIAL OWNERB                  VOTING       VOTING       VOTING     VOTING
----------------                  ---------    ---------    --------   --------
 George M. Baldwin............... 1,033,288(1)       --          18.2%       --
 Lucy B. Gooding.................   981,612(5) 1,222,340(5)      17.3       16.4
 Jacob F. Bryan IV...............   867,128(2) 1,077,334(3)      15.2       14.4
 G. Howard Bryan.................   829,612(2) 1,032,396(3)      14.6       13.8
 Boyd E. Lyon, Sr................   290,702(4)       --           5.1        --
 Wilford C. Lyon, Jr.............   213,072          --           3.7        --
 Patricia H. Doane...............   143,512          602          2.5          *
 Michael C. Lyon.................    49,531          100            *          *
 Carter B. Bryan.................    37,130       36,152            *          *
 Kendall G. Bryan................    37,930       13,877            *          *
 William G. Howard...............     2,474          --             *        --
 Guy Marvin, III.................       --           500          --           *
 David A. Skup...................       --           462          --           *
 All directors and executive of-
  ficers as a group.............. 3,673,579    2,377,147         64.6       31.8

--------
* Less than 1 percent of the outstanding shares of such class.
(1) Includes 1,032,888 shares held of record by a trust under the will of Grace D. Coburn (deceased). Frederick E. Williams and John G. Grimsley are trustees. George M. Baldwin and James L. Baldwin are beneficiaries of the trust.
(2) Includes all the shares of three trusts aggregating 812,412 shares of Independent Voting Common Stock of which Jacob F. Bryan IV, G. Howard Bryan and Julia Olive Craig Brooke are beneficiaries and/or trustees.
(3) Includes all the shares of three trusts aggregating 1,006,616 shares of Independent Non-Voting Common Stock of which Jacob F. Bryan IV, G. Howard Bryan and Julia Olive Craig Brooke are beneficiaries and/or trustees.
(4) Includes all the shares of two trusts aggregating 101,760 shares of Independent Voting Common Stock held by the Registrant's retirement plans of which Boyd E. Lyon, Sr. is a trustee.
(5) Includes 981,612 shares of Independent Voting Common Stock and 1,222,340 shares of Independent Non-Voting Common Stock held in a trust of which Lucy B. Gooding, Bonnie H. Smith and Jack E. Brooks are trustees.

  The following table sets forth, as of December 31, 1995, certain information with respect to the only persons who, to the best knowledge of Independent, were the beneficial owners of more than five percent of the outstanding shares of Independent Non-Voting Common Stock, other than those referred to above.

    NAME AND ADDRESS OF                   SHARES BENEFICIALLY
      BENEFICIAL OWNER                           OWNED        PERCENT OF CLASS
    -------------------                   ------------------- ----------------
Tweedy, Browne Company, L.P.
 52 Vanderbilt Avenue
 New York, NY............................       637,055(1)          8.56%

--------
(1) Based on a Schedule 13D dated December 5, 1995.

  Independent has entered into Exchange Agreements with holders of more than 90% of the outstanding shares of Independent Voting Common Stock pursuant to which such holders may, at any time on or prior to

December 31, 2006, exchange shares of Independent Voting Common Stock for an equal number of shares of Independent Non-Voting Common Stock without payment of any additional consideration. All of the principal shareholders, officers and directors listed above are parties to these agreements. See "DESCRIPTION OF INDEPENDENT CAPITAL STOCK--Exchange Agreements."

                                 LEGAL MATTERS

  The legality of the American General Common Stock and the American General 7% Convertible Preferred Stock to be issued in the Merger will be passed upon for American General by Vinson & Elkins L.L.P., counsel to American General. Skadden, Arps, Slate, Meagher & Flom, counsel to Independent, and Vinson & Elkins L.L.P. will each render opinions with respect to certain federal income tax consequences of the Merger. J. Evans Attwell, a director of American General, is a partner in the law firm of Vinson & Elkins L.L.P. See "THE PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger" and "DESCRIPTION OF AMERICAN GENERAL CAPITAL STOCK--Certain Federal Income Tax Aspects Relating to the Ownership and Disposition of American General Common Stock and American General 7% Convertible Preferred Stock."

                                    EXPERTS

  The consolidated financial statements and schedules of Independent and its subsidiaries appearing in or incorporated by reference in Independent's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon reports of Ernst & Young LLP pertaining to such financial statements and schedules given upon the authority of such firm as experts in accounting and auditing. Representatives of Ernst & Young LLP are expected to be present at the Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  The consolidated financial statements and schedules of American General and its subsidiaries appearing in or incorporated by reference in American General's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon reports of Ernst & Young LLP pertaining to such financial statements and schedules given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of American Franklin Company and subsidiaries as of December 31, 1993, and for the year then ended, appearing in American General's Current Report on Form 8-K dated February 14, 1995, and the consolidated financial statements of American Franklin Company and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, appearing in American General's Current Report on Form 8-K dated April 14, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports of Coopers & Lybrand L.L.P. pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                                                                         ANNEX A

                                                                [CONFORMED COPY]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         AMERICAN GENERAL CORPORATION,

                           AGC LIFE INSURANCE COMPANY

                                      AND

                       INDEPENDENT INSURANCE GROUP, INC.

                          DATED AS OF OCTOBER 19, 1995

       (AND AS AMENDED AS OF JANUARY 25, 1996 WITH RESPECT TO EXHIBIT A)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                   ARTICLE I

                                   The Merger

 Section 1.1  The Merger................................................     1
 Section 1.2  Closing...................................................     1
 Section 1.3  Effective Time of the Merger..............................     1
 Section 1.4  Directors and Officers of the Surviving Corporation.......     2

                                   ARTICLE II

                              Shareholder Approval

 Section 2.1  Shareholder Meeting.......................................     2
 Section 2.2  Proxy Statement/Prospectus; Registration Statement........     2
 Section 2.3  No False or Misleading Statements.........................     2

                                  ARTICLE III

                     Conversion and Exchange of Securities

 Section 3.1  Conversion of Shares......................................     3
 Section 3.2  Allocation of Merger Consideration; Election Procedures...     4
 Section 3.3  Fractional Interests......................................     7
 Section 3.4  Dissenting Shares.........................................     8
 Section 3.5  Exchange of Certificates..................................     8
 Section 3.6  No Liability..............................................     9

                                   ARTICLE IV

              Representations and Warranties of Purchaser and Sub

 Section 4.1  Organization..............................................     9
 Section 4.2  Capitalization............................................    10
 Section 4.3  Sub and Purchaser Subsidiaries............................    10
 Section 4.4  Authority Relative to this Agreement......................    11
 Section 4.5  Consents and Approvals; No Violations.....................    11
 Section 4.6  Purchaser SEC Reports.....................................    11
 Section 4.7  Statutory Financial Statements............................    12
 Section 4.8  Absence of Certain Changes................................    12
 Section 4.9  Litigation................................................    12
 Section 4.10 Absence of Undisclosed Liabilities........................    12
 Section 4.11 No Default................................................    13
 Section 4.12 Taxes.....................................................    13
 Section 4.13 Title to Property.........................................    13
 Section 4.14 Insurance Practices; Permit and Insurance Licenses........    14
 Section 4.15 Regulatory Filings........................................    14
 Section 4.16 Investments...............................................    14
 Section 4.17 Reserves..................................................    14
 Section 4.18 Ownership of Company Common Stock.........................    15
              Information in Proxy Statement/Prospectus and Registration
 Section 4.19 Statement.................................................    15
 Section 4.20 Brokers...................................................    15
 Section 4.21 Environmental Matters.....................................    15
 Section 4.22 Disclosure................................................    15
 Section 4.23 Investigation by Purchaser................................    16

                                                                           PAGE
                                                                           ----

                                   ARTICLE V

                 Representations and Warranties of the Company

 Section 5.1  Organization..............................................    16
 Section 5.2  Capitalization............................................    16
 Section 5.3  Company Subsidiaries......................................    17
 Section 5.4  Authority Relative to this Agreement......................    17
 Section 5.5  Consents and Approvals; No Violations.....................    18
 Section 5.6  Company SEC Reports.......................................    18
 Section 5.7  Statutory Financial Statements............................    19
 Section 5.8  Absence of Certain Changes................................    19
 Section 5.9  Litigation................................................    19
 Section 5.10 Absence of Undisclosed Liabilities........................    19
 Section 5.11 No Default................................................    19
 Section 5.12 Taxes.....................................................    20
 Section 5.13 Title to Property.........................................    20
 Section 5.14 Insurance Practices; Permits and Insurance Licenses.......    20
 Section 5.15 Regulatory Filings........................................    21
 Section 5.16 Investments...............................................    21
 Section 5.17 Reserves..................................................    21
 Section 5.18 Redemption of Company Common Stock........................    22
              Information in Proxy Statement/Prospectus and Registration
 Section 5.19 Statement.................................................    22
 Section 5.20 Brokers...................................................    22
 Section 5.21 Employee Benefit Plans; ERISA.............................    22
 Section 5.22 Labor Relations; Employees................................    24
 Section 5.23 Environmental Matters.....................................    24
 Section 5.24 Related Party Transactions................................    24
 Section 5.25 Affiliates................................................    25
 Section 5.26 Opinion of Financial Advisor..............................    25
 Section 5.27 Derivatives...............................................    25
 Section 5.28 Contracts.................................................    25
 Section 5.29 Disclosure................................................    26

                                   ARTICLE VI

                     Conduct of Business Pending the Merger

 Section 6.1  Conduct of Business by the Company Pending the Merger.....    26
 Section 6.2  Conduct of Business by Purchaser Pending the Merger.......    28
 Section 6.3  Investment Restrictions...................................    29

                                  ARTICLE VII

                             Additional Agreements

 Section 7.1  Access and Information....................................    29
 Section 7.2  Acquisition Proposals.....................................    29
 Section 7.3  Filings; Other Action.....................................    30
 Section 7.4  Public Announcements......................................    31
 Section 7.5  Employee Benefits.........................................    31
 Section 7.6  Stock Exchange Listing....................................    31
 Section 7.7  Company Indemnification Provision.........................    31
 Section 7.8  Comfort Letters...........................................    32

                                                                          PAGE
                                                                          ----
 Section 7.9   Tax Matters..............................................   32
 Section 7.10  Intercompany Dividends...................................   32
                     Certificate of Designation of Purchaser Convertible
 Section 7.11  Preferred Stock..........................................   32
 Section 7.12  Additional Matters.......................................   33

                                  ARTICLE VIII

                    Conditions to Consummation of the Merger

                     Conditions to Each Party's Obligation to Effect the
 Section 8.1   Merger...................................................   33
                   Conditions to Obligation of the Company to Effect the
 Section 8.2   Merger...................................................   33
                Conditions to Obligations of Purchaser and Sub to Effect
 Section 8.3   the Merger...............................................   34

                                   ARTICLE IX

                       Termination, Amendment and Waiver

 Section 9.1   Termination by Mutual Consent............................   34
 Section 9.2   Termination by Either Purchaser or the Company...........   34
 Section 9.3   Termination by the Company...............................   35
 Section 9.4   Termination by Purchaser.................................   36
 Section 9.5   Effect of Termination and Abandonment....................   36

                                   ARTICLE X

                               General Provisions

 Section 10.1  Survival of Representations, Warranties and Agreements...   38
 Section 10.2  Notices..................................................   38
 Section 10.3  Descriptive Headings.....................................   38
 Section 10.4  Entire Agreement; Assignment.............................   38
 Section 10.5  Governing Law............................................   39
 Section 10.6  Expenses.................................................   39
 Section 10.7  Amendment................................................   39
 Section 10.8  Waiver...................................................   39
 Section 10.9  Counterparts; Effectiveness..............................   39
 Section 10.10 Severability; Validity; Parties in Interest..............   39
 Section 10.11 Enforcement of Agreement.................................   39

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER, dated as of October 19, 1995, by and among AMERICAN GENERAL CORPORATION, a Texas corporation ("Purchaser"), AGC LIFE INSURANCE COMPANY, a Missouri corporation and a wholly-owned subsidiary of Purchaser ("Sub"), and INDEPENDENT INSURANCE GROUP, INC., a Florida corporation (the "Company").

  WHEREAS, the respective Boards of Directors of Purchaser, Sub and the Company have approved the merger of the Company with and into Sub upon the terms and subject to the conditions set forth herein (the "Merger"); and

  WHEREAS, Purchaser, Sub and the Company intend that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

  Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2 hereof), the Company shall be merged with and into Sub in accordance with the applicable provisions of the Florida Business Corporation Act (the "FBCA") and The General and Business Corporation Law of Missouri and the separate corporate existence of the Company shall thereupon cease, and Sub shall be the surviving corporation in the Merger (the "Surviving Corporation") and all of its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in the FBCA and in The General and Business Corporation Law of Missouri. Pursuant to the Merger, (a) the Articles of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation and (b) the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation, until thereafter amended as provided by law, such By-laws and the Articles of Incorporation of the Surviving Corporation.

  Section 1.2 Closing. The Company shall as promptly as practicable notify Purchaser, and Purchaser and Sub shall as promptly as practicable notify the Company, when the conditions to such party's or parties' obligation to effect the Merger contained in Article VIII have been satisfied. The closing of the Merger (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York, at 10:00 a.m., New York City time, on the sixth business day after the later of these notices has been given (the "Closing Date"), unless another date or place is agreed to in writing by the parties hereto; provided, however, that the parties hereto agree to use all reasonable efforts to consummate the Closing on January 2, 1996, or as soon as practicable thereafter.

  Section 1.3 Effective Time of the Merger. The Merger shall become effective when an appropriate Articles of Merger is executed and filed with the Secretary of State of the State of Florida as provided by the FBCA and the Secretary of State of the State of Missouri as provided in The General and Business Corporation Law of Missouri, or at such later time as the parties hereto shall have designated in such filings as the Effective Time of the Merger (the "Effective Time"), which filings shall be made as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 1.2 hereof.

  Section 1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation at the Effective Time. The directors and officers of the Surviving Corporation shall hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

                                  ARTICLE II

                             SHAREHOLDER APPROVAL

  Section 2.1 Shareholder Meeting. In order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Company Special Meeting"), as soon as practicable after the Registration Statement (as hereinafter defined) is declared effective, for the purpose of voting upon the adoption of this Agreement. The Company shall include in the Proxy Statement/Prospectus (as hereinafter defined) the recommendation of the Board of Directors of the Company that shareholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement, unless the inclusion of such recommendation would, in the written opinion of outside legal counsel to the Company, result in a breach of the Board of Directors' fiduciary duties under applicable law.

  Section 2.2 Proxy Statement/Prospectus; Registration Statement. In connection with the solicitation of approval of the principal terms of this Agreement and the Merger by the Company's shareholders, the Company and Purchaser shall as promptly as practicable prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy statement relating to the Merger and this Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement/Prospectus (as hereinafter defined). The Company, after consultation with Purchaser, shall respond as promptly as practicable to any comments made by the SEC with respect to the preliminary proxy statement and shall cause a definitive proxy statement to be mailed to its shareholders at the earliest practicable date. Such definitive proxy statement shall also constitute a prospectus of Purchaser with respect to the Purchaser Stock (as hereinafter defined) to be issued in the Merger (such proxy statement and prospectus are referred to herein as the "Proxy Statement/Prospectus"), which prospectus is to be filed with the SEC as part of a registration statement on Form S-4 (the "Registration Statement") for the purpose of registering such shares of Purchaser Stock under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser shall prepare and as promptly as practicable file with the SEC the Registration Statement. Purchaser, after consultation with the Company, shall respond as promptly as practicable to any comments made by the SEC with respect to the Registration Statement, and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC. Purchaser shall also take any action required to be taken under applicable state securities laws in connection with the issuance of Purchaser Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested by Purchaser in connection with such action.

  Section 2.3 No False or Misleading Statements. The information provided and to be provided by each of Purchaser and the Company specifically for use in the Registration Statement and the Proxy Statement/Prospectus shall not, with respect to the information supplied by such party, in the case of the Registration Statement, on the date the Registration Statement becomes effective and, in the case of the Proxy Statement/Prospectus, on the date upon which the Proxy Statement/Prospectus is mailed to the shareholders of the Company or on the date upon which approval of the Merger by the shareholders of the Company is obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Purchaser and the Company agrees to correct as promptly as practicable any such information provided by it that shall have become false or misleading in any material respect and to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement or the Proxy Statement/Prospectus so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the Company's shareholders to the extent required by applicable law. The Registration Statement and the Proxy Statement/Prospectus shall comply as to form in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable law.

                                  ARTICLE III

                     CONVERSION AND EXCHANGE OF SECURITIES

  Section 3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

    (a) All shares of Voting Common Stock of the Company, par value One Dollar per share (the "Company Voting Stock"), and all shares of Non-Voting Common Stock of the Company, par value One Dollar per share (the "Company Non-Voting Stock"; the Company Voting Stock and the Company Non-Voting Stock, collectively, the "Company Common Stock"), that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Purchaser, Sub or any other direct or indirect subsidiary of Purchaser (other than 3,000 shares of Company Common Stock held in a separate account of a subsidiary of Purchaser) shall be cancelled and retired and shall cease to exist and no payment or other consideration shall be made in respect thereof.

    (b) Each share of Common Stock of Sub, par value $100.00 per share, issued and outstanding immediately prior to the Effective Time, shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

    (c) Except as otherwise provided herein and subject to the limitations set forth in Section 3.2, each remaining share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as hereinafter defined)), shall be converted into, exchanged for and represent the right to receive any of the following:

      (i) a fraction of a duly authorized, validly issued, fully paid and nonassessable share of common stock of Purchaser (together with the attached Series A Junior Participating Preferred Stock Purchase Rights, the "Purchaser Common Stock"), par value $0.50 per share (the "Common Stock Consideration"), calculated by dividing (x) $27.50 by (y) the Average Closing Price, rounded to four decimal places (such fraction being referred to herein as the "Exchange Ratio"). As used herein, the "Average Closing Price" shall mean the average of the closing prices (or, if the Purchaser Common Stock should not trade on any Trading Day (as hereinafter defined), the average of the high bid and low asked prices therefor on such day), regular way, per share of Purchaser Common Stock as reported on the New York Stock Exchange Composite Tape during the ten consecutive Trading Days ending on (and including) the fifth Trading Day prior to the Effective Time,

      (ii) a fraction of a duly authorized, validly issued, fully paid and nonassessable share of 7% Convertible Preferred Stock of Purchaser (the "Purchaser Convertible Preferred Stock"; the Purchaser Common Stock and the Purchaser Convertible Preferred Stock, collectively, "Purchaser Stock"), par value $1.50 per share (the "Convertible Preferred Stock Consideration"; the Common Stock Consideration and the Convertible Preferred Stock Consideration, collectively, "Stock Consideration"), equal to the Exchange Ratio as calculated in accordance with Section 3.1(c)(i) above, which Purchaser Convertible Preferred Stock shall have such terms and provisions as set forth in the Statement of Resolution Establishing a Series of Shares (the "Certificate of Designation") attached hereto as Exhibit A, with such immaterial changes as the parties hereto shall agree, or

      (iii) $27.50 in cash (the "Cash Price"), without any interest thereon (the "Cash Consideration"; the Common Stock Consideration, the Convertible Preferred Stock Consideration and the Cash Consideration, collectively, the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with and subject to the limitations set forth in
Section 3.2 hereof. All shares of Company Common Stock converted or exchanged into Merger Consideration shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares of Company Common Stock shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.5, only the applicable Merger Consideration. The holders of such certificates previously evidencing such shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by law.

  Section 3.2 Allocation of Merger Consideration; Election Procedures.

    (a) Certain Definitions. As used in this Agreement:

      (i) "Elected Convertible Preferred Stock Percentage" means the percentage determined by dividing (A) the number of Convertible Preferred Stock Election Shares of a record holder of Company Common Stock by (B) the total number of shares of Company Common Stock owned by such record holder;

      (ii) "Full Distribution Shareholder" means a record holder of Company Common Stock whose Elected Convertible Preferred Stock Percentage is equal to or less than 50%;

      (iii) "Unguaranteed Distribution Shareholder" means a record holder of Company Common Stock whose Elected Convertible Preferred Stock Percentage is greater than 50%;

      (iv) "Convertible Preferred Stock Election Amount" means the aggregate number of shares of Company Common Stock in respect of which Convertible Preferred Stock Elections have been made;

      (v) "Convertible Preferred Stock Overelection Shares" means the number of Convertible Preferred Stock Election Shares of a record holder of Company Common Stock which were not converted into Convertible Preferred Stock Consideration pursuant to Section 3.2(f)(ii)(A);

      (vi) "Convertible Preferred Stock Overelection Percentage" means the quotient obtained by dividing (A) 50% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Merger less the aggregate amount of Convertible Preferred Stock Election Shares converted to Convertible Preferred Stock Consideration for all Full Distribution Shareholders pursuant to Section 3.2(f)(i) and for all Unguaranteed Distribution Shareholders pursuant to Section 3.2(f)(ii)(A) by (B) the aggregate number of Convertible Preferred Stock Overelection Shares;

      (vii) "Unconverted Convertible Preferred Stock Election Shares" means the Convertible Preferred Stock Election Shares of a record holder of Company Common Stock which were not converted into Convertible Preferred Stock Consideration pursuant to Section 3.2(f)(i) or Section 3.2(f)(ii);

      (viii) "Maximum Cash Consideration" means the Cash Price multiplied by 50% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger;

      (ix) "Cash Available for Election" means the Maximum Cash Consideration less the sum of (A) the aggregate amount of cash paid in lieu of fractional interests in accordance with Section 3.3 and (B) the product of (i) the number of Dissenting Shares which are not to be treated as Non-Election Shares pursuant to Section 3.4, if any, and
    (ii) the Cash Price; provided, however, that if the Company fails to deliver prior to the Closing executed representation letters from one or more persons owning 5% or more of the outstanding shares of Company Stock as contemplated by Section 7.9 hereof, then the Cash Available for Election shall be reduced by the sum of (i) the product of (A) 50% of the aggregate number of shares of Company Stock owned by such holder or holders multiplied by (B) $27.50 and (ii) such additional amount, if any, as is necessary, so that the tax opinions referred to in Sections 8.2(b) and 8.3(b) may be rendered, but in no event shall such additional amount exceed the amount specified in clause (i) of this proviso;

      (x) "Guaranteed Cash Percentage" means the quotient obtained by dividing Cash Available for Election by the product of (A) the Cash Price and (B) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger;

      (xi) "Elected Cash Percentage" means the percentage determined by dividing (A) the number of Cash Election Shares (as hereinafter defined) of a record holder of Company Common Stock by (B) the total number of shares of Company Common Stock owned by such record holder;

      (xii) "Full Pay Shareholder" means a record holder of Company Common Stock whose Elected Cash Percentage is equal to or less than the Guaranteed Cash Percentage;

      (xiii) "Unguaranteed Pay Shareholder" means a record holder of Company Common Stock whose Elected Cash Percentage is greater than the Guaranteed Cash Percentage;

      (xiv) "Cash Election Amount" means the product of the aggregate number of Cash Election Shares and the Cash Price;

      (xv) "Cash Overelection Shares" means the number of Cash Election Shares of a record holder of Company Common Stock which were not converted into Cash Consideration pursuant to Section 3.2(g)(ii)(A);

      (xvi) "Cash Overelection Percentage" means the quotient obtained by dividing (A) the Cash Available for Election less the aggregate amount of Cash Consideration paid to all Full Pay Shareholders pursuant to
    Section 3.2(g)(i) and to all Unguaranteed Pay Shareholders pursuant to
    Section 3.2(g)(ii)(A) by (B) the product of the Cash Price and the aggregate number of Cash Overelection Shares; and

      (xvii) "Unconverted Cash Election Shares" means the Cash Election Shares of a record holder of Company Common Stock which were not converted into Cash Consideration pursuant to Section 3.2(g)(i) or
    Section 3.2(g)(ii).

    (b) Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of Cash Consideration to be provided to holders of Company Common Stock shall not exceed the Cash Available for Election and no more than 50% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Merger shall be converted into Purchaser Convertible Preferred Stock.

    (c) Election. Subject to allocation and proration in accordance with the provisions of this Section 3.2, each record holder of shares of Company Common Stock (other than Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 3.4 and shares to be cancelled in accordance with Section 3.1(a)) issued and outstanding immediately prior to the Election Deadline (as hereinafter defined) shall be entitled to submit a request specifying the portion of such record holder's shares of Company Common Stock which such record holder desires to have converted into (i) Common Stock Consideration (a "Common Stock Election"), (ii) Convertible Preferred Stock Consideration (a "Convertible Preferred Stock Election"; a Common Stock Election and a Convertible Preferred Stock Election, collectively, a "Stock Election") and/or (iii) Cash Consideration (a "Cash Election"), or to indicate that such record holder has no preference as to the receipt of Common Stock Consideration, Convertible Preferred Stock Consideration or Cash Consideration for such shares (a "Non-Election"). Each record holder making a Convertible Preferred Stock Election shall also be entitled to submit a request specifying the portion of such holder's Unconverted Convertible Preferred Stock Election Shares, if any, such record holder desires to have converted into Cash Consideration and/or Common Stock Consideration and each record holder making a Cash Election shall be entitled to submit a request specifying the portion of such holder's Unconverted Cash Election Shares, if any, such record holder desires to have converted into Common Stock Consideration and/or Convertible Preferred Stock Consideration. Shares of Company Common Stock as to which a Cash Election is made, including Unconverted Convertible Preferred Stock Election Shares which a record holder has requested be converted into Cash Consideration, are referred to herein as "Cash Election Shares". Shares of Purchaser Convertible Preferred Stock as to which a Convertible Preferred Stock Election is made, including Unconverted Cash Election Shares which a record holder has requested be converted into Convertible Preferred Stock Consideration, are referred to herein as "Convertible Preferred Stock Election Shares". Shares of Company Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this Section 3.2 and Section 3.4) (collectively, "Non-Election Shares") shall be deemed to be shares in respect of which a Common Stock Election has been made.

    (d) Procedure for Elections. Elections pursuant to Section 3.2(c) shall be made on a form to be mutually agreed upon by Purchaser and the Company (a "Form of Election") and to be provided by the Exchange Agent (as defined in Section 3.5) for that purpose to holders of record of Company Common Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of Company Common Stock of the Proxy Statement/Prospectus in connection with the Company Special Meeting referred to in Section 2.1. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two Trading Days (as hereinafter defined) prior to the Closing Date (which date shall be publicly announced by Purchaser as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and (ii) accompanied by the certificates representing the shares of Company Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). The Company shall make, or cause the Exchange Agent to make, a Form of Election available to all persons who become holders of record of Company Common Stock between the date of mailing described in the first sentence of this Section 3.2(d) and the Election Deadline. The Company shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of the Company (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither the Company nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of Company Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election. As used in this Agreement, "Trading Day" means a day on which the New York Stock Exchange is open for trading.

    (e) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of Company Common Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Election Form is thereafter submitted in accordance with
  Section 3.2(d) with respect to such shares, such shares shall be deemed Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of Company Common Stock have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall be returned as promptly as practicable without charge to the person submitting the same.

    (f) Proration of Convertible Preferred Stock Election Shares. In the event that the Convertible Preferred Stock Election Amount exceeds 50% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, the Convertible Preferred Stock Election Shares shall be converted into the right to receive Convertible Preferred Stock Consideration and/or other Merger Consideration in the following manner:

      (i) the Exchange Agent shall distribute to each Full Distribution Shareholder, Convertible Preferred Stock Consideration for each of the Convertible Preferred Stock Election Shares of such party;

      (ii) the Exchange Agent shall distribute to each Unguaranteed Distribution Shareholder, Convertible Preferred Stock Consideration

        (A) for that number of Convertible Preferred Stock Election Shares equal to 50% of the number of shares of Company Common Stock owned by such record holder, and

        (B) for that number of Convertible Preferred Stock Election Shares equal to the product of the number of Convertible Preferred Stock Election Shares owned by such shareholder which were not converted into Convertible Preferred Stock Consideration pursuant to Section 3.2(f)(ii)(A) and the Convertible Preferred Stock Overelection Percentage;

      (iii) all Unconverted Convertible Preferred Stock Election Shares will be converted into such other Merger Consideration as each record holder of such shares directs, subject to the provisions of this
    Section 3.2, and in the absence of such direction, such shares shall be treated as Non-Election Shares.

    (g) Proration of Cash Election Shares. In the event that the Cash Election Amount exceeds the Cash Available for Election, the Cash Election Shares shall be converted into the right to receive Cash Consideration and/or other Merger Consideration in the following manner:

      (i) the Exchange Agent shall distribute to each Full Pay Shareholder, Cash Consideration for each of the Cash Election Shares of such party;

      (ii) the Exchange Agent shall distribute to each Unguaranteed Pay Shareholder, Cash Consideration

        (A) for that number of Cash Election Shares equal to the product of the number of shares of Company Common Stock owned by such record holder and the Guaranteed Cash Percentage, and

        (B) for that number of Cash Election Shares equal to the product of the number of Cash Election Shares which were not converted into Cash Consideration pursuant to Section 3.2(g)(ii)(A) and the Cash Overelection Percentage; and

      (iii) all Unconverted Cash Election Shares will be converted into such other Merger Consideration as each record holder of such shares directs, subject to the provisions of this Section 3.2, and in the absence of such direction, such shares shall be treated as Non-Election Shares.

    (h) Computations. The Exchange Agent, in consultation with the Company and Purchaser, shall make all computations to give effect to this Section 3.2, which computations, in the event of a dispute between the Company and Purchaser, shall be conclusive and binding.

    (i) Order of Proration; No Proration.

      (i) In the event both proration of Convertible Preferred Stock Election Shares and Cash Election Shares is necessary, the Convertible Preferred Stock Election Shares shall be prorated first.

      (ii) In the event that the Cash Available for Election exceeds the Cash Election Amount, all Cash Election Shares shall be converted into the right to receive Cash Consideration.

      (iii) In the event that the Convertible Preferred Stock Election Amount is less than 50% of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, all Convertible Preferred Stock Election Shares shall be converted into the right to receive Convertible Preferred Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

      (iv) All Common Stock Election Shares shall be converted into the right to receive Common Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

  Section 3.3 Fractional Interests. No certificates or scrip representing fractional shares of Purchaser Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a shareholder of Purchaser. In lieu of a fractional interest in a share of Purchaser Stock, each holder of shares of Company Common Stock exchanged pursuant to Section 3.1(c) who would otherwise have been entitled to receive a fraction of a share of Purchaser Stock shall receive cash (without interest) in an amount equal to the product of such fractional interest multiplied by the Average Closing Price.

  Section 3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no share of Company Voting Stock, the holder of which shall have complied with the provisions of Section 607.1320 of the FBCA as to dissenter's rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder, and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 607.1320 of the FBCA; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the FBCA, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 607.1320, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 607.1320, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section 607.1320 and each such share shall not be considered a Dissenting Share but shall thereupon be treated as a Non-Election Share for purposes of Section 3.2. The Company shall give Purchaser (i) prompt notice of any written demands for appraisal of any Company Common Stock, attempted withdrawals of such demands, and any other instruments received by Company relating to shareholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the FBCA. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisals of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

  Section 3.5 Exchange of Certificates.

    (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing of the Proxy Statement/Prospectus to holders of Company Common Stock, Purchaser shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Purchaser and Company) to act as exchange agent (the "Exchange Agent") in effecting the exchange of certificates that, prior to the Effective Time, represented shares of Company Common Stock (the "Certificates") for Merger Consideration pursuant to Section 3.1(a) hereof (and cash in lieu of fractional interests in accordance with Section 3.3). Upon the surrender of each such Certificate representing shares of Company Common Stock, the Exchange Agent shall pay the holder of such Certificate the applicable Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented shares of Company Common Stock (other than Certificates representing Dissenting Shares which are not to be treated as Non-Election Shares pursuant to Section 3.2 or shares of Company Common Stock to be cancelled in accordance with Section 3.1(a)) shall represent solely the right to receive Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.3). No interest shall be paid or accrue on Merger Consideration.

    (b) As of or as promptly as practicable after the Effective Time, Purchaser shall deposit or cause to be deposited in trust with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article III, the aggregate Merger Consideration.

    (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

    (d) As promptly as practicable following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, shares of Purchaser Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration (and cash in lieu of fractional interest in accordance with Section 3.3), without any interest thereon.

    (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock. If, after the Effective Time, Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), as provided in this Article III.

    (f) No dividends or other distributions declared or made after the Effective Time with respect to shares of Purchaser Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Purchaser Stock such holder is entitled to receive, and no cash payment in lieu of fractional interests shall be paid pursuant to Section 3.3, in each case, until the holder of such Certificate shall surrender such Certificate, in accordance with the provisions of this Agreement.

    (g) The Exchange Agent or Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent, Purchaser or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to such payment under the Code or any provision of state, local or foreign tax law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

  Section 3.6 No Liability. Neither Purchaser, the Company nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), without any interest or other payments thereon, upon due surrender of and deliverable in respect of such Certificate pursuant to this Agreement.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PURCHASER AND SUB

  Purchaser represents and warrants to the Company as follows:

  Section 4.1 Organization. Each of Purchaser and Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Texas and Missouri, respectively, with the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. Sub is duly licensed or authorized as an insurance company in the State of Missouri and in each other jurisdiction where it is required to be licensed or authorized. Each of Purchaser and Sub is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Purchaser, Sub and the Purchaser Subsidiaries (as hereinafter defined), taken as a whole (a "Purchaser Material Adverse Effect").

  Section 4.2 Capitalization. As of August 31, 1995: (i) the authorized capital stock of Purchaser consists of 300,000,000 shares of Purchaser Common Stock and 60,000,000 shares of Preferred Stock, par value $1.50 per share of Purchaser ("Purchaser Preferred Stock"), (ii) 204,894,131 shares of Purchaser Common Stock, and no shares of Purchaser Preferred Stock, were issued and outstanding and (iii) stock options to acquire 2,843,228 shares of Purchaser Common Stock (the "Purchaser Stock Options") were outstanding under all stock option plans of Purchaser. All of the issued and outstanding shares of capital stock of Purchaser are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Purchaser Stock reserved for issuance in exchange for shares of Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Since August 31, 1995 to the date hereof, no shares of Purchaser's capital stock have been issued, except Purchaser Common Stock issued pursuant to stock option or other employee benefit plans. Except for (i) outstanding stock options, (ii) 4,500,000 shares of 6% Convertible Monthly Income Preferred Securities, Series A, of American General Delaware, L.L.C., (iii) the Series A Junior Participating Preferred Stock Purchase Rights attached to the Purchaser Common Stock and (iv) other miscellaneous options relating to 100,000 shares of Purchaser Common Stock, as of the date of this Agreement, there are no options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Purchaser to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

  Section 4.3 Sub and Purchaser Subsidiaries.

    (a) The authorized capital stock of Sub consists of 250,000 shares of Common Stock, par value $100.00 per share. As of the date hereof, 141,041 shares of Common Stock of Sub are issued and outstanding and are owned by Purchaser.

    (b) Each subsidiary of Purchaser, other than Sub (collectively, the "Purchaser Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Purchaser Material Adverse Effect. Each Purchaser Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Purchaser Material Adverse Effect. Schedule 4.3(b) attached hereto sets forth the name of each of the Purchaser Subsidiaries that is as of the date hereof a significant subsidiary as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act (collectively, the "Purchaser Significant Subsidiaries").

    (c) Schedule 4.3(c) attached hereto sets forth the name of each of the Purchaser Significant Subsidiaries that is as of the date hereof an insurance company (collectively, the "Purchaser Insurance Subsidiaries"). Each of the Purchaser Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and
  (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized.

    (d) Purchaser is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of Sub and of each of the Purchaser Significant Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of Sub or of any Purchaser Significant Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of Sub or of any Purchaser Significant Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Purchaser or any Purchaser Significant Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of Sub or of any Purchaser Significant Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by Purchaser are validly issued, fully paid and nonassessable and are owned by it free and clear of Encumbrances (as hereinafter defined) securing obligations not reflected in the Purchaser SEC Reports.

  Section 4.4 Authority Relative to this Agreement. Each of Purchaser and Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Purchaser and Sub and the consummation by Purchaser and Sub of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser and Sub and by Purchaser as the sole shareholder of Sub by written consent, and no other corporate proceedings on the part of Purchaser or Sub are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Purchaser and Sub and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes a valid and binding agreement of each of Purchaser and Sub, enforceable against Purchaser and Sub in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

  Section 4.5 Consents and Approvals; No Violations. Except (a) for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act, the Exchange Act, state or foreign laws relating to takeovers, state securities or blue sky laws, state insurance laws and the regulations promulgated thereunder, the filing of the Articles of Merger as required by the FBCA and The General and Business Corporation Law of Missouri and the filing of the Certificate of Designation as required by Section 7.11 (collectively, the "Governmental Requirements"), or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority (a "Government Entity") would not prevent or delay the consummation of the Merger, or otherwise prevent Purchaser or Sub from performing their respective obligations under this Agreement, and would not individually or in the aggregate have a Purchaser Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by Purchaser and Sub and the consummation of the transactions contemplated by this Agreement. Neither the execution, delivery or performance of this Agreement by Purchaser or Sub, nor the consummation by Purchaser or Sub of the transactions contemplated hereby, nor compliance by Purchaser or Sub with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Purchaser and Sub or the Articles or Certificate of Incorporation, as the case may be, or By-Laws of any of the Purchaser Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Purchaser, Sub or any of the Purchaser Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Sub, any Purchaser Subsidiary or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of Purchaser, Sub or any Purchaser Subsidiary, or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for Purchaser, Sub or any of the Purchaser Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Purchaser Material Adverse Effect.

  Section 4.6 Purchaser SEC Reports. Purchaser has delivered to the Company true and complete copies of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, Proxy Statement, Schedule 13D filed with respect to Purchaser, Form S-4, and the prospectus included in any other registration statement as presently in effect and as last amended, pursuant to which Purchaser has registered equity securities for sale in underwritten offerings (including any amendments thereto), filed by Purchaser with the SEC since January 1, 1992 through the date hereof (collectively, the "Purchaser SEC Reports"). As of the respective dates such Purchaser SEC Reports were filed or, if any such Purchaser SEC Reports were amended, as of the date such amendment was filed, each of the Purchaser SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and (ii) the unaudited consolidated interim financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Purchaser and the Purchaser Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

  Section 4.7 Statutory Financial Statements. The Annual Statements and Quarterly Statements of the Purchaser Insurance Subsidiaries, as filed with the departments of insurance for all applicable domiciliary states for the years ended December 31, 1993 and December 31, 1994 (the "Annual Statutory Statements of Purchaser") and the quarters ended March 31, 1994, June 30, 1994, March 31, 1995 and June 30, 1995 (collectively, the "March 31 and June 30 Statutory Statements of Purchaser"), respectively, together with all exhibits and schedules thereto (all Annual Statutory Statements of Purchaser and all March 31 and June 30 Statutory Statements of Purchaser, together with all exhibits and schedules thereto, referred to in this Section 4.7 are hereinafter referred to as the "Statutory Financial Statements of Purchaser"), have been prepared in accordance with the accounting practices prescribed or permitted by the departments of insurance for all applicable domiciliary states for purposes of financial reporting to the state's insurance regulators ("State Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with State Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of Purchaser present fairly in all material respects the financial position and the results of operations for the Purchaser Insurance Subsidiaries as of the dates and for the periods therein in accordance with State Statutory Accounting Principles. Purchaser has delivered to the Company true and complete copies of the Annual Statutory Statements of Purchaser and the March 31 and June 30 Statutory Statements of Purchaser.

  Section 4.8 Absence of Certain Changes. Since June 30, 1995, there has been no event or condition which has had (or is reasonably likely to result in) a Purchaser Material Adverse Effect, and Purchaser and the Purchaser Significant Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 6.2 hereof.

  Section 4.9 Litigation. Except as disclosed in the Purchaser SEC Reports, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of Purchaser, threatened against or affecting Purchaser, Sub or any of the Purchaser Subsidiaries, the outcome of which, in the reasonable judgment of Purchaser, is likely individually or in the aggregate to have a Purchaser Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Purchaser, Sub or any of the Purchaser Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, a Purchaser Material Adverse Effect.

  Section 4.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in Purchaser's financial statements (or reflected in the notes thereto) included in the Purchaser

SEC Reports or which were incurred after June 30, 1995 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement or liabilities incurred in connection with acquisitions made after June 30, 1995, Purchaser and the Purchaser Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of Purchaser.

  Section 4.11 No Default. Neither Purchaser, Sub nor any of the Purchaser Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of
(a) its Articles or Certificate of Incorporation, as the case may be, or By-Laws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which Purchaser, Sub or any of the Purchaser Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, Sub or any of the Purchaser Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for Purchaser, Sub or any of the Purchaser Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for violations, breaches or defaults which would not individually or in the aggregate have a Purchaser Material Adverse Effect.

  Section 4.12 Taxes.

    (a) Except as set forth in the Purchaser SEC Reports:

      (i) Purchaser and the Purchaser Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all material Tax Returns (as hereinafter defined) required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes (as hereinafter defined) for all periods ending through the date hereof;

      (ii) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Purchaser or the Purchaser Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate could have a Purchaser Material Adverse Effect;

      (iii) the Internal Revenue Service has completed examinations of the consolidated federal income Tax Returns of Purchaser for all periods through and including December 31, 1985. Except as set forth in the Purchaser SEC Reports, all issues have been settled with respect to such examinations. The Internal Revenue Service is examining as of the date hereof the consolidated federal income Tax Returns of Purchaser for the years 1986 through 1988; and

      (iv) neither Purchaser nor the Purchaser Subsidiaries is a party to any material tax sharing agreement or arrangement with any entity not included in Purchaser's consolidated financial statements most recently filed by Purchaser with the SEC.

    (b) "Taxes" shall mean all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto. "Tax Returns" shall mean all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Returns relating to Taxes.

  Section 4.13 Title to Property. Except as set forth in the Purchaser SEC Reports, each of Purchaser and the Purchaser Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a Purchaser Material Adverse Effect, and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

  Section 4.14 Insurance Practices; Permit and Insurance Licenses.

    (a) The business of Purchaser and each of the Purchaser Subsidiaries is being conducted in compliance, in all material respects, with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

    (b) Purchaser, and each of the Purchaser Insurance Subsidiaries, has all permits and insurance licenses the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, be reasonably expected to have a Purchaser Material Adverse Effect. The business of Purchaser and each of the Purchaser Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. To the best knowledge of Purchaser, all such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

  Section 4.15 Regulatory Filings. Purchaser and the Purchaser Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Purchaser Material Adverse Effect; and, to the best knowledge of Purchaser, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

  Section 4.16 Investments.

    (a) The Statutory Financial Statements of Purchaser set forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Purchaser Investments") owned by the Purchaser Insurance Subsidiaries as of December 31, 1994, together with the cost basis book or amortized value, as the case may be, as of December 31, 1994. All transactions in Purchaser Investments by each of the Purchaser Insurance Subsidiaries from January 1, 1995 to the date hereof have complied in all material respects with the investment policies of such Purchaser Insurance Subsidiary and all applicable insurance laws and regulations.

    (b) Except as set forth in the Statutory Financial Statements of Purchaser, the Purchaser Insurance Subsidiaries have good and marketable title to the Purchaser Investments listed in the Statutory Financial Statements of Purchaser or acquired in the ordinary course of business since June 30, 1995, other than with respect to those Purchaser Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms since such date and other than with respect to statutory deposits which are subject to certain restrictions on transfer.

    (c) The information provided by Purchaser to the Company indicating the aggregate amount by which the Purchaser Investments have been written down from January 1, 1995 through September 30, 1995 and the aggregate amount of Purchaser Investments in default with respect to the payment of principal or interest as of September 30, 1995, is true and correct in all material respects.

  Section 4.17 Reserves. The aggregate reserves of the Purchaser Insurance Subsidiaries as recorded in the Statutory Accounting Statements of Purchaser have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). The insurance reserving practices and policies of the Purchaser Insurance Subsidiaries have not changed, in any material respect, since December 31, 1994 and the results of the application of such practices and policies are reflected in the Statutory Accounting Statements of Purchaser. All reserves of the Purchaser Insurance Subsidiaries set forth in the Statutory Accounting Statements of Purchaser are, to the best knowledge of Purchaser, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a Purchaser Material Adverse Effect.

  Section 4.18 Ownership of Company Common Stock. As of the date hereof, Purchaser and the Purchaser Subsidiaries (a) are not beneficial owners (as defined in Rule 16d-1(a)(2) of the Exchange Act) of more than 3,000 shares of Company Common Stock and (b) have not purchased or otherwise acquired since January 1, 1994 more than 130,000 shares of Company Common Stock.

  Section 4.19 Information in Proxy Statement/Prospectus and Registration Statement. The Registration Statement (or any amendment thereof or supplement thereto), at the date it becomes effective and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Purchaser with respect to statements made therein based on information supplied by the Company in writing for inclusion in the Registration Statement. None of the information supplied by Purchaser for inclusion or incorporation by reference in the Proxy Statement/Prospectus will, at the date mailed to shareholders and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

  Section 4.20 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser.

  Section 4.21 Environmental Matters.

    (a) Except as disclosed in the Purchaser SEC Reports, to the knowledge of Purchaser, (i) each of Purchaser and the Purchaser Subsidiaries is and has been in compliance in all respects with and, except for ongoing compliance obligations, including current activities to remove asbestos and future activities to remove asbestos, if applicable, has no existing liabilities under, and (ii) there are no written claims or notices by any person received by Purchaser or any of the Purchaser Subsidiaries that any of Purchaser or the Purchaser Subsidiaries has not been in compliance in all respects with or has any existing liabilities under, all applicable laws, rules, regulations, common law, ordinances, decrees, orders and other binding legal requirements relating to pollution, the preservation of the environment, and the exposure to materials in the environment or the work place ("Environmental Laws") with respect to property owned by Purchaser or any of the Purchaser Subsidiaries, except for such non-compliance or liabilities that would not be reasonably likely to have a Purchaser Material Adverse Effect. Except as disclosed in the Purchaser SEC Reports, neither Purchaser nor any of the Purchaser Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements under Environmental Laws, restrictions under Environmental Laws, liabilities under Environmental Laws, or penalties for violations of Environmental Laws or the aforementioned requirements or restrictions, except where such requirements, restrictions, liabilities, or penalties would not be reasonably likely to have a Purchaser Material Adverse Effect.

    (b) Except as disclosed in the Purchaser SEC Reports, with respect to currently owned property and all property formerly owned, leased or operated by Purchaser or any of the Purchaser Subsidiaries, including foreclosure property, to the knowledge of Purchaser, there are no past or present actions, conditions or occurrences that could form the basis of any outstanding claim under Environmental Laws against, or liability under such laws of, Purchaser or any of the Purchaser Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Purchaser Material Adverse Effect.

  Section 4.22 Disclosure. No representation or warranty by Purchaser or the Purchaser Subsidiaries in this Agreement, and no statement contained in the Purchaser SEC Reports and the Statutory Financial Statements of Purchaser, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to Purchaser which could reasonably be expected to have a Purchaser Material Adverse Effect which has not been set forth in the Purchaser SEC Reports, the Statutory Financial Statements of Purchaser or in this Agreement.

  Section 4.23 Investigation by Purchaser. Purchaser has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Company Subsidiaries (as hereinafter defined) and acknowledges that Purchaser has been provided access to the properties, premises and records of the Company and the Company Subsidiaries for this purpose. In entering into this Agreement, Purchaser has relied solely upon its own investigation and analysis and the warranties contained herein, and Purchaser:

    (a) acknowledges that none of the Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Purchaser or their agents or representatives prior to the execution of this Agreement, and

    (b) agrees, to the fullest extent permitted by law, that none of the Company, the Company Subsidiaries or any of their respective directors, officers, employees, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Purchaser on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Purchaser prior to the execution of this Agreement, except that the foregoing limitations shall not apply to the Company to the extent the Company makes the specific representations and warranties set forth in Article V of this Agreement and in the Company Disclosure Letter, but always subject to the limitations and restrictions contained herein and therein.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as otherwise disclosed to Purchaser in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Company Disclosure Letter"), the Company represents and warrants to Purchaser as follows:

  Section 5.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted or presently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole (a "Company Material Adverse Effect").

  Section 5.2 Capitalization. As of September 1, 1995: (i) the authorized capital stock of the Company consisted of 7,500,000 shares of Company Voting Stock, 15,000,000 shares of Company Non-Voting Stock and 20,000,000 shares of Preferred Stock, par value $.10 per share (the "Company Preferred Stock") and
(ii) 5,692,083 shares of Company Voting Stock, 7,472,417 shares of Company Non-Voting Stock and no shares of Company Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Company Voting Stock and Company Non-Voting Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above or as specified in
Section 5.2 of the Company Disclosure Letter, as of the date of this Agreement there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock.

  Section 5.3 Company Subsidiaries.

    (a) Section 5.3(a) of the Company Disclosure Letter sets forth the name of each subsidiary of the Company (collectively, the "Company Subsidiaries") and the state or jurisdiction of its incorporation. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Company Material Adverse Effect. Each Company Subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Company Material Adverse Effect.

    (b) Section 5.3(b) of the Company Disclosure Letter sets forth the name of each of the Company Subsidiaries that is an insurance company (collectively, the "Company Insurance Subsidiaries"). Except as disclosed in Section 5.3(b) of the Company Disclosure Letter, each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized.

    (c) Except as set forth in Section 5.3(c) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries, there are no proxies with respect to any such shares, and no equity securities of any Company Subsidiary are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any Company Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Company Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. Except as set forth in Section 5.3(c) of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any Encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

    (d) Except for the Company Subsidiaries and as set forth in the Statutory Financial Statements of the Company (as hereinafter defined) or in Section 5.3(d) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

  Section 5.4 Authority Relative to this Agreement.

    (a) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company, other than obtaining shareholder approval pursuant to Section 2.1 hereto, are necessary to authorize this Agreement or the transactions contemplated hereby. Subject to the foregoing, this Agreement has been duly and validly executed and delivered by the Company and (assuming this Agreement constitutes a valid and binding obligation of Purchaser and Sub) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and to general equitable principles.

    (b) The Company's Board of Directors has (i) taken sufficient action, pursuant to paragraph 2(i) of the Shareholder Agreement dated as of January 29, 1990, to approve the offer of Purchaser to enter into the transactions contemplated by this Agreement with the Company and (ii) waived the Company's right, pursuant to Section 7.2 of the Company's Articles of Incorporation, to purchase, or assign the right to purchase, the shares of Company Voting Stock to be sold, assigned, transferred or otherwise disposed of by any holder thereof hereunder.

  Section 5.5 Consents and Approvals; No Violations. Except (a) for the Governmental Requirements, or (b) where the failure to make any filing with, or to obtain any permit, authorization, consent or approval of, any Governmental Entity would not prevent or delay the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not individually or in the aggregate have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement. Except as set forth in
Section 5.5 of the Company Disclosure Letter, neither the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of the Company or the Certificate or Articles of Incorporation, as the case may be, or By-Laws of any of the Company Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under, any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their properties or assets, (iv) result in the creation or imposition of any Encumbrance on any asset of the Company or any Company Subsidiary or (v) cause the suspension or revocation of any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct its business as currently conducted, except in the case of clauses (ii), (iii), (iv) and (v) for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations which would not individually or in the aggregate have a Company Material Adverse Effect.

  Section 5.6 Company SEC Reports. The Company has delivered to Purchaser true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by the Company with the SEC since January 1, 1992 through the date hereof (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act and Exchange Act, and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of (i) the audited consolidated financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and
(ii) the unaudited consolidated interim financial statements for the Company (including any related notes and schedules) included (or incorporated by reference) in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof and the consolidated results of their operations and changes in their financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

  Section 5.7 Statutory Financial Statements. The Annual Statements and Quarterly Statements of the Company Insurance Subsidiaries, as filed with the Florida Department of Insurance for the years ended December 31, 1993 and December 31, 1994 (the "Annual Statutory Statements of the Company") and the quarters ended March 31, 1994, June 30, 1994, March 31, 1995 and June 30, 1995 (collectively, the "March 31 and June 30 Statutory Statements of the Company"), respectively, together with all exhibits and schedules thereto (all Annual Statutory Statements of the Company and all March 31 and June 30 Statutory Statements of the Company, together with all exhibits and schedules thereto, referred to in this Section 5.7 are hereinafter referred to as the "Statutory Financial Statements of the Company"), have been prepared in accordance with the accounting practices prescribed or permitted by the Florida Department of Insurance for purposes of financial reporting to the state's insurance regulators ("Florida Statutory Accounting Principles"), and such accounting practices have been applied on a basis consistent with Florida Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Statutory Financial Statements of the Company present fairly in all material respects the financial position and the results of operations for the Company Insurance Subsidiaries as of the dates and for the periods therein in accordance with Florida Statutory Accounting Principles. The Company has delivered to Purchaser true and complete copies of the Annual Statutory Statements of the Company and the March 31 and June 30 Statutory Statements of the Company.

  Section 5.8 Absence of Certain Changes. Since June 30, 1995, there has been no event or condition which has had (or is reasonably likely to result in) a Company Material Adverse Effect, and except as set forth in Section 5.8 of the Company Disclosure Letter, the Company and the Company Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any action which, if taken after the date hereof, would violate Section 6.1 hereof.

  Section 5.9 Litigation. Except as disclosed in the Company SEC Reports or as set forth in Section 5.9 of the Company Disclosure Letter, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, the outcome of which, in the reasonable judgment of the Company, is likely individually or in the aggregate to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of the Company Subsidiaries having, or which, insofar as can reasonably be foreseen, in the future may have, a Company Material Adverse Effect.

  Section 5.10 Absence of Undisclosed Liabilities. Except for liabilities or obligations which are accrued or reserved against in the Company's financial statements (or reflected in the notes thereto) included in the Company SEC Reports or disclosed in Section 5.10 of the Company Disclosure Letter or which were incurred after June 30, 1995 in the ordinary course of business and consistent with past practices or in connection with the transactions contemplated by this Agreement, the Company and the Company Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated balance sheet (or reflected in the notes thereto) of the Company.

  Section 5.11 No Default. Except as set forth in Section 5.11 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (a) its Articles or Certificate of Incorporation, as the case may be, or By-Laws, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or any of the Company Subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and
(d) above for breaches, defaults or violations which would not individually or in the aggregate have a Company Material Adverse Effect.

  Section 5.12 Taxes. Except as set forth in Section 5.12 of the Company Disclosure Letter:

    (a) the Company and the Company Subsidiaries have (i) duly filed (or there has been filed on their behalf) with the appropriate governmental authorities all material Tax Returns required to be filed by them on or prior to the date hereof, and (ii) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all material Taxes for all periods ending through the date hereof;

    (b) no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or the Company Subsidiaries wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate could have a Company Material Adverse Effect;

    (c) The federal income Tax Returns of the Company and the Company Subsidiaries have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including December 31, 1990, and no material deficiencies were asserted as a result of such examinations that have not been resolved and fully paid. Neither the Company nor any of the Company Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Tax Returns of the Company or any of the Company Subsidiaries; and

    (d) neither the Company nor the Company Subsidiaries is a party to any material tax sharing, tax indemnity or other agreement or arrangement.

  Section 5.13 Title to Property.

    (a) Except as set forth in Section 5.13(a) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries (i) has good and valid title to all of its properties, assets and other rights that do not constitute real property, free and clear of all Encumbrances, except for such Encumbrances that do not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights do not, individually or in the aggregate, have a Company Material Adverse Effect.

    (b) Except as set forth in Section 5.13(b) of the Company Disclosure Letter, each of the Company and the Company Subsidiaries:

      (i) owns and has good and marketable title in fee simple to the real property owned by such party, free and clear of all mortgages, pledges, liens, charges, encumbrances, defects, security interests, claims, options and restrictions of all kind ("Encumbrances"), except for (A) minor imperfections of title, easements and rights of way, none of which, individually or in the aggregate, materially detracts from the value of or impairs the use of the affected property or impairs the operations of the Company or any of the Company Subsidiaries and (B) liens for current taxes not yet due and payable ("Permitted Company Liens");

      (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

      (iii) has good and valid rights of ingress and egress to and from all the real property owned or leased by such party from and to the public street systems for all usual street, road and utility purposes.

  Section 5.14 Insurance Practices; Permits and Insurance Licenses.

    (a) The business of the Company and each of the Company Subsidiaries is being conducted in compliance in all material respects with all applicable laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, and all material notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed in all material respects and were in compliance in all material respects with such laws.

    (b) The Company, and each of the Company Insurance Subsidiaries, has all permits and insurance licenses the use and exercise of which are necessary for the conduct of its business as now conducted, other than such permits and insurance licenses the absence of which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. The business of the Company and each of the Company Insurance Subsidiaries has been and is being conducted in compliance, in all material respects, with all such permits and insurance licenses. To the best knowledge of the Company, all such permits and insurance licenses are in full force and effect, and there is no proceeding or investigation pending or threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such permit or insurance license.

  Section 5.15 Regulatory Filings. The Company has made available for inspection by Purchaser complete copies of all material registrations, filings and submissions made since January 1, 1992 by the Company or any of the Company Subsidiaries with any Governmental Entity and any reports of examinations issued since January 1, 1992 by any such Governmental Entity that relate to the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries have filed all reports, statements, documents, registrations, filings or submissions required to be filed by any of them with any Governmental Entity, except where the failure to file, in the aggregate, would not have a Company Material Adverse Effect; and, to the best knowledge of the Company, all such reports, statements, documents, registrations, filings or submissions were in all material respects true, complete and accurate when filed.

  Section 5.16 Investments.

    (a) The Statutory Financial Statements of the Company set forth a list, which list is accurate and complete in all material respects, of all securities, mortgages and other investments (collectively, the "Company Investments") owned by the Company Insurance Subsidiaries as of December 31, 1994, together with the cost basis book or amortized value, as the case may be, as of December 31, 1994. Section 5.16(a) of the Company Disclosure Letter sets forth a list, which list is accurate and complete in all material respects, of all transactions in the Company Investments by each Company Insurance Subsidiary from January 1, 1995 to September 30, 1995. All transactions in Company Investments by each of the Company Insurance Subsidiaries from September 30, 1995 to the date hereof have complied in all material respects with the investment policies of such Company Insurance Subsidiary and all applicable insurance laws and regulations.

    (b) Except as set forth in the Statutory Financial Statements of the Company, the Company Insurance Subsidiaries have good and marketable title to the Company Investments listed in the Statutory Financial Statements of the Company or acquired in the ordinary course of business since June 30, 1995, other than with respect to those Company Investments which have been disposed of in the ordinary course of business or as contemplated by this Agreement or redeemed in accordance with their terms since such date and other than Permitted Company Liens or with respect to statutory deposits which are subject to certain restrictions on transfer.

    (c) Section 5.16(c) of the Company Disclosure Letter identifies the Company Investments listed thereon which have been written down on the June 30, 1995 Statutory Statement of the Company, or to the best knowledge of the Company, are as of September 30, 1995 in default in the payment of principal or interest.

    (d) Except as set forth in the Statutory Financial Statements of the Company, there are no Encumbrances on any of the Company Investments, other than Permitted Company Liens and special deposits reflected in the Statutory Financial Statements of the Company, and none of the Company Investments consist of securities loaned to third parties.

  Section 5.17 Reserves. The aggregate reserves of the Company Insurance Subsidiaries as recorded in the Statutory Accounting Statements of the Company have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in Section 5.17 of the Company Disclosure Letter, the insurance reserving practices and policies of the Company Insurance Subsidiaries have not changed, in any material respect, since December 31, 1994 and the results of the application of such practices and policies are reflected in the Statutory Accounting Statements of the Company. All reserves of the Company Insurance Subsidiaries set forth in the Statutory Accounting Statements of the Company are, to the best knowledge of the Company, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not have a Company Material Adverse Effect.

  Section 5.18 Redemption of Company Common Stock. Since January 1, 1995 the Company has not redeemed any shares of Company Common Stock, except for exchanges of Company Voting Stock for Company Non-Voting Stock on a share for share basis.

  Section 5.19 Information in Proxy Statement/Prospectus and Registration Statement. The Proxy Statement/Prospectus (or any amendment thereof or supplement thereto), at the date mailed to Company shareholders and at the time of the Company Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Purchaser in writing for inclusion in the Proxy Statement/Prospectus. None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement will, at the date it becomes effective and at the time of the Company Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  Section 5.20 Brokers. Except as set forth in Section 5.20 of the Company Disclosure Letter, no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

  Section 5.21 Employee Benefit Plans; ERISA.

    (a) Section 5.21(a) of the Company Disclosure Letter sets forth a list, which is complete and accurate in all material respects, of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, equity-based award, severance or termination pay, hospitalization or other medical, accident, disability, life or other insurance, supplemental unemployment benefits, fringe and other welfare benefit, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, that is sponsored, maintained or contributed to or required to be contributed to by the Company or the Company Subsidiaries or by any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or considered as being members of a controlled group of corporations, under common control, or members of an affiliated service group within the meaning of Subsections 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA (each such Subsidiary, trade, business or member an "ERISA Affiliate"), in each case for the benefit of any employee or terminated employee of the Company or any of the Company Subsidiaries (the "Plans"). No ERISA Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any ERISA Plan a plan described in
  Section 4063(a) of ERISA.

    (b) With respect to each Plan listed in Section 5.21(a) of the Company Disclosure Letter, to the extent applicable, the Company has heretofore made available or has caused to be made available to Purchaser true and complete copies of each of the following documents:

      (i) a copy of each written Plan;

      (ii) a copy of the most recent annual report on Form 5500 and actuarial report, if required under ERISA, and to the extent they have been prepared by the Company or its ERISA Affiliates, the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards ("SFAS") No. 87, Employer's Accounting for Pensions, SFAS No. 106, Employer's Accounting for Post-Retirement Benefits other than Pensions, or SFAS No. 112, Employer's Accounting for Post-Employment Benefits, as the case may be;

      (iii) a copy of the most recent Summary Plan Description required unde ERISA with respect thereto;

      (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

      (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under
    Section 401 of the Code.

    (c) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due).

    (d) With respect to each ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. No ERISA Plan or any trust established thereunder that is subject to Section 302 of ERISA and Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

    (e) Except as set forth in Section 5.21(e) of the Company Disclosure Letter, none of the Company, any ERISA Affiliate, any ERISA Plan, and, to knowledge of the Company, any trust created thereunder and any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to sections 4971, 4972, 4975, 4976, 4977, 4979 or 4980 of the Code.

    (f) Except as set forth in Section 5.21(f) of the Company Disclosure Letter, there is no matter pending (other than routine qualification determination filings, copies of which have been furnished to Purchaser, or will be promptly furnished to Purchaser when made) with respect to any of the Plans before the Internal Revenue Service, Department of Labor or PBGC.

    (g) Each of the Company and its ERISA Affiliates has complied in all material respects with the notice and continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

    (h) Except as set forth in Section 5.21(h) of the Company Disclosure Letter, to the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

    (i) Except as set forth in Section 5.21(i) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee, director or officer of the Company or any of the Company Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer.

    (j) Except as set forth in Section 5.21(j) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened or anticipated actions, suits or claims by or on behalf of any Plan, by any employee or beneficiary covered under any Plan, or otherwise involving any such Plan (other than routine claims for benefits).

  Section 5.22 Labor Relations; Employees.

    (a) Since January 1, 1991, none of the employees of the Company or the Company Subsidiaries are represented by any labor organization and, to the knowledge of the Company, no union claims to represent these employees have been made. To the knowledge of the Company, there have been no union organizing activities with respect to employees of the Company or the Company Subsidiaries within the past five years. To the knowledge of the Company, the Company and the Company Subsidiaries are not, and have not been, engaged in any unfair labor practices as defined in the National Labor Relations Act or similar applicable law, ordinance or regulation, nor is there pending any unfair labor practice charge.

    (b) The Company and the Company Subsidiaries have not during the past two years effectuated a "plant closing" or "mass layoff" (as defined in the Worker Adjustment and Retraining Notification Act) affecting any of their sites of employment or one or more facilities or operating units within any site of employment or facility, nor is any such action scheduled within the 90-day period prior to the Effective Time.

    (c) The Company and the Company Subsidiaries have at all times during the preceding three (3) years, treated their home service agents as employees for purposes of filings required under applicable tax laws.

  Section 5.23 Environmental Matters.

    (a) Except as disclosed in Section 5.23 of the Company Disclosure Letter and in any environmental report obtained by Purchaser in connection with its due diligence review of the Company, to the knowledge of the Company,
  (i) each of the Company and the Company Subsidiaries is and has been in compliance in all respects with and, except for ongoing compliance obligations, including current activities to remove asbestos and future activities to remove asbestos, if applicable, has no existing liabilities under, and (ii) there are no written claims or notices by any person received by the Company or any of the Company Subsidiaries that any of the Company or the Company Subsidiaries has not been in compliance in all respects with or has any existing liabilities under, all applicable Environmental Laws with respect to property owned by the Company or any of the Company Subsidiaries, except for such non-compliance or liabilities that would not be reasonably likely to have a Company Material Adverse Effect. Except as disclosed in Section 5.23 of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is subject to any decrees, orders, decisions of arbitrators or judgments that impose requirements under Environmental Laws, restrictions under Environmental Laws, liabilities under Environmental Laws, or penalties for violations of Environmental Laws or the aforementioned requirements or restrictions, except where such requirements, restrictions, liabilities, or penalties would not be reasonably likely to have a Company Material Adverse Effect.

    (b) Except as disclosed in Section 5.23 of the Company Disclosure Letter and in any environmental report obtained by Purchaser in connection with its due diligence review of the Company, with respect to currently owned property and all property formerly owned, leased or operated by the Company or any of the Company Subsidiaries, including foreclosure property, to the knowledge of the Company, there are no past or present actions, conditions or occurrences that could form the basis of any outstanding claim under Environmental Laws against, or liability under such laws of, the Company or any of the Company Subsidiaries, except for such claims or liabilities which in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect.

  Section 5.24 Related Party Transactions. Except for the transactions described in Section 5.24 of the Company Disclosure Letter, all transactions involving the Company or any of the Company Subsidiaries that are required to be disclosed in the Company SEC Reports in accordance with Item 404 of Regulation S-K have been so disclosed, and to the knowledge of the Company, since December 31, 1994, neither the Company nor any of the Company Subsidiaries has entered into any transactions that would be required to be disclosed in future public filings under the Exchange Act pursuant to such Item which have not already been disclosed in the Company SEC Reports filed prior to the date hereof.

  Section 5.25 Affiliates. Section 5.25 of the Company Disclosure Letter identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of the Company. The Company shall use all reasonable efforts to obtain and deliver to Purchaser prior to the Closing an executed letter agreement, in such form as may be mutually agreed to by the parties, from each of the persons identified on
Section 5.25 of the Company Disclosure Letter, acknowledging that such person is subject to the provisions of Rule 145(d) promulgated under the Securities Act.

  Section 5.26 Opinion of Financial Advisor. The Company has received a written opinion from Alex. Brown & Sons Incorporated ("Alex. Brown"), dated as of the date hereof, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

  Section 5.27 Derivatives. Section 5.27 of the Company Disclosure Letter sets forth the statement of position, as of September 30, 1995, of the Company and the Company Subsidiaries with respect to obligations under any futures or option contracts, swaps, hedges or similar instruments ("Derivatives") to which the Company or any of the Company Subsidiaries is a party. Except as disclosed in Section 5.27 of the Company Disclosure Letter, since September 30, 1995, neither the Company nor any of the Company Subsidiaries has entered into agreements relating to Derivatives.

  Section 5.28 Contracts.

    (a) Section 5.28 of the Company Disclosure Letter sets forth a list of contracts to which the Company or any of the Company Subsidiaries is a party or by which it is bound which:

      (i) require the payment by or to the Company or the Company Subsidiaries of amounts in excess of $500,000 per annum, other than (X) reinsurance and retrocession contracts, (Y) insurance contracts and (Z) contracts with insurance agents ("Agent Contracts"), all of which contracts referred to in clauses (X), (Y) and (Z) have been entered into in the ordinary course of business;

      (ii) are Agent Contracts for the top 50 insurance agents of the Company or any of the Company Subsidiaries in terms of commission income earned during calendar year 1995 through September 30, 1995 (setting forth the names of such insurance agents);

      (iii) are reinsurance or retrocession contracts which require the payment of premiums by the Company or the Company Subsidiaries of amounts in excess of $500,000 per year;

      (iv) contain covenants limiting the freedom of the Company or any of the Company Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Company Subsidiaries to acquire equity securities of any person or entity;

      (v) are employment or severance contracts applicable to any employee of the Company or the Company Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Company or any of the Company Subsidiaries, other than Agent Contracts and any such contract which by its terms is terminable by the Company or any of the Company
    Subsidiaries on not more than 60 days' notice without material liability; or

      (vi) are other contracts (except those referred to in clauses (X), (Y) and (Z) of subsection 5.28(a)(i) above) which were made in the ordinary course of business and either involve an obligation on the part of the Company or a Company Subsidiary of more than $500,000 per annum or could result, upon the breach thereof, in damages or losses of more than $500,000, other than consequential damages or damages resulting from liabilities sounding in tort (collectively, the "Company Contracts").

    (b) With respect to each of the Company Contracts, to the knowledge of the Company, except as disclosed in Section 5.28 of the Company Disclosure
  Letter:

      (i) such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect;

      (ii) there is no material default or claim of material default thereunder and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof; and

      (iii) the consummation of the transactions contemplated by this Agreement will not give rise to a right of the other party or parties thereto to terminate such contract or impose liability under the terms thereof on the Company or any of the Company Subsidiaries; provided, that this representation shall not be deemed to give assurances regarding rights of termination based on any decrease in insurance industry ratings of the Company or the Company Subsidiaries resulting from the declaration and/or payment of the extraordinary dividend.

  Section 5.29 Disclosure. No representation or warranty by the Company or the Company Subsidiaries in this Agreement, including the Company Disclosure Letter, and no statement contained in the Company SEC Reports and the Statutory Financial Statements of the Company, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, to make the statements herein or therein not misleading. There is no fact known to Company which could reasonably be expected to have a Company Material Adverse Effect which has not been set forth in the Company SEC Reports, the Statutory Financial Statements of the Company or in this Agreement, including the Company Disclosure Letter.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER

  Section 6.1 Conduct of Business by the Company Pending the Merger. From the date hereof until the Effective Time, unless Purchaser shall otherwise agree in writing, or except as set forth in the Company Disclosure Letter or as otherwise contemplated by this Agreement, the Company and the Company Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Company Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of
Purchaser:

    (a) the Company shall not adopt or propose any change in its Articles of Incorporation or By-Laws;

    (b) the Company shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company (except for regular quarterly dividends in an amount no greater than $.06 per share), or split, combine or reclassify any of the Company's capital stock, and the Company and the Company Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, the Company;

    (c) the Company shall not, and shall not permit any Company Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

    (d) the Company shall not, and shall not permit any Company Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of
  (i) any material facility owned or leased by the Company or any Company Subsidiary or (ii) any assets or property which are material to the Company and the Company Subsidiaries, taken as a whole, except pursuant to existing contracts or commitments (the terms of which have been disclosed to Purchaser prior to the date hereof), or in the ordinary course of business consistent with past practice;

    (e) the Company shall not, and shall not permit any Company Subsidiary to, settle any material Audit, make or change any material Tax election or file amended Tax Returns;

    (f) the Company and the Company Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security of the Company, and the Company and the Company Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Company Plan (as hereinafter defined) or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

    (g) the Company shall not, and shall not permit any Company Subsidiary to, grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of the Company or any Company Subsidiary; provided, however, that increases in the ordinary course of business consistent with past practice in the compensation of employees, who are not directors, officers or agents, shall be permitted;

    (h) the Company shall not, and shall not permit any Company Subsidiary to, enter into or amend any employment agreement or other employment arrangement with any employee of the Company or any Company Subsidiary, except in the ordinary course of business consistent with past practice;

    (i) the Company shall not change any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such required change in GAAP or the Florida Statutory Accounting Principles;

    (j) The Company shall not, and shall not permit any Company Subsidiary to, take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

    (k) the Company shall not permit any Company Insurance Subsidiary to conduct transactions in Company Investments except in compliance with the investment policies of such Company Insurance Subsidiary and all applicable insurance laws and regulations;

    (l) The Company shall not, and shall not permit any Company Subsidiary to, enter into any agreement to purchase, or to lease, for a term in excess of one year, any real property, provided that the Company, or any Company Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent the Company, in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

    (m) the Company shall not, and shall not permit any Company Subsidiary to, agree or commit to do any of the foregoing;

    (n) except to the extent necessary to comply with the requirements of applicable laws and regulations, the Company shall not, and shall not permit any Company Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article 8 not being satisfied; and

    (o) release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any Acquisition Proposal (as hereinafter defined) or otherwise under any confidentiality or other agreement, or fail to fully enforce any such agreement.

  Section 6.2 Conduct of Business by Purchaser Pending the Merger. From the date hereof until the Effective Time, unless the Company shall otherwise agree in writing, or as otherwise contemplated by this Agreement, Purchaser, Sub and the Purchaser Subsidiaries shall conduct their respective businesses in all material respects in the ordinary course consistent with past practice and shall use all reasonable efforts to substantially preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of the
Company:

    (a) Purchaser shall not adopt or propose any change in its Articles of Incorporation or By-Laws that would have any adverse impact on the transactions contemplated by this Agreement or which would amend or modify the terms or provisions of the capital stock of Purchaser;

    (b) Purchaser shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Purchaser (except for regular quarterly dividends), or split, combine or reclassify the Purchaser Stock without agreeing to an appropriate adjustment to the Exchange Ratio;

    (c) Purchaser shall not merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person, if such merger, consolidation or acquisition could reasonably be expected to have a material impact on the ability of Purchaser to consummate the transactions contemplated by this Agreement;

    (d) Purchaser shall not issue any shares of capital stock or other securities (except for issuances of shares in the ordinary course pursuant to Purchaser Stock Options) in connection with any transaction requiring shareholder approval unless Purchaser first notifies the Company in writing (an "Issuance Notice") of such transaction and provides the Company with information to the reasonable satisfaction of the Company with respect thereto. Thereafter, the Company shall have the right, by giving written notice to Purchaser at any time prior to 5:30 p.m., New York City time, on the tenth Trading Day following receipt of the Issuance Notice, to abandon the Merger and terminate this Agreement;

    (e) Purchaser and the Purchaser Subsidiaries shall not (i) issue shares of any class or series of stock, or any security convertible at the option of the holder thereof into shares of any class or series of stock ranking senior to the Purchaser Convertible Preferred Stock as to dividends or as to the distribution of assets upon the liquidation of Purchaser or (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, any of the provisions of Purchaser's Restated Articles of Incorporation or any of the resolutions contained therein which would materially and adversely affect any right, preference, privilege or voting power of the Purchaser Convertible Preferred Stock or of the holder thereof; provided, however, that any such amendment, alteration or repeal that would authorize, create or issue any additional shares of stock (whether or not authorized as of the date hereof) ranking on a parity with or junior to the Purchaser Convertible Preferred Stock as to dividends or as to the distribution of assets upon the liquidation of Purchaser, shall be deemed not to materially and adversely affect the rights, preferences, privileges or voting power of the Purchaser Convertible Preferred Stock;

    (f) Purchaser shall not, and shall not permit any Purchaser Subsidiary to, take any action that could, directly or indirectly, cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code;

    (g) Purchaser shall not permit any Purchaser Insurance Subsidiary to conduct transactions in Purchaser Investments except in compliance with the investment policies of such Purchaser Insurance Subsidiary and all applicable insurance laws and regulations;

    (h) Purchaser shall not, and shall not permit any Purchaser Subsidiary to, purchase or otherwise acquire any shares of Company Common Stock;

    (i) Purchaser shall not, and shall not permit Sub or any Purchaser Subsidiary to, agree or commit to do any of the foregoing; and

    (j) except to the extent necessary to comply with the requirements of applicable laws and regulations, Purchaser shall not, and shall not permit Sub or any Purchaser Subsidiary to, (i) take, or agree or commit to take, any action that would make any representation and warranty of Purchaser hereunder inaccurate, in any material respect, at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate, in any material respect, at any such time, provided however that Purchaser shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article 8 not being satisfied.

  Section 6.3 Investment Restrictions.

    (a) From the date hereof until the Effective Time, each of the Company and each Company Subsidiary shall:

      (i) invest available cash only in corporate bonds (other than bonds issued by public utilities) rated no higher than A1 nor lower than Baa3 by Moody's or no higher than A+ nor lower than BBB--by S&P, with maturities of not fewer than five nor more than ten years ("Permitted Investments");

      (ii) maintain amounts in short-term investments equal to the dividend amounts specified in Section 7.10; and

      (iii) cease making mortgage loans or purchasing mortgage backed securities;

  provided, however, that nothing in this Section 6.3(a) shall require any Company Subsidiary to make any investment other than in compliance with the investment policies of such Company Subsidiary and all insurance laws and regulations applicable thereto, or prohibit the Company from making investments, mortgage loans or purchasing mortgage backed securities pursuant to existing contracts or commitments (the terms of which have been disclosed to Purchaser prior to the date hereof).

    (b) The Company and each Company Subsidiary shall neither purchase nor issue any put, call, straddle, hedge, interest-rate swap or other similar option or derivative contract, and the Company shall use all reasonable efforts to sell, close-out or otherwise liquidate, in an orderly fashion, any such options or derivatives which it owns.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

  Section 7.1 Access and Information. The Company and Purchaser shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants, financing sources, and other authorized representatives access during normal business hours throughout the period prior to the Effective Time to all of its books, records, properties, plants and personnel and, during such period, each shall furnish as promptly as practicable to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws, and (b) all other information as such other party reasonably may request, provided that neither party shall disclose to the other any competitively sensitive information and no investigation pursuant to this
Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. Each party shall continue to abide by the terms of the confidentiality agreements between Purchaser and the Company, dated April 26, 1995 and October 16, 1995 (collectively, the "Confidentiality Agreements").

  Section 7.2 Acquisition Proposals. From the date hereof until the termination hereof, the Company and the Company Subsidiaries will not initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Acquisition Proposal, or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any of the Company Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company Subsidiaries to take any such action, and the Company shall promptly notify Purchaser of all relevant terms of any such inquiries and proposals received by the Company or any of the Company Subsidiaries, or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any such matters, and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to Purchaser a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 7.2 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company or any of the Company Subsidiaries, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to the Company's shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company (x) provides written notice to Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) enters into with such person or entity a confidentiality agreement in reasonably customary form on terms not more favorable to such person or entity than the terms contained in the Confidentiality Agreement dated April 26, 1995, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The term "Acquisition Proposal" as used herein means any proposal to purchase or acquire any equity securities or (except in the ordinary course of business) assets of, or merge or combine with, the Company or any of its subsidiaries. Immediately after the execution and delivery of this Agreement, the Company will cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall send a written notice to each party that it has had discussions with during the 30 days prior to the date of this Agreement that the Board of Directors of the Company no longer seeks the making of any Acquisition Proposal.

  Section 7.3 Filings; Other Action. Subject to the terms and conditions herein provided, as promptly as practicable, the Company, Purchaser and Sub shall: (i) promptly make all filings and submissions under the HSR Act and all filings required by the insurance regulatory authorities in Florida and in Missouri, and deliver notices and consents to jurisdiction to state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, (ii) use all reasonable efforts to cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states or the District of Columbia, the Commonwealth of Puerto Rico and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, and (iii) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary or appropriate to consummate the transactions contemplated by this Agreement as soon as practicable. In connection with the foregoing, the Company will provide Purchaser, and Purchaser will provide the Company, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Purchaser and the Company acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Purchaser and the Company agree to take such action as is necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions, provided, however, that nothing in this Section 7.3 or elsewhere in this Agreement shall require any party hereto to incur expenses in connection with the transactions contemplated hereby which are not reasonable under the circumstances in relation to the size of the transaction contemplated hereby or to require Purchaser, any Purchaser Subsidiary, the Surviving Corporation, the Company or any Company Subsidiary to hold separate or make any divestiture of a significant asset or otherwise agree to any material restriction on their operations (including restrictions on the ability of Purchaser or any Purchaser Subsidiary to consolidate operations of the Company and the Company Subsidiaries in Nashville, Tennessee or to otherwise realize the expected benefits and cost savings to be obtained from the Merger) in order to obtain any waiver, consent or approval required by this Agreement.

  Section 7.4 Public Announcements. Purchaser, on the one hand, and the Company, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law.

  Section 7.5 Employee Benefits.
    (a) From and after the Effective Time, subject to applicable law and except as contemplated hereby, Purchaser and the Purchaser Subsidiaries will honor, in accordance with their terms, all employee benefit plans, programs, agreements or arrangements of the Company and the Company Subsidiaries in effect as of the date hereof (or as modified in accordance with Section 6.1 hereof) (the "Company Plans"); provided, however, that nothing herein shall preclude any change effected on a prospective basis in any Company Plan from and after the Effective Time. Purchaser and the Purchaser Subsidiaries will provide benefits to employees of the Company and the Company Subsidiaries who become employees of Purchaser and the Purchaser Subsidiaries or continue after the Effective Time as employees of the Company or the Company Subsidiaries which will not, in the aggregate, be materially less favorable than those provided to other similarly situated employees of Purchaser, Sub and the Purchaser Subsidiaries from time to time; provided, however, that Purchaser and the Purchaser Subsidiaries shall be deemed to have satisfied the foregoing requirement if benefits are provided to such employees that are no less favorable than those provided to such employees by the Company immediately prior to the Effective Time. With respect to the employee benefit plans, programs, agreements or arrangements of Purchaser and the Purchaser Subsidiaries in effect as of the date hereof (or as modified in accordance with Section 6.2 hereof) (the "Purchaser Plans"), Purchaser and the Surviving Corporation shall grant all employees of the Company and the Company Subsidiaries from and after the Effective Time credit for service with the Company and the Company Subsidiaries, their affiliates and predecessors prior to the Effective Time for all purposes, other than the accrual of benefits, for which such service was recognized by the Company and the Company Subsidiaries. To the extent the Purchaser Plans provide medical or dental welfare benefits after the Effective Time, such plans shall waive pre-existing conditions and actively-at-work exclusions to the extent such exclusions have been satisfied in similar Company Plans and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under deductible, coinsurance and maximum out-of-pocket provisions under such Purchaser Plans.

    (b) Purchaser agrees that it will cause the Company to comply with the Workers Adjustment and Retraining Notification Act, to the extent applicable to the Company and its subsidiaries, in connection with actions taken after the Effective Time.

  Section 7.6 Stock Exchange Listing. Purchaser shall as promptly as practicable prepare and submit to the New York Stock Exchange a listing application covering the shares of Purchaser Common Stock and Purchaser Convertible Preferred Stock to be issued in connection with the Merger and this Agreement, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

  Section 7.7 Company Indemnification Provision. Purchaser agrees that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the Company Subsidiaries (collectively, the "Indemnified Parties") as provided in the Company's Articles of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents of any of the Company Subsidiaries as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation. At the Closing the Surviving Corporation shall expressly and directly assume by written instrument all such obligations. Purchaser shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Purchaser may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time, provided that in no event shall Purchaser or the Surviving Corporation be required to expend to maintain or procure insurance coverage pursuant to this Section 7.7 any amount per annum in excess of 200% of the aggregate premiums paid in 1995 on an annualized basis for such purpose. In the event the payment of such amount for any year is insufficient to maintain such insurance or equivalent coverage cannot otherwise be obtained, the Surviving Corporation shall purchase as much insurance as may be purchased for the amount indicated. The provisions of this Section 7.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

  Section 7.8 Comfort Letters.

    (a) Purchaser shall use all reasonable efforts to cause Ernst & Young LLP, Purchaser's independent accountants, to deliver to the Company a letter dated as of the date of the Proxy Statement/Prospectus and addressed to the Company, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Purchaser contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

    (b) The Company shall use all reasonable efforts to cause Ernst & Young LLP, the Company's independent accountants, to deliver to Purchaser a letter dated as of the date of the Proxy Statement/Prospectus and addressed to Purchaser, in form and substance reasonably satisfactory to Purchaser, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and the Company Subsidiaries contained in the Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger.

  Section 7.9 Tax Matters. The Company shall use all reasonable efforts to deliver to Purchaser as soon as practicable following the execution and delivery of this Agreement an executed representation letter, substantially in the form of Exhibit B attached hereto, from each person owning 5% or more of the outstanding shares of Voting Common Stock or Non-Voting Common Stock of the Company.

  Section 7.10 Intercompany Dividends. On the date immediately prior to the Closing Date, subject to compliance with applicable law and the receipt of all necessary approvals, the Company shall use all reasonable efforts to cause (i) Thomas Jefferson Insurance Company to pay a $1.0 million dividend to The Independent Life and Accident Insurance Company; (ii) Independent Fire Insurance Company to pay a $4 million dividend to The Independent Life and Accident Insurance Company and (iii) The Independent Life and Accident Insurance Company to pay a $35 million dividend to the Company, each such dividend to be paid in the form of a demand promissory note, or such other form as the parties may mutually agree.

  Section 7.11 Certificate of Designation of Purchaser Convertible Preferred Stock. Prior to Closing, Purchaser (i) shall cause to be filed with the Secretary of State of the State of Texas, in accordance with Article 2.13 of the Texas Business Corporation Act, the Certificate of Designation in the form of Exhibit A attached hereto with such immaterial changes as the parties may mutually agree (the "Certificate"), establishing and designating the Purchaser Convertible Preferred Stock and fixing and determining the designations, preferences, limitations and relative rights thereof; (ii) shall insert in Section 2(a) of the Certificate the Average Closing Price as the liquidation preference; and (iii) shall insert in Section 1(a) of the Certificate a number no less than the maximum number of shares of Purchaser Convertible Preferred Stock issuable in the Merger as the number of shares constituting the Purchaser Convertible Preferred Stock Series.

  Section 7.12 Additional Matters. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals in connection with the Governmental Requirements and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Purchaser, Sub and the Company shall take all such necessary action.

                                 ARTICLE VIII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated;

    (b) no statute, rule, regulation, executive order, decree, ruling or preliminary or permanent injunction shall have been enacted, entered, promulgated or enforced by any federal or state court or governmental authority having jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger;

    (c) each of the Company and Purchaser shall have made such filings, and obtained such permits, authorizations, consents, or approvals, required by the Governmental Requirements to consummate the transactions contemplated hereby, and the appropriate forms shall have been executed, filed and approved as required by the corporate and insurance laws and regulations of the states of Florida and Missouri;

    (d) this Agreement and the Merger shall have been adopted and approved by the requisite vote of the shareholders of the Company in accordance with the applicable provisions of the FBCA;

    (e) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order;

    (f) the shares of Purchaser Common Stock issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for listing on the New York Stock Exchange upon official notice thereof; and

    (g) Purchaser shall have used all reasonable efforts to have the shares of Purchaser Convertible Preferred Stock issuable to the Company's shareholders pursuant to this Agreement authorized for listing on either the New York Stock Exchange or the Nasdaq National Market.

  Section 8.2 Conditions to Obligation of the Company to Effect the
Merger. The obligation of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) each of Purchaser and Sub shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; the representations and warranties of Purchaser and Sub contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date) except as contemplated by this Agreement; and the Company shall have received a certificate of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or the Chief Financial Officer of Purchaser as to the satisfaction of this condition;

    (b) the Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of
  Section 368(a) of the Code, and that Purchaser, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Purchaser, Sub and the Company and their respective subsidiaries; and

    (c) the Company shall have received a written opinion from Alex. Brown, dated as of the date of the Closing, to the effect that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view.

  Section 8.3 Conditions to Obligations of Purchaser and Sub to Effect the Merger. The obligations of Purchaser and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

    (a) the Company shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time; and the representations and warranties of the Company contained in this Agreement which are qualified with respect to materiality shall be true and correct in all respects, and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent such representations and warranties specifically relate to an earlier date, in which case as of such earlier date), except as contemplated by the Company Disclosure Letter or this Agreement; and Purchaser and Sub shall have received a Certificate of the Chairman of the Board, the President, an Executive Vice President, Senior Vice President or the Chief Financial Officer of the Company as to the satisfaction of this condition; and

    (b) Purchaser shall have received an opinion from Vinson & Elkins L.L.P., special counsel to Purchaser, dated the Effective Time, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the stated facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Purchaser, Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Purchaser, Sub and the Company and their respective subsidiaries.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

  Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Purchaser and the Company.

  Section 9.2 Termination by Either Purchaser or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Purchaser or the Company if (a) this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting, (b) the Merger shall not have been consummated before March 30, 1996; provided, however, that this Agreement may be extended by written notice of either Purchaser or the Company to a date not later than June 30, 1996, if the Merger shall not have been consummated as a direct result of the conditions in Section 8.1(a) or 8.1(c) not having been satisfied by such date, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (b) shall not be in material violation of any of its representations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.

  Section 9.3 Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of the Merger and the adoption of this Agreement by the shareholders of the Company referred to in Section 2.1, by action of the Board of Directors of the Company, if (a) there has been a breach by Purchaser or Sub of any representation or warranty contained in this Agreement which would have or would be likely to have a Purchaser Material Adverse Effect; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to Purchaser; (c) prior to the Company Special Meeting, the Board of Directors of the Company has (i) withdrawn, or modified or changed in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to an Acquisition Proposal, and (ii) determined, based on a written opinion of outside legal counsel to the Company, that the failure to take such action as set forth in the preceding clause (i) would result in a breach of the Board of Directors' fiduciary duties under applicable law, provided, however, that (A) the Board of Directors of the Company shall have been advised in such written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, and notwithstanding all concessions which may be offered by Purchaser in negotiations entered into pursuant to clause (B) below, such fiduciary duties would also require the directors to terminate this Agreement as a result of such Acquisition Proposal, and (B) prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to, negotiate with Purchaser to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms; (d) the Average Closing Price shall be less than the Company's Walk Away Threshold (as hereinafter defined); or (e) the Company shall have elected to terminate this Agreement in accordance with Section 6.2(d).

  The Company's Walk Away Threshold shall be computed as follows:

      (i) if the Average Reference Price (as hereinafter defined) is equal to or more than $38.125, the Company's Walk Away Threshold shall be $29;

      (ii) if the Average Reference Price is less than $38.125, the Company's Walk Away Threshold shall be the lesser of (a) $29 or (b) $29 multiplied by the Adjustment Factor;

      (iii) if the S&P Factor (as hereinafter defined) is greater than 1, the Adjustment Factor shall be a fraction, the numerator of which shall be the Average Reference Price and the denominator of which shall be $38.125; and

      (iv) if the S&P Factor is less than 1, the Adjustment Factor shall be the sum of (i) the amount by which 1 exceeds the S&P Factor and (ii) a fraction, the numerator of which shall be the Average Reference Price and the denominator of which shall be $38.125.

  As used herein, the "Average Reference Price" shall mean the average of the closing prices (or if Purchaser Common Stock is not traded on any of the five calendar days next succeeding October 29, 1995, the arithmetic mean of the high bid and the low asked prices therefor on such day), regular way, of Purchaser Common Stock as reported on the New York Stock Exchange Composite Tape on each of the five calendar days next succeeding October 29, 1995. As used herein, the "S&P Factor" shall be a fraction, the numerator of which shall be the arithmetic mean of the Standard & Poor's 500 Composite Stock Price Index at the close of business on each of the five calendar days next succeeding October 29, 1995 and the denominator of which shall be the Standard & Poor's 500 Composite Stock Price Index at the close of business on October 18, 1995.

  Section 9.4 Termination by Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Purchaser, if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be likely to have a Company Material Adverse Effect; (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach given by Purchaser to the Company; (c) the Board of Directors of the Company shall have withdrawn, or modified or changed in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal, or shall have executed an agreement in principle (or similar agreement) or definitive agreement providing for an Acquisition Proposal or other business combination with a person or entity other than Purchaser or its affiliates (or the Board of Directors of the Company resolves to do any of the foregoing); or
(d) the Average Closing Price shall be less than the Purchaser's Walk Away Threshold. The Purchaser's Walk Away Threshold shall be computed as follows

      (i) if the Average Reference Price is equal to or more than $38.125, the Purchaser's Walk Away Threshold shall be $31;

      (ii) if the Average Reference Price is less than $38.125, the Purchaser's Walk Away Threshold shall be the lesser of (a) $31 or (b) $31 multiplied by the Adjustment Factor.

  Section 9.5 Effect of Termination and Abandonment.

    (a) In the event of termination of the Agreement and the abandonment of the Merger pursuant to this Article IX, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein: (i) except as provided in
  Section 9.5(b), there shall be no liability or obligation on the part of Purchaser, the Purchaser Subsidiaries, the Company or the Company Subsidiaries or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 9.5, except for the provisions of Sections 4.20, 5.20, 7.4, 10.4, 10.5, 10.6 and 10.10, except for the obligations of the parties set forth in the Confidentiality Agreements referred to in Section 7.1 hereof (provided, however, that if this Agreement is terminated pursuant to Section 9.3(c), Purchaser shall no longer be bound by paragraph 9 of the Confidentiality Agreement dated April 26, 1995) and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including without limitation any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made.

    (b) Under the circumstances set forth in this Section 9.5(b), and only under these circumstances, the Company agrees to make certain termination payments to Purchaser as follows:

      (i) if an Acquisition Proposal which provides that the Company's shareholders will receive in excess of $27.50 per share is then outstanding and

        (A) the Board of Directors of the Company withdraws or modifies or changes in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger in order to permit the Company to execute a definitive agreement relating to such Acquisition

      Proposal and the Company is unable to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions referred to in Section 8.1(d), Section 8.2(c) and Section 8.3(a)) has not been satisfied and is unlikely to be satisfied by the Closing Date, or

        (B) this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting and the Company is unable to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions referred to in Section 8.1(d), Section 8.2(c) and Section 8.3(a))has not been satisfied and is unlikely to be satisfied by the Closing Date, or

        (C) this Agreement and the Merger receives the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting, but Alex. Brown refuses or states that it will refuse to deliver the fairness opinion, and the Company is unable to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions referred to in Section 8.2(c) and Section 8.3(a)) has not been satisfied and is unlikely to be satisfied by the Closing Date, then the Company shall pay the Purchaser the sum of $14,000,000 in cash (the "Termination Payment").

      (ii) if an Acquisition Proposal which provides that the Company's shareholders will receive in excess of $27.50 per share is then outstanding and

        (A) the Board of Directors of the Company withdraws or modifies or changes in a manner adverse to Purchaser or Sub its approval or recommendation of this Agreement or the Merger in order to permit the Company to execute a definitive agreement relating to such Acquisition Proposal and the Company is able to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions referred to in Section 8.1(d), Section 8.2(c) and Section 8.3(a)) has not been satisfied and is unlikely to be satisfied as of the Closing Date, or

        (B) this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting and the Company is able to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions referred to in Section 8.1(d), Section 8.2(c) and Section 8.3(a)) has not been satisfied and is unlikely to be satisfied by the Closing Date, or

        (C) this Agreement and the Merger receives the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting, but Alex. Brown refuses or states that it will refuse to deliver the fairness opinion, and the Company is able to sustain the burden of proving that at least one condition to the consummation of the Merger (other than the conditions referred to in Section 8.2(c) and Section 8.3(a)) has not been satisfied and is unlikely to be satisfied by the Closing Date, then the Company shall pay the Purchaser one-half the Termination
    Payment.

      (iii) if an Acquisition Proposal which provides that the Company's shareholders will receive in excess of $27.50 per share is not then outstanding and this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Special Meeting and all other conditions to the consummation of the Merger have been satisfied or are likely to be satisfied (other than the conditions referred to in Section 8.1(d), Section 8.2(c) and Section 8.3(a)), then the Company shall reimburse Purchaser for its out-of-pocket expenses, reasonably incurred in connection with the Merger, such reimbursement not to exceed one-third of the Termination Payment.

  All such termination payments shall be made as promptly as practicable but not later than three business days after such termination, and such payments shall be made by wire transfer of immediately available funds to an account designated by Purchaser.

                                   ARTICLE X

                              GENERAL PROVISIONS

  Section 10.1 Survival of Representations, Warranties and Agreements. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement, other than the representation and warranty contained in Section 4.23, shall survive beyond the Effective Time. This
Section 10.1 shall not limit any covenant or agreement set forth in this Agreement, which covenants and agreements shall survive the Effective Time.

  Section 10.2 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

  (a)If to Purchaser or Sub, to:

    American General Corporation
    2929 Allen Parkway
    Houston, Texas 77019
    Telecopy: (713) 831-1300
    Attention: Jon P. Newton, Esq.

    with a copy to:

    Vinson & Elkins L.L.P.
    3300 First City Tower
    1001 Fannin
    Houston, Texas 77002-6760
    Telecopy: (713) 758-2346
    Attention: Scott N. Wulfe, Esq.

  (b)If to the Company, to:

    Independent Insurance Group, Inc.
    One Independent Drive
    Jacksonville, Florida 32276
    Telecopy: (904) 358-5889
    Attention: Guy Marvin, Esq.

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom
    919 Third Avenue
    New York, New York 10022
    Telecopy: (212) 735-2000
    Attention: Theodore J. Kozloff, Esq.

  Section 10.3 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.4 Entire Agreement; Assignment. This Agreement (including the Exhibits, Company Disclosure Letter and other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings (other than those contained in the Confidentiality

Agreements, which are hereby incorporated by reference herein), both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto. This Agreement shall not be assigned by operation of law or otherwise, except that Sub may assign all of its rights and obligations hereunder to any direct wholly-owned subsidiary of Purchaser which shall then be substituted for Sub for all purposes hereof; provided, however, that no such assignment shall be made if such assignment would have a material adverse effect on the Company, the Company's shareholders or the likelihood that the transaction contemplated hereby would be consummated.

  Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the provisions thereof relating to conflicts of law.

  Section 10.6 Expenses. Except as provided in Section 9.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and mailing the Proxy Statement/Prospectus, as well as the filing fees relating to the Registration Statement and the HSR Act, will be shared equally by Purchaser and the Company.

  Section 10.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  Section 10.8 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  Section 10.9 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all of the other parties hereto.

  Section 10.10 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

  Section 10.11 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  IN WITNESS WHEREOF, each of Purchaser, Sub and the Company has caused this Agreement to be executed as of the date first above written.

                                          AMERICAN GENERAL CORPORATION

                                              /s/ James R. Tuerff
                                          By:
                                             ----------------------------------
                                             JAMES R. TUERFF
                                             PRESIDENT

                                          AGC LIFE INSURANCE COMPANY

                                              /s/ James R. Tuerff
                                          By:
                                             ----------------------------------
                                             JAMES R. TUERFF
                                             SENIOR CHAIRMAN OF THE BOARD

                                          INDEPENDENT INSURANCE GROUP, INC.

                                              /s/ Wilford C. Lyon, Jr.
                                          By:
                                             ----------------------------------
                                             WILFORD C. LYON, JR.
                                             CHAIRMAN OF THE BOARD OF DIRECTORS
                                             CHIEF EXECUTIVE OFFICER

                                                                      EXHIBIT A

                         AMERICAN GENERAL CORPORATION

            STATEMENT OF RESOLUTION ESTABLISHING A SERIES OF SHARES

                         Providing for the Issuance of
                  7% Convertible Preferred Stock Pursuant to
              Article 2.13 of the Texas Business Corporation Act

  Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares of its Preferred Stock and fixing and determining the designations, preferences, limitations and relative rights thereof:

    1. The name of the corporation is American General Corporation (the "Corporation").

    2. The following resolutions, establishing and designating a series of shares and fixing and determining the designations, preferences, limitations and relative rights thereof, was duly adopted by the Board of
  Directors of the Corporation on      , 1995:

    RESOLVED, that pursuant to Article Four of the Restated Articles of Incorporation of the Corporation, as amended, which authorizes the issuance of three hundred sixty million (360,000,000) shares, consisting of sixty million (60,000,000) shares of Preferred Stock of the par value of one dollar fifty cents ($1.50) per share (hereinafter referred to as the "Preferred Stock"), and three hundred million (300,000,000) shares of Common Stock of the par value of fifty cents ($.50) per share (hereinafter referred to as the "Common Stock"), the Corporation hereby provides for the issuance of a series of Preferred Stock, designated as 7% Convertible Preferred Stock, and hereby fixes the designations, preferences, limitations and relative rights of the shares of the 7% Convertible Preferred Stock, in addition to those set forth in such Article Four, which shall be as follows:

  Section 1. Designation And Amount.

  (a) The shares of this series of Preferred Stock shall be designated as "7% Convertible Preferred Stock" (the "7% Preferred Stock") and the number of shares constituting such series shall be ,000,000, par value $1.50 per share. The number of authorized shares of 7% Preferred Stock may be reduced to a number not less than the number of shares then issued by further resolution duly adopted by the Board of Directors of the Corporation or a duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the Texas Business Corporation Act stating that such reduction has been so authorized. The shares of 7% Preferred Stock shall rank on a parity with the Corporation's Series A Cumulative Convertible Preferred Stock (the "Series A Stock") in respect of the payment of dividends and the distribution of assets upon Liquidation (as defined in paragraph (a) of Section 5).

  Section 2. Dividends.

  (a) The holders of outstanding shares of 7% Preferred Stock will be entitled to receive, subject to the rights of holders of the Series A Stock and holders of other classes or series of stock which may from time to time be issued by the Corporation ranking on a parity with the 7% Preferred Stock in respect of dividends, and when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends from the date of initial issuance at a rate per annum of seven percent (7%) of the
liquidation preference of $    per share (equivalent to $    per annum or
$   per quarter for each share of 7% Preferred Stock), payable quarterly in arrears on each March 1, June 1, September 1 and December 1, respectively (each such date being hereinafter referred to as a "Preferred Dividend Payment Date"); provided, however, that, with respect to any dividend period during which a redemption occurs, the Corporation may, at its option, declare accrued dividends on the shares of 7% Preferred Stock to (but not including), and pay such accrued dividends on, the date fixed for redemption, in which case such dividends shall be payable to the holders of shares of 7%

Preferred Stock as of the record date for such dividend payment and shall not be included in the calculation of the related Call Price (as defined in clause
(ii) of paragraph (i) of Section 3). The first dividend shall be for the period from the date of initial issuance of 7% Preferred Stock to and including [the date immediately preceding the first Preferred Dividend Payment Date following the eleventh day after the Effective Time under the Agreement and Plan of Merger], 1996 and will be paid on [such Preferred Dividend Payment Date], 1996. If any Preferred Dividend Payment Date shall not be a business day (as defined in clause (i) of paragraph (i) of Section 3), then the Preferred Dividend Payment Date shall be on the next succeeding day that is a business day. Each such dividend will be payable to holders of record as they appear on the books of the Corporation or any transfer agent for the shares of 7% Preferred Stock on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the shares of 7% Preferred Stock shall accrue on a daily basis (except as otherwise provided in the last paragraph of Section 3(c) with respect to Optional Conversion) commencing on and including the date of initial issuance of 7% Preferred Stock, and accrued dividends for each quarterly dividend period or portion thereof shall accumulate, to the extent not paid, on the Preferred Dividend Payment Date first following the quarterly period or portion thereof for which they accrue. Except as otherwise provided in Section 3(a) or 3(j)(2), accumulated unpaid dividends shall not bear interest. Dividends on the shares of 7% Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends in arrears for any past quarterly dividend periods may be declared and paid at any time without reference to any regular Preferred Dividend Payment Date to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the shares of 7% Preferred Stock for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends on the shares of 7% Preferred Stock shall cease to accrue as of the close of business on the earlier of (i) the day immediately prior to the Mandatory Conversion Date, as defined in paragraph
(a) of Section 3, or (ii) the day immediately prior to their earlier conversion or redemption.

  (b) If full cumulative dividends on the 7% Preferred Stock have not been declared and paid or irrevocably set apart for payment when due, then, subject to the next succeeding sentence, the Corporation shall not (i) declare or pay any dividend on any Dividend Pari Passu Security or Dividend Junior Security (each as defined below) or (ii) redeem, purchase, retire or otherwise acquire for consideration shares of any Dividend Junior Security (or rights, options or warrants to purchase such Dividend Junior Security), other than (w) purchases or acquisitions of shares of any Dividend Junior Security in connection with the satisfaction by the Corporation or any of its majority-owned subsidiaries of its obligations under any employee benefit plan or the satisfaction by the Corporation of its obligations pursuant to any put contract requiring the Corporation to purchase any Dividend Junior Security,
(x) as a result of a reclassification of any Dividend Junior Security or the exchange or conversion of one class or series of any Dividend Junior Security for another class or series of any Dividend Junior Security, (y) redemptions or purchases of any Rights (as defined in Section 3(k)) or the declaration and payment of a dividend or distribution of similar share purchase rights in the future or (z) the purchase of fractional interests in shares of any Dividend Junior Security pursuant to the conversion or exchange provisions of such Dividend Junior Security or the security being converted or exchanged, (iii) redeem, purchase, retire or otherwise acquire for consideration any Dividend Pari Passu Security (or rights, options or warrants to purchase such Dividend Pari Passu Security), or (iv) permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, pursuant to the foregoing, purchase or otherwise acquire such shares at such time and in such manner. The preceding sentence, however, shall not apply to, or prohibit (i) dividends as a result of a reclassification of Dividend Pari Passu Securities or Dividend Junior Securities, (ii) dividends of any Rights, (iii) dividends or distributions of similar share purchase rights in the future, (iv) dividends or distributions in shares of Common Stock or another class or series of capital stock of the Corporation that is junior to the 7% Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the Corporation, or (v) dividends with respect to Dividend Pari Passu Securities in accordance with the following sentence. If full cumulative dividends have not been paid upon the shares of 7% Preferred Stock and any other class or series of Dividend Pari Passu Securities, all dividends declared upon shares of 7% Preferred Stock and any other such class or

                                     A-A2
series of Dividend Pari Passu Securities shall, if declared, be declared pro rata so that the amount of cash dividends declared per share on the 7% Preferred Stock and such other class or series of Dividend Pari Passu Securities shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of 7% Preferred Stock and such other class or series of Dividend Pari Passu Securities bear to each other.

  The term "Dividend Pari Passu Security" means any preference stock or preferred stock or other capital stock of the Corporation and any guarantee entered into by the Corporation in respect of any preference stock or preferred stock of any affiliate of the Corporation ranking pari passu with the 7% Preferred Stock as to the payment of dividends. "Dividend Junior Security" means Common Stock, Series A Junior Participating Preferred Stock of the Corporation and any other class or series of capital stock of the Corporation and any guarantee entered into by the Corporation in respect of any preference stock or preferred stock of any affiliate of the Corporation ranking junior to the 7% Preferred Stock as to the payment of dividends.

  (c) Accruals of dividends on the 7% Preferred Stock shall not bear interest, regardless of whether funds shall be legally available for the declaration or payment thereof.

  Section 3. Redemptions or Conversions.

  (a) Mandatory Conversion on Mandatory Conversion Date. Unless earlier called for redemption or converted in accordance with the provisions hereof, on [the Preferred Dividend Payment Date closest to the fifth anniversary of the Effective Time of the Merger] or, if such date is not a business day, the next succeeding day that is a business day (the "Mandatory Conversion Date"), each outstanding share of 7% Preferred Stock shall, without additional notice to holders thereof, convert automatically ("Mandatory Conversion") into:

    (i) fully paid and non-assessable shares of Common Stock at the Common Equivalent Rate (as defined herein) in effect on the Mandatory Conversion Date; plus

    (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of 7% Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date) to and including the day immediately prior to the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor.

  The "Common Equivalent Rate" shall initially be one share of Common Stock for each share of 7% Preferred Stock and shall be subject to adjustment as set forth in paragraphs (d) and (e) of this Section 3.

  If an amount equal to all accrued and unpaid dividends on the shares of 7% Preferred Stock described in clause (ii) above (the "Required Dividend Amount") is not deposited with a bank or trust company in accordance with
Section 3(j)(2) on or prior to the Mandatory Conversion Date (the amount, if any, by which the Required Dividend Amount exceeds the amount so deposited in respect of the Required Dividend Amount being herein called the "Deposit Deficit"), the Corporation shall, out of funds legally available therefor, as promptly as practicable following the Mandatory Conversion Date, deposit cash with a bank or trust company in accordance with Section 3(j)(2) in an amount equal to the Deposit Deficit plus an amount equal to interest at the rate of 7% per annum, compounded quarterly, on the Deposit Deficit from time to time outstanding from and including the Mandatory Conversion Date to but not including the date the Deposit Deficit is reduced to zero; provided, that so long as a Deposit Deficit is outstanding, no class or series of stock thereafter issued by the Corporation shall rank senior to the claims of the holders of the shares of 7% Preferred Stock on the Mandatory Conversion Date with regard to the Required Dividend Amount and interest thereon as and to the extent provided in the first proviso of the penultimate sentence of Section 3(j)(2).

  (b) Right to Call for Redemption. Shares of 7% Preferred Stock are not redeemable by the Corporation before [the date one year prior to the Mandatory Conversion Date] (the "Initial Redemption Date"). At any time and from time to time on or after that date until and including the day immediately prior to the Mandatory Conversion Date, the Corporation shall have the right to call, in whole or in part, the outstanding shares of 7% Preferred Stock for redemption (subject to the notice provisions set forth in paragraph (j) of this Section 3). On

                                     A-A3
the redemption date, the Corporation shall deliver to the holders thereof in exchange for each such share called for redemption the greater of:

    (i) a number of fully paid and non-assessable shares of Common Stock determined by dividing the Call Price (as defined in clause (ii) of paragraph (i) of this Section 3) in effect on the redemption date by the Current Market Price (as defined in clause (v) of paragraph (d) of this Section 3) per share of Common Stock determined as of the second Trading Date (as defined in clause (v) of paragraph (i) of this Section 3) immediately preceding the Notice Date (as defined in clause (iv) of paragraph (i) of this Section 3); or

    (ii) 0.8264 of a share of Common Stock (subject to adjustment in the same manner as the Optional Conversion Rate (as defined in paragraph (c) of this Section 3) is adjusted).

  If fewer than all the outstanding shares of 7% Preferred Stock are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding shares of 7% Preferred Stock by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

  (c) Optional Conversion. Shares of 7% Preferred Stock are convertible, at the option of the holders thereof ("Optional Conversion"), at any time or from time to time, before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 0.8264 of a share of Common Stock for each share of 7% Preferred Stock (the "Optional Conversion Rate"), subject to adjustment as set forth in paragraphs (d) and (e) of this Section
3. The right of Optional Conversion of shares of 7% Preferred Stock called for redemption shall terminate immediately before the close of business on the day prior to any redemption date with respect to such shares.

  Optional Conversion of shares of 7% Preferred Stock may be effected by delivering certificates evidencing such shares of 7% Preferred Stock, together with written notice of conversion and, if required by the Corporation, a proper assignment of such certificates to the Corporation or in blank (and, if applicable as provided in the following paragraph, cash payment of an amount equal to the dividends attributable to the current quarterly dividend period payable on such shares), to the office of the transfer agent for the shares of 7% Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with Optional Conversion procedures established by the Corporation. Each Optional Conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Optional Conversion shall be at the Optional Conversion Rate in effect at such time and on such date.

  Holders of shares of 7% Preferred Stock at the close of business on a record date for any payment of declared dividends shall be entitled to receive the dividend payable on such shares of 7% Preferred Stock on the corresponding dividend payment date notwithstanding the Optional Conversion of such shares of 7% Preferred Stock following such record date and on or prior to such dividend payment date. However, shares of 7% Preferred Stock surrendered for Optional Conversion after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding dividend payment date must be accompanied by payment in cash of an amount equal to the dividends attributable to the current quarterly dividend period payable on such shares on such next succeeding dividend payment date minus the dividends, if any, payable on such date on the number of shares of Common Stock issuable in connection with such Optional Conversion of such shares (unless such shares of 7% Preferred Stock are subject to redemption on a redemption date between such record date established for such dividend payment date and such dividend payment date). Except as provided above, upon any Optional Conversion of shares of 7% Preferred Stock, the Corporation shall make no payment of or allowance for unpaid dividends, whether or not in arrears, on such shares of 7% Preferred Stock as to which Optional Conversion has been effected or for previously declared dividends or distributions on the shares of Common Stock issued upon Optional Conversion.

  (d) Common Equivalent Rate and Optional Conversion Rate Adjustments. The Common Equivalent Rate and the Optional Conversion Rate are each subject to adjustment from time to time as provided below in this

                                     A-A4
paragraph (d). All adjustments to the Common Equivalent Rate and the Optional Conversion Rate shall be calculated to the nearest 1/100th of a share of Common Stock (with 5/1000 of a share being rounded to the next lower 1/100 of a share).

    (i) If the Corporation shall either:

      (1) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock,

      (2) subdivide or split its outstanding shares of Common Stock into a greater number of shares,

      (3) combine its outstanding shares of Common Stock into a smaller number of shares, or

      (4) issue by reclassification of its shares of Common Stock any shares of common stock of the Corporation then, in any such event, the Common Equivalent Rate and the Optional Conversion Rate in effect immediately prior thereto shall each be adjusted so that the holder of a share of 7% Preferred Stock shall be entitled to receive, on the conversion of such share of 7% Preferred Stock, the number of shares of Common Stock of the Corporation which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of 7% Preferred Stock been converted at the Common Equivalent Rate (in the case of a Mandatory Conversion) or the Optional Conversion Rate (in the case of an Optional Conversion), as applicable, in effect immediately prior to the happening of such event or the record date therefor, whichever is earlier. Such adjustment shall become effective immediately after the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective time in case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend or distribution shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend or distribution for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below.

    (ii) Subject to Section 3(d)(xi), if the Corporation shall issue rights (other than Rights) or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share (taking into account the consideration received for the issuance of such right or warrant plus any consideration to be received upon the exercise thereof) less than the Current Market Price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying (I) the Common Equivalent Rate or the Optional Conversion Rate, as applicable, in effect immediately prior thereto by (II) a fraction, of which the numerator shall be (A) the number of shares of Common Stock outstanding on such record date, plus (B) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (A) the number of shares of Common Stock outstanding on such record date, plus (B) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at the Current Market Price per share of the Common Stock on such record date (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of Common Stock owned by or held for the account of the Corporation or another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that any rights or warrants referred to in this clause (ii) expire unexercised, the Common Equivalent Rate and the Optional Conversion Rate shall each be readjusted to the Common Equivalent Rate and the Optional Conversion Rate, respectively, which would then be in effect had the adjustment made upon the issuance of such rights

                                     A-A5
  or warrants been made upon the basis of the issuance of only the number of rights or warrants actually exercised.

    (iii) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock of evidences of its indebtedness or other assets (including shares of capital stock of the Corporation but excluding any Excluded Dividends (as defined in this clause (iii)) and excluding any distributions and dividends referred to in clause (i) above), or shall distribute to all holders of its Common Stock rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (other than those referred to in clause (ii) above), the Common Equivalent Rate and the Optional Conversion Rate shall each be adjusted by multiplying (I) the Common Equivalent Rate or the Optional Conversion Rate, as applicable, in effect immediately prior to the date of such dividend or distribution by (II) a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the date fixed for the payment of such distribution (the "Reference Date"), and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value as of the Reference Date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective immediately after the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution. "Excluded Dividends" shall mean (1) any dividend or distribution referred to in paragraphs
  (i)(1) or (i)(4) of this Section 3(d), (2) any dividend, distribution or issuance of rights or warrants referred to in paragraph (ii) of this
  Section 3(d) or of Rights, (3) any regular cash dividend on the Common Stock that does not exceed the per share amount of the immediately preceding regular cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in paragraph (i) of this Section 3(d)), and (4) in the case of any other dividend or distribution (cash or otherwise), that portion thereof which, when combined with the per share fair market value of all other dividends and distributions paid by the Corporation on Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in paragraph (i) of this Section 3(d) and excluding dividends and distributions referred to in clauses (1) and (2) and dividends and distributions, or portions thereof, that resulted in an adjustment to the Common Equivalent Rate and the Optional Conversion Rate (or would have but for the application of Section 3(d)(vii), 3(d)(x) or 3(d)(xi)), does not exceed 15% of the Current Market Price per share of the Common Stock on the Trading Date immediately preceding the date of declaration of such dividend or distribution. The fair market value of any dividend or distribution not paid in cash shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Corporation. For purposes of this paragraph (iii), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock of the Corporation, cash or assets other than such shares of Common Stock or such rights or warrants (making any Common Equivalent Rate or Optional Conversion Rate adjustment required by this paragraph (iii)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further Common Equivalent Rate or Optional Conversion Rate adjustment required by paragraphs (i) or (ii) of this Section 3(d) and, in the case of rights or warrants, subject to the last sentence of such paragraph (ii)), except the Reference Date of such dividend or distribution as defined in this paragraph (iii) shall be substituted as "the record date for determination of stockholders entitled to receive such dividend or distribution," "the record date for determination of stockholders entitled to receive such rights or warrants", "the record date for such dividend or distribution" and "such record date" within the meaning of paragraphs (i) and (ii) of this Section 3(d).

    (iv) Anything in this Section 3 to the contrary notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate or the Call Price, in addition to those required by this Section 3, as the Corporation in its sole discretion shall determine to be advisable, in order that any stock dividends, subdivision or split of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the

                                     A-A6

  Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable. If the Corporation determines that such an adjustment to the Common Equivalent Rate, the Optional Conversion Rate or the Call Price should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The Corporation from time to time may make such upward adjustments in the Common Equivalent Rate, the Optional Conversion Rate or the Call Price, in addition to those required by this
  Section 3, by any amount selected by the Corporation for any period of time if the period is at least 20 days and the Board of Directors of the Corporation shall have made a determination that such upward adjustment would be in the best interest of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Common Equivalent Rate, the Optional Conversion Rate or the Call Price should be made pursuant to the foregoing provisions of this clause (iv), and if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation.

    (v) As used in this Section 3, the Current Market Price per share of Common Stock on any date of determination shall be the lesser of (A) the average of the daily Closing Prices for the fifteen consecutive Trading Dates ending on and including the date of determination of the Current Market Price, or (B) the Closing Price for the date of determination of the Current Market Price; provided, however, that, for the purposes of calculating the Current Market Price in connection with any redemption of the 7% Preferred Stock, if any adjustment of the Common Equivalent Rate pursuant to paragraph (d) or paragraph (e) of this Section 3 is effective as of any date during the period beginning on the first day of such fifteen-day period and ending on the date on which shares of 7% Preferred Stock are to be redeemed, then the Current Market Price as determined pursuant to the foregoing will be adjusted to the extent appropriate to reflect such adjustment. If the Current Market Price is adjusted pursuant to the immediately preceding proviso as a result of the effectiveness of an adjustment of the Common Equivalent Rate but the event requiring an adjustment of the Common Equivalent Rate does not occur prior to the redemption of the 7% Preferred Stock, then the Corporation may in its sole discretion elect to defer the following until the occurrence of such event:

      (1) issuing to the holder of any shares of 7% Preferred Stock surrendered for redemption the additional shares of Common Stock issuable upon such redemption over and above the shares of Common Stock issuable upon such redemption on the basis of the Current Market Price prior to adjustment; and

      (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (g) of this Section 3.

    (vi) Before taking any action that would cause an adjustment to the Common Equivalent Rate or the Optional Conversion Rate that would cause the Corporation to issue shares of Common Stock for consideration below the then par value (if any) of the Common Stock upon conversion or redemption of the 7% Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Common Equivalent Rate or Optional Conversion Rate.

    (vii) No adjustment in the Common Equivalent Rate or the Optional Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this clause (vii) are not required to be (and are not) made shall be carried forward and taken into account in any subsequent adjustment.

    (viii) In any case in which this Section 3(d) shall require that an adjustment in the Common Equivalent Rate or the Optional Conversion Rate as a result of any event become effective after the close of business on a record date, and the date of a conversion pursuant to paragraph (a) or (c) of this Section 3 occurs after such record date but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until the occurrence of such event:

      (1) issuing to the holder of any shares of 7% Preferred Stock surrendered for conversion the additional shares of Common Stock issuable upon such conversion over and above the shares of

                                     A-A7

    Common Stock issuable upon such conversion on the basis of the Common Equivalent Rate or the Optional Conversion Rate, as applicable, prior to adjustment; and

      (2) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (g) of this Section 3.

    (ix) Before redeeming any shares of 7% Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon such redemption.

    (x) Notwithstanding the foregoing provisions of this Section 3(d), no adjustment of the Common Equivalent Rate or Optional Conversion Rate shall be required to be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any such plan, or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, officer, director, consultant or agent benefit plan or program or agreement of the Corporation or a subsidiary of the Corporation or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the 7% Preferred Stock was first designated pursuant to this Statement of Resolution Establishing a Series of Shares.

    (xi) Notwithstanding any other provision of this Section 3(d), the issuance or distribution of Rights shall not be deemed to constitute an issuance or a distribution or dividend of rights, warrants, or other securities to which any of the adjustment provisions described above applies.

    (xii) In case the Corporation shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 3(d)(iii) (including, without limitation, dividends or distributions referred to in the last sentence of Section 3(d)(iii) but excluding the Excluded Dividends), the holder of each share of 7% Preferred Stock, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution and prior to the effectiveness of the Optional Conversion Rate adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which such share of 7% Preferred Stock is converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Corporation (whose election shall be evidenced by a resolution of the Board of Directors of the Corporation or a committee thereof) with respect to all holders so converting, the Corporation may, in lieu of distributing to such holders any portion of such distribution not consisting of cash or securities of the Corporation, pay such holders an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Corporation or a committee thereof). If any conversion of a share of 7% Preferred Stock described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the holder of the share of 7% Preferred Stock so converted is entitled to receive in accordance with the immediately preceding sentence, the Corporation may elect (such election to be evidenced by a resolution of the Board of Directors of the Corporation or a committee thereof) to distribute to such holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such holder is so entitled, provided that such due bill
  (y) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded, and (z) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

    (xiii) There shall be no adjustment of the Common Equivalent Rate or Optional Conversion Rate in case of the issuance of any capital stock (or securities convertible into or exchangeable for capital stock) of the Corporation or any other distribution or event except as specifically described in this Section 3. If any

                                     A-A8
  action would require adjustment of the Common Equivalent Rate and the Conversion Rate pursuant to more than one of the provisions of this Section 3, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holders of the 7% Preferred Stock.

  (e) Adjustment for Certain Mergers and Other Transactions. In case of any consolidation or merger to which the Corporation is a party (other than a consolidation or merger in which the Corporation is the surviving or continuing corporation and in which the shares of Common Stock outstanding immediately before the merger or consolidation remain unchanged), or in the case of any sale or transfer to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of a statutory exchange of securities with another corporation (other than in connection with a merger or acquisition), each share of 7% Preferred Stock shall, after consummation of such transaction, be subject to (i) conversion at the option of the holder into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of 7% Preferred Stock might have been converted immediately before consummation of such transaction, (ii) conversion on the Mandatory Conversion Date into the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock into which such share of 7% Preferred Stock would have been converted if the conversion on the Mandatory Conversion Date had occurred immediately before the date of consummation of such transaction, plus the right to receive cash in an amount equal to all accrued and unpaid dividends on such share of 7% Preferred Stock (other than previously declared dividends payable to a holder of record as of a prior date), and (iii) redemption on any redemption date on or after the Initial Redemption Date in exchange for the kind and amount of securities, cash, or other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock that would have been issuable at the Call Price in effect on such redemption date upon a redemption of such share of 7% Preferred Stock immediately before consummation of such transaction, assuming that, if the Notice Date for such redemption is not before such transaction, the Notice Date had been the date of such transaction; and assuming in each case that such holder of shares of Common Stock failed to exercise rights of election, if any, as to the kind or amount of securities, cash, or other property receivable upon consummation of such transaction (provided that, if the kind or amount of securities, cash, or other property receivable upon consummation of such transaction is not the same for each non-electing share, then the kind and amount of securities, cash, or other property receivable upon consummation of such transaction for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The kind and amount of securities into or for which the shares of 7% Preferred Stock shall be convertible or redeemable after consummation of such transaction shall be subject to adjustment as described in Section 3(d) following the date of consummation of such transaction. The Corporation may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

  (f) Notice of Adjustments, Etc. Whenever the Common Equivalent Rate and the Optional Conversion Rate are adjusted as herein provided, the Corporation shall:

    (i) forthwith compute the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate in accordance with this Section 3 and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based and file such certificate forthwith with the transfer agent or agents for the 7% Preferred Stock and the Common Stock;

    (ii) make a prompt public announcement stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted and setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate; and

    (iii) mail a notice stating that the Common Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate to the holders of

                                     A-A9
  record of the outstanding shares of 7% Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the quarter-yearly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarter-yearly period.

In case, at any time while any of the shares of 7% Preferred Stock are outstanding,

    (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock, other than Excluded Dividends; or

    (ii) the Corporation shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase shares of its Common Stock or of any other subscription rights or warrants; or

    (iii) the Corporation shall authorize any reclassification of its Common Stock (other than a subdivision or combination thereof) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required (except for a merger of the Corporation into one of its subsidiaries solely for the purpose of changing the corporate domicile of the Corporation to another state of the United States and in connection with which there is no substantive change in the rights or privileges of any securities of the Corporation other than changes resulting from differences in the corporate statutes of the state the Corporation was then domiciled in and the new state of domicile), or the sale or transfer of all or substantially all of the assets of the Corporation;

then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of 7% Preferred Stock, and shall cause to be mailed to the holders of record of the outstanding shares of 7% Preferred Stock, at least 10 days (or such shorter period, if any, as may be practicable in the case of an action described in clause (iii)) before the date hereinafter specified in clause (A) or (B) below (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (B) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property (including cash), if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. The failure to give or receive the notice required by the preceding sentence or any defect therein shall not affect the legality or validity of any such dividend, distribution, right or warrant or other action.

  (g) No Fractional Shares. No fractional shares of Common Stock shall be issued upon redemption or conversion of any shares of the 7% Preferred Stock. In lieu of any fractional share otherwise issuable in respect of the aggregate number of shares of the 7% Preferred Stock of any holder that are redeemed or converted on any redemption date or upon Mandatory Conversion or Optional Conversion, such holder shall be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price of the Common Stock (determined as of the second Trading Date immediately preceding the Notice Date) in the case of redemption, or (ii) Closing Price of the Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case of Mandatory Conversion, or (B) as of the second Trading Date immediately preceding the effective date of conversion, in the case of an Optional Conversion by a holder. If more than one share of 7% Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the 7% Preferred Stock so surrendered or redeemed.

  (h) Cancellation. All shares of 7% Preferred Stock which shall have been issued and reacquired in any manner by the Corporation (including shares redeemed, shares purchased and retired and shares converted into shares of Common Stock or exchanged for shares of any other class of stock) shall be retired and canceled and the Board of Directors shall cause to be taken all action necessary to restore such shares to the status of

                                     A-A10
authorized but unissued shares of Preferred Stock without designation as to series or class, and such shares may thereafter be issued, but not as shares of 7% Preferred Stock.

  (i) Definitions. As used herein,

    (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close or a day which is or is declared a national or New York holiday;

    (ii) The "Call Price" of each share of 7% Preferred Stock shall be the sum of (x) $[101.75% of the liquidation preference] on and after the Initial Redemption Date, to and including [the date immediately preceding the next Preferred Dividend Payment Date], 2000; $[101.17% of the liquidation preference] on and after [the next Preferred Dividend Payment Date], 2000, to and including [the date immediately preceding the next Preferred Dividend Payment Date], 2000; $[100.58% of the liquidation preference] on and after [the next Preferred Dividend Payment Date], 2000, to and including [the date immediately preceding the next Preferred Dividend Payment Date], 2000; and $[100% of the liquidation preference] on and after [the next Preferred Dividend Payment Date], 2000, to and including [the date immediately preceding the Mandatory Conversion Date]; and (y) all accrued and unpaid dividends thereon to but not including the date fixed for redemption (other than previously declared dividends payable to a holder of record as of a prior date);

    (iii) the term "Closing Price" on any day shall mean the closing sales price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked quotations of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if no such quotations are available, the fair market value of the Common Stock as determined by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose;

    (iv) the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption of shares of 7% Preferred Stock shall be the date on which first occurs either the public announcement of such redemption or the commencement of the mailing of such notice to the holders of the shares of 7% Preferred Stock in accordance with paragraph
  (j) of this Section 3;

    (v) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

  (j) Procedures Regarding Redemption or Mandatory Conversion.

    (1) The Corporation will provide notice of any redemption of shares of 7% Preferred Stock to holders of record of the 7% Preferred Stock to be redeemed not less than 20 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by mailing notice of such redemption first class postage prepaid, to each holder of record of the shares of 7% Preferred Stock to be redeemed at such holder's address as it appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of 7% Preferred Stock to be redeemed except as to the holder to which the Corporation has failed to give said notice of redemption or except as to the holder whose notice of redemption was defective. A public announcement of any call for redemption shall be made by the Corporation before, or at the time of, the mailing of such notice of redemption. Each such mailed notice shall state, as appropriate, the following:

      (i) the redemption date;

      (ii) the number of shares of 7% Preferred Stock to be redeemed and, if less than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed;


                                     A-A11

      (iii) the Call Price, the number of shares of Common Stock per share of 7% Preferred Stock deliverable upon redemption and the Current Market Price used to calculate such number of shares of Common Stock;

      (iv) the place or places where certificates for such shares are to be surrendered for redemption; and

      (v) that dividends on shares of 7% Preferred Stock to be redeemed will cease to accrue on the day immediately prior to the redemption date (except as otherwise provided herein).

    (2) The Corporation's obligation to deliver shares of Common Stock and cash, if any, in accordance with paragraphs (a) and (b) of this Section 3 shall be deemed fulfilled if, on or before a redemption date or the Mandatory Conversion Date, the Corporation shall deposit, with a bank or trust company having an office or agency and doing business in the Borough of Manhattan in New York City and having a capital and surplus of at least $50,000,000, such shares of Common Stock and cash, if any, as are required to be delivered by the Corporation pursuant to this Section 3 upon the occurrence of the related redemption or Mandatory Conversion, in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption or conversion of the shares of 7% Preferred Stock so called for redemption or subject to conversion. Any shares of Common Stock and cash, if any, so deposited and unclaimed by the holders of shares of 7% Preferred Stock at the end of two years after such redemption or conversion date (together with any interest thereon not theretofore paid to the Corporation which shall be allowed by the bank or trust company with which such deposit was made) shall be paid by such bank or trust company to the Corporation (or its successor), after which the holder or holders of such shares of 7% Preferred Stock so redeemed or converted shall look only to the Corporation (or its successor) for delivery of such shares of Common Stock and cash, if any. Each holder of shares of 7% Preferred Stock to be redeemed or converted shall surrender the certificates evidencing such shares to the Corporation at the place designated in the notice of such redemption (or, in the case of a conversion pursuant to paragraph (a) of this Section 3, the principal executive offices of the Corporation or at such other place as may be designated by the Corporation (or its successor) in a written notice mailed to the holders of record of the 7% Preferred Stock) and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and cash, if any, payable pursuant to paragraph (a) or (b), as the case may be, of this Section 3, following such surrender and following the date of such redemption or conversion. In case fewer than all the shares represented by any such surrendered certificates are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If (A) shares of 7% Preferred Stock are called for redemption and, on the date fixed for redemption, shares of Common Stock necessary for the redemption shall have been deposited with a bank or trust company as provided above or (B) shares of 7% Preferred Stock have been converted pursuant to paragraph (a) of this Section 3, then, notwithstanding that the certificates evidencing any shares of 7% Preferred Stock so called for redemption or converted shall not have been surrendered, the shares represented thereby so called for redemption or converted shall be deemed no longer outstanding and all rights with respect to the shares so called for redemption or converted shall forthwith cease and terminate, except for the right of the holders to receive the shares of Common Stock and cash, if any, payable pursuant to this Section 3, without interest upon surrender of their certificates therefor; provided, that if any cash payable upon the surrender of certificates evidencing shares of 7% Preferred Stock that have been converted pursuant to paragraph (a) of this
  Section 3 is not paid when due, the obligation to pay such cash shall bear interest at the rate of 7% per annum, compounded quarterly; and provided further that holders of shares of 7% Preferred Stock at the close of business on a record date for any payment of dividends on shares of 7% Preferred Stock shall be entitled to receive the dividends payable on such shares on the corresponding dividend payment date notwithstanding the redemption or conversion of such shares following such record date and on or before such corresponding dividend payment date. Holders of shares of 7% Preferred Stock that are redeemed or converted in a Mandatory Conversion shall not be entitled to receive dividends declared and paid on shares of Common Stock issuable on such redemption or Mandatory Conversion, and such shares of Common

                                     A-A12

  Stock shall not be entitled to vote, until such shares of Common Stock are issued upon the surrender of the certificates representing such shares of 7% Preferred Stock and upon such surrender such holders shall be entitled to receive such dividends declared and paid on such shares of Common Stock subsequent to the redemption date or Mandatory Conversion Date, as applicable.

  (k) Reservation of Shares and Rights. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of authorized but unissued shares of Common Stock, the maximum number of shares of Common Stock into which all shares of 7% Preferred Stock from time to time outstanding are convertible pursuant to paragraph (a) or (c) of this Section 3, but shares of Common Stock held in treasury of the Corporation may, in its discretion, be delivered upon any conversion of shares of 7% Preferred Stock. Whenever the Corporation shall issue shares of Common Stock upon conversion of 7% Preferred Stock, the Corporation shall issue, together with each such share of Common Stock, one right to purchase Series A Junior Participating Preferred Stock of the Corporation (or other securities in lieu thereof) pursuant to the Rights Agreement, dated as of July 27, 1989, between the Corporation and First Chicago Trust Company of New York, as amended, or any similar rights issued to holders of Common Stock in addition thereto or in replacement therefor (such rights, together with any additional or replacement rights, being collectively referred to as the "Rights"), whether or not such Rights shall be exercisable at such time, but only if such Rights are issued and outstanding and held by other holders of Common Stock (or are evidenced by outstanding share certificates representing Common Stock) at such time and have not expired or been redeemed.

  (l) Timing. The holders of shares of 7% Preferred Stock at the close of business on a record date for the payment of dividends shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption or conversion thereof subsequent to such record date and on or before such corresponding dividend payment date.

  (m) Partial Redemption. In no event shall the Corporation redeem less than all the outstanding shares of 7% Preferred Stock pursuant to paragraph (b) of this Section 3 unless full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of 7% Preferred Stock for all past dividend periods.

  (n) Taxes. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of 7% Preferred Stock pursuant to this Section 3; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of the shares of 7% Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

  (o) Listing. The Corporation shall endeavor to list the shares of Common Stock required to be delivered upon redemption or conversion of the shares of 7% Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery.

  (p) Multiple Shares Surrendered. If more than one share shall be surrendered for redemption or conversion at one time by the same holder, the number of full shares of Common Stock issuable upon such redemption or conversion thereof shall be computed on the basis of the aggregate number of shares of 7% Preferred Stock so surrendered.

  (q) Compliance with Laws. Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon redemption or conversion of the 7% Preferred Stock, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to delivery thereof by, any governmental authority.

                                     A-A13

  (r) Survival of Certain Provisions. So long as a Deposit Deficit is outstanding, the provisions contained in Sections 3(a) and 3(j)(2) hereof regarding a Deposit Deficit shall continue in full force and effect and shall not thereafter be amended, notwithstanding that no shares of 7% Preferred Stock remain outstanding.

  Section 4. Voting Rights.

  (a) Except as otherwise provided by paragraph (b) or (c) of this Section 4 or as required by law, the holders of shares of 7% Preferred Stock shall have 4/5 of a vote in respect of each share of 7% Preferred Stock held as to all matters voted upon by the stockholders of the Corporation and shall vote together with the holders of the Common Stock and together with the holders of any other classes or series of stock who are entitled to vote in such manner and not as a separate class.

  (b) In the event that full cumulative dividends on the 7% Preferred Stock are not paid for six quarterly dividend periods, the number of directors of the Corporation constituting the entire Board of Directors shall be increased by two persons and the holders of shares of the 7% Preferred Stock, voting separately as a class together with the holders of shares of all other series of capital stock of the Corporation ranking pari passu with the 7% Preferred Stock as to the payment of dividends and having the then present right to elect one or more directors as a result of a dividend arrearage but not then entitled to other separate voting rights to elect one or more directors in the event of such an arrearage (herein referred to as "Class Voting Stock"), shall have the right to elect such directors to fill such positions at any regular meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the 7% Preferred Stock and such other Class Voting Stock called as provided in paragraph (c) below. Whenever all arrearages of dividends on the 7% Preferred Stock then outstanding shall have been paid or declared and irrevocably set apart for payment, then the right of the holders of shares of the 7% Preferred Stock (and, subject to the terms of such other Class Voting Stock, such other Class Voting Stock) to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons previously elected as directors by the holders of shares of the 7% Preferred Stock and such other Class Voting Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

  (c) At any time after the voting power referred to in paragraph (b) above, shall have been so vested in the holders of shares of the 7% Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder or the holders of at least 10% of the number of shares of 7% Preferred Stock then outstanding (addressed to the Secretary at the principal executive office of the Corporation) shall, call a special meeting of the holders of shares of the 7% Preferred Stock and all other Class Voting Stock for the election of the two directors to be elected by them; provided that the Secretary shall not be required to call such special meeting if the request for such meeting is received less than 45 calendar days before the date fixed for the next ensuing annual meeting of shareholders. Such call shall be made by notice similar to that provided in the by-laws of the Corporation for a special meeting of the shareholders or as required by law. Subject to the foregoing provisions, if any such special meeting required to be called as above provided shall not be called by the Secretary within 20 calendar days after receipt of an appropriate request, then any holder of shares of 7% Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books and records of the Corporation. Except as otherwise provided by law, at any such meeting, the holders of a majority of the number of shares of 7% Preferred Stock and such other Class Voting Stock then outstanding shall constitute a quorum for the purpose of electing directors as contemplated in paragraph (b) above. If at any such meeting or adjournment thereof a quorum of such holders of 7% Preferred Stock and such other Class Voting Stock shall not be present, no election of directors by the 7% Preferred Stock and such other Class Voting Stock shall take place, and any such meeting may be adjourned from time to time for periods not exceeding 30 calendar days until a quorum of the 7% Preferred Stock and the Class Voting Stock is present at such adjourned meeting. Unless otherwise provided by law, directors to be elected by the holders of shares of 7% Preferred Stock and such other Class Voting Stock shall be elected by a plurality of the votes cast by such holders at a meeting at which a quorum is present. Notwithstanding the foregoing, the absence of a quorum of the 7% Preferred Stock

                                     A-A14
and such other Class Voting Stock shall not prevent the voting of, including the election of, directors by the holders of Common Stock and other classes of capital stock at such meeting.

  (d) Any director who shall have been elected by holders of shares of 7% Preferred Stock (or by the holders of shares of 7% Preferred Stock, voting separately as a class together with the holders of one or more other series of Class Voting Stock), or any director so elected as provided below, may be removed at any time during a class voting period, either for or without cause, by, and only by, the affirmative vote of the holders of a majority of the number of shares of 7% Preferred Stock then outstanding, voting separately as a class together with the holders of all other series of Class Voting Stock then outstanding, if any, given at a special meeting of such shareholders called for the purpose, and any vacancy thereby created may be filled during such class voting period only by the holders of shares of 7% Preferred Stock and the other series, if any, of Class Voting Stock. In case any vacancy (other than as provided in the preceding sentence) shall occur among the directors elected by the holders of shares of the Series A Preferred Stock (and such other Class Voting Stock), a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of the 7% Preferred Stock (and such other Class Voting Stock) or the successor of such remaining director.

  (e) (i) So long as any shares of 7% Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the outstanding shares of 7% Preferred Stock and all other shares of preferred stock of the Corporation ranking on a parity with the 7% Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation that would be affected equally by the action described in clause (A) or (B) below and that are entitled to vote on such matter (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), given in person or by proxy, at any special or annual meeting called for such purpose, or by written consent as permitted by law and the Restated Articles of Incorporation and Bylaws, shall be necessary to permit, effect or validate any of the following:

    (A) the amendment, alteration or repeal of any of the provisions of the Restated Articles of Incorporation or of the resolutions contained herein which would materially and adversely affect any right, preference, privilege or voting power of the 7% Preferred Stock, provided, however, that any such amendment, alteration or repeal that would authorize, create or issue any additional shares of stock (whether or not already authorized) ranking on a parity with or junior to the 7% Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, shall be deemed not to materially and adversely affect such rights, preferences, privileges or voting power, and provided further, however, that any such amendment, alteration or repeal may authorize, create or issue additional shares of stock ranking senior to the 7% Preferred Stock as to dividends or as to the distribution of assets upon Liquidation, if such action is approved in the manner set forth in subparagraph (ii) below; or

    (B) the consummation of a merger or consolidation of the Corporation with any other corporation, unless each holder of shares of 7% Preferred Stock immediately preceding such merger or consolidation shall receive or continue to hold in the surviving corporation the same number of shares, with substantially the same rights and preferences (except as contemplated by Section 3(e)), as correspond to the shares of 7% Preferred Stock so held.

  (ii) So long as any shares of 7% Preferred Stock remain outstanding, no class or series of stock ranking senior to the 7% Preferred Stock as to dividends or as to the distribution of assets upon Liquidation may be authorized, created or issued unless the Corporation shall have obtained the consent of either (A) the holders of at least two-thirds of the outstanding shares of 7% Preferred Stock and all other shares of preferred stock of the Corporation ranking on parity with the 7% Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation that are entitled to vote on such matter (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation

                                     A-A15
preference of all shares entitled to vote thereon), or (B) the holders of a majority of the outstanding shares of 7% Preferred Stock, voting separately as a class, in each case given in person or by proxy, at any special or annual meeting, or by written consent as permitted by law and the Restated Articles of Incorporation and Bylaws.

  (iii) The provisions set forth in subparagraphs (i) and (ii) above shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, (A) all outstanding shares of 7% Preferred Stock shall have been redeemed or converted pursuant to paragraph
(a), (b) or (c) of Section 3 or (B) all outstanding shares of 7% Preferred Stock are scheduled to be redeemed or converted pursuant to paragraph (a) or
(b) of Section 3 within two months and sufficient shares of the Common Stock and cash, if any, necessary for such redemption or conversion shall have been deposited with a bank or trust company in accordance with Section 3(j)(2).

  (iv) If the holders of the 7% Preferred Stock are entitled by law to vote on any matter other than as set forth in subparagraphs (i) or (ii) above, then
(A) if such holders are entitled to vote on such matter together with another series of preferred stock of the Corporation, the vote required with respect to such matter shall be the vote of a majority of the outstanding shares of 7% Preferred Stock and all such other series of preferred stock entitled to vote thereon (voting together as a class, with each such share of preferred stock being entitled to a proportional share of the votes that may be cast with respect to such matter based on the proportion that the liquidation preference of such share bears to the aggregate liquidation preference of all shares entitled to vote thereon), and (B) if such holders are entitled to vote as a separate class with respect to such matter, the vote required with respect to such matter shall be a majority of the outstanding 7% Preferred Stock.

  Section 5. Liquidation Rights.

  (a) Subject to the rights of holders of Series A Stock and holders of any class or series of stock which the Corporation may in the future issue which ranks senior to, or on a parity with, the 7% Preferred Stock in respect of a distribution of assets upon the liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary (such event, a "Liquidation"), the holders of shares of 7% Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, whether from capital, surplus or earnings, before any distribution or payment is made to holders of Common Stock of the Corporation or on any other class or series of stock of the Corporation ranking junior as to assets distributable upon Liquidation to the shares of 7% Preferred Stock,
liquidating distributions in the amount of $    per share [the Average Closing
Price as defined in the Agreement and Plan of Merger], plus an amount equal to all dividends accrued and unpaid thereon, whether or not earned or declared (including dividends accumulated and unpaid), to the date of Liquidation; but such holders shall not be entitled to any further payment. If, upon any Liquidation, the assets of the Corporation or proceeds thereof distributable among the holders of the shares of 7% Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of stock ranking on a parity with the 7% Preferred Stock in respect of a distribution of assets upon Liquidation, then such assets or proceeds thereof shall be distributed among the holders of shares of 7% Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of 7% Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes hereof, neither the consolidation or merger of the Corporation with one or more corporations nor the sale, lease or transfer by the Corporation of all or any part of its assets shall be deemed a Liquidation.

  (b) Subject to the rights of holders of shares of any class or series of stock ranking on a parity with or senior to the 7% Preferred Stock in respect of the distribution of assets upon Liquidation, and after payment shall have been made in full to the holders of 7% Preferred Stock, as provided in this
Section 5, but not prior thereto, any other class or series of stock ranking junior to the 7% Preferred Stock in respect of the distribution of assets upon Liquidation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the 7% Preferred Stock shall not be entitled to share therein.

                                     A-A16

  (c) Written notice of any Liquidation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days (to the extent practicable) prior to any payment date stated therein, to the holders of record of the 7% Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation or any transfer agent for the 7% Preferred Stock.

  Section 6. Record Holders.

  The Corporation and the transfer agent for the 7% Preferred Stock may deem and treat the record holder of any share of 7% Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

  IN WITNESS WHEREOF, this Statement of Resolution Establishing a Series of
shares has been made under the hand of the undersigned, the       of the
Corporation, this   day of      , 199 .

                                          American General Corporation

                                          By: _________________________________
                                            Name:
                                            Title:

                                     A-A17

                                                                      EXHIBIT B

Independent Insurance Group, Inc.
One Independent Drive
Jacksonville, Florida 32276

American General Corporation
2929 Allen Parkway
Houston, Texas 77019

Dear Sirs:

  Reference is made to that certain Agreement and Plan of Merger by and among American General Corporation ("Purchaser"), AGC Life Insurance Company and Independent Insurance Group, Inc. (the "Company") dated as of October 19, 1995 (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

  The undersigned represents, warrants and agrees, as of the date hereof and as of the Closing Date as follows:

  A. I have no plan, intention, or arrangement to dispose of any of the Purchaser Stock that I receive in the Merger.

  B. I will not dispose of any of the Purchaser Stock that I receive in the Merger within two years of the Effective Time unless, prior to such disposition, I deliver to Purchaser an opinion of counsel reasonably satisfactory to Purchaser that such disposition will not violate the continuity of shareholder interest requirement set forth in Treasury Regulation (S) 1.368-1 with respect to the Merger. For this purpose, a disposition by gift, bequest, or similar means will not be treated as a disposition.

  C. I will provide written notice to Purchaser, not less than 30 days prior to the intended date of disposition, specifying the number of shares of Purchaser Stock that I propose to dispose.

  The undersigned acknowledges that this letter will be relied upon by Skadden, Arps, Slate, Meagher & Flom and Vinson & Elkins L.L.P. in rendering their opinions as to certain federal income tax consequences of the Merger and that the receipt of this letter by Purchaser has been a condition to Purchaser executing and delivering the Agreement.

                                          Very truly yours,

                                          _____________________________________

                                                                 SCHEDULE 4.3(B)

                       PURCHASER SIGNIFICANT SUBSIDIARIES

The Variable Annuity Life Insurance Company
American General Finance, Inc.
American General Finance Corporation
American General Life and Accident Insurance Company
American General Life Insurance Company
AGC Life Insurance Company
The Franklin Life Insurance Company
American Franklin Company

                                                                 SCHEDULE 4.3(C)

                        PURCHASER INSURANCE SUBSIDIARIES

The Variable Annuity Life Insurance Company
American General Life and Accident Insurance Company
American General Life Insurance Company
AGC Life Insurance Company
The Franklin Life Insurance Company

                                                                        ANNEX B

                    ALEX. BROWN & SONS
                       INCORPORATED

LOGO           ESTABLISHED 1800 . AMERICA'S OLDEST INVESTMENT BANKING FIRM                   REPLY TO: P.O. BOX 515
               MEMBERS: NEW YORK STOCK EXCHANGE, INC. AND OTHER LEADING EXCHANGES               BALTIMORE, MD 21203


                                                               January 31, 1996



Independent Insurance Group, Inc.
One Independent Drive
Jacksonville, FL 32276

Attention: Board of Directors

Dear Sirs:

  Independent Insurance Group, Inc. (the "Company"), American General Corporation ("AGC") and AGC Life Insurance Company ("AGC Life"), a Missouri Corporation and a wholly owned subsidiary of AGC, have entered into an Agreement and Plan of Merger dated as of October 19, 1995 and as amended as of January 25, 1996 (the "Agreement"). Pursuant to the Agreement, the Company will be merged into AGC Life (the "Merger") and each outstanding share of the Company's Voting and Non-voting Common Stock, par value $1.00, (collectively, the "Common Stock") will be converted into the right to receive, at the option of the holder thereof: (i) $27.50 in cash, (ii) a fraction of a share of AGC common stock, par value $.50 per share, representing $27.50, or (iii) a fraction of a share of newly issued AGC 7% Convertible Preferred Stock, par value $1.50 per share (the "Convertible Preferred Stock"), such fraction of a Convertible Preferred share having a liquidation preference of $27.50. The aggregate amount of cash and the total number of shares of Convertible Preferred Stock issuable in the Merger are subject to limitation as described in the Agreement. We have assumed, with your consent, that the Merger will qualify as a tax-free reorganization. You have requested our opinion as to whether the consideration to be received by the holders of the Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

  Alex. Brown & Sons Incorporated, ("Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We have, in the past, also acted as a financial advisor to the Company on other matters. Alex. Brown regularly publishes research reports regarding the life insurance and consumer finance industries and the businesses and securities of publicly owned companies in one and/or both of those industries, including the Company and AGC. In the ordinary course of business, we may actively trade the securities of both the Company and AGC for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of the Company and AGC. We also have served as a co-manager on two recent public offerings of securities for AGC.

Independent Insurance Group, Inc.

January 31, 1996
Page 2

  In connection with our opinion, we have reviewed certain publicly available financial information concerning the Company and AGC. We have also held discussions with members of the senior managements of the Company and AGC regarding the business and prospects of the Company and AGC, respectively. In addition, we have (i) reviewed the reported price and trading activity for the non-voting common stock of the Company and the common stock of AGC, (ii) compared certain financial and stock market information for the Company and AGC with similar information for certain other life insurance and consumer finance companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed an actuarial appraisal of The Independent Life and Accident Insurance Company prepared by a nationally-recognized actuarial firm and (v) performed such other studies and analyses and considered such other factors, including the terms of the Agreement and the process by which the Company reviewed its strategic alternatives, as we deemed appropriate.

  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to information relating to the prospects of the Company and AGC, we have assumed that such information reflects the best currently available estimates and judgments of the respective managements of the Company and AGC as to the likely future financial performance of the Company and AGC, respectively. Although we have been provided with certain financial projections prepared by the Company's management, the Company's management advised us that we should not rely on these projections due to the fact that they only represented management's initial attempt at preparing detailed financial forecasts. In addition, we have not made an independent evaluation or appraisal of the assets of the Company or AGC, nor have we been furnished with any such evaluation or appraisal, other than the appraisal described in clause (iv) of the preceding paragraph. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

  Our opinion as expressed below does not imply any conclusion as to the likely trading prices or trading range for either AGC's common stock or the Convertible Preferred Stock following the consummation of the Merger. The trading range for AGC's common stock and the Convertible Preferred Stock may vary depending on, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Moreover, we believe there is a possibility that the market for the Convertible Preferred Stock will be less liquid than the market for many other similar convertible preferred securities and that the value of a share of Convertible Preferred Stock may be less, on a relative basis, than the value of a share of similar convertible preferred securities with more liquid markets. This opinion does not constitute a recommendation to the Company's shareholders as to how they should vote at the shareholders' meeting in connection with the Merger or which form of consideration to request.

  The opinion expressed herein was prepared for the use of the Board of Directors of the Company. We hereby consent to the inclusion of this opinion as an exhibit to any proxy or Registration Statement distributed in connection with the Merger.

Independent Insurance Group, Inc.

January 31, 1996
Page 3

  Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the consideration to be received by the holders of the Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

                                          Very truly yours,

                                          Alex. Brown & Sons Incorporated

                                                   /s/ Peter F. de Vos
                                          By: _________________________________
                                                     Peter F. de Vos

                                                                        ANNEX C

                       FLORIDA BUSINESS CORPORATION ACT

  607.1301 DISSENTER'S RIGHTS; DEFINITIONS.--The following definitions apply to ss. 607.1302 and 607.132:

    (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

    (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to s. 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

  607.1302 RIGHT OF SHAREHOLDERS TO DISSENT.--(1) Any shareholder has the right to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan of merger to which the corporation is a party:

      1. If the shareholder is entitled to vote on the merger, or

      2. If the corporation is a subsidiary that is merged with its parent under s. 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of s. 607.1104;

    (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to s. 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

    (c) As provided in s. 607.0902(11), the approval of a control-share acquisition;

    (d) Consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;

    (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

      1. Altering or abolishing any preemptive rights attached to any of his shares;

      2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

      3. Effecting an exchange, cancellation, or reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

      4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;

      5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;

      6. Reducing the stated dividend preference of any of his preferred shares; or

      7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or

    (f) Any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.

      (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.

      (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

      (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.

      (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  607.1320 PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS.--(1)(a) If a proposed corporate action creating dissenters' rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of ss. 607.1301, 607.1302, and 607.1320. A shareholder who wishes to assert dissenters' rights shall:

    1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and

    2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.

  (b) If proposed corporate action creating dissenters' rights under s.
607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of ss. 607.1301, 607.1302, and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

    (2) Within 10 days after the shareholders' authorization date, the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph (1)(a) or, in the case of action authorized by written consent, to each shareholder, excepting any who voted for, or consented in writing to, the proposed action.

    (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election, stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

    (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim, if:

      (a) Such demand is withdrawn as provided in this section;

      (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;

      (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or

      (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

    (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:

      (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and

      (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, for the portion thereof during which it was in existence.

    (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

    (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

    (8) The judgment may, at the discretion of the court, include a fair rate of interest, to be determined by the court.

    (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined, materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

    (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger, they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

  Article VI of the American General Bylaws sets forth certain rights of the Registrant's officers and directors to indemnification. The American General Bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4(c).

  The American General Restated Articles of Incorporation provide that, with certain specified exceptions, a director of the Registrant will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director. Reference is made to the American General Restated Articles of Incorporation filed as exhibit 4(a) hereto.

  The Registrant has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provisions or otherwise, and (b) to insure the officers and directors of the Registrant and of its specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  **2    Agreement and Plan of Merger by and among the Registrant, AGC Life
          Insurance Company and Independent Insurance Group, Inc., dated as of
          October 19, 1995 and as amended as of January 25, 1996 (included as
          Annex A to the Proxy Statement/Prospectus in Part I of this
          Registration Statement).
    4(a) Restated Articles of Incorporation of the Registrant (including
          Statement of Resolution Establishing Series of Shares of Series A
          Junior Participating Preferred Stock) (incorporated by reference to
          Exhibit 4.1 to Registration Statement No. 33-33115 filed by the
          Registrant).
   *4(b) Statement of Resolution Establishing Series of Shares of Series A
          Cumulative Convertible Preferred Stock of the Registrant.
    4(c) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K
          for the year ended December 31, 1993).
  **4(d) Form of Statement of Resolutions Establishing Series of Shares of 7%
          Convertible Preferred Stock of the Registrant (included as an exhibit to Annex A to the Proxy Statement/Prospectus in Part I of this
          Registration Statement).
   *4(e) Specimen Stock Certificate for the 7% Convertible Preferred Stock of
          the Registrant.
    4(f) Specimen Stock Certificate for American General Common Stock
          (incorporated by reference to Exhibit 4 to Form 8-B filed by the
          Registrant on June 26, 1980).
   *4(g) Junior Subordinated Indenture, dated as of May 15, 1995, between the
          Registrant and Chemical Bank, as Trustee, relating to the
          Registrant's 6% Series A Convertible Junior Subordinated Debentures.

 EXHIBIT
  NUMBER                               DESCRIPTION
 -------                               -----------
    4(h)  Rights Agreement dated as of July 27, 1989, as amended by the First
           Amendment thereto dated as of October 26, 1992, by and between the
           Registrant and First Chicago Trust Company of New York, as Rights
           Agent (incorporated by reference to Exhibit 4 to the Registrant's
           Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q
           for the quarter ended September 30, 1992, respectively).
   *4(i)  Terms of the 6% Convertible Monthly Income Preferred Securities,
           Series A, of American General Delaware, L.L.C.
   *4(j)  Guarantee of the Registrant with respect to the 6% Convertible
           Monthly Income Preferred Securities, Series A, of American General
           Delaware, L.L.C.
   *4(k)  Resolutions Establishing the Registrant's 6% Series A Convertible
           Junior Subordinated Debentures.
    4(l)  Form of Certificate evidencing 6% Convertible Monthly Income
           Preferred Securities, Series A, of American General Delaware, L.L.C.
           (incorporated by reference to Exhibit 4(u) to Registration Statement
           No. 33-58317 filed by the Registrant).
   *5     Opinion and Consent of Vinson & Elkins L.L.P. with respect to the legality of securities to be issued in the Merger.
  **8(a)  Opinion and Consent of Vinson & Elkins L.L.P. with respect to certain tax matters.
  **8(b)  Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom with respect to certain tax matters.
   *12    Computation of Ratio of Earnings to Fixed Charges and Ratio of
           Earnings to Combined Fixed Charges and Preferred Stock Dividends.
  **23(a) Consents of Vinson & Elkins L.L.P. (contained in their opinions in
           Exhibits 5 and 8(a) above).
  **23(b) Consent of Skadden, Arps, Slate, Meagher & Flom (contained in their opinion in Exhibit 8(b) above).
  **23(c) Consents of Ernst & Young LLP.
  **23(d) Consent of Coopers & Lybrand L.L.P.
  **23(e) Consent of Alex. Brown & Sons Incorporated (contained in their opinion included as Annex B to the Proxy Statement/Prospectus in
           Part I of this Registration Statement).
   *24    Powers of Attorney (included on the signature page of this
           Registration Statement).
   *99(a) Form of Proxy of Independent Insurance Group, Inc. (relating to the special meeting of shareholders of Independent Insurance Group, Inc.
           described in the Proxy Statement/Prospectus in Part I of this
           Registration Statement).
   *99(b) Form of Election/Letter of Transmittal.

--------

 * Previously Filed

** Filed Herewith

  In accordance with paragraph (b)(4)(iii) of Item 601 of Regulation S-K, the Registrant is not filing herewith certain instruments defining the rights of holders of long-term debt of the Registrant because the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of such instruments to the Commission upon request.

  (B) FINANCIAL STATEMENT SCHEDULES

    Not Applicable.

ITEM 22. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (6) That every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 30, 1996.

                                          American General Corporation

                                             /s/
                                                     Jon P. Newton
                                          By: _________________________________

                                                     Jon P. Newton

                                             Vice Chairman and General Counsel

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                   DATE

/s/                                  Chairman of the Board,
      Harold S. Hook*                 Chief Executive Officer    January 30,
---------------------------------     and Director (principal      1996
        (HAROLD S. HOOK)              executive officer)

/s/                                  Senior Vice President
      Austin P. Young*                and Chief Financial        January 30,
-------------------------------       Officer (principal           1996
                                      financial officer)
        (AUSTIN P. YOUNG)

/s/                                  Vice President and
      Pamela J. Penny*                Controller (principal      January 30,
-------------------------------       accounting officer)          1996
        (PAMELA J. PENNY)

/s/                                  Director
     J. Evans Attwell*                                           January 30,
-------------------------------                                    1996
       (J. EVANS ATTWELL)

/s/                                  Director
     Brady F. Carruth*                                           January 30,
-------------------------------                                    1996
       (BRADY F. CARRUTH)

/s/

 W. Lipscomb Davis, Jr.*             Director                    January 30,
-------------------------------                                   1996

 (W. LIPSCOMB DAVIS, JR.)

/s/

    Robert M. Devlin*                Director                    January 30,
-------------------------------                                   1996

    (ROBERT M. DEVLIN)

              SIGNATURE                        TITLE                   DATE

/s/                                  Director
     Larry D. Horner*                                              January 30,
-------------------------------                                     1996
       (LARRY D. HORNER)

/s/
                                     Director
  Richard J. V. Johnson*                                           January 30,
-------------------------------                                     1996
    (RICHARD J. V. JOHNSON)

/s/                                  Director
      Jon P. Newton                                                January 30,
-------------------------------                                     1996
        (JON P. NEWTON)

/s/                                  Director
   Robert E. Smittcamp*                                            January 30,
-------------------------------                                     1996
     (ROBERT E. SMITTCAMP)

/s/                                  Director
     Anne W. Tatlock*                                              January 30,
-------------------------------                                     1996
       (ANNE W. TATLOCK)

*By:  /s/   Jon P. Newton
  ----------------------------
     Jon P. Newton
  (attorney-in-fact)

                                 EXHIBIT INDEX

 EXHIBIT                                                                  PAGE
 NUMBER                           DESCRIPTION                            NUMBER
 -------                          -----------                            ------
  **2    Agreement and Plan of Merger by and among the Registrant, AGC
          Life Insurance Company and Independent Insurance Group,
          Inc., dated as of October 19, 1995 and as amended as of
          January 25, 1996 (included as Annex A to the Proxy
          Statement/Prospectus in Part I of this Registration
          Statement)..................................................
    4(a) Restated Articles of Incorporation of the Registrant
          (including Statement of Resolution Establishing Series of
          Shares of Series A Junior Participating Preferred Stock)
          (incorporated by reference to Exhibit 4.1 to Registration
          Statement No. 33-33115 filed by the Registrant).............
   *4(b) Statement of Resolution Establishing Series of Shares of
          Series A Cumulative Convertible Preferred Stock of the
          Registrant..................................................
    4(c) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on
          Form 10-K for the year ended December 31, 1993).............
  **4(d) Form of Statement of Resolutions Establishing Series of
          Shares of 7% Convertible Preferred Stock of the Registrant
          (included as an exhibit to Annex A to the Proxy
          Statement/Prospectus in Part I of this Registration
          Statement)..................................................
   *4(e) Specimen Stock Certificate for the 7% Convertible Preferred
          Stock of the Registrant.....................................
    4(f) Specimen Stock Certificate for American General Common Stock
          (incorporated by reference to Exhibit 4 to Form 8-B filed by the Registrant on June 26, 1980)............................
   *4(g) Junior Subordinated Indenture, dated as of May 15, 1995, between the Registrant and Chemical Bank, as Trustee,
          relating to the Registrant's 6% Series A Convertible Junior
          Subordinated Debentures.....................................
    4(h) Rights Agreement dated as of July 27, 1989, as amended by the
          First Amendment thereto dated as of October 26, 1992, by and between the Registrant and First Chicago Trust Company of
          New York, as Rights Agent (incorporated by reference to
          Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q
          for the quarter ended June 30, 1989, and to Exhibit 19 to
          the Registrant's Quarterly Report on Form 10-Q for the
          quarter ended September 30, 1992, respectively).............
   *4(i) Terms of the 6% Convertible Monthly Income Preferred
          Securities, Series A, of American General Delaware,
          L.L.C. .....................................................
   *4(j) Guarantee of the Registrant with respect to the 6%
          Convertible Monthly Income Preferred Securities, Series A,
          of American General Delaware, L.L.C. .......................
   *4(k) Resolutions Establishing the Registrant's 6% Series A
          Convertible Junior Subordinated Debentures..................
    4(l) Form of Certificate evidencing 6% Convertible Monthly Income
          Preferred Securities, Series A, of American General
          Delaware, L.L.C. (incorporated by reference to Exhibit 4(u)
          to Registration Statement No. 33-58317 filed by the
          Registrant).................................................
   *5    Opinion and Consent of Vinson & Elkins L.L.P. with respect to the legality of securities to be issued in the Merger.......
  **8(a) Opinion and Consent of Vinson & Elkins L.L.P. with respect to certain tax matters.........................................
  **8(b) Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom
          with respect to certain tax matters.........................

 EXHIBIT                                                                  PAGE
  NUMBER                           DESCRIPTION                           NUMBER
 -------                           -----------                           ------
   *12    Computation of Ratio of Earnings to Fixed Charges and Ratio
           of Earnings to Combined Fixed Charges and Preferred Stock
           Dividends..................................................
  **23(a) Consents of Vinson & Elkins L.L.P. (contained in their opinions in Exhibits 5 and 8(a) above).....................
  **23(b) Consent of Skadden, Arps, Slate, Meagher & Flom (contained in their opinion in Exhibit 8(b) above)....................
  **23(c) Consents of Ernst & Young LLP...............................
  **23(d) Consent of Coopers & Lybrand L.L.P. ........................
  **23(e) Consent of Alex. Brown & Sons Incorporated (contained in their opinion included as Annex B to the Proxy
           Statement/Prospectus in Part I of this Registration
           Statement).................................................
   *24    Powers of Attorney (included on the signature page of this
           Registration Statement)....................................
   *99(a) Form of Proxy of Independent Insurance Group, Inc. (relating to the special meeting of shareholders of Independent
           Insurance Group, Inc. described in the Proxy
           Statement/Prospectus in Part I of this Registration
           Statement).................................................
   *99(b) Form of Election/Letter of Transmittal......................

--------

 * Previously Filed

** Filed Herewith